Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

The Majestic Star Casino, LLC

and the Guarantors listed on Schedule A hereto

(Exact name of registrant as specified in its charter)

Indiana	7900	43-1664986
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

301 Fremont Street

Las Vegas, Nevada 89101

(702) 388-2400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jon S. Bennett

Senior Vice President, Chief Financial Officer and Treasurer

The Majestic Star Casino, LLC

301 Fremont Street

Las Vegas, Nevada 89101

(702) 388-2400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Michael S. Ben, Esq.

Honigman Miller Schwartz and Cohn LLP

2290 First National Building

660 Woodward Avenue

Detroit, Michigan 48226

(313) 465-7316

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price (1)	Amount of registration fee(1)(3)
12 1/2% / 14 1/2% Second Lien Senior Secured Notes due 2016	$100,600,000	100%	$100,600,000	$11,529
Guarantees of 12 1/2% / 14 1/2% Second Lien Senior Secured Notes due 2016(2)	—	—	—	—

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(f) under the Securities Act of 1933.
(2)	Guaranteed by the guarantors named in Schedule A below.
(3)	Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee for the guarantees is payable.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SCHEDULE A

TABLE OF ADDITIONAL REGISTRANTS—GUARANTORS

Exact name of registrant as specified in its organizational document*	State or other jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code Number	IRS Employer Identification No.
Majestic Holdco, LLC	Delaware	7900	20-3874648
The Majestic Star Casino II, LLC	Delaware	7900	20-3910927
Barden Mississippi Gaming, LLC	Mississippi	7900	62-1868783
Barden Colorado Gaming, LLC	Colorado	7900	91-2118674

*	The address, including zip code, and telephone number, including area code, of the principal executive offices of the other registrants is 301 Fremont Street, Las Vegas, Nevada 89101, (702) 388-2400. The name, address and telephone number of the agent of service for each of the additional registrants is Jon S. Bennett, The Majestic Star Casino, LLC, 301 Fremont Street, Las Vegas, Nevada 89101, (702) 388-2400.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED DECEMBER 23, 2011

Prospectus

The Majestic Star Casino, LLC

Offer to Exchange

$100,600,000 aggregate principal amount of outstanding

12 1/2% / 14 1/2% Second Lien Senior Secured Notes due 2016

For $100,600,000 aggregate principal amount of outstanding

12 1/2% / 14 1/2% Second Lien Senior Secured Notes due 2016

which have been registered under the Securities Act of 1933, as amended

The New Notes

•

We are offering to exchange up to $100,600,000 aggregate principal amount of new 12 1/2% / 14 1/2% Second Lien Senior Secured Notes due 2016 which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), which we refer to as the “new notes,” for a like aggregate principal amount of outstanding 12 1/2% / 14 1/2% Second Lien Senior Secured Notes due 2016, which we refer to as the “old notes,” on the terms and subject to the conditions detailed in this prospectus and the accompanying letter of transmittal.

•

The terms of the new notes to be issued are identical in all material respects to the old notes, except that the new notes have been registered under the Securities Act and will not have any of the transfer restrictions relating to the old notes. The new notes will represent the same debt as the old notes and will be issued under the same indenture.

•	The new notes will not be listed on any exchange, listing authority or quotation system. Currently, there is no public market for the old notes or the new notes.

The Exchange Offer

•	The exchange offer expires at , New York City time, on , 2012, unless extended by us in our sole discretion.

•	All old notes that are validly tendered and not validly withdrawn will be exchanged.

•	Tenders of old notes may be withdrawn any time prior to the expiration of the exchange offer.

•	To exchange your old notes, you are required to make the representations described beginning on page 98 to us.

•	The exchange of the old notes will not be a taxable exchange for U.S. federal income tax purposes.

•	We will not receive any proceeds from the exchange offer.

•	You should read the section called “The Exchange Offer” for further information on how to exchange your old notes for new notes.

Current and future holders of the old notes who do not participate in the exchange offer will not be entitled to any future registration rights, and will not be permitted to transfer their old notes absent an available exemption from registration. Upon completion of the exchange offer, we will have no further obligation to register and currently do not anticipate that we will register the old notes under the Securities Act.

See “Risk Factors” beginning on page 9 to read about the risks you should consider prior to tendering your old notes in the exchange offer.

        Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. See “Plan of Distribution.”

None of the Securities and Exchange Commission (the “SEC”), any state securities commission, any state gaming commission or any other gaming or regulatory authority has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                      ,

Prospective investors should not construe anything in this prospectus as legal, business or tax advice. Each prospective investor should consult its own advisors as needed to make its investment decision and to determine whether it is legally permitted to participate in the exchange offer under applicable laws or regulations.

We have not authorized any person to give you any information or to make any representations about the exchange offer other than those contained in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information or representations that others may give you. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates. In addition, this prospectus is not an offer to sell or the solicitation of an offer to buy those securities in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make an offer or solicitation. The delivery of this prospectus and any exchange made under this prospectus do not, under any circumstances, mean that there has not been any change in the affairs of The Majestic Star Casino, LLC or its parent or its subsidiaries since the date of this prospectus or that information contained in this prospectus is correct as of any time subsequent to its date.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-4 under the Securities Act, covering the new notes. This prospectus, which is a part of the registration statement, does not contain all of the information included in the registration statement. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is not necessarily complete. For further information regarding our company and the new notes, please refer to the registration statement, including its exhibits. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the documents or matter involved. We will provide you without charge, upon written or oral request, a copy of any and all of these documents, including the form of new notes and the indenture governing the notes. We must receive your request no later than five days before the expiration date of the exchange offer so you can obtain timely delivery. Requests for copies should be directed to: The Majestic Star Casino, LLC, 301 Fremont Street, Las Vegas, Nevada 89101; Attention: Jon S. Bennett, telephone (702) 388-2400.

i

As a result of the exchange offer, we will become subject to the periodic reporting and other information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You may read and copy any reports or other information filed by us with the SEC at the SEC’s public reference room at 100 F Street, NE, Washington, DC 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our filings will also be available to the public via the Internet at the SEC’s website at www.sec.gov and under the heading “Corporate—SEC Filings” on our corporate website at www.majesticstar.com. By referring to our website and the SEC’s website, we do not incorporate such websites or their contents into this prospectus. Our reports and other information that we have filed, or may file in the future, with the SEC are not incorporated by reference into and do not constitute part of this prospectus. Information may also be obtained from us at The Majestic Star Casino, LLC, 301 Fremont Street, Las Vegas, Nevada, 89101, Attention: Jon S. Bennett, telephone (702) 388-2400.

We are required under the terms of the indenture, so long as we are subject to reporting requirements under Section 13 or 15(d) of the Exchange Act, and so long as we are required to do so by any applicable gaming authority, to furnish to the trustee and the holders of notes (and to file such with the SEC so long as the SEC will accept such filings) (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K, if we were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and with respect to our annual financial information, a report thereon by our certified independent accountants and (2) all current reports that would be required to be filed with the SEC on Form 8-K if we were required to file such reports, within 15 days after we are required to file such information in clauses (1) and (2) with the SEC. In addition, we have agreed that, for so long as any notes remain outstanding, if at any time we are not required under Section 13 or 15(d) of the Exchange Act or by any applicable gaming authority to file with the SEC the reports set forth above, we will furnish to the trustee and holders, no later than 120 days after the end of each fiscal year (in the case of annual financial statements) and 45 days after the end of each fiscal quarter other than the last fiscal quarter (in the case of quarterly financial statements), our unaudited quarterly and audited annual consolidated financial statements (including balance sheets, statements of operations and statements of cash flows that would be required to be filed with the SEC on Form 10-K or 10-Q, as the case may be, if we were required to file such reports, each prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), subject, with respect to quarterly financial statements, to the absence of footnote disclosure and normal year end audit adjustments. All such audited annual consolidated financial statements shall be audited by an internationally recognized independent public accountant.

MARKET AND INDUSTRY DATA

The data used throughout this prospectus regarding market size, ranking and other data are derived from the good faith estimates of our management based on their knowledge and experience in the markets in which we operate, independent industry publications, reports from market research firms and/or other published independent sources. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. This information may prove to be inaccurate because of the method by which we obtained some of the data for our estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors.” In addition, consumption patterns and consumer preferences can and do change. As a result, you should be aware that the market, ranking and similar data included in this prospectus and our estimates and beliefs based on that data, may not be reliable.

ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus that are not historical facts are forward-looking statements. Such forward-looking statements, which reflect our current views of future events and financial performance, involve certain risks and uncertainties. Forward-looking statements include all statements that are not historical fact and can be identified by terms such as “may,” “intend,” “might,” “will,” “should,” “could,” “would,” “anticipate,” “expect,” “believe,” “estimate,” “plan,” “project,” “predict,” “potential,” or the negative of these terms. These forward-looking statements represent our goals, beliefs, plans and expectations about our prospects for the future and other future events, such as our ability to generate sufficient working capital, our future results of operations and financial condition, expectations regarding the operation of our casino properties, expectations regarding the restructuring efforts of us and our subsidiaries, and the sufficiency of our cash balances and cash generated from operating, investing, and financing activities for our future liquidity and capital resource needs. Although these forward-looking statements reflect our good-faith belief and reasonable judgment based on current information, these statements are qualified by important factors, many of which are beyond our control, that could cause our actual results to differ materially from those in the forward-looking statements, including, but not limited to:

•	the continuing impact of the weak United States economy and the global credit and capital market environment and other changes in the United States or international economic or political conditions;

•	the restrictions related to our outstanding indebtedness;

•	the ability to generate sufficient cash flow to service our debt;

•	our significant post-Effective Date leadership transition;

•	the significant competition in each market where we operate;

•	potential higher taxes and other regulatory restrictions in the future;

•	the negative impact of the bankruptcy filing on our image; and

•	other factors described under the heading “Risk Factors” on page 9.

Given these uncertainties, you should not place undue reliance on any such forward-looking statements. The forward-looking statements included in this prospectus are made as of the date hereof or the date specified herein, based on information available to us as of such date. Except as required by law, we assume no obligation to update these forward-looking statements, even if new information becomes available in the future.

iii

PROSPECTUS SUMMARY

This summary contains basic information about the Company and the exchange offer. This summary highlights only selected information from this prospectus. This summary is not complete and may not contain all of the information that is important to you and that you should consider before deciding whether or not to participate in the exchange offer. For a more complete understanding of the Company and the exchange offer, you should read this entire prospectus.

References in this prospectus to “the Company,” “we,” “us,” and “our” refer to The Majestic Star Casino, LLC (“Majestic”) and, unless the context requires otherwise, its subsidiaries on a consolidated basis. References to the “Debtors” refers to Majestic Holdco, LLC (“Majestic Holdco”) and its subsidiaries, including Majestic, on a consolidated basis for the time period during the Chapter 11 Cases (as defined herein).

The old notes, consisting of the 12 1/2% / 14 1/2% Second Lien Senior Secured Notes due 2016 which were issued on the Effective Date (defined below), and the new notes, consisting of the 12 1/2% / 14 1/2% Second Lien Senior Secured Notes due 2016 offered pursuant to this prospectus, are sometimes collectively referred to in this prospectus as the “notes.”

Due to our emergence from Chapter 11 of the United States Code (the “Bankruptcy Code”) and the consummation of the Plan (defined below) effective December 1, 2011 (concurrent with the consummation of the Plan, the “Effective Date”), we are now required to adopt fresh-start accounting in accordance with Accounting Standards Codification (“ASC”) No. 852, “Reorganizations” (“ASC 852”). Accordingly, our emergence from bankruptcy, the consummation of the Plan and our application of fresh-start accounting will affect our future reported results of operations and make it difficult to compare our historical results of operations prior to the Effective Date with those that we report in the future. See “Unaudited Pro Forma Condensed Consolidated Financial Information” for pro forma fresh-start accounting valuations.

Our Business

Majestic was formed on December 8, 1993 as an Indiana limited liability company to provide gaming and related entertainment to the public. Majestic became a wholly owned subsidiary of Majestic Holdco, with both entities being controlled directly or indirectly by Don H. Barden, the deceased Chairman, President and Chief Executive Officer and the sole shareholder of Barden Development, Inc. (“BDI”), Majestic Holdco’s parent prior to the Effective Date. As of the Effective Date, our equity owners consisted of former creditors of the Debtors and we are governed by a Board of Managers (with Managers appointed in accordance with the governing documents of Majestic Holdco). The Board intends to appoint a Chief Executive Officer in the near future.

We are a multi-jurisdictional gaming company with operations in three states – Indiana, Mississippi and Colorado. We and our separate and distinct subsidiary limited liability companies and corporations own and operate the following gaming facilities:

•	A dockside casino and land based pavilion located on Lake Michigan in Gary, Indiana (“Majestic Star”);

•	A dockside casino and hotel located on Lake Michigan in Gary, Indiana (“Majestic Star II” and with Majestic Star, the “Majestic Star Properties”);

•	A casino-hotel located in Tunica County, Mississippi (“Fitzgeralds Tunica”); and

•	A casino located in Black Hawk, Colorado (“Fitzgeralds Black Hawk”).

Our operating strategy is to attract mid-level guests who we believe constitute the largest segment of potential gaming customers. We focus on the personal relationships built by our casino hosts and team members while delivering complimentaries, player rewards and cash back incentive programs in a comfortable and welcoming environment. We also target the higher frequency players in the mid-level segments through specific database incentives, hosted activities and events. We believe the following attributes enable us to compete and implement our operating strategy:

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Good Locations in Strong Drive-in Markets. Our properties are located in significant drive-in gaming markets, which allow our casino patrons to reach us in short travel times and to make repeated trips to our gaming facilities.

•	Gaming Brands. We believe our gaming brands, marketing and advertising campaigns, promotions and targeted direct mailings help attract customers and develop customer loyalty.

•	Emphasis on Slot Play. We emphasize slot machine wagering, which we believe is the most stable and most profitable segment of the casino entertainment business.

•	Focus on Quality and Service at an Affordable Price. Our casinos provide a quality casino entertainment experience at affordable and value oriented price points to attract middle market guests.

•

Experienced Management. Our property management teams and corporate staff have extensive experience in the gaming industry, with in-depth knowledge and experience regarding the various markets in which we conduct business.

The spending and visitation habits of our casino customers have been negatively impacted by the weakened economy, rising unemployment and instability in the housing market. At this time, we can not predict when the spending or visitation habits of our customers will improve. Further, during the Chapter 11 Cases described below, our senior management was required to spend a significant amount of time and effort dealing with our reorganization instead of focusing exclusively on business operations. In addition, we incurred substantial costs for professional fees and other expenses associated with the Chapter 11 Cases. These costs limited our ability to invest in our properties, which further impaired our position relative to competitors in our markets.

Plan of Reorganization

Overview

On November 23, 2009 (the “Petition Date”), the Debtors filed voluntary petitions for relief in bankruptcy court for the District of Delaware (the “Bankruptcy Court”) under Chapter 11 of the Bankruptcy Code, and from such date to the Effective Date, operated the business as a debtor-in-possession. These Chapter 11 cases were jointly administered under the caption The Majestic Star Casino, LLC, Case No. 09-14136 (the “Chapter 11 Cases”). As a debtor-in-possession, the Debtors were required to get approval of the Bankruptcy Court for any proposed transactions outside the ordinary course of business and the Debtors were not permitted to make any payments on their pre-petition liabilities without prior Bankruptcy Court approval. The Debtors use of cash also was significantly limited by the cash collateral orders, as amended, approved by the Bankruptcy Court (the “cash collateral orders”) benefitting certain secured lenders.

On January 6, 2011, the Debtors filed their Second Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code (as amended from time to time, the “Plan”), which was approved by the Bankruptcy Court on March 10, 2011. Pursuant to the Plan, the Debtors retained and reorganized around the casino gaming properties in Gary, Indiana, Tunica County, Mississippi, and Black Hawk, Colorado.

On the Effective Date, the Debtors emerged from bankruptcy, and

•

the lenders under the Debtors’ senior secured credit facility (the “Pre-Petition Senior Secured Credit Facility”) received various cash payments as required by the Plan and cash collateral orders, for amounts outstanding thereunder and are lenders under the new Senior Secured Credit Facility (the “New Senior Secured Credit Facility”), with an initial available amount of $58.0 million, of which $53.1 million was drawn on the Effective Date,

•

holders of the Debtors’ senior secured notes (the “Pre-Petition Senior Secured Notes”) received their pro rata share of (a) 58% of the equity in reorganized Majestic Holdco and (b) the old notes in an initial principal amount of $100.6 million,

•	holders of the Debtors’ senior notes (the “Pre-Petition Senior Notes”) received their pro rata share of 42% of the equity in reorganized Majestic Holdco,

•

holders of allowed general unsecured claims will receive the lesser of (a) cash in the amount equal to approximately 25% of their allowed general unsecured claims and/or rejection damages claims or (b) their pro rata share of $1.0 million,

•	the holders of the Majestic Holdco discount notes (the “Holdco Discount Notes”) received no distribution in connection with their cancellation, release and extinguishment, and

•	BDI received no distribution in connection with the cancellation, release and extinguishment of its equity interests in Majestic Holdco.

In addition, we were required to make disbursements to creditors in connection with the Plan, including a sweep payment for the benefit of the lenders under the Pre-Petition Senior Secured Credit Facility in an amount equal to $4.9 million, which represented the total unrestricted cash balances held by us as of the last day of the calendar month immediately preceding the Effective Date, less $40.0 million.

Our Reorganized Business

Our reorganized business consists primarily of the ownership and operation of our gaming facilities located in Gary, Indiana, Tunica County, Mississippi, and Black Hawk, Colorado.

As part of the restructuring, immediately preceding the Effective Date, we transferred approximately 209 acres of real property adjacent to the Majestic Star Properties into a liquidating trust. Other than a warehouse and electrical substation, which are now subject to a lease with the trust, we are not utilizing the 209 acres of real property as part of our core casino business.

Our Reorganized Capital Structure

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New Senior Secured Credit Facility. The New Senior Secured Credit Facility is a $58 million senior secured credit facility with a term of three years expiring on December 1, 2014. Borrowings under the New Senior Secured Credit Facility bear interest at a rate equal to (a) LIBOR plus 4.75% or (b) 3.50% plus the greater of (i) the Wells Fargo Bank, National Association announced rate, (ii) the federal funds rate plus 0.5% and (iii) LIBOR plus 1%. The New Senior Secured Credit Facility amortizes over its term and is secured by a first lien on all of the assets of our reorganized business to the extent permitted by law.

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Notes. $100.6 million aggregate principal amount of 12.5% / 14.5% Second Lien Senior Secured Notes were issued on the Effective Date, mature on December 1, 2016 and are secured by a second lien on all of the assets of our reorganized business to the extent permitted by law. The notes pay interest in cash at 12.5% per annum, or interest-in-kind at 14.5% in accordance with the New Intercreditor Agreement (as defined below).

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New Intercreditor Agreement. On the Effective Date, the New Senior Secured Credit Facility agent, on behalf of the New Senior Secured Credit Facility lenders, and the notes Trustee, on behalf of the note holders, entered into an intercreditor agreement (the “New Intercreditor Agreement”) governing the rights and obligations of such parties.

Ratio of Earnings to Fixed Charges

Our ratio of earnings to fixed charges for the nine months ended September 30, 2011 and 2010 were 1.6x and 1.9x, respectively. Our ratio of earnings to fixed charges for the years ended December 31, 2010, 2009, 2008, 2007 and 2006 were less than one-to-one with deficiencies of $1.5 million, $68.9 million, $150.4 million, $26.1 million and $14.3 million, respectively. See “Selected Historical Consolidated Financial Data.”

Principal Executive Offices

Our principal executive offices are located at 301 Fremont Street, Las Vegas, Nevada 89101. Our telephone number is (702) 388-2400. We also maintain a website at www.majesticstar.com. Our website and the information contained on our website are not part of this prospectus and are not incorporated by reference herein. You should rely only on the information contained in this prospectus when making a decision as to whether to participate in the exchange offer.

The Exchange Offer

Below is a summary of the exchange offer. Certain of the terms and conditions described below are subject to important limitations and exceptions. See “The Exchange Offer” for a more detailed description of the terms and conditions of the exchange offer, and see “Description of the New Notes” for information regarding the new notes.

The Old Notes	On December 1, 2011, we issued $100,600,000 aggregate principal amount of 12.5% / 14.5% Second Lien Senior Secured Notes due 2016 under an indenture among The Majestic Star Casino, LLC, Majestic Holdco and the subsidiary guarantors named therein, as guarantors, and Wilmington Trust, National Association, as trustee. The old notes were issued in a private transaction that was not subject to the registration requirements of the Securities Act.

The Exchange Offer	We are offering to exchange up to $100,600,000 aggregate principal amount of the new notes for an identical principal amount of the old notes. The new notes are substantially identical to the old notes, except that:

• the new notes have been registered under the Securities Act and will be freely transferable, other than as described in this prospectus; and

• the new notes will not contain a legend restricting their transfer.

As a condition to its participation in the exchange offer, each holder of old notes must furnish, prior to the consummation of the exchange offer, a written representation that:

• it is not our affiliate (as defined in Rule 405 under the Securities Act);

• any new notes to be received by it shall be acquired in the ordinary course of business;

•    if you are a broker-dealer that will receive new notes for your own account in exchange for old notes that were acquired as a result of market-making or other trading activities, you will deliver a prospectus in connection with any resale of the new notes; and

•    at the time of the consummation of the exchange offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the new notes.

No Minimum Condition	The exchange offer is not conditioned on any minimum aggregate principal amount of old notes being tendered for exchange.

Expiration Date	The exchange offer will expire at , New York City time, on , 2012, unless it is extended by us in our sole discretion.

Settlement Date	The settlement date of the offer will be promptly following the expiration date.

Conditions to the Exchange Offer	Our obligation to complete the exchange offer is subject to the satisfaction or waiver of customary conditions. See “The Exchange Offer—Conditions to the Exchange Offer.” We reserve the right to assert or waive these conditions in our sole discretion. We have the right, in our sole discretion, to terminate or withdraw the exchange offer if any of the conditions described under “The Exchange Offer—Conditions to the Exchange Offer” are not satisfied or waived.

Withdrawal Rights

You may withdraw the tender of your old notes at any time before

New York City time, on the expiration date. Any old notes not accepted for any reason will be returned to you without expense as promptly as practicable after the expiration or termination of the exchange offer.

Appraisal Rights	Holders of old notes do not have any rights of appraisal for their old notes if they elect not to tender their old notes for exchange.

Procedures for Tendering Old Notes	See “The Exchange Offer—How to Tender.”

Consequences of Failure to Exchange	All untendered old notes will continue to be subject to the restrictions on transfer set forth in the old notes and in the indenture. To the extent that old notes are tendered and accepted in the exchange offer, the trading market for old notes could be adversely affected. In general, the old notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not anticipate that we will register the old notes under the Securities Act.

Material U.S. Federal Income Tax Considerations	Your exchange of old notes for new notes will not result in any income, gain or loss to you for federal income tax purposes. See “Material U.S. Federal Income Tax Consideration—Exchange Pursuant to the Exchange Offer.”

All cash and PIK interest payable on the notes will be treated as original issue discount. U.S. holders may be required to include the original issue discount in gross income (as ordinary income) for U.S. federal income tax purposes in advance of the receipt of cash payments to which the interest is attributable, regardless of a holder’s method of tax accounting. See “Material U.S. Federal Income Tax Considerations—U.S. Holders—Interest (Original Issue Discount).”

Use of Proceeds	We will not receive any proceeds from the issuance of the new notes in the exchange offer.

Broker-Dealers	Each broker-dealer that receives new notes in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such new notes received by such broker-dealer in the exchange offer, which prospectus delivery requirement may be satisfied by the delivery of this prospectus, as it may be amended or supplemented from time to time.

Any broker-dealer and any holder using the exchange offer to participate in a distribution of the securities to be acquired in the exchange offer (1) cannot under SEC policy rely on the position of the SEC enunciated in Morgan Stanley & Co., Inc., SEC no-action letter (June 5, 1991), Exxon Capital Holdings Corporation, SEC no-action letter (May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

Exchange Agent	Wilmington Trust, National Association is serving as exchange agent in connection with the exchange offer. Its address and telephone numbers are listed in “The Exchange Offer—Exchange Agent.”

Summary of the Terms of the New Notes

The terms of the new notes will be identical in all material respects to the terms of the old notes, except that the transfer restrictions that apply to the old notes do not apply to the new notes. The new notes will evidence the same debt as the old notes. The new notes and the old notes will be governed by the same indenture.

The following summary contains basic information about the new notes and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of the new notes, see “Description of the New Notes.” For purposes of the description of the new notes included in this prospectus, references to the “Company,” “Issuer,” “us,” “we” and “our” refer only to The Majestic Star Casino, LLC, and do not include our subsidiaries or any other entities.

New Notes

Issuer	The Majestic Star Casino, LLC

New Notes Offered	$100.6 million aggregate principal amount of 12.5% / 14.5% Second Lien Senior Secured Notes due 2016. The Issuer previously issued $100.6 million of old notes under the indenture dated December 1, 2011 which governs the notes.

Maturity Date	December 1, 2016.

Interest Rate	We will pay, in cash, interest on the new notes at an annual rate of 12.5%; provided that, only to the extent we are prohibited from paying any interest due on the new notes in cash by any credit facility or intercreditor agreement, we will pay any interest due at the rate of 14.5% per year by issuing additional notes or by increasing the principal amount of the global note.

Interest Payment Dates	We will make interest payments on the new notes semiannually, on each June 1 and December 1, beginning June 1, 2012.

Guarantees	The new notes will be fully, unconditionally, and jointly and severally guaranteed on a senior secured basis by each of our existing and future restricted subsidiaries. The guarantees will rank senior in right of payment to all existing and future subordinated indebtedness of these restricted subsidiaries and will rank equal in right of payment to all existing and future senior indebtedness of these restricted subsidiaries. See “Description of the New Notes—Guarantors.”

Collateral	The new notes and the guarantees will be secured by, among other assets, equity interests in the Issuer and in the subsidiary guarantors, and substantially all of our, our parent’s and our subsidiary guarantors’ assets, other than the excluded assets. The New Senior Secured Credit Facility is also secured by the collateral securing the old notes and the guarantees. The lien on the collateral securing the New Senior Secured Credit Facility will be senior to the lien on the collateral securing the new notes and the guarantees and as a result of such lien seniority, the new notes will be effectively subordinated to the New Senior Secured Credit Facility to the extent of the value of the assets securing such indebtedness.

Ranking	The new notes will rank senior in right of payment to all of our existing and future subordinated indebtedness and equal in right of payment with all of our other existing and future senior indebtedness, including the old notes and the New Senior Secured Credit Facility.

New Intercreditor Agreement	The New Intercreditor Agreement contractually subordinates the liens on the collateral securing the notes and guarantees to the liens on the collateral securing the indebtedness under the New Senior Secured Credit Facility. The New Intercreditor Agreement, among other things, will limit the trustee’s rights in an event of default under the notes. In addition, the New Intercreditor Agreement will prevent the trustee and the holders of the notes from pursuing certain remedies with respect to the collateral in an insolvency proceeding. The New Intercreditor Agreement also will provide that the net proceeds from the sale of collateral will first be applied to repay indebtedness outstanding under the New Senior Secured Credit Facility and thereafter to the holders of the notes.

Optional Redemption	The Issuer may redeem the new notes, in whole or in part, at any time, at a price equal to 100% of the principal amount of the new notes to be redeemed, plus any accrued and unpaid interest, if any, up to the redemption date. See “Description of the New Notes—Redemption—Optional Redemption.”

Regulatory Redemption	The new notes will be subject to mandatory disposition and redemption requirements following certain determinations by any gaming regulatory authority. See “Description of the New Notes—Redemption—Regulatory Redemption.”

Consolidated Excess Cash Flow Redemption	The new notes will be subject to mandatory redemption under certain circumstances if the Issuer has consolidated excess cash flow, as defined in the indenture, for any relevant fiscal year. See “Description of the New Notes—Redemption—Consolidated Excess Cash Flow Redemption.”

Change of Control Offer	If the Issuer experiences a change of control, the holders of the new notes will have the right to require the Issuer to repurchase their new notes at a price equal to 100% of the principal amount, plus accrued and unpaid interest to the date of repurchase. See “Description of the New Notes—Repurchase Upon Change of Control.”

Asset Sale Offer	If the Issuer sells its assets, or those of its restricted subsidiaries, or experiences an event of loss and does not use the proceeds for specified purposes, the Issuer may be required to use the proceeds to offer to repurchase some of the new notes at a price equal to 100% of the principal amount, plus accrued and unpaid interest to the date of repurchase. See “Description of the New Notes—Certain Covenants—Limitation on Asset Sales.”

Certain Covenants

The indenture governing the new notes contains covenants limiting the ability of the Issuer and its restricted subsidiaries to, among other things:

•    incur more debt or issue certain equity interests;

•    pay dividends, redeem or purchase our equity interests or make other distributions;

•    make certain acquisitions or investments;

•    use assets as security in other transactions or otherwise create liens;

•    enter into transactions with our affiliates;

•    merge or consolidate with others; and

•    transfer or sell assets, including the equity interests of the Issuer’s restricted subsidiaries, or use asset sale proceeds.

These covenants are subject to a number of important limitations and exceptions. See “Description of the New Notes—Certain Covenants.”

Form of the New Notes	The new notes will be represented by a permanent global note in definitive, fully registered form. The global note will be registered in the name of a nominee of The Depository Trust Company and will be deposited with Cede & Co., as custodian for The Depository Trust Company’s nominee.

Absence of a Public Market for the New Notes	The new notes are a new issue of securities and there is currently no established trading market for the new notes. Although the new notes generally will be freely transferable, we cannot assure you as to the development or liquidity of any market for the new notes, your ability to sell your new notes or the price at which you may sell your new notes.

Risk Factors	You should carefully consider all of the information set forth in this registration statement and, in particular, evaluate the specific factors set forth under “Risk Factors” for risks involved with participating in the exchange offer.

RISK FACTORS

Participation in this exchange offer involves risk. You should consider carefully the risks and uncertainties described below together with all of the other information included in this prospectus, including our consolidated financial statements and related notes. If any of the risks and uncertainties described below actually occurs, our business, financial condition, operating results or liquidity could be materially harmed. In such a case, we may be unable to meet our obligations under the notes and you may lose all or part of your investment in the notes.

Risks Related to the Exchange Offer

You may not be able to sell your old notes if you do not exchange them for new notes in the exchange offer.

If you do not exchange your old notes for new notes in the exchange offer, your old notes will continue to be subject to the restrictions on transfer stated in the legend on the old notes. In general, you may not reoffer, resell or otherwise transfer the old notes in the United States unless they are:

•	registered under the Securities Act;

•	offered or sold under an exemption from the Securities Act and applicable state securities laws; or

•	offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

We do not currently anticipate that we will otherwise register the old notes under the Securities Act.

The market for old notes may be significantly limited after the exchange offer and you may not be able to sell your old notes after the exchange offer.

If old notes are tendered and accepted for exchange under the exchange offer, the trading market for old notes that remain outstanding may be significantly limited. As a result, the liquidity of the old notes not tendered for exchange could be adversely affected. The extent of the market for old notes and the availability of price quotations would depend upon a number of factors, including the number of holders of old notes remaining outstanding and the interest of securities firms in maintaining a market in the old notes. As a result, the market price for old notes that are not exchanged in the exchange offer may be affected adversely as old notes exchanged in the exchange offer reduce the float. The reduced float also may make the trading price of the old notes that are not exchanged more volatile.

Your old notes will not be accepted for exchange if you fail to follow the exchange offer procedures and, as a result, your old notes will continue to be subject to existing transfer restrictions and you may not be able to sell your old notes.

We will not accept your old notes for exchange if you do not follow the exchange offer procedures. We will issue new notes as part of the exchange offer only after timely receipt of your old notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you want to tender your old notes, please allow sufficient time to ensure timely delivery. If we do not receive your old notes, letter of transmittal and other required documents by the expiration date of the exchange offer, we will not accept your old notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of old notes for exchange. If there are defects or irregularities with respect to your tender of old notes, we are not required to accept your old notes for exchange.

There is no established trading market for the new notes and there is no assurance that any active trading market will develop for the new notes.

The new notes will be an issue of securities for which there is no established public market. An active trading market for the new notes may not develop or, if developed, it may not continue. The liquidity of any market for the new notes will depend upon, among other things, the number of holders of the new notes, our performance, the market for similar securities, the interest of securities dealers in making a market in the new notes and other factors. We do not intend to list the new notes on any national securities exchange. If a market develops, the new notes could trade at prices that may be lower than the initial offering price of the notes. If an active trading market does not develop or is not maintained, the price and liquidity of the new notes may be adversely affected. Historically, the market for non-investment grade debt securities has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the new notes. The market, if any, for the new notes may not be free from similar disruptions and any such disruptions may adversely affect the prices at which you may sell your new notes.

Some persons who participate in the exchange offer must deliver a prospectus in connection with resales of the new notes.

Based on the position of the SEC enunciated in Morgan Stanley & Co., Inc., SEC no-action letter (June 5, 1991) and Exxon Capital Holdings Corporation, SEC no-action letter (May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling dated July 2, 1993, we believe that you may offer for resale, resell or otherwise transfer the new notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under “Plan of Distribution,” you will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer your new notes. In these cases, if you transfer any new note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your new notes under the Securities Act, you may incur liability under the Securities Act. We do not and will not assume, or indemnify you against, this liability.

Some holders who exchange their old notes may be deemed to be underwriters and these holders will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

If you exchange your old notes in the exchange offer for the purpose of participating in a distribution of the new notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Risks Related to the New Notes

Our significant indebtedness could adversely affect our financial results and prevent us from fulfilling our obligations under the notes and our other outstanding indebtedness. We may not have access to additional capital resources at all or at a reasonable cost.

We have a significant amount of debt. Subsequent to the Effective Date, we had $100.6 million aggregate principal amount of notes and $53.1 million aggregate principal amount outstanding under the $58.0 million New Senior Secured Credit Facility.

Our high level of debt could have significant effects on our business, including, among other things:

•	make it more difficult to satisfy our obligations with respect to the notes and our other outstanding indebtedness;

•	increase vulnerability to general adverse economic and industry conditions;

•

require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, development projects, acquisitions and other general corporate purposes;

•	limit flexibility in planning for, or reacting to, competitive pressures and changes in the business and the industry in which we operate;

•	place us at a competitive disadvantage compared to our competitors that have less debt; and

•	limit, along with the financial and other restrictive covenants in the indebtedness, among other things, our ability to borrow additional funds.

The general disruption in the U.S. capital markets has impacted the broader financial and credit markets and increased the cost of debt and equity capital for the market as a whole. These conditions could persist for a prolonged period of time or worsen in the future. There is a risk given the current economic environment that the capital markets may be restricted at a time when we would like, or need, to access those markets, which could have an impact on our flexibility to react to changing economic and business conditions, and our ability to refinance our existing debt at reasonable interest rates or at all. In addition, the cost of debt financing and the availability of equity financing may be materially and adversely impacted by these market conditions.

Despite our current indebtedness levels, we and our subsidiaries may be able to incur substantially more debt. This could increase the risks associated with our leverage and the risks described herein.

We and our subsidiaries may be able to incur substantial additional debt in the future. The terms of the indenture governing the notes does not prohibit us or our subsidiaries from issuing and incurring additional debt upon the satisfaction of certain conditions. If new debt is added to our current debt levels, the related risks described herein that we and our subsidiaries face could intensify.

The New Senior Secured Credit Facility and the indenture governing the notes contain covenants that significantly restrict our operations.

The New Senior Secured Credit Facility and the indenture governing the notes contain numerous covenants imposing financial and operating restrictions on our business. Any other future debt agreements may contain similar covenants. These restrictions may affect our ability to operate our business, limit our ability to take advantage of potential business opportunities as they arise and adversely affect the conduct of our current business. These covenants place restrictions on our ability and the ability of our restricted subsidiaries to, among other things:

•	incur additional debt;

•	make payments on subordinated obligations;

•	make distributions and repurchase or redeem equity;

•	make investments;

•	grant liens on our property to secure debt;

•	enter into transactions with affiliates;

•	sell assets or enter into mergers or consolidations;

•	sell equity interests in subsidiaries;

•	create dividend and other payment restrictions affecting subsidiaries;

•	change the nature of our lines of business; and

•	make capital expenditures.

The New Senior Secured Credit Facility requires us to meet a number of financial maintenance covenants. Our ability to meet these covenants and to comply with other provisions governing our indebtedness may be adversely affected by our operations and by changes in economic or business conditions or other events beyond our control. Our failure to comply with our debt-related obligations in the indenture governing the notes or in the New Senior Secured Credit Facility could result in an event of default under the notes and the New Senior Secured Credit Facility.

We may not be able to generate sufficient cash flow to service our debt.

We might not be able to generate sufficient cash flow to service our debt, to repay the notes when due or to meet unanticipated capital needs or shortfalls in our projections. We plan to be able to service our debt and repay the notes when due with cash from operations and refinancing of debt upon maturity.

Our ability to generate sufficient cash flow to service our debt and to satisfy our other liquidity needs will depend on the future performance of our gaming operations, which is subject to many economic, political, competitive, regulatory and other factors that we are not able to control. However, if cash flows from operations are not sufficient to service our debt and to satisfy our other liquidity needs, we may need to seek additional financing in the debt or equity markets, refinance the notes, sell selected assets or reduce or delay planned activities and capital expenditures. Any such financing, refinancing or sale of assets might not be available on economically favorable terms, if at all, and may be difficult because of gaming regulatory restrictions. In the event that we are left without sufficient liquidity to meet our debt service requirements, an event of default would occur under the indenture governing the notes and the New Senior Secured Credit Facility. Such an event of default could result in all of our indebtedness under the notes and the New Senior Secured Credit Facility becoming immediately due and payable and could permit the trustee under the indenture governing the notes and the lenders under the New Senior Secured Credit Facility to foreclose on our assets securing the notes and the New Senior Secured Credit Facility, which are secured by substantially all of our current and future assets.

The right to receive proceeds from the sale of the collateral securing the notes will be subject to prior claims (ahead of the notes) of the lenders under the New Senior Secured Credit Facility and any equipment financing or other purchase money indebtedness to the extent of the proceeds of the collateral securing this other debt. The right to exercise remedies with respect to the collateral also will be limited.

The New Senior Secured Credit Facility is secured by the same collateral securing the notes and the guarantees. The lien on the collateral securing the notes and guarantees is contractually subordinated to the lien securing up to the $58.0 million principal amount of indebtedness, plus related interest, fees, costs and expenses, that may be incurred under the New Senior Secured Credit Facility, pursuant to the New Intercreditor Agreement. The New Intercreditor Agreement governs the relationships between the notes and the New Senior Secured Credit Facility and their obligations and rights with respect to the collateral. Financing by multiple lenders with security interests in common collateral may result in increased complexity and lack of flexibility in a debt restructuring or other work-out relating to Majestic or the guarantors. Pursuant to the terms of the New Intercreditor Agreement, the lenders of the New Senior Secured Credit Facility, who hold obligations secured by that collateral on a first-priority basis, will control substantially all matters related to the collateral. Furthermore, under the New Intercreditor Agreement, the trustee’s remedies in the event of a default are limited. Under the New Intercreditor Agreement, if the notes become due and payable prior to the stated maturity or are not paid in full at the stated maturity at a time during which any indebtedness is outstanding under the New Senior Secured Credit Facility, the trustee does not have the right to foreclose upon the collateral unless and until the lenders under the New Senior Secured Credit Facility fail to take steps to exercise remedies with respect to or in connection with the collateral within up to 190 days following notice to such lenders of the occurrence of an event of default under the indenture governing the notes. In addition, the New Intercreditor Agreement prevents the trustee and the holders of the notes from pursuing certain remedies with respect to the collateral in an insolvency proceeding. The New Intercreditor Agreement also provides that the net proceeds from the sale of collateral will first be applied to repay indebtedness outstanding under the New Senior Secured Credit Facility and thereafter to the holders of the notes.

In addition, lenders of any equipment financing or other purchase money debt extended to Majestic and the guarantors will have a prior claim on our and the guarantors’ assets to the extent of the value of the assets securing that indebtedness, or the amount of such indebtedness, if lower.

As a result, upon any distribution to our creditors or the creditors of any guarantors in bankruptcy, liquidation, reorganization or similar proceedings, or following acceleration of such indebtedness or an event of default under such indebtedness, the lenders under the New Senior Secured Credit Facility, such equipment financing and such other purchase money indebtedness will be entitled to be repaid in full from the proceeds of the assets securing such indebtedness, before any payment is made to holders of the notes from such proceeds. Consequently, it is possible that the liquidation of the collateral securing the notes will not produce proceeds in an amount sufficient to pay the principal of, or premium, if any, and accrued interest, if any, on the notes after also satisfying the obligations to pay any other senior secured creditors, even if the fair market value of the collateral would otherwise be sufficient to pay the amounts owed under the notes. An event of default under or acceleration of such other senior secured debt also may prohibit us and the guarantors from paying amounts due under the notes or the guarantees.

The value of the collateral securing the notes may not be sufficient to satisfy our obligations under the notes. As a result, holders of the notes may not receive full payment following an event of default.

The proceeds of any sale of collateral following an event of default with respect to the notes may not be sufficient to satisfy, and may be substantially less than, amounts due on the notes. No appraisal of the value of the collateral has been made. The value of the collateral in the event of a liquidation will depend on market and economic conditions, the availability of buyers and other factors. By its nature, some or all of the collateral may not have a readily ascertainable market value or may not be saleable or, if saleable, there may be substantial delays in its liquidation. To the extent that liens, security interests and other rights granted to other parties (including the lenders under the New Senior Secured Credit Facility) encumber assets owned by us and the guarantors, those parties have or may exercise rights and remedies with respect to the property subject to their liens that could adversely affect the value of that collateral and the ability of the trustee under the indenture governing the notes or the holders of the notes to realize or foreclose on that collateral. Consequently, we cannot assure holders of the notes that liquidating the collateral securing the notes would produce proceeds in an amount sufficient to pay any amounts due under the notes after also satisfying the obligations to pay any other senior secured creditors. Nor can we assure holders of the notes that the fair market value of the collateral securing the notes would be sufficient to pay any amounts due under the notes following their acceleration. If the proceeds of any sale of collateral are not sufficient to repay all amounts due on the notes, the holders of the notes (to the extent not repaid from the proceeds of the sale of the collateral), would have only an unsecured claim against our and the guarantors’ remaining assets.

The rights of holders of notes to the collateral securing the notes may be adversely affected by the failure to perfect security interests in the collateral and other issues generally associated with the realization of security interests in collateral.

Applicable law requires that a security interest in certain tangible and intangible assets can only be properly perfected and its priority retained through certain actions undertaken by the secured party. The liens in the collateral securing the notes may not be perfected with respect to the claims of notes if the collateral agent is not able to take the actions necessary to perfect any of these liens on or prior to the date of the issuance of the notes. In addition, applicable law requires that certain property and rights acquired after the grant of a general security interest, such as real property, can only be perfected at the time such property and rights are acquired and identified and additional steps to perfect in such property and rights are taken. Majestic and the guarantors will have limited obligations to perfect the security interest of the holders of notes in specified collateral. There can be no assurance that the trustee or the collateral agent for the notes will monitor, or that Majestic will inform such trustee or collateral agent of, the future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the security interest in such after-acquired collateral. The collateral agent for the notes has no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interest. Such failure may result in the loss of the security interest in the collateral or the priority of the security interest in favor of notes against third parties.

In addition, the security interest of the collateral agent will be subject to practical challenges generally associated with the realization of security interests in collateral. For example, the collateral agent may need to obtain the consent of third parties and make additional filings. If we are unable to obtain these consents or make these filings, the security interests may be invalid and the holders will not be entitled to the collateral or any recovery with respect thereto. We cannot assure you that the collateral agent will be able to obtain any such consent. We also cannot assure you that the consents of any third parties will be given when required to facilitate a foreclosure on such assets. Accordingly, the collateral agent may not have the ability to foreclose upon those assets and the value of the collateral may significantly decrease.

Gaming laws, bankruptcy laws and other laws and regulations may delay or otherwise impede the trustee’s ability to foreclose on the collateral.

In addition to the intercreditor arrangements described above, the gaming licensing process, along with other foreclosure and sale laws, could substantially delay or prevent the ability of the trustee or any holder of the notes to obtain the benefit of any collateral securing the notes, may adversely affect the sales price for such collateral, and may reduce the number of potential bidders. The notes and the related guarantees are secured by substantially all of Majestic’s and the guarantors’ current and future assets (including their equity interests and the equity interests of their gaming licensee subsidiaries), other than the excluded assets (such as the gaming licenses). Approval of gaming regulatory authorities is required before any person (including the trustee) may foreclose on, take possession of or dispose of certain of such assets. In the event we fail to pay the notes or otherwise default under the indenture governing the notes, before the trustee or the holders of the notes can foreclose or take possession of the assets or exercise certain other rights, they may need to become licensed under the local state gaming laws and the regulations promulgated thereunder. Further, the Merchant Marine Act of 1936 imposes additional restrictions and limitations on the ability of non-U.S. citizens to foreclose on the Majestic Star Casino vessel, the Majestic Star Casino II vessel and the barges at Fitzgeralds Tunica. Such restrictions and limitations may adversely affect the trustee’s ability to foreclose on such collateral if you or any other holder of the notes is not a U.S. citizen.

The right of the collateral agent to repossess and dispose of the collateral securing the notes upon acceleration is likely to be significantly impaired by federal bankruptcy law if bankruptcy, liquidation, dissolution, reorganization or similar proceedings are commenced by or against us prior to or possibly even after the collateral agent has repossessed and disposed of the collateral. Under the Bankruptcy Code, a secured creditor, such as the collateral agent, is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from a debtor, without bankruptcy court approval. Moreover, bankruptcy law permits the debtor to continue to retain and to use collateral, and the proceeds, products, rents, or profits of the collateral, even though the debtor is in default under the applicable debt instruments; provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral and may include cash payments or the granting of additional security, if and at such time as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the case. In view of the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the notes could be delayed following commencement of a bankruptcy, liquidation, dissolution, reorganization or similar case, whether or when the collateral agent would repossess or dispose of the collateral, or whether or to what extent holders of the notes would be compensated for any delay in payment of loss of value of the collateral through the requirements of “adequate protection.” Furthermore, in the event the bankruptcy court determines that the value of the collateral is not sufficient to repay all amounts due on the notes, the holders of the notes would have “undersecured claims” as to the difference. Federal bankruptcy laws do not permit the payment or accrual of interest, costs and attorneys’ fees for “undersecured claims” during the debtor’s case. Additionally, the trustee’s ability to foreclose on the collateral on your behalf may be subject to the consent of third parties, prior liens and practical problems associated with the realization of the trustee’s security interest in the collateral. Moreover, the debtor or trustee in a bankruptcy, liquidation, dissolution, reorganization or similar case may seek to void an alleged security interest in collateral for the benefit of the bankruptcy estate. It may successfully do so if the security interest is not properly perfected or was perfected within a specified period of time (generally, 90 days) prior to the initiation of such proceeding. Under such circumstances, a creditor may hold no security interest and be treated as holding a general unsecured claim in the case. It is impossible to predict what recovery, if any, would be available for such an unsecured claim if we or a guarantor became a debtor in a bankruptcy, liquidation, dissolution, reorganization or similar case. While United States bankruptcy law generally invalidates provisions restricting a debtor’s ability to assume and/or assign a contract, there are exceptions to this rule which could be applicable in the event that we become subject to a United States bankruptcy, liquidation, dissolution, reorganization or similar proceeding.

A court could void Majestic Holdco’s and our subsidiaries’ guarantees of the notes under fraudulent conveyance law.

Majestic Holdco and the restricted subsidiaries of Majestic will guarantee the notes. Each guarantor of the notes also has granted a security interest in certain of its assets to secure its guarantee of the notes. Although the guarantees provide you with a direct claim against the guarantors, under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, under certain circumstances a court could void (i.e., cancel) a guarantee and order the return of any payments made thereunder to the guarantor or to a fund for the benefit of its other creditors.

A court might take these actions if it found, among other things, that when the guarantor incurred the indebtedness evidenced by its guarantee, (i) it received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee, and (ii) that any one of the following conditions was satisfied:

•	the guarantor was insolvent or rendered insolvent by reason of such incurrence;

•	the guarantor was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

•	the guarantor intended to incur, or believed (or reasonably should have believed) that it would incur, debts beyond its ability to pay as those debts matured.

In applying the above factors, a court would likely find that a guarantor did not receive fair consideration or reasonably equivalent value for its guarantee, except to the extent that it benefited directly or indirectly from the issuance of the notes. The determination of whether a guarantor was, or was rendered, “insolvent” when it entered into its guarantee will vary depending on the law of the jurisdiction being applied. Generally, an entity would be considered insolvent if the sum of its debts (including contingent or unliquidated debts) is greater than all of its property at a fair valuation or if the present fair salable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured.

If a court voided a guarantee, you would no longer have a claim against that guarantor or in the case of a guarantee of the notes, the collateral securing such guarantee. In addition, the court might direct you to return any amounts already received from the guarantor or in the case of a guarantee of the notes, the collateral securing such guarantee. If the court were to void any guarantee, sufficient funds may not be available to pay the notes from another guarantor or from any other source.

The indenture governing the notes states that the liability of each guarantor on its guarantee will be limited to the maximum amount that the guarantor can incur without risk that such guarantee will be subject to being voidable as a fraudulent conveyance. This limitation may not protect such guarantee from a fraudulent conveyance challenge, but even if it does, such guarantee may not be in amounts sufficient, if necessary, to pay all obligations under the notes, as the case may be, when due.

We may be unable to repurchase the notes upon a change of control.

Upon the occurrence of specific change of control events, we will be required to offer to repurchase the notes at 100% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. The lenders under the New Senior Secured Credit Facility have a similar right to be repaid upon a change of control. Any of our future debt agreements also may contain a similar provision. The source of funds for any such purchase of the notes will be our available cash and cash generated from the operations of our subsidiaries or other sources including borrowings or a sale of assets or equity. Accordingly, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of notes. The terms of the New Senior Secured Credit Facility also limit our ability to purchase the notes until all debt under the New Senior Secured Credit Facility is paid in full. Any of our future debt agreements may contain similar restrictions. Accordingly, it is possible that restrictions in the New Senior Secured Credit Facility or future debt agreements will not allow such repurchases. If we fail to repurchase any notes submitted in a change of control offer, it would constitute an event of default under the indenture governing the notes which could, in turn, constitute an event of default under our other indebtedness, even if the change in control itself would not cause a default. See “Description of the New Notes—Repurchase Upon Change of Control.”

In addition, important corporate events, such as takeovers, recapitalizations or similar transactions, may not constitute a change of control under the indenture governing the notes and thus not permit the holders to require us to repurchase or redeem such notes.

The ability of holders of notes to require us to repurchase notes as a result of a disposition of “substantially all” of our assets is uncertain.

The definition of change of control in the indenture governing the notes includes a phrase relating to the sale, transfer or other conveyance of “all or substantially all” of our assets. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase. Accordingly, the ability of a holder of notes to require us to repurchase such notes as a result of a sale, assignment, lease conveyance or other disposition of less than all of our and our subsidiaries assets, taken as a whole, to another person or group is uncertain.

If we have Consolidated Excess Cash Flow for a fiscal year, we may be unable to redeem the notes to the extent required in the indenture or at all, which would lead to a default under the indenture.

Under the terms of the indenture governing the notes, subject to certain limitations, after any fiscal year in which we have Consolidated Excess Cash Flow (as defined in the indenture governing the notes), we are required to redeem a certain portion of the notes. We may not, at the time of any required redemption (which could be as much as 115 days after such fiscal year end), be able to make the redemption payments. If we do not make such redemption payments, we would be in default under the indenture. The New Senior Secured Credit Facility requires that, as a condition to such redemption, we pay down any outstanding indebtedness under the New Senior Secured Credit Facility to $0 and that there be no default or event of default under the New Senior Secured Credit Facility. See “Description of the New Notes—Redemption—Consolidated Excess Cash Flow Redemption”

You may be required to dispose of your notes, or we may be required to redeem your notes, as a result of gaming regulatory matters.

Gaming authorities have the power to investigate any of our security holders, including note holders. These authorities may require a person who is a holder or beneficial owner of our securities, including the notes, to provide information, respond to questions or be licensed, qualified, found suitable or make filings or submissions within a required time period. If you purchase or otherwise accept an interest in the notes, by the terms of the indenture governing such notes, you will be deemed to agree to comply with all of these requirements, including your agreement to register or apply for and maintain in full force and effect a license, qualification or a finding of suitability, or comply with any other requirement, within the required time period, as provided by the relevant gaming authority. If a gaming authority determines that a holder is unsuitable to own any of our securities, including the notes, such holder will have no further right to exercise any right conferred by the securities, to receive any economic benefit or payment, including payments of interest, with respect to the securities or to continue its ownership or economic interest in us. See “Description of the New Notes—Redemption—Regulatory Redemption.”

We may choose to repurchase or redeem a portion of the notes when prevailing interest rates are relatively low, including in open market purchases.

Subject to restrictions in the New Senior Secured Credit Facility and the New Intercreditor Agreement, we are permitted to repurchase or redeem all or a portion of the notes at any time at 100% of the principal amount of the notes, plus accrued and unpaid interest, if any, to the redemption date. We may seek to repurchase or redeem such notes especially when prevailing interest rates are lower than the rate borne by the notes. If prevailing rates are lower at the time of redemption, you would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes being redeemed. Our redemption right also may adversely impact your ability to sell your notes. We may also from time to time repurchase the notes in the open market, privately negotiated transactions, tender offers or otherwise. Any such repurchases or redemptions and the timing and amount thereof would depend on prevailing market conditions, liquidity requirements, contractual restrictions and other factors. Such transactions could impact the market for our notes and negatively affect our liquidity.

The notes will be treated as issued with original issue discount for U.S. federal income tax purposes and their tax treatment is subject to significant uncertainty.

We may be required under the intercreditor agreement or any other credit agreement to pay interest on the notes by increasing the principal amount of the notes outstanding or by issuing additional notes in the amounts of the interest payments (in either case, “PIK Interest”). Because of this PIK Interest feature and based on our intent to take the position that the likelihood that we will be required to pay PIK Interest is such that we and each holder will be required to use a payment schedule in which cash interest is assumed to be paid, the notes will be treated as issued with original issue discount (“OID”) for U.S. federal income tax purposes and holders subject to United States federal income tax will be required to include such OID in gross income (as ordinary income) as it accrues, possibly in advance of the receipt of cash attributable to that income. The U.S federal income tax consequences of owning and disposing of the new notes may be materially different if certain contingent payment debt instrument rules, rather than the alternative payment schedule rules, apply to the notes.

All or a portion of the interest due on the notes will be paid with PIK Interest if an EBITDA performance measure is not satisfied, which would increase our outstanding debt and future interest payment obligations.

With respect to each interest payment date for the notes, we must use PIK Interest to pay all of the interest due if our EBITDA (as adjusted in accordance with the indenture governing the notes) for the trailing 12 months is less than $30 million, and we must use PIK Interest to pay a portion of the interest due if such EBITDA is between $30 million and $33 million. The PIK Interest, if any, will be paid at a rate of 14.5% per annum on the principal amount of the notes outstanding, an increase from the cash interest rate of 12.5% per annum. Therefore, any requirement to use PIK Interest will increase the principal amount of our outstanding debt and our future interest obligations, which could adversely affect our business, financial condition and results of operations.

Risks Related to the Business

We may be unable to generate sufficient cash flows to meet our debt obligations and finance all operating expenses, working capital needs and capital expenditures.

We may be unable to generate sufficient revenues and cash flows to service our debt obligations as they come due, finance capital expenditures and meet our operational needs. Any one of these failures may preclude us from, among other things:

•	maintaining or enhancing our current customer offerings;

•	taking advantage of future opportunities;

•	growing our businesses; or

•	responding to competitive pressures.

Further, our failure to generate sufficient revenues and cash flows may require us to seek additional working capital. We may not be able to obtain such working capital when it is required or it may only be available on unfavorable terms. In the recent past, financial and capital markets have experienced disruption that had a dramatic impact on the availability and cost of capital and credit. We are unable to predict the likely duration or severity of any disruption in the capital and credit markets, or its impact on the larger economy, and a disruption in such markets may materially and adversely affect our ability to obtain sufficient financing to execute our business strategy. For example, we may be required to take on additional debt, the interest costs of which could adversely affect our results of operations and financial condition.

Limited liquidity and working capital may also restrict our ability to maintain and update our facilities, which could put us at a competitive disadvantage to casinos offering more modern and better maintained facilities.

We face significant competition in each market where we operate and other markets.

We face significant competition in each of the markets in which our gaming facilities are located as well as from new potential gaming markets. Many of our competitors have significantly greater name recognition, national presence and financial, marketing and other resources than we do. Our properties currently compete principally with other gaming properties in or near Illinois, Indiana, Mississippi and Colorado. Our competitors continue to make capital improvements to their properties. These new capital improvements will likely increase competition significantly and could negatively impact our operations.

Our Majestic Star Properties have recently experienced an adverse impact to operating results from the Rivers Casino that opened to the public in Des Plaines, Illinois in mid-July 2011. The impact that the Rivers Casino will continue to have on the Majestic Star Properties is uncertain at this time. However, it could have a significant impact on the operations and cash flows of our Majestic Star Properties, particularly since we have very limited access to capital to improve our casino facilities and provide other amenities in order to remain competitive in the northwest Indiana market.

A bill to expand gaming in Illinois is currently stalled in the state legislature. The governor of Illinois has stated publicly that he will not sign the proposed gaming legislation because it is too expansive. If legislation, which is less expansive but contains the development of new casinos, similar to the legislation that is currently stalled in the legislature, is passed and signed by the governor, the new law could allow for five additional casinos statewide, including one in Chicago. We expect that additional casino development in Illinois could negatively impact the revenues of northwest Indiana casinos, including the Majestic Star Properties; although, the extent of that impact is uncertain at this time.

In addition, we compete with gaming facilities nationwide, including casinos located on Native American reservations and other land-based casinos in Nevada and Atlantic City, and to some extent, with other forms of gaming, including state-sponsored lotteries, Internet gaming, on- and off-track wagering, slot parlors, race tracks with slot machines, and card parlors. The expansion of legalized gaming to new jurisdictions throughout the United States also has increased competition faced by us and will continue to do so in the future.

New casino facilities and the expansion of existing facilities will impact our ability to remain competitive in our markets in the event we are unable to improve our facilities.

Our future operating performance will be impacted by our ability to transition to new equity ownership and management.

We will experience a significant leadership transition following the Effective Date. Since our founding in 1993 until the Effective Date, we operated as an indirect subsidiary of entities, including BDI, which were wholly owned by our founder, Don H. Barden. Mr. Barden also served as our Chief Executive Officer and Chairman from 1993 until his death in May 2011. As of the Effective Date, our equity owners consisted of former creditors of the Debtors and we are governed by a Board of Managers (with Managers appointed in accordance with the governing documents of Majestic Holdco). The Board intends to appoint a Chief Executive Officer in the near future. The Board, and the new Chief Executive Officer when appointed, will have a significant impact on our operating performance and adverse transition issues, if any, may cause disruption to our operations and materially and adversely affect our business and financial results or delay achievement of our business objectives.

Our operations, and the gaming industry as a whole, have been adversely affected by the adverse economic conditions. Our gaming operations and financial results may be further adversely impacted if general economic conditions do not improve.

The results of operations of our businesses have been negatively impacted by the recent global economic recession and financial market downturn, subprime mortgage crisis, volatile gasoline and energy prices, and high unemployment, all of which has decreased consumer confidence levels. Gaming industry revenues are sensitive to general economic conditions and are influenced by consumer confidence in the economy and other factors, and the gaming industry is currently experiencing reduced demand. The demand for gaming is highly sensitive to consumers’ disposable incomes, and a general decline in economic conditions, including businesses downsizing their workforces, may lead to our potential customers having less discretionary income with which to gamble. Many of our customers have also experienced significant reductions in their savings as a result of recent investment losses. These developments have led, and are likely to continue to lead, to a reduction in the revenues and have materially adversely affected our operating results. An extended period of reduced discretionary spending could significantly harm our operations and we may not be able to lower our costs rapidly enough, or at all, to offset a decrease in revenues.

Extensive government regulation continuously impacts our operations. Changes to applicable gaming laws could have a material adverse effect on our operations and financial condition.

The ownership, management and operation of gaming facilities are subject to extensive laws, regulations and ordinances, which are administered by various federal, state and local governmental entities and agencies. To enforce applicable gaming regulations, gaming authorities may, among other things, limit, suspend or revoke the licenses of any gaming entity or individual, and may levy fines or forfeiture of assets against us or individuals for violations of gaming laws or regulations. Any of these actions could have a material adverse effect on us.

From time to time, legislators and special interest groups propose legislation that would expand, restrict, or prevent gaming operations in the jurisdictions in which we operate and in neighboring jurisdictions. Gaming laws are generally based upon declarations of public policy which are concerned with, among other things:

•	the prevention of unsavory or unsuitable persons from having a direct or indirect involvement with gaming at any time or in any capacity;

•	the establishment and maintenance of responsible accounting practices and procedures;

•

the maintenance of effective controls over the financial practices of licensees, including the establishment of minimum procedures for internal fiscal affairs and the safeguarding of assets and revenues, providing reliable record keeping and requiring the filing of periodic reports;

•	the prevention of cheating and fraudulent practices; and

•	providing a source of state and local revenues through taxation and licensing fees.

Changes in these laws, regulations and procedures could have an adverse effect on our gaming operations. See “Business—Government Regulation and Licensing.”

Our business may be adversely affected by legislation prohibiting smoking.

Legislation in various forms to ban indoor smoking has recently been enacted or introduced in many state and local jurisdictions. A statewide smoking ban that includes casino floors is in effect in Colorado and has impacted the financial results of our Fitzgeralds Black Hawk property.

We also believe that there will be future legislative initiatives to ban smoking on casino floors in jurisdictions where bans currently do not exist. Indiana and Mississippi currently do not have bans in place that preclude smoking on the casino floor. However, in past Indiana legislative sessions, legislation was drafted that would prohibit smoking in all public places, including casino floors. This legislation has never passed, but it is likely it will be reintroduced in future legislative sessions. If legislation is enacted in which bans were put in place in Indiana and/or Mississippi, then the Majestic Star Properties and/or Fitzgeralds Tunica could experience weaker casino volumes and financial results.

Our operations are highly taxed and may be subject to higher taxes in the future, and we have ongoing tax disputes.

In virtually all gaming jurisdictions, state and local governments raise considerable revenues from taxes based on casino revenues and operations. We also pay property, payroll, franchise and income taxes. From time to time, state and local governments have increased gaming and property taxes (including on a retroactive basis), such as in Indiana with our Majestic Star Properties, and such increases can significantly impact the profitability of gaming operations. Any material increase in or the adoption of additional taxes or fees would have a material adverse effect on our future financial results. In addition, we and certain of our subsidiaries are a party to certain ongoing tax protests and audits which, if adversely determined, could have a material adverse effect on our future financial results and cash flows. See “Business—Legal Proceedings” for a discussion of our tax matters.

We face the risk of fraud or cheating commonly experienced by the gaming business, which could adversely affect our revenues and profitability.

Players in our casinos may commit fraud or cheat in order to increase their winnings. Acts of fraud or cheating could involve the use of counterfeit chips or other tactics, possibly in collusion with our employees. Internal acts of cheating could also be conducted by employees through collusion with dealers, surveillance staff, floor managers or other casino or gaming area staff. Failure to discover such acts or schemes in a timely manner could negatively impact our gaming revenues. In addition, negative publicity related to such schemes could have an adverse effect on our reputation, thereby materially and adversely affecting our business, financial condition and results of operations.

Environmental legislations or regulations, if enacted, could lead to an adverse impact on our results of operations and financial condition if such legislations or regulations result in a smaller drive-in tourist market.

Global climate change issues have received an increased focus on the federal and state government levels which could potentially lead to additional rules and regulations that impact how our drive-in tourist market is able to travel to our facilities. The ultimate impact on our business would be dependent upon the specific rules and regulations adopted and we cannot predict the effects of any such legislation at this time. However, if such legislations or regulations result in increased costs to motor vehicle drivers, then we may as a result see fewer drive-in tourists, which could adversely impact our operations and financial condition.

Adverse winter weather conditions could have a material adverse effect on the results of operations and financial condition of our casinos, which could lead to an adverse impact on our results of operation and financial condition.

Adverse winter weather conditions, particularly snowfall, can deter customers of the Majestic Star Properties and Fitzgeralds Black Hawk from travelling or make it difficult for them to frequent our facilities. If these locations were to experience prolonged adverse winter weather conditions, the results of operations and financial condition of these casinos could also be materially adversely affected, thereby adversely affecting our results of operations and financial condition.

Loss of our casino properties from service would adversely affect our operations.

Our gaming facilities may be damaged or interrupted by fire, flood, wind, power loss, technology or mechanical failure, extended or extraordinary maintenance, earthquakes, terrorist attacks, war or similar events. Furthermore, the Majestic Star Properties’ riverboats and Fitzgeralds Tunica’s vessel and its dockside facilities are subject to risks in addition to those associated with land-based casinos, including loss of service due to casualty, mechanical failure, extended or extraordinary maintenance or inspection (including routine inspections required by the U.S. Coast Guard and Indiana Gaming Commission as it pertains to our Majestic Star and Majestic Star II casino vessels). In addition, the Fitzgeralds Tunica vessel is subject to access restrictions which may be imposed by the Mississippi authorities controlling the mainline Mississippi River levee in Tunica. Loss of our casino properties from service for any period of time would adversely affect our business, financial condition and results of operations. Due to the flooding of the Mississippi River, our Fitzgeralds Tunica property was closed during most of May 2011 and the property was adversely affected before, during and after such flooding.

The casino, hotel and resort industry is capital intensive and we may not be able to finance expansion and renovation projects, which could put us at a competitive disadvantage.

Our properties have an ongoing need for renovations and other capital improvements to remain competitive, including replacement, from time to time, of furniture, fixtures and equipment. We may also need to make capital expenditures to comply with applicable laws and regulations. Prior to and during the Chapter 11 Cases, we deferred renovations and capital improvements, and we were limited in making such capital improvements by the cash collateral orders of the Bankruptcy Court.

Renovations and other capital improvements of our properties require significant capital expenditures. In addition, renovations and capital improvements of our properties usually generate little or no cash flow until the project is completed. We may not be able to fund such projects solely from cash provided from operating activities. Consequently, we will rely upon the availability of debt or equity capital to fund renovations and capital improvements and our ability to carry them out will be limited if we cannot obtain satisfactory debt or equity financing, which will depend on, among other things, market conditions. No assurances can be made that we will be able to obtain additional equity or debt financing or that we will be able obtain such financing on favorable terms. Our failure to renovate our properties may put us at a competitive disadvantage, which could materially adversely affect our business, financial condition and results of operations.

The concentration and evolution of the slot machine manufacturing industry could impose additional costs on our operations.

A majority of our gaming revenue is attributable to slot machines operated at our gaming facilities. It is important, for competitive reasons, that we offer popular and technologically advanced slot machine games to our customers. A substantial majority of the slot machines sold in the United States in recent years were manufactured by a limited number of companies. A deterioration in the commercial arrangements with any of these slot machine manufacturers or significant industry demand, could result in our being unable to acquire the slot machines desired by our customers or could result in manufacturers significantly increasing the cost of these machines. Going forward, the inability to obtain new and up to date slot machine games could impair our competitive position and result in decreased gaming revenues at our casinos. In addition, increases in the costs associated with acquiring slot machine games could adversely affect our profitability and, accordingly, have a material adverse effect on our business, financial condition and results of operations.

In recent years, the prices of new slot machines have risen more rapidly than the domestic rate of inflation. Furthermore, in recent years, slot machine manufacturers have frequently refused to sell slot machines featuring the most popular games, instead requiring gaming operators to execute lease arrangements for them to be able to offer such machines to patrons. Slot machine leasing arrangements typically require the payment of a fixed daily rental fee. Such agreements may (depending on regulatory restrictions in the applicable jurisdiction) also include a percentage payment to the manufacturer based on the usage of the machine or the gaming company’s receipts from the machine, sometimes referred to as “coin-in” or “net win” percentage payments. Generally, a slot machine lease is more expensive over the long term than the cost of purchasing a new slot machine. We have slot machine leases at each of our properties.

For competitive reasons, we may be forced to purchase new, more contemporary slot machines, or enter into lease arrangements that are more expensive than the costs currently associated with the continued operation of existing slot machines. If the newer slot machines do not result in sufficient incremental revenues to offset the increased investment and lease costs, it could materially adversely affect our business, financial condition and results of operations.

Energy and fuel price increases may adversely affect our business, financial condition and results of operations.

Our properties use significant amounts of electricity, natural gas and other forms of energy. In addition, energy and gasoline price increases in cities that constitute a significant source of customers for our properties could result in a decline in disposable income of potential customers and a corresponding decrease in visitation and spending at our properties, which would negatively impact our revenues. Substantial increases in energy and fuel prices may negatively affect our businesses, financial condition and results of operations in the future. The extent of the impact is subject to the magnitude and duration of the energy and fuel price increases, but the impact could be material.

We may be subject to litigation resulting from our gaming, resort and dining operations which, if adversely determined, could result in substantial losses.

We will be, from time to time, during the ordinary course of operating our businesses, subject to various litigation claims and legal disputes, including contract, lease, employment and regulatory claims as well as claims made by visitors to our properties. Certain litigation claims may not be covered entirely or at all by our insurance policies or our insurance carriers may seek to deny coverage. In addition, litigation claims can be expensive to defend and may divert our attention from the operations of our businesses. Further, litigation involving visitors to our properties, even if without merit, can attract adverse media attention. As a result, litigation can have a material adverse effect on our businesses and, because we cannot predict the outcome of any action, it is possible that adverse judgments or settlements could significantly reduce our earnings or result in losses. See “Business-Legal Proceedings” for certain contingent liabilities that were not provided for in the Plan.

We may be unable to retain management personnel at our properties.

We retain management personnel and key executives through a combination of programs and policies, including employment agreements, performance-based compensation, and other types of incentives and benefit packages. A number of current members of management and key executives are under employment contracts that expire from time to time. While we will make every reasonable effort to maintain those management personnel and key executives that are viewed as valuable to the operations of our casinos, there can be no assurance as to our success. Though we will attempt to fill vacated management and key executive positions determined to be necessary to our operations, there can be no estimate as to the time frame in filling these positions. Any delays in filling these positions could have a materially negative impact on our operations and financial results.

Employee relations and union related issues could result in work stoppages at our casino properties, which could seriously impact the profitability of our business.

As of October 31, 2011, we employed 2,279 persons of whom 16.3% are represented by unions and subject to collective bargaining agreements. A strike, work stoppage or other slowdown could significantly disrupt our operations, which could have a material adverse effect on our operations and financial results.

Our collective bargaining agreements are in effect for various periods ending between October 2012 and April 2014, and we have two contracts that have expired and currently are being negotiated. Of our work force, 15.4% are covered by union contracts that have expired or will expire in the next 12 months. Certain of our non-unionized workforce have been the subject of union organizing efforts and other segments of our workforce could become subject to such efforts, which could cause additional labor costs and increase the union related risks we now face.

Risks Related to Recent Emergence from Bankruptcy

Our actual financial results may vary significantly from the projections filed with the Bankruptcy Court, and investors should not rely on the projections.

Neither the projected financial information that the Debtors previously filed with the Bankruptcy Court in connection with the Chapter 11 Cases nor the financial information included in the disclosure statement filed with the Bankruptcy Court in conjunction with the Chapter 11 Cases should be considered or relied on in connection with the exchange of the notes. The Debtors were required to prepare projected financial information to demonstrate to the Bankruptcy Court the feasibility of the Plan and the ability to continue operations upon emergence from the Chapter 11 Cases. This projected financial information was filed with the Bankruptcy Court as part of the disclosure statement approved by the Bankruptcy Court. The projections reflect numerous assumptions concerning anticipated future performance and prevailing and anticipated market and economic conditions that were and continue to be beyond our control and that may not materialize. Projections are inherently subject to uncertainties and to a wide variety of significant business, economic and competitive risks. Our actual results will vary from those contemplated by the projections for a variety of reasons.

The bankruptcy filing has had a negative impact on our image which may negatively impact our business going forward.

As a result of the Chapter 11 Cases, we have been the subject of negative publicity which has had an impact on our image. This negative publicity may have an effect on the terms under which some customers and suppliers are willing to continue to do business with us and could materially adversely affect our business, financial condition and results of operations.

Our future financial results will be affected by the adoption of fresh start reporting and may not reflect historical trends.

Upon the Effective Date, we became a new reporting entity and adopted fresh start reporting in accordance with ASC 852. As required by fresh start reporting, we caused the predecessors’ assets and liabilities to be adjusted to fair value, and certain assets and liabilities not previously recognized in our financial statements were recognized under fresh start reporting. This prospectus includes a pro forma estimate of fresh start accounting as of September 30, 2011 and for the nine months then ended; however, such estimate is subject to various limitations set forth in “Unaudited Pro Forma Condensed Consolidated Financial Information.” The historical consolidated financial statements included in this prospectus do not give effect to any adjustments in the carrying values of assets or liabilities that will be recorded under fresh start reporting rules. Accordingly, our financial condition and results of operations from and after the Effective Date will not be comparable to the financial condition and results of operations reflected in our historical consolidated financial statements, including those included herein.

We may face potential liability for liabilities not provided for in the Plan.

We may be subject to certain liabilities not provided for in the Plan. Such liabilities may arise in a number of circumstances, including, but not limited to, those where:

•	a creditor did not receive proper notice of the pendency of the bankruptcy case relating to the Plan or the deadline for filing claims therein;

•	the injury giving rise to, or the source of, a creditor’s claim did not manifest itself in time for the creditor to file the creditor’s claim;

•	a creditor did not timely file the creditor’s claim in such bankruptcy case due to excusable neglect;

•	we are liable for federal and/or state tax liabilities under a theory of successor liability; or

•	the order of confirmation for the Plan was procured by improper means.

Although we have no reason to believe that we will become subject to material liabilities that are not provided for in the Plan, should we become subject to such liabilities, they could materially adversely affect our business, financial condition and results of operations. See “Business-Legal Proceedings” for certain contingent liabilities that were not provided for in the Plan.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the new notes. In consideration for issuing the new notes contemplated in this prospectus, we will receive outstanding securities in like principal amount, the form and terms of which are the same as the form and terms of the new notes, except as otherwise described in this prospectus. The old notes surrendered in exchange for new notes will be retired and cancelled. Accordingly, no additional debt will result from the exchange. We will bear the expense of the exchange offer.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table presents selected consolidated financial data of Majestic and its subsidiaries for the fiscal periods and as of the dates indicated. We derived the consolidated balance sheet data as of December 31, 2009 and 2010 and the consolidated statement of operations data for the years ended December 31, 2008, 2009 and 2010 from our audited consolidated financial statements included in this prospectus. The selected consolidated balance sheet data as of December 31, 2006, 2007 and 2008 and the selected consolidated statement of operations data for the years ended December 31, 2006 and 2007 are derived from our audited consolidated financial statements, which are not included in this prospectus. We derived the consolidated balance sheet data as of September 30, 2011 and the consolidated statement of operations data for the nine month periods ended September 30, 2011 and 2010 from our unaudited condensed consolidated financial statements, which are included in this prospectus. Results for periods of less than a full year are not necessarily indicative of the results to be expected for any interim period or for a full year.

The following information should be read in conjunction with the information under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the accompanying notes included herein.

	For The Years Ended December 31,					For the Nine Months Ended September 30,
	2010	2009 (2)	2008 (1)	2007	2006	2011	2010
				(in thousands)
STATEMENT OF OPERATIONS DATA:
Net revenues	$282,284	$296,887	$330,973	$358,098	$354,233	$205,237	$216,130
Cost and expenses	279,779	303,769	418,383	323,108	308,573	201,275	210,301
Operating income (loss)	2,506	(6,882)	(87,410)	34,990	45,660	3,963	5,829
Interest expense, net (3) (4)	(3,956)	(62,005)	(62,942)	(60,956)	(59,852)	(2,511)	(3,027)
Reorganization items (5)	(20,143)	(6,053)	—	—	—	(15,049)	(12,957)
Income tax provision (6)	(13,934)	—	—	—	—	(530)	(7,560)
Net loss	(35,531)	(74,941)	(150,383)	(26,051)	(14,307)	(14,129)	(17,718)

	As of December 31,					As of September 30,
	2010	2009	2008 (1)	2007	2006	2011
			(in thousands)
BALANCE SHEET DATA:
Cash and cash equivalents	$50,850	$62,711	$57,750	$29,216	$25,532	$43,159
Restricted cash	17,934	11,697	5,404	3,401	3,327	19,242
Total assets (4)	354,645	377,593	403,510	505,690	506,359	331,875
Current liabilities (4) (7)	107,789	107,158	723,085	59,236	49,022	97,705
Long-term debt (4)	—	—	—	614,246	596,928	—
Liabilities subject to compromise (4) (8)	664,812	664,951	—	—	—	664,805
Total liabilities	784,692	772,109	723,085	673,482	645,950	774,250
Member’s deficit	(430,047)	(394,516)	(319,575)	(167,792)	(139,591)	(442,375)

(1)	The 2008 costs and expenses, operating loss and net loss include a $105.8 million non-cash impairment loss on assets.

(2)	The 2009 costs and expenses, operating loss and net loss include $13.1 million non-cash impairment losses on assets.

(3)	Pursuant to GAAP, we have not accrued interest on our Pre-Petition, Senior Secured Notes, Pre-Petition Senior Notes and Holdco Discount Notes subsequent to the Petition Date.

(4)	Pursuant to SEC Staff Accounting Bulletin 73 Topic 5(J) and ASC 805-50-S99, “Business Combinations” related to “pushdown” basis of accounting, the Company’s financial statements include $63.5 million face amount at maturity of the Holdco Discount Notes, and related financing costs, including amortization and interest on such debt. Neither the Company nor any of its direct or indirect subsidiaries is a guarantor of the Holdco Discount Notes. Neither the equity nor assets of the Company or any of its direct or indirect subsidiaries secure the Holdco Discount Notes. The Company is restricted in the amount of cash that can be distributed to Majestic Holdco. The Holdco Discount Notes, net of discount, in the amount of $51.1 million were pushed down to the Company at December 31, 2006. In addition, financing costs of $2.4 million were pushed down. As of December 31, 2007, $57.7 million of Holdco Discount Notes, net of discount, and financing costs of $1.9 million were pushed down. As of December 31, 2008, $63.5 million of Holdco Discount Notes, and financing costs of $1.4 million were pushed down. As of December 31, 2009 and 2010 and September 30, 2011, $63.5 million of Holdco Discount Notes were pushed down. The 2009, 2008, 2007 and 2006 statements of operations include $7.9 million, $8.0 million, $7.1 million and $6.3 million, respectively, of interest expense. Included in interest expense for the years 2008, 2007 and 2006 is $5.8 million, $6.6 million and $5.8 million, respectively, of interest expense related to the amortization of discount and in years 2009, 2008, 2007 and 2006 interest includes $0.5 million of amortization of deferred financing costs. For 2009 and 2008, $7.4 million and $1.7 million of interest expense that was accruing has also been pushed down.

(5)	Reorganization items represent amounts incurred since the Petition Date as a direct result of the Chapter 11 Cases, and are comprised of professional fees, which include financial advisory, legal and other services directly associated with the reorganization process, losses resulting from the rejection in 2010 of an unexpired lease for office space and the write-off of debt issuance costs in 2009.

(6)	For the periods reflected in the above Selected Historical Consolidated Financial Data table the Company and its subsidiaries were organized as limited liability companies and disregarded for US federal and state income tax purposes with the exception of The Majestic Star Casino Capital Corp. and Majestic Star Casino Capital Corp. II, which were entities created to facilitate the issuance of our Pre-Petition Senior Secured Notes and Pre-Petition Senior Notes, but had no assets or operations and no corresponding US federal or state income tax liabilities and Majestic Star II, which prior to January 1, 2010 was treated as a Qualified Subchapter S Subsidiary (“QSub”) of BDI, a nontaxable entity, but after December 31, 2009, based on BDI’s revocation of it S Corp election, became a C corporation and thus a taxpayer for US federal and state income tax purposes. For the years ended December 31, 2009 and prior, income of the Company was taxed directly to BDI, its ultimate member and QSub shareholder, and, accordingly, no provision for federal and state income taxes was reflected in the consolidated financial statements.

(7)	Due to the event of default, all debt, including the Holdco Discount Notes, totaling $643.4 million, has been classified within current liabilities at December 31, 2008.

(8)	Due to the bankruptcy filing, all debt, including the Holdco Discount Notes, and accrued interest thereon, totaling $654.2 million, has been classified within liabilities subject to compromise at December 31, 2010 and 2009.

Ratio of Earnings to Fixed Charges

	For the Years Ended December 31,										For the Nine Months Ended September 30,
	2010		2009		2008		2007		2006		2011	2010
Ratio of earnings to fixed charges	(A	)	(B	)	(C	)	(D	)	(E	)	1.6x	1.9x

(A)	Earnings in 2010 were insufficient to cover fixed charges by $1.5 million.
(B)	Earnings in 2009 were insufficient to cover fixed charges by $68.9 million.
(C)	Earnings in 2008 were insufficient to cover fixed charges by $150.4 million.
(D)	Earnings in 2007 were insufficient to cover fixed charges by $26.1 million.
(E)	Earnings in 2006 were insufficient to cover fixed charges by $14.3 million.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial statements are presented to give effect to the consummation of the Plan.

The unaudited pro forma condensed consolidated balance sheet and unaudited pro form condensed consolidated statements of operations have been derived from Predecessor’s financial statements included elsewhere in this registration statement. Preparation of the unaudited pro forma condensed consolidated financial statements is based on estimates and assumptions deemed appropriate by the Company’s management which are set forth in the notes following the unaudited pro forma condensed consolidated financial statements.

As of the Effective Date, the Company will be required to adopt the “fresh start” provisions of Accounting Standards Codification (“ASC”) 852, “Reorganizations”, as it relates to the Predecessor. Fresh start reporting generally requires resetting the historical net book value of assets and liabilities to fair value by allocating the entity’s reorganization value to its assets and liabilities pursuant to ASC 805-10, “Business Combinations.” Under fresh start reporting, a new reporting entity is deemed created, and all assets and liabilities are generally revalued to their fair values.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2011 is presented as if the implementation of the Plan and restructuring transactions had occurred on September 30, 2011. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2011 and the year ended December 31, 2010 have been prepared as if the implementation of the Plan and restructuring transactions had occurred on January 1, 2010.

The allocation of the Predecessor’s reorganization value to the assets and liabilities used in the pro forma condensed consolidated financial statements are based on preliminary estimates. The estimates and assumptions are subject to change upon the Effective Date and completion of the restructuring transactions as well as the finalization of the valuations of Predecessor’s assets and liabilities. Following the Effective Date and completion of the restructuring transactions as well as the finalization of the valuations, the Company may be required to make additional adjustments, and these adjustments could change significantly from those used in the following unaudited pro forma condensed consolidated financial data.

The pro forma information is unaudited and is not necessarily indicative of the results that would have occurred if the above transactions had been consummated as of the dates indicated above, nor does it purport to represent the financial position and results of operations for future periods. The pro forma adjustments are based upon currently available information and upon certain assumptions that the Company believes are reasonable. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operations and the Predecessor’s financial statements and related notes included elsewhere in this registration statement.

UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2011

	Predecessor	Pro Forma Plan Transactions Adjustments	FN3	Pro Forma Fresh Start Accounting Adjustments	FN3	Successor

ASSETS
Current assets:
Cash and cash equivalents	$43,159,203	$(9,149,370)	a	$—		$34,009,833
Restricted cash	19,242,448	—		—		19,242,448
Accounts receivable, net	1,470,315	—		—		1,470,315
Inventories	860,753	—		—		860,753
Prepaid expenses and deposits	4,602,358	—		—		4,602,358
Deferred tax assets	294,477	—		663	h	295,140
Receivable from affiliate	490	—		—		490

Total current assets	69,630,044	(9,149,370)		663		60,481,337

Property, equipment and improvements, net	220,497,887	—		(81,971,599)	i	138,526,288
Intangible assets, net	35,346,582	—		36,472,418	i	71,819,000
Goodwill	3,997,904	—		28,230,289	j	32,228,193
Other assets	2,402,423	(490,477)	b	—		1,911,946

Total assets	$331,874,840	$(9,639,847)		$(17,268,229)		$304,966,764

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Liabilities not subject to compromise:
Current liabilities:
Accounts payable	$1,280,119	$—		$—		$1,280,119
Current portion of long-term debt	58,000,000	(58,000,000)	c	—		—
Accrued liabilities:
Payroll and related	8,288,233	—		—		8,288,233
Interest	277,917	(277,917)	c	—		—
Property and franchise taxes	10,817,328	—		—		10,817,328
Other accrued liabilities	19,041,721	5,107,756	d	—		24,149,477

Total current liabilities	97,705,318	(53,170,161)		—		44,535,157

Senior Secured Credit Facility	—	53,133,488	c	—		53,133,488
Senior Secured Notes	—	100,600,000	e	—		100,600,000
Deferred tax liabilities - long-term	11,739,704	—		(1,980,930)	h	9,758,774

Total liabilities not subject to compromise	109,445,022	100,563,327		(1,980,930)		208,027,419

Liabilities subject to compromise
Payable to affiliates	79,457	(79,457)	f	—		—
Other liabilities	664,725,758	(664,725,758)	f	—		—

Total liabilities subject to compromise	664,805,215	(664,805,215)		—		—

Total liabilities	774,250,237	(564,241,888)		(1,980,930)		208,027,419

Members’ (deficit) equity:
Members’ (deficit) equity	(442,375,397)	554,602,041	g	(15,287,299)	k	96,939,345

Total liabilities and members’ equity (deficit)	$331,874,840	$(9,639,847)		$(17,268,229)		$304,966,764

See accompanying notes to unaudited pro forma condensed consolidated financial information.

UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2010

	Historical	Pro Forma Adjustments Restructuring Transactions	FN3	Pro Forma
OPERATING REVENUES:
Casino	$286,026,458	$—		$286,026,458
Rooms	11,061,098			11,061,098
Food and beverage	24,665,976			24,665,976
Other	7,187,103			7,187,103

Gross revenues	328,940,635	—		328,940,635
Less: promotional allowances	46,656,153			46,656,153

Net operating revenues	282,284,482	—		282,284,482

OPERATING COSTS AND EXPENSES:
Casino	85,014,596			85,014,596
Rooms	1,111,340			1,111,340
Food and beverage	6,149,269			6,149,269
Other	1,112,009			1,112,009
Gaming taxes	70,973,326			70,973,326
Advertising and promotion	21,346,759			21,346,759
General and administrative	49,480,723			49,480,723
Corporate expense	7,880,285			7,880,285
Economic incentive tax - City of Gary	6,261,423			6,261,423
Depreciation and amortization	30,383,812	(10,923,003)	i	19,460,809
Loss on disposition of assets	65,427			65,427

Total operating costs and expenses	279,778,969	(10,923,003)		268,855,966

Operating income	2,505,513	10, 923,003		13,428,516

OPERATING INCOME (EXPENSE):
Interest income	91,970			91,970
Interest expense	(4,047,746)	(11,729,681)	l	(15,777,427)
Other non-operating expense	(3,790)			(3,790)

Total other expense	(3.959,566)	(11,729,681)		(15,689,247)

Loss before reorganization items and income taxes	(1,454,053)	(806,678)		(2,260,731)

Reorganization items:
Reorganization fees	(19,705,298)	19,705,298	m	—
Loss from rejected executory contracts	(437,221)	437,221	m	—

Total reorganization items	(20,142,519)	20,142,519		—

(Loss) income before income tax provision	(21,596,572)	19,335,841		(2,260,731)
Income tax (provision) benefit	(13,934,387)	2,519,871	h	(11,414,516)

Net (loss) income	$(35,530,959)	$21,855,712		$(13,675,247)

See accompanying notes to unaudited pro forma condensed consolidated financial information.

UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011

	Historical	Pro Forma Adjustments Restructuring Transactions	FN3	Pro Forma
OPERATING REVENUES:
Casino	$202,331,717	$—		$202,331,717
Rooms	6,911,033			6,911,033
Food and beverage	18,272,114			18,272,114
Other	10,495,882			10,495,882

Gross revenues	238,010,746	—		238,010,746
Less: promotional allowances	32,773,392			32,773,392

Net operating revenues	205,237,354	—		205,237,354

OPERATING COSTS AND EXPENSES:
Casino	59,931,524			59,931,524
Rooms	826,285			826,285
Food and beverage	4,293,349			4,293,349
Other	724,295			724,295
Gaming taxes	51,446,150			51,446,150
Advertising and promotion	14,505,540			14,505,540
General and administrative	40,676,057			40,676,057
Corporate expense	4,526,642			4,526,642
Economic incentive tax - City of Gary	4,700,853			4,700,853
Depreciation and amortization	19,632,461	(9,503,082)	i	10,129,379
Loss on disposition of assets	11,647			11,647

Total operating costs and expenses	201,274,803	(9,503,082)		191,771,721

Operating income	3,962,551	9,503,082		13,465,633

OPERATING INCOME (EXPENSE):
Interest income	35,180			35,180
Interest expense	(2,546,444)	(9,288,188)	l	(11,834,632)
Other non-operating expense	(1,182)			(1,182)

Total other expense	(2,512,446)	(9,288,188)		(11,800,634)

Income before reorganization fees and income taxes	1,450,105	214,894		1,664,999
Reorganization fees	(15,049,062)	15,049,062	m	—

(Loss) income before income tax provision	(13,598,957)	15,263,956		1,664,999
Income tax provision	(529,961)	(1,538,786)	h	(2,068,747)

Net (loss) income	$(14,128,918)	$13,725,170		$(403,748)

See accompanying notes to unaudited pro forma condensed consolidated financial information.

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	DESCRIPTION OF TRANSACTIONS

On the Petition Date, the Debtors filed voluntary petitions for relief in Bankruptcy Court under Chapter 11 of the Bankruptcy Code, and from such date to the Effective Date, operated the business as a debtor-in-possession. As a debtor-in-possession, the Debtors were required to get approval of the Bankruptcy Court for any proposed transactions outside the ordinary course of business and the Debtors were not permitted to make any payments on their pre-petition liabilities without prior Bankruptcy Court approval. See Note 4 to the audited consolidated financial statements and unaudited condensed consolidated financial statements included herein, for a detailed discussion of the foregoing restrictions. The Debtors use of cash also was significantly limited by the cash collateral orders benefitting certain secured lenders.

As part of the restructuring, immediately preceding the Effective Date, the Company transferred approximately 209 acres of real property adjacent to the Majestic Star Properties into a liquidating trust (“Majestic Gary Land Trust”). Other than a warehouse and electrical substation, which are now subject to a lease with the trust, the Company was not utilizing the 209 acres of real property as part of its core casino business.

On the Effective Date, the Debtors emerged from bankruptcy, and

•

the lenders under the Pre-Petition Senior Secured Credit Facility received various cash payments as required by the Plan and cash collateral orders, for amounts outstanding thereunder and are lenders under the New Senior Secured Credit Facility, with an initial available amount of $58.0 million, of which $53.1 million was drawn on the Effective Date,

•

holders of the Pre-Petition Senior Secured Notes received their pro rata share of (a) 58% of the equity in reorganized Majestic Holdco and (b) the old notes in an initial principal amount of $100.6 million,

•	holders of the Pre-Petition Senior Notes received their pro rata share of 42% of the equity in reorganized Majestic Holdco,

•

holders of allowed general unsecured claims will receive the lesser of (a) cash in the amount equal to approximately 25% of their allowed general unsecured claims and/or rejection damages claims or (b) their pro rata share of $1.0 million,

•	the holders of the Holdco Discount Notes received no distribution in connection with their cancellation, release and extinguishment, and

•	BDI received no distribution in connection with the cancellation, release and extinguishment of its equity interests in Majestic Holdco.

In addition, we were required to make disbursements to creditors in connection with the Plan, including a sweep payment for the benefit of the lenders under the Pre-Petition Senior Secured Credit Facility in an amount equal to $4.9 million, which represented the total unrestricted cash balances held by us as of the last day of the calendar month immediately preceding the Effective Date, less $40.0 million.

2.	BASIS OF PRESENTATION

As of the Effective Date, the Company will be required to adopt the “fresh start” provisions of ASC 852, as it relates to the Predecessor. Fresh start reporting requires resetting the historical net book value of assets and liabilities to fair value by allocating the entity’s reorganization value to its assets and liabilities pursuant to ASC 805-10. Under fresh start reporting, a new reporting entity is deemed created, and all assets and liabilities are revalued to their fair values. A fair value assessment of Predecessor’s assets and liabilities is currently in process and will result in amounts different from those reported on the unaudited pro forma balance sheet. In addition, the guidance provides that to the extent the reorganization value of a company upon emergence from Chapter 11 is less than or greater than the fair value of its net assets and liabilities, a gain or loss, respectively, would be reported upon emergence.

Restructuring transactions will be accounted for using the acquisition method of accounting. The determination of the enterprise value that will be used as of the Effective Date and the purchase accounting allocations will be finalized at a later date and will depend on a number of factors, including the final valuation of the tangible and identifiable intangible assets acquired and liabilities assumed. An independent third-party appraiser will perform a valuation of these assets as of the Effective Date, and upon completion of the valuation, a final allocation will be determined.

3.	PRO FORMA ADJUSTMENTS

As set forth in the disclosure statement relating to the Plan as confirmed by the Bankruptcy Court on March 10, 2011, the enterprise value of the Predecessor was estimated to be in the range of $222 million to $254 million. The Predecessor’s enterprise value was estimated using various valuation methods, including (i) a comparison of the Predecessor and their projected performance to the market values of comparable companies; and (ii) a calculation of the present value of the future cash flows of the Predecessor based on financial projections. In addition, the Company estimated that the pro forma excess cash as of September 30, 2011, was $6.0 million after Plan related disbursements and the value of the Company’s beneficial interest in the Majestic Gary Land Trust was $6.7 million. The Company concluded that $250.7 million, an approximate mid-point of the enterprise value plus the pro forma excess cash and value of the Company’s interest in the Liquidation Trust, should be used as the Predecessor’s reorganization value for purposes of preparing the accompanying unaudited pro forma condensed consolidated financial statements as it most closely approximates fair value. The reorganization value of $250.7 million does not necessarily reflect the price that would be paid for these assets in a transaction involving a willing seller and buyer, with each party possessing full information regarding the Company and with neither party being under any compulsion to buy or sell.

Majestic Holdco is the sole beneficiary of the Majestic Gary Land Trust. The Company has determined that the assets and liabilities of the Majestic Gary Land Trust should be consolidated in its statement of operations and balance sheet at fair value as of the Emergence Date.

Based on the reorganization value of $250.7 million, the Company’s preliminary allocation of the fair values of the assets and liabilities are as follows:

Current assets	$60,481,337
Property and equipment	138,526,288
Intangible assets	71,819,000
Other noncurrent assets	1,911,946
Current liabilities	(44,535,157)
Noncurrent liabilities, excluding debt	(9,758,774)

Total net identifiable assets	218,444,640
Goodwill	32,228,193

Total reorganization value	$250,672,833

The pro forma adjustments are as follows:

a.	Reflects the following cash payments as a result of the implementation of the Plan:

Net repayment of Pre-Petition Senior Credit Facility, including interest of $277,917	$5,144,429
Fees related to issuance of New Senior Credit Facility and Notes	633,269
Priority Claims, Administrative Claims and Unsecured Claims	1,983,184
Professional fees related to the reorganization	1,388,488

Total pro forma adjustment to cash and cash equivalents	$9,149,370

b.	Reflects the recording of deferred financing costs of $633,269 associated with the exit financing facilities and notes and the use of $1,123,746 of retainers to pay professional fees.

c.	Reflects the conversion of $58,000,000 of the Pre-Petition Senior Secured Credit Facility and accrued interest of $277,917 to the New Senior Secured Credit Facility of $53,133,488, net of a cash paydown of $5,144,429.

d.	Reflects the adjustment to accrued liabilities as follows:

Accrual of success fees to professionals upon emergence	$481,049
Payment of professional fees upon emergence	(2,512,234)
Payment or elimination of claims upon emergence	(660,201)
Reinstatement of City of Gary Incentive Tax liabilities (i)	7,280,861
Reinstatement of Lakefront Development Fund liabilities (i)	518,281

Pro forma adjustment	$5,107,756

(i)	Amounts represent the prepetition liabilities of the City of Gary Incentive Tax liability and the Lakefront Development Fund, which are still in dispute. To the extent that the Company is required to pay any amounts related to these liabilities, the payments would be made from already established segregated bank accounts classified as Restricted Cash.

e.	Reflects the issuance of notes of $100,600,000.

f.	Reflects the payment, reinstatement or discharge of Liabilities Subject to Compromise pursuant to the Plan.

g.	Reflects the gains realized and losses recognized related to the Plan upon emergence as follows:

Gain on extinguishment of debt	$458,143,745
Professional success fees expense	(481,049)

Net pro forma gain	457,662,696

Record the issuance of new equity, calculated as follows:

Reorganization value	$250,672,833
Less long-term debt	(153,733,488)

Members’ equity		96,939,345

Total pro forma equity adjustment		$554,602,041

h.	The pro forma income tax provision is based on the unaudited pro forma condensed consolidated financial statements for the calendar year ended December 31, 2010, and the nine months ended September 30, 2011. The pro forma income tax provision estimates the impact of income tax expense on the unaudited pro forma condensed consolidated statement of operations, based on the unaudited pro forma condensed consolidated financial statements for the aforementioned periods, and estimates the impact of the income tax on the unaudited pro forma condensed consolidated balance sheet as of September 30, 2011.

The effective tax rate of 504% for December 31, 2010 and 124% for September 30, 2011, for the pro forma consolidated group was computed based on the relevant federal and Indiana statutory tax rates in effect as of December 31, 2010 and September 30, 2011, 34% and 8.5% respectively, adjusted for permanent differences specific to the operations of Majestic Star II, and applied to the pro forma consolidated income of the entire group. The high tax rates result from the fact that Majestic Star II is a taxable entity whereas the other members of the pro forma consolidated group are disregarded for federal and state tax purposes and not subject to tax. As such, the Majestic Star II tax provision is not impacted by the overall income and deductions of the other members of the consolidated group. When applied to the overall net income(loss) of the pro forma consolidated group, the Majestic Star II tax provision results in high tax rates for the group.

The Majestic Star II pro forma tax provision for the period ended December 31, 2010 decreased from the originally computed tax provision due to changes in book bases of the Majestic Star II assets resulting in lower deferred tax liabilities. The Majestic Star II pro forma tax provision for the period ended September 30, 2011 increased from the originally computed tax provision due to decreases in certain permanent deductions that were allowable while in chapter 11, and are not allowable as a result of the emergence from chapter 11.

i.	Reflects the pro forma adjustments to property and equipment and intangible assets as a result of the preliminary estimated fair values in connection with fresh start reporting. The following table sets forth the estimated fair values for property and equipment and intangible assets and the aggregate pro forma adjustments based on the Company’s preliminary valuation:

	Historical Net Book Value	Pro forma adjustment	Estimated Fair Value	Average Remaining Useful Life (years)	Nine Months Expense	Annual Expense
Property and equipment:
Land	$23,930,510	$(8,340,510)	$15,590,000	—	$—	$—
Land held for future development (i)	22,008,537	(15,258,537)	6,750,000	—	—	—
Vessels, buildings & improvements (i)	137,063,365	(46,655,365)	90,408,000	31.3	2,165,678	2,887,570
Site improvements	1,719,978	(832,978)	887,000	9.7	68,750	91,667
Barge and improvements	8,071,906	(978,906)	7,093,000	9.7	546,833	729,111
Leasehold improvements	132,155	(132,155)	—	—	—	—
Furniture, fixtures and equipment	26,948,693	(9,773,148)	17,175,545	1.4	4,743,368	12,279,461
Construction in progress	622,743	—	622,743	—	—	—

Total property and equipment	$220,497,887	$(81,971,599)	$138,526,288		7,524,629	15,987,809

Intangible assets
Customer relationship	$4,633,964	$5,785,036	$10,419,000	3.0	2,604,750	3,473,000
Trade name	62,619	14,537,381	14,600,000	indefinite	—	—
Gaming license	30,300,000	16,500,000	46,800,000	indefinite	—	—
Riverboat excursion license	349,999	(349,999)	—	indefinite	—	—

Total intangible assets	$35,346,582	$36,472,418	$71,819,000		2,604,750	3,473,000

Total pro forma depreciation and amortization expense					10,129,379	19,460,809

Less historical depreciation and amortization expense					(19,632,461)	(30,383,812)

Total pro forma adjustment to depreciation and amortization expense					$(9,503,082)	$(10,923,003)

(i)	Includes land and buildings of the Majestic Gary Land Trust with an estimated fair value of $6,570,000 and $93,000, respectively.

j.	Reflects the net of the elimination of historical goodwill and the amount in excess of the reorganization value allocated to the identifiable assets as detailed above.

k.	Reflects the loss on the revaluation of assets and liabilities pursuant to fresh start accounting.

l.	Reflects adjustments to interest expense as a result of the Company and its subsidiaries entering into the New Senior Secured Credit Facility and issuing the notes and the elimination of historical interest expense related to the Pre-Petition Senior Secured Credit Facility, the Pre-Petition Senior Secured Notes, the Pre-Petition Senior Notes and the Holdco Discount Notes, calculated as follows:

	Nine Months Ended September 30, 2011	Year Ended December 31, 2010
Interest expense on New Senior Secured Credit Facility (i)	$2,245,065	$2,991,337
Interest expense on Notes (ii)	9,431,250	12,575,000

Interest expense before amortization of deferred financing fees	11,676,315	15,566,337
Amortization of deferred financing fees (iii)	158,317	211,090

Pro forma interest expense	11,834,632	15,777,427
Historical interest expense	2,546,444	4,047,746

Pro forma adjustment	$9,288,188	$11,729,681

(i)	Interest calculated as LIBOR plus 4.75%, using an assumed forward LIBOR rate of 0.46%. An increase in the interest rate by 1% would result in an increase in annual interest expense of $531,335. Includes unused commitment fees of $168,874 and $223,083 for the nine months ended September 30, 2011 and the year ended December 31, 2010, respectively.

(ii)	For the determination of interest expense on the notes for the nine months ended September 30, 2011 and year ended December 31, 2010, the Company assumes trailing twelve month earnings before interest, taxes, depreciation and amortization, as defined in the New Senior Secured Credit Facility for the period ended immediately prior to the date of a semi-annual interest payment is equal to, or in excess of $33.0 million.

(iii)	Amortization of deferred financing fees of $633,269 of the New Senior Secured Credit Facility and notes.

m.	To eliminate reorganization items directly associated with or resulting from the reorganization and restructuring of the business that have been realized or incurred in the bankruptcy proceedings.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

EXECUTIVE OVERVIEW

The Company

Majestic and its separate and distinct subsidiary limited liability companies and corporations own and operate two riverboat gaming facilities (Majestic Star and Majestic Star II) and a dockside pavilion known as the Buffington Harbor complex located in Gary, Indiana, Fitzgeralds Tunica located in Tunica County, Mississippi and Fitzgeralds Black Hawk in Black Hawk, Colorado. See “Business” for a detailed overview of the properties.

Matters Relating to Chapter 11 Cases Affecting Comparability of Results

Several significant factors or events related to the Chapter 11 Cases have had, and will have, a material impact on our financial statements for the periods discussed below and thereafter.

Chapter 11 Cases

On the Petition Date, the Debtors filed voluntary petitions for relief in Bankruptcy Court under Chapter 11 of the Bankruptcy Code, and from such date to the Effective Date, operated the business as a debtor-in-possession. As a debtor-in-possession, the Debtors were required to get approval of the Bankruptcy Court for any proposed transactions outside the ordinary course of business and the Debtors were not permitted to make any payments on their pre-petition liabilities without prior Bankruptcy Court approval. See Note 4 to the audited consolidated financial statements and unaudited condensed consolidated financial statements included herein, respectively, for a detailed discussion of the foregoing restrictions. The Debtors use of cash also was significantly limited by the cash collateral orders benefitting certain secured lenders.

As a consequence of the bankruptcy filing, most litigation against the Debtors was stayed.

During the Chapter 11 Cases, our senior management was required to spend a significant amount of time and effort dealing with our reorganization instead of focusing exclusively on business operations. Furthermore, we incurred substantial costs for professional fees and other expenses associated with the Chapter 11 Cases. These costs limited our ability to invest in our properties, which further impaired our position relative to competitors in our markets.

On the Effective Date, the Debtors emerged from bankruptcy, and

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the lenders under the Pre-Petition Senior Secured Credit Facility received various cash payments as required by the Plan and cash collateral orders, for amounts outstanding thereunder and are lenders under the New Senior Secured Credit Facility, with an initial available amount of $58.0 million, of which $53.1 million was drawn on the Effective Date,

•

holders of the Pre-Petition Senior Secured Notes received their pro rata share of (a) 58% of the equity in reorganized Majestic Holdco and (b) the old notes in an initial principal amount of $100.6 million,

•	holders of the Pre-Petition Senior Notes received their pro rata share of 42% of the equity in reorganized Majestic Holdco,

•

holders of allowed general unsecured claims will receive the lesser of (a) cash in the amount equal to approximately 25% of their allowed general unsecured claims and/or rejection damages claims or (b) their pro rata share of $1.0 million,

•	the holders of the Holdco Discount Notes received no distribution in connection with their cancellation, release and extinguishment, and

•	BDI received no distribution in connection with the cancellation, release and extinguishment of its equity interests in Majestic Holdco.

In addition, we were required to make disbursements to creditors in connection with the Plan, including a sweep payment for the benefit of the lenders under the Pre-Petition Senior Secured Credit Facility in an amount equal to $4.9 million, which represented the total unrestricted cash balances held by us as of the last day of the calendar month immediately preceding the Effective Date, less $40.0 million.

See “—Liquidity and Capital Resources” and “Description of Other Indebtedness” for detailed information on our capital resources subsequent to the Effective Date.

Historical Financial Statements

The accounting guidance for financial reporting by entities in reorganization under the Bankruptcy Code, which is applicable to companies in Chapter 11, generally does not change the manner in which financial statements are prepared. Therefore, for the historical periods discussed herein, our consolidated financial statements were prepared on a going-concern basis, which assumed continuity of operations, realization of assets and satisfaction of liabilities in the ordinary course of business. The historical consolidated financial statements do not reflect the occurrence of the Effective Date, and therefore there have been no adjustments relating to (a) the recoverability of assets or the satisfaction of liabilities, (b) the amount that was paid to settle liabilities and contingencies that were allowed, or (c) the effect of changes that were made in connection with our capitalization or operations as a result of consummation of the Plan.

However, the accounting guidance for financial reporting by entities in reorganization under the Bankruptcy Code requires that the financial statements for periods subsequent to the Petition Date distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business. Revenues, expenses, realized gains and losses, and provisions for losses that can be directly associated with the reorganization and restructuring of the business have been reported separately as reorganization items in the consolidated statements of operations beginning on such date. Cash used for reorganization items has been disclosed separately in the statement of cash flows. See Note 4 to the audited consolidated financial statements and unaudited condensed consolidated financial statements included herein, respectively, for a detailed discussion of restructuring and reorganization fees.

Further, the balance sheet distinguishes prepetition liabilities subject to compromise (including the Pre-Petition Senior Secured Notes, the Pre-Petition Senior Notes, and the Holdco Discount Notes) from both those prepetition liabilities that are not subject to compromise (including the Pre-Petition Senior Secured Credit Facility) and from post-petition liabilities. Related thereto, interest expense is recognized only to the extent that it will be paid during the bankruptcy proceeding or that it is probable that it will be an allowed claim. Consequently, we did not accrue interest on the Pre-Petition Senior Secured Notes, Pre-Petition Senior Notes and the Holdco Discount Notes subsequent to the Petition Date. As a result, post-petition interest expense is lower than prepetition interest expense. The write-off of deferred debt issue costs related to liabilities subject to compromise also reduces post-petition interest expense as there are no longer any non-cash amortization charges related to these items. See Notes 11 and 12 to the audited consolidated financial statements and Notes 6 and 7 to the unaudited condensed consolidated financial statements, respectively, included herein.

Fresh Start Accounting

As of the Effective Date, we adopted the “fresh start” provisions in accordance with accounting guidance, which requires that all assets and liabilities be recorded at their reorganization values and fair values, respectively. Certain of these values may differ materially from the values recorded in the consolidated balance sheet as of September 30, 2011. As a result, our results of operations after the application of fresh start reporting will not be comparable to the historical results of operations for periods discussed below and prior periods. See “Unaudited Pro Forma Condensed Consolidated Financial Information.”

Key Performance Indicators

At our casino properties, casino revenues, which contributed approximately 85% of our consolidated gross revenues for the nine months ended September 30, 2011, are the combination of our win at slots, table games and poker and are typically called slot revenues (for slot machine win), table games revenues (for table games win) and poker revenues (for poker win). We normally analyze slot revenues and table games revenues utilizing two principal components of each: (1)

slot machine handle or coin-in, which comprises the total dollar volume wagered at the slot machines, and slot machine hold percentage, which is the amount the casino won from customers divided by the amounts wagered by customers at slot machines (handle or coin-in), and (2) table games drop, which represents the sum of markers issued (credit instruments) less markers paid at the tables, plus cash, foreign chips and other cash equivalents, and free bet coupons deposited in the table drop box, and table games hold percentage, which is the amount of table games drop, plus the closing table games inventory (i.e., the amount of chips, tokens and coin used to operate the table games) and transfer of chips, tokens and coins to the casino cashier area (credits), less the beginning table games inventory and transfers of chips, tokens and coins to the table games (fills), divided by table games drop. Slot machine hold and table games hold percentages are not fully controllable by us. Slot machines hold and table games hold percentages are variable and will fluctuate, particularly when measured over short periods of time. Customers who wager substantial amounts in table games and slots can significantly affect our win and hold percentages for a particular period as they can cause considerable swings in the casinos’ winnings and losses. Poker revenue is generated by taking a percentage of the amounts wagered by poker players during a poker game.

Key Developments in 2011

The spending and visitation habits of our casino customers continue to be negatively impacted by the weak economy, high unemployment, instability in the housing market and higher gas prices. At this time, we cannot project when the spending and visitation habits of our customers will improve. In addition, as described below, there have been certain developments at our casino properties and in the markets in which we compete.

Developments that affected our results during 2011 and/or may affect future results include:

The Majestic Star Properties

Competitive Environment. Our competitors continue to be very aggressive with advertising, promotions and direct mail offers (“marketing programs”). One competitor has made a significant investment in the newest and most entertaining slot machines, along with signage, and developed a marketing campaign to support its slot machine purchases. As such, this competitor has gained an advantage since the purchase of slot machines at the Majestic Star Properties has been minimal in 2011. Generally, slot machines generate the greatest levels of revenue for casinos and having the newest and most entertaining slot machines is important in order to sustain and grow revenues.

A new casino opened to the public on July 18, 2011, in Des Plaines, Illinois. The Majestic Star Properties, along with other casinos in the northwest Indiana market, experienced an immediate decline in both admissions and gross gaming revenues upon the opening of this new casino. The number of casinos in the greater Chicago area, where our Majestic Star Properties are located, could be approaching saturation. If additional casinos should be developed, these new casinos may not grow the overall gaming market but instead take market share and reduce casino revenues from existing casinos, including the Majestic Star Properties. If the Majestic Star Properties are unable to grow their revenues with current marketing efforts, then increased marketing efforts could be necessary, which may ultimately reduce margins and cash flows.

A bill to expand gaming in Illinois is currently stalled in the state legislature. The governor of Illinois has stated publicly that he will not sign the proposed gaming legislation because it is too expansive. If legislation, which is less expansive but contains the development of new casinos, similar to the legislation that is currently stalled in the legislature, is passed and signed by the governor, the new law could allow for five additional casinos statewide, including one in Chicago. As discussed above, additional casino development in Illinois could negatively impact the revenues of northwest Indiana casinos, including the Majestic Star Properties; although, the extent of that impact is uncertain at this time.

Operating Initiatives. In the northwest Indiana market we have seen our competitors’ gross slot hold percentages generally increase over time. Through new slot offerings and greater levels of gaming activity on lower denomination slot machines, which generally have higher hold percentages, we’ve also experienced a general increase in gross slot hold percentage; however, consistent with providing an entertaining, value oriented gaming experience, we continue to strive to maintain some of the most competitive gross slot hold percentages, by slot machine denomination, in the market. We continue to improve productivity and reduce labor costs through operational changes implemented in food and beverage, the hotel and other operational departments. Changes include closing the fourth level (deck) on the

Majestic Star II vessel, relocating the poker room and closing the deli, both of which were previously on the fourth level of the Majestic Star II vessel, changing operating hours for various restaurants, and taking 146, or 49%, of existing Majestic Star II hotel rooms out of inventory.

We introduced server based slot machines on our casino floor with the installation of 40 sbX server-based slot machines. Through the use of server-based slot machines, we have the ability to deliver the newest and most entertaining slot themes within the market to our customers before our competitors. Adding the server-based capabilities to these slot machines has improved slot volumes and revenues.

Marketing Initiatives. In January 2011, we rolled out the “Your Kinda Place” advertising campaign which is centered on fun and exciting gaming action in a comfortable atmosphere and at an affordable price. The campaign objective is to further establish and strengthen the Majestic Star Properties brand within northwest Indiana and southern Chicago. The new campaign is used in conjunction with a one year strategic association with the Chicago Bulls, which provides a VIP basketball game experience for our customers. Also, the association provides for in-stadium advertising to the general public, which adds credibility to the Majestic Star name and elevates the perception of our casino brand within our market.

In February 2011, we engaged a marketing consultant to assist us evaluate our marketing programs and operational departments. The consultant has been retained to provide recommendations and enhancements for new direct mail programs to increase revenues, build our customer database, refine our customer reinvestment strategies and increase efficiencies in other operational departments.

Marketing program testing began in May 2011. Several measurable test scenarios have been implemented with various frequency and value components. The results are being analyzed in real time for potential future program adjustments. Property promotions with a focus on food and other giveaways were developed to appeal to a broader customer base and increase visitation. In addition, while we have had to remain aggressive with aspects of our marketing programs, we have reduced costs with savings generated in advertising, direct mail services and bus marketing.

Key Rewards, the Majestic Star Properties’ club membership program, experienced a significant increase in new member sign-ups. These new member sign-ups are the result of various acquisition promotions. Billboard and radio advertisements have been used to advertise the benefits of being a Key Rewards member. Property staff, through hosting and play cultivation programs, continues to identify casino players that are not currently enrolled in the Key Rewards program to promote the benefits of becoming a member and growing the Majestic Star Properties database of customers so they are included in our multi-faceted marketing programs.

An additional slot machine element was integrated into the broader property advertising messages as the Majestic Star Properties introduced server-based slot machines as described above. “The Newest Slots Play’em First” is now an on-going supplemental message that communicates the property’s ability to provide the newest slot themes as they are released.

The Majestic Star Properties transitioned to a new creative advertising agency in the third quarter. The new agency, offering experience and knowledge of the gaming and hospitality industries, will be working with us to maximize the value of our advertising media spend and enhance our brand recognition, marketing campaigns and associated collateral materials.

Cost Savings Measures. We continue to review staffing levels to be in alignment with business conditions. Additionally, several operational changes were made to reduce costs and increase efficiencies. These changes included the closure of one food and beverage outlet, an overall reduction in hours of service in the other outlets, closure of the gift shop and reduction of the number of available hotel rooms to reduce costs and align with current occupancy trends. Our focus remains on reducing expenses where appropriate.

Capital Expenditures. In 2011, we invested $1.0 million on capital expenditures, primarily focused on obtaining new and entertaining slot machines and additional automatic shufflers for table games. Customer kiosks were upgraded to allow certain promotional offers to be redeemed and complimentary food and retail vouchers to be issued at the kiosks. We expect the upgraded kiosks will improve customer service as customers will no longer need to stand in line to interact directly with an employee to redeem promotional offers or to receive complimentary food and retail vouchers. Our capital expenditures have been minimal as we focus on building our cash balances.

Fitzgeralds Tunica

Temporary Closure. Due to flooding of the Mississippi River, the nine casinos located in Tunica County, Mississippi, including Fitzgeralds Tunica, closed temporarily in order to ensure the safety of visitors and employees. Accordingly, on April 30, 2011, we closed Fitzgeralds Tunica and all operations at the property were temporarily suspended. Fitzgeralds Tunica reopened May 27, 2011. While we believe that insurance coverage, totaling $15.5 million in aggregate, will cover certain costs and lost business income incurred as a result of the closure and any flooding that caused damage to the property, coverage may not be adequate to fully cover the loss that will ultimately be realized by us and is subject to deductibles and limits on maximum benefits. There can be no assurance that we will be able to fully collect on any claims resulting from flood and flood related damage that has occurred as a result of or in connection with the flood. As of September 30, 2011, we have received a $5.0 million advance from our insurance company under our business interruption claim and have incurred $1.6 million in flood related expenses. As of November 30, 2011, we have received a $6.0 million advance from our insurance company under our business interruption claim and have incurred $1.7 million in flood related expenses. We will need to make additional expenditures to repair or replace damaged property and equipment. The amount of future expenditures is unknown at this time.

Competitive Environment. Casino revenues and volumes in the northern Mississippi River region market, the location of Fitzgeralds Tunica, continue to be soft. Our competitors continue to be very aggressive offering multi-month promotions with million dollar prize pools, direct mail offers for rooms, food, free slot play and gifts, and concerts and entertainment featuring nationally known headliner acts.

Operating Initiatives. We have completed replacing all slot machine bases and chairs. The newer bases compliment our recent casino improvements and are designed to provide more comfort to our guests and extend length of time on devices. We also reconfigured a portion of the main casino floor impacting both slots and table games. We decreased the number of table games from 40 to 24 tables. This was initiated to increase operational efficiencies, eliminate underutilized areas on the first floor of the main casino and maximize our revenue opportunities by adding additional slot machines. For slots, the reconfiguration allowed consolidation of our best performing $1 and above slot machines into the previous high limit table games area. Customers in the new high limit slot area experience greater service levels in a more comfortable and secure environment.

In the third quarter, we completed the installation and testing of slot tournament management software. Fitzgeralds Tunica is currently the only casino in its market to have this technology, providing us with automated tournament registration, historical results saved on our computer system and the flexibility to move tournament play to any desired location on the casino floor to generate activity, excitement and customer awareness.

We continued recovery from the Mississippi River flood that closed our casino property from April 30 through May 26, 2011. We continue to repair or replace damaged property and work with our flood insurance carriers on receiving additional advances and ultimately settling the claim. We continue to evaluate the extent of property damage and business interruption with our insurance carriers and as such the amount of loss has yet to be determined.

Marketing Initiatives. We have engaged a marketing consultant to evaluate our direct mail programs and provide recommendations to reduce expenses while generating new membership in the property’s Key Rewards club, reactivating customers no longer patronizing our property and developing customer loyalty through club and direct mail benefits. Further refinement of our core direct mail program was implemented to better align customer reinvestment strategies with customer gaming worth. Additional recommendations implemented included a direct mail offer to prospective customers utilizing outside vendor information, more efficient use of core direct mail ad space to reduce expenses by eliminating recurring stand-alone mailers and enhancing our customer reactivation programs to recover lost play. In addition to the work with our direct mail programs, the marketing consultants also began a review of our marketing and promotional events to further reduce costs and optimize property cash flow.

Cost Saving Measures. Given the softness in market and property revenues, we continue to look for opportunities to reduce operating costs, with primary focus on payroll, guest transportation and junket programs, slot machine lease expenses and operating supplies.

Capital Expenditures. In 2011, we invested $1.0 million in capital expenditures primarily for the acquisition of new slot machines. Our capital expenditures have been minimal as we continue to focus on building our cash balances.

Fitzgeralds Black Hawk

Competitive Environment. Market revenues and conditions continue to be stagnant in Black Hawk. Casinos in the south end of the market continue strong promotions and advertising campaigns. Promotional efforts have been aggressively advertised through broadcast and print media in the Denver area. In the north end of Black Hawk, where Fitzgeralds Black Hawk is located, competitors have curtailed marketing and promotions thus giving customers fewer incentives to venture to that part of the city and thus further strengthening the competitive position of those casinos in the south end of Black Hawk. In addition, road and utility replacement work has been conducted during much of the year, making access to Fitzgeralds Black Hawk more difficult. These road projects, which are expected to last through 2013, create traffic interruptions and delays for customers traveling to Black Hawk and our Fitzgeralds property.

There have been a number of transactions in which Black Hawk casinos have been bought and sold. Under new ownership, these casinos may change their operations and marketing strategies and receive additional capital reinvestment. It is uncertain how these changes in ownership will ultimately impact the Black Hawk casino market and Fitzgeralds Black Hawk. In addition, a competitor recently completed a major renovation project to its casino and hotel. Given Fitzgeralds Black Hawk’s limited capital reinvestment, an enhanced competitor casino property could impact Fitzgeralds Black Hawk’s revenues and cash flow.

Operating Initiatives. During 2011, we continued slot machine moves by relocating the most popular and newest slot machines to the best locations of the casino floor in order to maximize revenue opportunities and create a heightened sense of excitement within these highly visible areas. Low profile slot bases were installed on the main section of the casino floor to improve sight lines and floor layout. We completed a conversion of 100% of our slot machines to allow direct mail cash coupons to be accepted directly into our slot machines. This effort enhanced guest service, reduced coupon redemption with no associated gaming play and increased promotional play through marketing programs. In March, we renewed our partnership with a local Harley Davison retailer and themed our table games area “the Harley Pit”. Our table games party pit continues to attract a younger player. To create additional excitement on the casino floor, we have instituted live entertainment with various bands during weekends and holidays. We launched new menus in both our café and steakhouse which were prompted by customer feedback surveys. They include value based pricing, expanded selections and branded Angus Beef.

Marketing Initiatives. In February 2011, we engaged a marketing consultant to assist us with the evaluation and analysis of our current direct mail marketing programs. The consultant has been retained to provide recommendations and enhancements for new direct mail programs that increase revenues, build our customer database and refine our customer reinvestment strategies. Due to a new member strategic marketing campaign, we are seeing more of our customers utilizing their player cards when playing slot machines. This ultimately allows us to better understand the value of our customers and thus increase the effectiveness of direct mail marketing programs. Casino hosts continue to focus on the growth of the database of customers, which will continue to increase the number of active customer mail programs that were developed and refined over the past year. We have implemented new programs that target customers who have stopped patronizing our casino property and created additional programs to stimulate greater levels of gaming activity by our existing customers in order to maintain and increase mid-week business volumes and the activity on the casino floor. Advertising media expenses have been focused on our marketing, events and promotions calendar rather than going against competitor spending in more traditional television, radio, billboard and print advertising.

Cost Savings Measures. Given stagnant market conditions and generally lower volumes and revenues at Fitzgeralds Black Hawk, we continue to focus on reducing operating costs and expenses in order to enhance cash flows. Lower payroll, payroll related, advertising and promotional expenses have offset lower revenues.

Capital Expenditures. In 2011, we invested $0.3 million in capital expenditures primarily for the acquisition of new slot machines. Our capital expenditures have been minimal as we continue to focus on building our cash balances.

OVERALL OPERATING RESULTS – NINE MONTHS ENDED SEPTEMBER 30, 2011 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2010

The following tables set forth information derived from our condensed consolidated statements of operations included herein (in thousands) (unaudited):

	For The Nine Months Ended
	September 30,		Percent
	2011	2010	Change
Gross revenues:
Majestic Properties	$151,382	$159,484	-5.1%
Fitzgeralds Tunica (1)	63,790	66,942	-4.7%
Fitzgeralds Black Hawk	22,839	24,419	-6.5%

Total	$238,011	$250,845	-5.1%

Net revenues:
Majestic Properties	$136,229	$143,269	-4.9%
Fitzgeralds Tunica (1)	52,372	54,496	-3.9%
Fitzgeralds Black Hawk	16,636	18,365	-9.4%

Total	$205,237	$216,130	-5.0%

Casino revenues:
Majestic Properties	$136,624	$144,585	-5.5%
Fitzgeralds Tunica	44,917	51,849	-13.4%
Fitzgeralds Black Hawk	20,791	22,327	-6.9%

Total	$202,332	$218,761	-7.5%

Operating income (loss):
Majestic Properties	$5,218	$8,393	-37.8%
Fitzgeralds Tunica (1)	3,365	3,880	-13.3%
Fitzgeralds Black Hawk	(33)	(765)	95.6%
Corporate (2)	(4,587)	(5,679)	19.2%

Total	$3,963	$5,829	-32.0%

Operating margin (3):
Majestic Properties	3.8%	5.9%
Fitzgeralds Tunica	6.4%	7.1%
Fitzgeralds Black Hawk	-0.2%	-4.2%
Total	1.9%	2.7%

(1)	Due to flooding of the Mississippi River, Fitzgeralds Tunica was closed from April 30, 2011 to 4 p.m. on May 27, 2011. Due to the closure and associated business interruption, Fitzgeralds Tunica received advances against insurance claims in the amount of $5.0 million, which is reflected in Net revenues and Operating income (loss). Fitzgeralds Tunica also incurred $1.6 million of expenses associated with planning and preparing for the flood, protecting the property from damage and cleaning and reopening the property. Flood related expenses are deducted in determining Operating income (loss).

(2)	Corporate expenses reflect payroll, benefits, travel and other costs associated with the corporate staff and are not allocated to the properties.

(3)	Operating margin is calculated by dividing operating income (loss) by net revenues.

Overview

For 2011, consolidated net operating revenues were $205.2 million compared to $216.1 million for 2010, a decrease of $10.9 million, or 5.0%. Net revenues decreased $7.1 million at the Majestic Star Properties, $2.1 million at Fitzgeralds Tunica and $1.8 million at Fitzgeralds Black Hawk. The primary reasons for our lower net revenues were the temporary closing of Fitzgeralds Tunica from April 30 to May 27, 2011 due to flooding of the Mississippi River, the weak economy, high unemployment and high gas prices which reduced gambling activity by our customers.

For 2011, compared to 2010, consolidated casino revenues, which comprised 85.0% of consolidated gross revenues in 2011, decreased $16.5 million, or 7.5%, to $202.3 million from $218.8 million. Casino revenues decreased $8.0 million at the Majestic Star Properties, $6.9 million at Fitzgeralds Tunica and $1.5 million at Fitzgeralds Black Hawk. Room revenues decreased $1.4 million, or 17.1%, to $6.9 million from $8.3 million. Food and beverage revenues were unchanged at $18.3 million. Other revenues increased $5.1 million to $10.5 million from $5.4 million. Included in other revenues is a $5.0 million advance from our insurance company under our business interruption claim related to the temporary closure of Fitzgeralds Tunica. Promotional allowances were $32.8 million compared to $34.7 million, a decrease of $1.9 million, or 5.6%, which is related to the decrease in casino revenues as well as the implementation of new complimentary guidelines and changes to our loyalty programs.

Operating expenses decreased $9.0 million, or 4.3%, to $201.3 million from $210.3 million in 2010. We reduced operational expenses given the decline in net revenues at our casino properties and the temporary closure of Fitzgeralds Tunica. Partially offsetting the decrease in operating expenses, the Majestic Star Properties recorded $4.1 million in legal and expert fees associated with adjudicating the Lake County, Indiana real property tax assessments for the years 2006 through 2009 and Fitzgeralds Tunica recorded $1.6 million in flood related expenses.

We recorded operating income of $4.0 million in 2011 compared to $5.8 million in 2010. Interest expense, net of interest income, was $2.5 million, a decrease of $0.5 million. Pursuant to GAAP, we have not accrued interest on the Pre-Petition Senior Secured Notes, Pre-Petition Senior Notes and Holdco Discount Notes subsequent to the Petition Date. In 2011, we recorded $15.0 million in reorganization fees, which include financial advisory, legal and other services directly associated with the reorganization process, compared to $12.5 million in 2010. We also recorded a loss of $0.4 million on the rejection of executory contracts in 2010. Consolidated loss before income tax provision was $13.6 million for 2011, an increase in net loss of $3.4 million compared to $10.2 million for the same period in 2010.

We recorded a provision for income taxes of $0.5 million in 2011 compared to $7.6 million in 2010. Our forecasted effective tax rates at September 30, 2011 and 2010 were (8.0)% and 1.7%, respectively. The difference between the tax provision using the forecasted rates and the tax provision recorded is due to discrete items.

In 2011, we recorded a discrete tax benefit related to state income taxes primarily resulting from a future change in the Indiana state income tax rate. During 2010, we recorded a discrete tax provision attributable to the establishment of a net deferred tax liability due to a change in taxable status. Consequently, we recorded net loss of $14.1 million in 2011 compared to a net loss of $17.7 million in 2010.

Segment Operating Results – Nine Months ended September 30, 2011 compared to Nine Months ended September 30, 2010

The Majestic Star Properties

For 2011, net revenues at the Majestic Star Properties were $136.2 million compared to $143.3 million for 2010, a decrease of $7.1 million, or 4.9%. Casino revenues, which comprised 90.3% of gross revenues in 2011, were $136.6 million, a decrease of $8.0 million, or 5.5%, compared to $144.6 million for the prior year. The primary contributors to our lower casino revenues were lower volumes in slot and table games, which were negatively influenced by the factors mentioned above, partially offset by a higher slot hold percentage. Food and beverage revenues were $8.9 million, an increase of $0.4 million, or 4.7%, from $8.5 million. Other revenues increased $0.1 million, or 2.6%, to $4.2 million. Room revenues decreased $0.6 million, or 27.5%, to $1.7 million. Promotional allowances decreased $1.0 million, or 6.5%, to $15.2 million from $16.2 million which is related to the decrease in casino revenues as well as the implementation of new complimentary guidelines and changes to our loyalty programs.

Operating expenses decreased $3.9 million, or 2.9%, to $131.0 million from $134.9 million. General and administrative expense increased $2.6 million, or 10.6%, due to $4.1 million in legal and expert fees associated with adjudicating the Lake County, Indiana real property tax assessments, offset a reduction of property tax expense caused by changes in assessed valuations and tax rates. Casino expenses decreased $1.5 million, or 4.1%, primarily due to a reduction in payroll expenses and complimentaries. Gaming taxes decreased $1.5 million, or 3.5%, due to the decrease in gaming revenues. Advertising and promotional expenses decreased $1.3 million, or 14.9%, as we reduced expenses in production, media, promotions, direct mail and slot club. Depreciation and amortization expense decreased $1.6 million, or 14.1%, due to assets becoming fully depreciated.

We recorded operating income of $5.2 million in 2011 compared to $8.4 million in 2010, a decrease of $3.2 million, or 37.8%.

Fitzgeralds Tunica

For 2011, net revenues at Fitzgeralds Tunica were $52.4 million compared to $54.5 million for 2010, a decrease of $2.1 million, or 3.9%. Casino revenues, which comprised 70.4% of gross revenues in 2011, were $44.9 million, a decrease of $6.9 million, or 13.4%, compared to $51.8 million for the prior year. Both slot and table games volumes were lower, partially offset by higher hold percentages. Food and beverage revenues decreased $0.5 million, or 5.7%, to $7.7 million. Room revenues decreased $0.8 million, or 13.0%, to $5.2 million. The primary reasons for the decline in casino, food and beverage and room revenues were the closing of Fitzgeralds Tunica from April 30 to May 27, 2011, due to flooding of the Mississippi River and generally weak economic conditions and higher gas prices. Other revenues increased $5.0 million to $6.0 million. Included in other revenues is a $5.0 million advance against business interruption insurance claims related to the temporary closure of Fitzgeralds Tunica. Promotional allowances decreased $1.0 million, or 8.3%, to $11.4 million from $12.4 million which is related to the decrease in casino revenues.

Operating expenses were $49.0 million compared to $50.6 million, a decrease of $1.6 million, or 3.2%. Operating expenses declined primarily due to the temporary closure of the property. Certain variable expenses were not incurred during the period of closure. In addition, we continue to keep costs down given the weak economic environment and lower gaming volumes. Partially offsetting the decrease in operating expenses was $1.6 million in flood related expenses. Depreciation and amortization expense decreased $1.2 million, or 15.8%, due to assets becoming fully depreciated.

For 2011, operating income for Fitzgeralds Tunica was $3.4 million compared to $3.9 million in 2010, a decrease of $0.5 million, or 13.3%.

Fitzgeralds Black Hawk

For 2011, net revenues at Fitzgeralds Black Hawk were $16.6 million compared to $18.4 million in 2010, a decrease of $1.8 million, or 9.4%. Casino revenues, which comprised 91.0% of gross revenues in 2011, were $20.8 million, a decrease of $1.5 million, or 6.9%, compared to $22.3 million for the prior year. Both slot and table games volumes were lower, partially offset by higher hold percentages. Promotional allowances increased $0.1 million, or 2.4%, to $6.2 million from $6.1 million.

Operating expenses were $16.7 million compared to $19.1 million, a decrease of $2.4 million, or 12.9%. Our lower operating expenses were the result of our lower corresponding casino revenue and volumes and various cost savings measures implemented by us, particularly a reduction in payroll costs. Depreciation and amortization expense decreased $0.3 million, or 9.9%, due to assets becoming fully depreciated.

For 2011, operating loss for Fitzgeralds Black Hawk was $34,000 compared to $0.8 million in 2010, an improvement of 95.6%.

Corporate

Corporate expenses decreased approximately $1.1 million, or 17.9%, to $4.6 million in 2011 from $5.5 million in 2010, primarily due to lower payroll expense and the write-off of an affiliate receivable in 2010.

Other Expense and Reorganization Items

Other expense decreased $0.5 million to $2.5 million for 2011 compared to $3.0 million in 2010, due to a decrease in interest expense. In 2011, we recorded $15.0 million in reorganization items, which include fees for financial advisory, legal and other services directly associated with the reorganization process, compared to $12.5 million in 2010. We also recorded a loss of $0.4 million on the rejection of executory contracts in 2010.

OVERALL OPERATING RESULTS – 2010, 2009 AND 2008

The following tables set forth information derived from our consolidated statements of operations included herein (in thousands):

	Year Ended	Year Ended		Year Ended
	December 31,	December 31,	Percent	December 31,	Percent
	2010	2009	Change	2008	Change
Gross revenues:
Majestic Properties	$209,119	$210,815	-0.8%	$241,043	-12.5%
Fitzgeralds Tunica	88,074	92,066	-4.3%	98,157	-6.2%
Fitzgeralds Black Hawk	31,748	36,199	-12.3%	36,889	-1.9%

Total	$328,941	$339,080	-3.0%	$376,089	-9.8%

Net revenues:
Majestic Properties	$187,261	$192,152	-2.5%	$220,907	-13.0%
Fitzgeralds Tunica	71,306	75,918	-6.1%	80,396	-5.6%
Fitzgeralds Black Hawk	23,717	28,817	-17.7%	29,670	-2.9%

Total	$282,284	$296,887	-4.9%	$330,973	-10.3%

Casino revenues:
Majestic Properties	$189,087	$192,655	-1.9%	$221,280	-12.9%
Fitzgeralds Tunica	67,895	72,562	-6.4%	78,002	-7.0%
Fitzgeralds Black Hawk	29,044	33,098	-12.2%	33,671	-1.7%

Total	$286,026	$298,315	-4.1%	$332,953	-10.4%

Operating income (loss):
Majestic Properties (1)	$8,472	$6,623	27.9%	$(84,595)	107.8%
Fitzgeralds Tunica	3,559	5,006	-28.9%	2,409	107.8%
Fitzgeralds Black Hawk (2)	(1,449)	(1,292)	-12.2%	2,282	-156.6%
Corporate (3)	(8,076)	(17,219)	53.1%	(7,506)	129.4%

Total	$2,506	$(6,882)	136.4%	$(87,410)	-92.1%

Operating margin (4):
Majestic Properties	4.5%	3.4%		-38.3%
Fitzgeralds Tunica	5.0%	6.6%		3.0%
Fitzgeralds Black Hawk	-6.1%	-4.5%		7.7%
Total	0.9%	-2.3%		-26.4%

(1)	Operating income for the year ended December 31, 2009 includes a non-cash impairment loss on assets of $11.2 million. Operating loss for the year ended December 31, 2008 includes a non-cash impairment loss on assets of $105.8 million.

(2)	Operating loss for the year ended December 31, 2009 includes a non-cash impairment loss on assets of $1.9 million.

(3)	Corporate expenses reflect payroll, benefits, travel and other costs associated with the corporate staff, plus restructuring fees of $11.1 million and $1.5 million for the years ended December 31, 2009 and 2008, respectively, and are not allocated to the properties.

(4)	Operating margin is calculated by dividing operating income (loss) by net revenues.

OVERALL OPERATING RESULTS – 2010 COMPARED TO 2009

Overview

The discussion of our consolidated financial results for the year ended December 31, 2010 compared to 2009 is inclusive of the amortization of financing costs related to the pushdown of the Holdco Discount Notes and the accrued interest thereon in 2009.

For 2010, consolidated net operating revenues were $282.3 million compared to $296.9 million for 2009, a decrease of $14.6 million, or 4.9%. Net revenues decreased $4.9 million at the Majestic Star Properties, $4.6 million at Fitzgeralds Tunica and $5.1 million at Fitzgeralds Black Hawk. Our consolidated net operating revenues were negatively impacted by the weak economy and high unemployment which reduced gambling activity by our customers, increased competition in our markets, and by the closure on November 13, 2009 of the Cline Avenue Bridge which provided direct access to our Majestic Star Properties from Chicago.

For 2010 compared to 2009, consolidated casino revenues, which comprised 87.0% of consolidated gross revenues in 2010, decreased $12.3 million, or 4.1%, to $286.0 million from $298.3 million. Casino revenues decreased $3.6 million at the Majestic Star Properties, $4.7 million at Fitzgeralds Tunica and $4.1 million at Fitzgeralds Black Hawk. Room revenue increased $0.4 million, or 3.4%, to $11.1 million from $10.7 million. Food and beverage revenues increased $2.1 million, or 9.4%, to $24.7 million from $22.6 million. Other revenues decreased $0.3 million, or 4.4%, to $7.2 million from $7.5 million. Promotional allowances were $46.7 million compared to $42.2 million, an increase of $4.5 million, or 10.6%, as a result of an increase in complimentaries, cash-based promotional activities and slot club expenses.

Operating expenses decreased $24.0 million, or 7.9%, to $279.8 million from $303.8 million in 2009. In 2009, we incurred $11.1 million in restructuring fees compared to $0 in 2010. Since the Petition Date, such fees are recorded as reorganization items. In 2009, we recorded impairment losses on assets of $13.1 million and a $6.6 million adjustment to reduce the accrual for property tax expense at the Majestic Star Properties. We reduced operational expenses given the decline in net revenues at our casino properties. However, we did remain aggressive in marketing and promotions in order to preserve market share and attempt to increase revenues and cash flows.

We recorded operating income of $2.5 million in 2010 compared to an operating loss of $6.9 million in 2009, which includes restructuring fees of $11.1 million and impairment losses of $13.1 million in 2009. Without the restructuring fees and impairment losses, operating income decreased by $14.8 million, or 84.5%. Interest expense, net of interest income, was $4.0 million, a decrease of $58.0 million. Pursuant to GAAP, we have not accrued interest on the Pre-Petition Senior Secured Notes, Pre-Petition Senior Notes and Holdco Discount Notes subsequent to the Petition Date. In 2010, we recorded $20.1 million in reorganization items, which include fees for financial advisory, legal and other services directly associated with the reorganization process and $0.4 million for the rejection of executory contracts. In 2009, we recorded $6.1 million in reorganization items, which included a $4.3 million write-off of debt issuance costs that had been incurred in conjunction with the issuance of the Pre-Petition Senior Secured Notes, Pre-Petition Senior Notes and Holdco Discount Notes. Consolidated loss before tax provision was $21.6 million for 2010, a decrease of $53.3 million compared to a loss of $74.9 million for 2009.

We recorded a provision for income taxes of $13.9 million in 2010. We did not record a provision for income taxes in 2009. Consequently, we recorded a net loss of $35.5 million in 2010 compared to a net loss of $74.9 million in 2009.

Segment Operating Results – 2010 compared to 2009

Majestic Star Properties

For 2010, net revenues at the Majestic Star Properties were $187.3 million compared to $192.2 million for 2009, a decrease of $4.9 million, or 2.5%. Casino revenues, which comprised 90.4% of gross revenues in 2010, were $189.1 million, a decrease of $3.6 million, or 1.9%, compared to $192.7 million for the prior year. The primary contributors to our lower casino revenues were lower volumes in slot and table games, which were negatively influenced by the factors mentioned above. Food and beverage revenues were $11.4 million, an increase of $1.5 million, or 15.9%, from $9.9 million and room revenue was $3.1 million, an increase of $0.6 million, or 23.3%, from $2.5 million. The increase in food and beverage and room revenues resulted from increased complimentaries provided to casino customers. Other revenues decreased $0.3 million, or 5.1%, to $5.4 million. Promotional allowances increased $3.2 million, or 17.1%, to $21.9 million from $18.7 million due to the increase in complimentaries and other promotional efforts.

Operating expenses decreased $6.7 million, or 3.6%, to $178.8 million from $185.5 million. We recorded impairment losses on assets of $11.2 million in 2009. Without the impairment loss on assets, operating expenses increased $4.4 million, or 2.5%. Operating expenses increased primarily due to higher property tax and gaming tax expense. In 2009, we recorded a $6.6 million adjustment to reduce the accrual for property tax. In Indiana, promotional credits are not deductible for gaming taxes. Therefore, an increase in promotional credits of $14.6 million from 2009 to 2010 decreased reported net revenues although gross, or taxable, revenues increased and, therefore, gaming taxes increased.

We recorded operating income of $8.5 million in 2010 compared to $6.6 million in 2009, which includes the impairment loss on assets of $11.2 million in 2009. Without the impairment losses on assets, operating income for the Majestic Star Properties decreased $9.3 million, or 52.3%.

Fitzgeralds Tunica

For 2010, net revenues at Fitzgeralds Tunica were $71.3 million compared to $75.9 million for 2009, a decrease of $4.6 million, or 6.1%. Casino revenues, which comprised 77.1% of gross revenues in 2010, were $67.9 million, a decrease of $4.7 million, or 6.4%, compared to $72.6 million for the prior year. The primary contributors to our lower casino revenues were lower volumes in slot and table games, which were negatively influenced by the factors mentioned above. Room revenue decreased $0.2 million, or 2.8%, to $7.9 million. Food and beverage revenues increased $0.8 million, or 8.3%, to $11.0 million and other revenues increased $0.1 million, or 4.6%, to $1.3 million due to increased complimentaries provided to casino customers. Promotional allowances increased $0.6 million, or 3.8%, to $16.8 million as a result of an increase in complimentaries and other promotional efforts.

Operating expenses were $67.7 million compared to $70.9 million, a decrease of $3.2 million, or 4.5%. Our lower operating expenses were the result of our lower corresponding casino revenue and volumes and various cost savings measures implemented by us.

For 2010, operating income for Fitzgeralds Tunica was $3.6 million compared to $5.0 million, a decrease of $1.4 million, or 28.7%.

Fitzgeralds Black Hawk

For 2010, net revenues at Fitzgeralds Black Hawk were $23.7 million compared to $28.8 million in 2009, a decrease of $5.1 million, or 17.7%. Casino revenues, which comprised 91.5% of gross revenues in 2010, were $29.0 million, a decrease of $4.1 million, or 12.2%, compared to $33.1 million for the prior year. The decline in casino revenues is attributable to a 17.3% decrease in slot coin-in. Table games revenues increased slightly as a result of expanded gaming starting on July 2, 2009, which allowed for increased betting limits from $5 to $100, 24-hour a day operation and the ability to offer the table games of craps and roulette. Food and beverage revenues decreased $0.3 million, or 11.9%, to $2.2 million from $2.5 million, due to a decrease in casino customer volume, and promotional allowances increased $0.6 million, or 8.8%, to $8.0 million from $7.4 million as a result of increased direct mail cash coupons and other promotional items intended to generate casino business partially offset by the decrease in complimentaries.

Operating expenses were $25.2 million compared to $30.1 million, a decrease of $4.9 million, or 16.4%. We recorded an impairment loss on assets of $1.9 million in 2009. Without the impairment loss on assets, operating expenses decreased $3.0 million, or 10.7%. Our lower operating expenses were the result of our lower corresponding casino revenue and volumes and various cost savings measures implemented by us.

For 2010, operating loss for Fitzgeralds Black Hawk was $1.4 million, compared to an operating loss of $1.3 million in 2009, which includes an impairment loss on assets of $1.9 million. Without the impairment loss on assets, operating income decreased $2.1 million.

Corporate

Restructuring fees were $11.1 million in 2009. Prior to the Petition Date, beginning in October 2008, we engaged counsel and financial advisors to assist us with evaluating strategic alternatives aimed at addressing our operating results and financial position. In addition, the lenders and note holders also engaged counsel and financial advisors and, with certain limitations, we agreed to reimburse the lenders’ and note holders’ counsel and financial advisors. Since the Petition Date, such fees are recorded as reorganization items. Therefore, we recorded no restructuring fees in 2010. Corporate expenses increased $2.0 million, or 32.7%, to $7.9 million in 2010 from $5.9 million in 2009, primarily due to $0.9 million expense to reserve affiliate and other receivables and a reduction in the allocation of expenses to affiliates.

Other Expense and Reorganization Items

Other expense decreased $58.0 million to $4.0 million for 2010 compared to $62.0 million in 2009. Interest expense decreased $58.1 million since we stopped accruing interest on the majority of our outstanding debt when we commenced the Chapter 11 Cases, as discussed above. In 2010, we recorded $20.1 million in reorganization items, which include fees for financial advisory, legal and other services directly associated with the reorganization process and $0.4 million for the rejection of executory contracts. In 2009, we recorded $6.1 million in reorganization items, which include a $4.3 million write-off of debt issuance costs that had been incurred in conjunction with the issuance of the Pre-Petition Senior Secured Notes, Pre-Petition Senior Notes and Holdco Discount Notes.

OVERALL OPERATING RESULTS – 2009 COMPARED TO 2008

Overview

The discussion of our consolidated financial results for the year ended December 31, 2009 compared to 2008 is inclusive of interest expense from the amortization of original issue discount, in 2008 only, and financing costs related to the pushdown of the Holdco Discount Notes and the accrued interest thereon through November 22, 2009, the day before the Petition Date.

For 2009, consolidated net operating revenues were $296.9 million compared to $331.0 million for 2008, a decrease of $34.1 million, or 10.3%. Net revenues decreased $28.7 million at the Majestic Star Properties, $4.5 million at Fitzgeralds Tunica and $0.9 million at Fitzgeralds Black Hawk. Our consolidated net operating revenues were negatively impacted by the economic recession which reduced gambling activity by our customers, increased competition in our markets, and the closure on November 13, 2009 of the Cline Avenue Bridge which provided direct access from Chicago to our Majestic Star Properties.

For 2009, compared to 2008, consolidated casino revenues, which comprised 88.0% of consolidated gross revenues in 2009, decreased $34.7 million, or 10.4%, to $298.3 million from $333.0 million. Casino revenues decreased $28.6 million at the Majestic Star Properties, $5.4 million at Fitzgeralds Tunica and $0.6 million at Fitzgeralds Black Hawk. Room revenues decreased $1.0 million, or 8.8%, to $10.7 million from $11.7 million; food and beverage revenues decreased $0.8 million, or 3.7%, to $22.6 million from $23.4 million; and other revenues decreased $0.5 million, or 5.8%, to $7.5 million from $8.0 million, due to a decrease in casino customer volume. Promotional allowances were $42.2 million compared to $45.1 million, a decrease of $2.9 million, or 6.5%, as a result of a decrease in complimentaries and other promotional efforts.

Operating expenses decreased $114.6 million, or 27.4%, to $303.8 million from $418.4 million in 2008. We recorded impairment losses on assets of $13.1 million in 2009 and $105.8 million in 2008. Without the impairment losses on assets, operating expenses decreased $21.9 million, or 7.0%. Our expenses were lower due to reduced casino volumes and revenues, reduced staffing, and elimination of costs, including lower lease expenses for slot machines as we eliminated non-performing leases or acquired slot machines that were previously being leased. In 2009, there was a determination by governmental authorities in Indiana as to the property tax rates used to calculate property taxes. Prior to the determination there was much uncertainty regarding property tax rates. Based on the rate determination, the Majestic Star Properties recorded a $6.6 million reduction of property tax expense from the prior year. Restructuring fees increased $9.6 million to $11.1 million from $1.5 million. In October 2008, we began incurring restructuring fees, which include expenses incurred for legal counsel and financial advisors due to our default on our interest payments. Economic incentive tax - City of Gary, net of a refund in 2008, increased by $1.2 million. We entered into an interim settlement agreement with the City of Gary in August 2008 whereby it was agreed that we would receive the full amount in the Lakefront Capital Improvement Fund. In August 2008, we received $3.2 million per the settlement agreement, $1.6 million of which we had previously expensed.

We recorded an operating loss of $6.9 million in 2009 compared to $87.4 million in 2008, which includes the impairment losses on assets of $13.1 million and $105.8 million for 2009 and 2008, respectively. Without the impairment losses, operating income in 2009 was $6.2 million, a decrease of $12.1 million, or 66.3%, compared to $18.3 million for the prior year. Interest expense, net of interest income, was $62.0 million, a decrease of $0.9 million. Pursuant to GAAP, we have not accrued interest on the Pre-Petition Senior Secured Notes, Pre-Petition Senior Notes and Holdco Discount Notes since the Petition Date. Since the Petition Date, we have recorded $1.8 million in reorganization fees, which include financial advisory, legal and other services directly associated with the reorganization process, and a $4.3 million write-off of debt issuance costs that had been incurred in conjunction with the issuance of the Pre-Petition Senior Secured Notes, Pre-Petition Senior Notes and Holdco Discount Notes. Consolidated net loss was $74.9 million for 2009, a decrease in net loss of $75.5 million compared to $150.4 million for the same period in 2008.

Segment Operating Results – 2009 compared to 2008

Majestic Star Properties

For 2009, net revenues at the Majestic Star Properties were $192.2 million compared to $220.9 million for 2008, a decrease of $28.7 million, or 13.0%. Casino revenues, which comprised 91.4% of gross revenues in 2009, were $192.7 million, a decrease of $28.6 million, or 12.9%, compared to $221.3 million for the prior year. The primary contributors to our lower casino revenues were lower volumes in slot and table games, which were negatively influenced by the factors mentioned above. Food and beverage revenues were $9.9 million, a decrease of $0.6 million, or 6.2%, from $10.5 million and room revenue was $2.5 million, a decrease of $0.7 million, or 21.6%, from $3.2 million. The declines in food and beverage and room revenues resulted from lower casino customer volume and gaming activity and, hence, decreased complimentaries provided to casino customers. Promotional allowances decreased $1.4 million, or 7.3%, to $18.7 million from $20.1 million due to the decrease in complimentaries and other promotional efforts.

Operating expenses decreased $120.0 million, or 39.3%, to $185.5 million from $305.5 million. We recorded impairment losses on assets of $11.2 million in 2009 and $105.8 million in 2008. Without the impairment loss on assets, operating expenses decreased $25.4 million, or 12.7%. Operating expenses declined as a result of lower casino customer volumes and gaming activity, cost savings initiatives implemented by us and lower property tax expenses, as previously described. Economic incentive tax expense increased by $1.2 million in 2009 as the Majestic Star Properties booked a credit in 2008 due to the interim settlement agreement with the City of Gary as discussed above.

We recorded operating income of $6.6 million in 2009 compared to an operating loss of $84.6 million in 2008, which includes the impairment losses on assets of $11.2 million and $105.8 million, respectively. Without the impairment losses on assets, operating income for the Majestic Star Properties decreased $3.4 million, or 16.0%.

Fitzgeralds Tunica

For 2009, net revenues at Fitzgeralds Tunica were $75.9 million compared to $80.4 million for 2008, a decrease of $4.5 million, or 5.6%. Casino revenues, which comprised 78.8% of gross revenues in 2009, were $72.6 million, a decrease of $5.4 million, or 7.0%, compared to $78.0 million for the prior year. The primary contributors to our lower casino revenues were lower volumes in slot and table games, which were negatively influenced by the factors mentioned above and a lower table games win percentage. Room revenue decreased $0.3 million, or 3.9%, to $8.1 million, food and beverage revenues decreased $0.1 million, or 1.3%, to $10.1 million and other revenues decreased $0.2 million, or 13.8%, to $1.2 million due to the decrease in casino customer volume and a resultant decrease in complimentaries provided to casino customers. Promotional allowances decreased $1.6 million, or 9.1%, to $16.1 million as a result of a reduction in cash given to customers as a slot club incentive and the decrease in complimentaries.

Operating expenses were $70.9 million compared to $78.0 million, a decrease of $7.1 million, or 9.1%. Our lower operating expenses were the result of our lower casino revenue and volumes and various cost savings measures implemented by us.

For 2009, operating income for Fitzgeralds Tunica was $5.0 million compared to $2.4 million, an increase of $2.6 million, or 107.8%.

Fitzgeralds Black Hawk

For 2009, net revenues at Fitzgeralds Black Hawk were $28.8 million compared to $29.7 million in 2008, a decrease of $0.9 million, or 2.9%. Casino revenues, which comprised 91.4% of gross revenues in 2008, were $33.1 million, a decrease of $0.6 million, or 1.7%, compared to $33.7 million for the prior year. The decline in casino revenues is attributable to a 10.5% decrease in slot coin-in. Table games revenues increased by $0.5 million as a result of expanded gaming starting on July 2, 2009, which allowed for increased betting limits from $5 to $100, 24-hour a day operation and the ability to offer the table games of craps and roulette. Food and beverage revenues decreased $0.1 million, or 3.6%, to $2.5 million from $2.6 million due to a decrease in casino customer volume and promotional allowances increased $0.2 million, or 2.2%, to $7.4 million from $7.2 million as a result of increased direct mail cash coupons and other promotional items intended to generate casino business partially offset by the decrease in complimentaries.

Operating expenses were $30.1 million compared to $27.4 million, an increase of $2.7 million, or 9.9%. We recorded an impairment loss on assets of $1.9 million in 2009. Without the impairment loss on assets, operating expenses increased $0.8 million, or 2.9%. Depreciation and amortization expense increased $1.1 million, or 30.2%, due to the completion of our expansion project which opened in July 2008.

For 2009, operating loss for Fitzgeralds Black Hawk was $1.3 million, which includes an impairment loss on assets of $1.9 million, compared to operating income of $2.3 million in 2008. Without the impairment loss on assets, operating income decreased $1.6 million, or 72.3%.

Corporate

Restructuring fees increased $9.6 million in 2009 to $11.1 million from $1.5 million in 2008. Prior to the Petition Date, beginning in October 2008, we engaged counsel and financial advisors to assist us with evaluating strategic alternatives aimed at addressing our operating results and financial position. In addition, the lenders and note holders also engaged counsel and financial advisors and, with certain limitations, we agreed to reimburse the lenders’ and note holders’ counsel and financial advisors.

Other Expense and Reorganization Items

Other expense decreased $1.0 million to $62.0 million for 2009 compared to $63.0 million. Interest expense decreased $1.0 million since we stopped accruing interest on the majority of our outstanding debt upon the commencement of the Chapter 11 Cases, as discussed above. From the Petition Date to the end of 2009, we recorded $1.8 million in reorganization fees, which include financial advisory, legal and other services directly associated with the reorganization process, and a $4.3 million write-off of debt issuance costs.

LIQUIDITY AND CAPITAL RESOURCES

Post-Effective Date

We had unrestricted cash and cash equivalents of $34.0 million as of September 30, 2011, on a pro forma basis assuming the consummation of the Plan as of such date. We believe our cash on hand and cash provided by operating activities, assuming no material adverse change, will be sufficient for at least the next 12 months to fund our working capital requirements, including daily casino operations, capital expenditures, income taxes, debt service and outstanding reorganization fees and expenses.

We have a New Senior Secured Credit Facility with Wells Fargo Capital Finance, Inc. as the agent for the lenders thereunder, which was entered into as of the Effective Date. The New Senior Secured Credit Facility has a maximum borrowing amount of $58.0 million, of which $53.1 million was drawn on the Effective Date, and matures on December 1, 2014. Availability as of the Effective Date was $4.9 million. See “Description of Other Indebtedness” for a summary of the material terms of such debt.

The general disruption in the U.S. capital markets has impacted the broader financial and credit markets and increased the cost of debt and equity capital for the market as a whole. These conditions could persist for a prolonged period of time or worsen in the future. There is a risk given the current economic environment that the capital markets may be restricted at a time when we would like, or need, to access those markets, which could have an impact on our flexibility to react to changing economic and business conditions, and our ability to refinance our existing debt at reasonable interest rates or at all. In addition, the cost of debt financing and the proceeds of equity financing may be materially adversely impacted by these market conditions.

Impact of Chapter 11 Cases

Chapter 11 Cases. Our operations, as well as our liquidity and capital resources, were significantly impacted by the Chapter 11 Cases. As a debtor-in-possession, we were authorized to continue to operate as an ongoing business, but could not engage in transactions outside the ordinary course of business without approval of the Bankruptcy Court. As a consequence of the bankruptcy filing, most litigation against the Debtors was stayed.

During the Chapter 11 Cases, our senior management was required to spend a significant amount of time and effort dealing with our reorganization instead of focusing exclusively on business operations. For example, the Debtors were not permitted to make any payments on their pre-petition liabilities without prior Bankruptcy Court approval. Further, the ability of the Debtors to use its cash was limited by the cash collateral orders. Furthermore, we incurred substantial costs for professional fees and other expenses associated with the Chapter 11 Cases. For the nine months ended September 30, 2011 and 2010, we incurred $15.0 million and $12.5 million in reorganization professional fees, respectively. Reorganization items represent amounts incurred as a direct result of the Chapter 11 Cases and include professional fees, which include financial advisory, legal and other services directly associated with the reorganization process. These costs, and other restrictions noted below, limited our ability to invest in our properties, which further impaired our position relative to competitors in our markets. See “—Executive Overview—Matters Relating to Chapter 11 Cases Affecting Comparability of Results” for a further overview of the impact of the Chapter 11 Cases on our liquidity and capital resources.

In accordance with the cash collateral orders, we made a payment of $4.5 million in January 2011 to reduce the principal amount of the obligations owed under the Pre-Petition Senior Secured Credit Facility to $58.0 million. In addition, we made current interest payments at the interest rate being charged at the Petition Date throughout the pendency of the Chapter 11 Cases. See Notes 4 and 11 in our audited consolidated financial statements and Notes 4 and 6 in our unaudited condensed consolidated financial statements, included herein, for a summary of the material terms of the Pre-Petition Senior Secured Credit Facility and related transactions.

The cash collateral orders limited, among other things, our ability to incur or commit to incur capital expenditures for the period January 1, 2011 through September 30, 2011, in excess of $4.4 million at the Majestic Star Properties, $2.8 million at Fitzgeralds Tunica, $0.7 million at Fitzgeralds Black Hawk and $0.1 million at our corporate offices. Capital expenditures were further limited to no more than 110% of the projected amount to be spent for each project contained within each property’s 2011 capital expenditure budget, subject to the cumulative maximum amounts referenced above, by property, and certain capital projects needing the consent of certain creditor groups before a property could move forward with the project. Through September 30, 2011, cash used for capital expenditures totaled $1.0 million, $1.0 million, $0.3 million and $0.1 million at the Majestic Star Properties, Fitzgeralds Tunica, Fitzgeralds Black Hawk and our corporate offices, respectively. The capital expenditure budget for the period October 1, 2011 through and including December 31, 2011 is $0.2 million, $0.1 million and $30,000 at the Majestic Star Properties, Fitzgeralds Tunica and Fitzgeralds Black Hawk, respectively, which was approved by the Debtors’ creditors.

In accordance with the cash collateral orders, we were required to comply with certain covenants, including minimum cash and net revenue covenants and by providing various reports, including the budget (a thirteen week cash forecast rolled forward on a quarterly basis). Failure to achieve minimum cash and net revenue covenants and compliance with the budget, subject to certain permitted variances, are termination events under the cash collateral orders. As further described below, we violated certain covenants contained in the cash collateral orders. Due in large part to the flooding of the Mississippi River and the resulting temporary closing of the nine casinos located in Tunica County, Mississippi, including Fitzgeralds Tunica (closed from April 30, 2011 to May 27, 2011), we were not in compliance with the minimum cash balance covenant and related requirements at such time. Thereafter, as a result of various amendments and waivers, we were able to utilize the cash collateral through the Effective Date in accordance with the agreed upon cash collateral orders. The foregoing non-compliance issues did not have a material adverse affect on our use of the cash collateral or our operations.

The Effective Date.

On the Effective Date, the Debtors emerged from bankruptcy, and

•

the lenders under the Pre-Petition Senior Secured Credit Facility received various cash payments as required by the Plan and cash collateral orders, for amounts outstanding thereunder and are lenders under the New Senior Secured Credit Facility, with an initial available amount of $58.0 million, of which $53.1 million was drawn on the Effective Date,

•

holders of the Pre-Petition Senior Secured Notes received their pro rata share of (a) 58% of the equity in reorganized Majestic Holdco and (b) the old notes in an initial principal amount of $100.6 million,

•	holders of the Pre-Petition Senior Notes received their pro rata share of 42% of the equity in reorganized Majestic Holdco,

•

holders of allowed general unsecured claims will receive the lesser of (a) cash in the amount equal to approximately 25% of their allowed general unsecured claims and/or rejection damages claims or (b) their pro rata share of $1.0 million,

•	the holders of the Holdco Discount Notes received no distribution in connection with their cancellation, release and extinguishment, and

•	BDI received no distribution in connection with the cancellation, release and extinguishment of its equity interests in Majestic Holdco.

In addition, we were required to make disbursements to creditors in connection with the Plan, including a sweep payment for the benefit of the lenders under the Pre-Petition Senior Secured Credit Facility in an amount equal to $4.9 million, which represented the total unrestricted cash balances held by us as of the last day of the calendar month immediately preceding the Effective Date, less $40.0 million.

See “—Liquidity and Capital Resources” and “Description of Other Indebtedness” for detailed information on our capital resources subsequent to the Effective Date.

Nine Months Ended September 30, 2011

We had unrestricted cash and cash equivalents of $43.2 million at September 30, 2011. In order to maximize cash flow, cash position and operating liquidity prior to emerging from the Chapter 11 Cases, we limited capital expenditures at all of our casino properties to conserve cash and maintained costs commensurate with business volumes. We use cash provided by operating activities to fund our working capital requirements, including daily casino operations, capital expenditures, income taxes, allowed payments due under the Pre-Petition Senior Secured Credit Facility pursuant to the cash collateral orders and reorganization fees and expenses, and disbursements related to planning for, mitigating the impact of and re-opening the Fitzgeralds Tunica property as a result of the Mississippi River flood. Therefore, we did not need to obtain debtor-in-possession financing. At September 30, 2011, we had liabilities subject to compromise of $664.8 million. We did not have assets sufficient to satisfy the liabilities on our balance sheet as of September 30, 2011.

Other Significant Matters in Period

Fitzgeralds Tunica Temporary Closure. During the closure of Fitzgeralds Tunica from April 30 through May 26, 2011 from the Mississippi River flood, revenues from operating activities were significantly reduced. Fitzgeralds Tunica also incurred significant expenses related to planning and preparing for the flood, including taking necessary steps to protect the property from flood damage, closing the casino and hotel operations and reopening the property. Fitzgeralds Tunica also paid employees and funded benefits in the ordinary course during the closure period. In addition, due to the inability to timely implement media campaigns and marketing programs aimed at announcing and supporting the reopening of the property, Fitzgeralds Tunica’s operating and financial performance continued to suffer after the reopening on May 27, 2011.

We believe we have various claims, including business interruption and property damage claims against various layers of flood insurance, aggregating to total coverage of $15.5 million; however, coverage may not be adequate to fully cover the loss that will ultimately be realized by us and is subject to deductibles and limits on maximum benefits. There can be no assurance that we will be able to fully collect on any claims resulting from flood and flood-related damage. We have received a $5.0 million advance from our insurance company under our business interruption claim. In addition, Fitzgeralds Tunica has incurred $1.6 million in flood related expenses. Failure to timely receive additional advances against claims, or failure to receive advances at all, along with delays or disputes with insurance carriers over the compensability of claims, would have a negative impact on our liquidity. Fitzgeralds Tunica will need to make additional expenditures to repair or replace damaged property and equipment. The amount of future expenditures is unknown at this time.

Indiana Tax Assessments. Various tax matters were not stayed by the Chapter 11 Cases, including the assessments made by the Indiana Department of Revenue totaling $2.6 million related to alleged improper deductions of gaming taxes in computing Indiana income taxes and property tax assessment appeals relating to significant increases in the assessed valuation of certain real property of the Majestic Star Properties. An unfavorable determination on one or both of these tax matters could have an adverse effect on our liquidity. In addition, costs associated with adjudicating these matters have been substantial. During the first nine months of 2011, we incurred $4.1 million of legal and expert witness fees and expenses related to the property tax assessment appeals. In addition, we paid the legal and expert fees of our creditor constituencies as they participate and monitor the property tax assessment appeal litigation and our other litigation. The legal and expert fees for our creditor constituencies are not included in our $4.1 million of legal and expert expenses but are instead recorded as reorganization fees. On September 20, 2011, we received a favorable court ruling related to the assessed values, for real property tax purposes, of our Majestic Star and Majestic Star II gaming vessels (part of the property tax assessment appeals mentioned previously). As a result of the ruling, we have determined that, inclusive of interest, a $7.3 million real property tax refund is due to us. However, Lake County has appealed the court ruling. At this time the outcome of the appeal is uncertain.

Majestic Star II Tax Status. We and our subsidiaries are organized as limited liability companies with the exception of (a) prior to the November 2011 conversion to a limited liability company, Majestic Star II, which prior to 2010 was treated as a Qualified Subchapter S Subsidiary (“QSub”), and (b) prior to dissolution in November 2011, The Majestic Star Casino Capital Corp. and Majestic Star Casino Capital Corp. II, which were C corporations but had no assets or operations. Limited liability companies are disregarded for U.S. federal and state income tax purposes. QSubs are nontaxable entities. For the years ended December 31, 2009 and prior, income of the Company was taxed directly to BDI, its ultimate member prior to the Effective Date and QSub shareholder, and, accordingly, no provision for federal and state income taxes was reflected in the consolidated financial statements.

Prior to March 16, 2010, BDI revoked its S corporation election, effective January 1, 2010. See Note 8 to the unaudited condensed consolidated financial statements for information regarding a related lawsuit. As a consequence, Majestic Star II’s tax status changed from a pass-through entity for federal and state tax purposes to a C corporation, and thus Majestic Star II became responsible for federal and Indiana state income taxes. As a C corporation, Majestic Star II was subject to the federal and Indiana estimated tax requirements and had to make quarterly installment payments of its forecasted annual tax liabilities. While Majestic Star II continues to evaluate its 2011 federal and Indiana state income tax liabilities with its tax advisors, preliminarily, Majestic Star II is forecasting a federal annual tax liability of $0 and a state annual tax liability of $1.4 million for 2011. The 2010 federal and Indiana state income tax liabilities were $0 and $2.1 million, respectively. Majestic Star II is responsible for making the estimated tax payments in April, June, September and December. On April 18, June 20 and September 20, 2011, MSC II paid $0.2 million, $0.4 million and $0.3 million, respectively, to the Indiana Department of Revenue for the estimated tax payments for the first, second and third quarters of 2011.

City of Gary Disputes. We are subject to certain disputes with the City of Gary (the “City”) as more fully described in note 16 to the audited consolidated financial statements and note 8 to the unaudited condensed consolidated financial statements, under the caption City of Gary, Indiana Development Obligation. As a result of the disputes, effective for the tax period January 2008, we began depositing the economic incentive funds payable to the City under the Amended Majestic Development Agreement in to a segregated bank account. As of September 30, 2011, $14.7 million had been deposited into the segregated bank account, which is reflected in restricted cash on our unaudited consolidated balance sheet contained herein. In addition, we have recognized $14.7 million of liabilities for the amounts unpaid to the City. Of the $14.7 million of liabilities, $7.3 million arose prior to the petition date and has been recorded as liabilities subject to compromise. Upon emergence, we reclassified the $7.3 million of liabilities subject to compromise to current liabilities. We and the City continue to negotiate a resolution of their disputes. The ultimate liability to the City, if any, is uncertain at this time and will be based on satisfactory resolution of the disputed matters, or if no resolution can be achieved through the negotiations of the parties, then the arbitration and litigation more fully described in note 16 to the audited consolidated financial statements and note 8 to the unaudited condensed consolidated financial statements, under the caption City of Gary, Indiana Development Obligation. The restricted cash of $14.7 million would be used to satisfy any liabilities to the City as a result of the disputes, but we can not guarantee that the restricted cash of $14.7 million will be sufficient to satisfy such liabilities. Starting in April 2011, we began making economic incentive payments directly to the City.

Operating Activities

For the nine months ended September 30, 2011, cash provided by operations was $0.6 million as compared to $21.4 million for the nine months ended September 30, 2010. We incurred $15.0 million and paid $18.0 million for reorganization fees and expenses in the current nine-month period. During the first nine months of 2010, we incurred $13.0 million and paid $10.7 million of reorganization fees and expenses. Cash flow from operating activities was impacted by the significant competition we have experienced in all of our markets, including the opening of a new casino in the Chicago area which is directly impacting the revenues and cash flows of our Majestic Star Properties, generally weak economic conditions, higher gas prices, the closure in November 2009 of the Cline Avenue Bridge which provided direct access to our Majestic Star Properties from Chicago and the closure of Fitzgeralds Tunica from April 30 to May 27, 2011 due to flooding of the Mississippi River. We have also paid $1.6 million in flood related expenses and $0.1 million in capital expenditures, which, in connection with business interruption associated with Fitzgeralds Tunica’s closure, has been partially offset by the receipt of $5.0 million of insurance proceeds. The above factors have reduced visitations, or during the period of the flood impacting Fitzgerald Tunica eliminated visitations altogether, and amounts wagered by our customers.

Investing Activities

For the nine months ended September 30, 2011, net cash used in investing activities was $3.7 million as compared to $17.3 million for the nine months ended September 30, 2010. We used our cash flows from operating activities in 2011 to fund $2.5 million of capital expenditure projects at our casino facilities, and fund $1.1 million of economic incentive taxes, which would be typically payable to the City of Gary if it were not for the litigation with the City of Gary, into a segregated bank account (see Operating Activities discussion immediately above).

Financing Activities

For the nine months ended September 30, 2011, net cash used in financing activities was $4.5 million as compared to $9.0 million for the nine months ended September 30, 2010. In 2011, we paid $2.6 million of current interest, at the default interest rate, on the Pre-Petition Senior Secured Credit Facility and made $4.5 million of principal payments on the Pre-Petition Senior Secured Credit Facility, in accordance with the cash collateral orders.

Year Ended December 31, 2010

We had unrestricted cash and cash equivalents of $50.8 million at December 31, 2010. Not making the semiannual interest payments of $24.0 million, before default interest, in the aggregate, for each of the payment due dates since October 2008 on the Pre-Petition Senior Secured Notes and Pre-Petition Senior Notes has contributed to our December 31, 2010 unrestricted cash balances. We used cash provided by operating activities to fund our working capital requirements, including daily casino operations, capital expenditures and allowed payments due under the Pre-Petition Senior Secured Credit Facility pursuant to the cash collateral orders and reorganization fees. At December 31, 2010, we had liabilities subject to compromise of $664.8 million and did not have assets sufficient to satisfy the liabilities on our balance sheet.

Operating Activities

For the year ended December 31, 2010, net cash provided by operations was $21.0 million as compared to $31.2 million for the year ended December 31, 2009. We incurred $19.7 million of reorganization fees and paid $16.8 million for reorganization fees in 2010. Cash flow from operating activities was impacted by the significant competition we have experienced in all of our markets, generally weak economic conditions and the closure in November 2009 of the Cline Avenue Bridge which provided direct access to our Majestic Star Properties from Chicago. These factors reduced visitations and amounts wagered by our customers.

Prior to March 16, 2010, BDI, the Company’s ultimate parent, revoked its S election, effective January 1, 2010. As a consequence, Majestic Star II’s tax status changed from a pass-through entity for federal and state income tax purposes to a C corporation, and thus Majestic Star II became responsible for federal and Indiana state income taxes. As a C corporation, Majestic Star II is subject to the federal and Indiana estimated tax requirements and must make quarterly installment payments of its forecasted annual tax liabilities. While Majestic Star II continues to evaluate its 2010 federal and Indiana state income tax liabilities with its tax advisors, preliminarily, Majestic Star II is forecasting a federal annual tax liability of $0 and a state annual tax liability of $2.3 million, which include the Company’s initial assessment of tax accounting methods to be shown on its first return. These tax accounting methods are subject to reconsideration. Majestic Star II is responsible for making the estimated tax payments in April, June, September and December. On October 15, 2010, Majestic Star II paid $1.3 million to the Indiana Department of Revenue for the estimated tax payments due for the first three quarters of 2010, exclusive of any penalties and interest that are assessed. On December 17, 2010, MSC II paid $0.9 million for the estimated tax payment for the fourth quarter of 2010. During 2010, we recorded a discrete tax provision attributable to the establishment of a net deferred tax liability due to the change in taxable status of $11.8 million

Other accrued liabilities increased by $8.7 million during 2010. This increase in large part is due to the litigation with the City of Gary (also see Investing Activities below). Pending the outcome of the litigation, we have been funding economic incentive taxes into a segregated bank account rather than paying the economic incentive taxes directly to the City of Gary. The net effect of this is to reduce cash provided by operating activities by $6.1 million and increase restricted cash, an investing activity, by the same amount. However, since nothing is being paid to the City of Gary, the Company is also recognizing a liability for the amount it is not paying to the City of Gary. Upon resolution of the dispute with the City of Gary, the liability will be relieved and the corresponding restricted cash will be released.

Investing Activities

For the year ended December 31, 2010, net cash used in investing activities was $21.0 million as compared to $20.7 million for the year ended December 31, 2009. In 2010, we used our cash flows from operating activities to fund $14.9 million of capital expenditure projects at our casino facilities and fund $6.1 million of economic incentive taxes which would be typically payable to the City of Gary if it were not for the litigation with the City of Gary, into a segregated bank account (see Operating Activities discussion immediately above).

Financing Activities

For the year ended December 31, 2010, net cash used in financing activities was $11.9 million as compared to $5.6 million for the year ended December 31, 2009. In 2010, we paid $4.1 million of current interest, at the default rate, and made $11.9 million of principal payments on the Pre-Petition Senior Secured Credit Facility, in accordance with the cash collateral orders.

CONTRACTUAL OBLIGATIONS AND COMMITMENTS

Under the Bankruptcy Code, except as permitted pursuant to Bankruptcy Court order, actions to collect prepetition indebtedness, as well as most other pending litigation, were stayed and other contractual obligations against us generally could not be enforced. In addition, subject to Bankruptcy Court approval and certain conditions, we had to assume or reject prepetition executory contracts and unexpired leases. As of December 31, 2010, estimates of potential rejection damages ranged from $0 to $0.3 million.

The following table summarizes our material contractual obligations and commitments at December 31, 2010 (amounts in thousands):

	Payments Due by Year Ended (1) (2)
	2011	2012	2013	2014	2015	Thereafter	Total
Debt (3)	$500,000	$—	$—	$—	$—	$—	$500,000
Credit facility (3) (4)	62,514	—	—	—	—	—	62,514
Capital leases	—	—	—	—	—	—	—
Development agreement (5)	6,000	6,000	6,000	6,000	6,000	—	30,000
Operating leases	841	55	2	2	1	—	901
Estimated interest payments on							—
Debt (6)	81,535	—	—	—	—	—	81,535
Credit facility (7)	—	—	—	—	—	—	—
Other obligations:
Employee agreements	2,921	—	—	—	—	—	2,921
Other (8)	522	42	27	15	—	—	606

Total	$654,333	$6,097	$6,029	$6,017	$6,001	$—	$678,477

(1)	Excludes any amounts related to the debt of Majestic Holdco. Such debt of our parent company has been pushed down to us. See Notes 3 and 12 to the audited consolidated financial statements included herein.

(2)	Excludes “success fees” due to financial advisors upon the adoption of a plan of reorganization. As of December 31, 2010, we were unable to determine the amount or timing of any such payments that may be due.

(3)	Due to the event of default that existed with our debt and credit facility as of December 31, 2010, the amounts outstanding are reflected within current liabilities or liabilities subject to compromise on our audited consolidated balance sheet as of December 31, 2010 and are reflected in the 2011 column in this table.
(4)	Excludes payment of all excess, unrestricted cash pursuant to the cash collateral orders.

(5)	On December 21, 2005, Majestic and Trump Indiana entered into an amended development agreement with the City of Gary, which, among other things, requires us to pay to the City of Gary an economic incentive payment equal to 3% of the adjusted gross receipts of the Majestic Star Properties, but in no event less than $6.0 million per year. Because this is a continuing obligation for us, we cannot estimate an amount to include in the “Thereafter” column. See Note 16 to the audited consolidated financial statements included herein.

(6)	At December 31, 2010, we had $81.5 million of accrued interest in aggregate on the Pre-Petition Senior Secured Notes and Pre-Petition Senior Notes which was due on October 15, 2008, April 15, 2009 and October 15, 2009 and had not been paid. Interest was being computed on this unpaid interest at the default rate which is 1% greater than the interest rate for the Pre-Petition Senior Secured Notes (10.5% including default interest) and Pre-Petition Senior Notes (10.75% including default interest). We stopped accruing interest on the Pre-Petition Senior Secured Notes and Pre-Petition Senior Notes as of the Petition Date. See Note 12 to the audited consolidated financial statements included herein.

(7)	Variable rate of 5.75% is calculated as bank base rate (which is the agent bank’s prime rate, 3.25% at December 31, 2010) plus 0.5% margin, plus default interest of 2.0%. We included the principal on the Pre-Petition Senior Secured Credit Facility in the 2011 column. Pursuant to the cash collateral orders, we paid interest on the Pre-Petition Senior Secured Credit Facility through consummation of the Plan. See Note 4 to the audited consolidated financial statements included herein.

(8)	Represents commitments for various contracts including maintenance and other service agreements.

The following table summarizes our material contractual obligations and commitments as of September 30, 2011 on a pro forma basis, as if the implementation of the Plan and restructuring transactions had occurred on September 30, 2011 (amounts in thousands):

	Payments Due by
	Three Months Ended	Year Ended
	December 31,
	2011	2012	2013	2014	2015	2016	Thereafter	Total
Debt	$—	$—	$—	$—	$—	$100,600	$—	$100,600
Credit facility	—	3,000	4,000	46,133	—		—	53,133
Development agreement (1)	1,242	6,000	6,000	6,000	6,000	6,000	—	31,242
Operating leases	135	137	36	19	1	—	—	328
Estimated interest payments on
Debt	2,096	12,575	12,575	12,575	12,575	12,575	—	64,971
Credit facility (2)	904	3,525	3,260	2,747	—	—	—	10,436
Other obligations:
Employee agreements	1,060	117	—	—	—	—	—	1,177
Other	604	757	246	107	—	—	—	1,714

Total	$6,041	$26,111	$26,117	$67,581	$18,576	$119,175	$—	$263,601

(1)	On December 21, 2005, Majestic and Trump Indiana entered into an amended development agreement with the City of Gary, which, among other things, requires us to pay to the City of Gary an economic incentive payment equal to 3% of the adjusted gross receipts of the Majestic Star properties, but in no event less than $6.0 million per year. Because this is a continuing obligation for the Company, we cannot estimate an amount to include in the “Thereafter” column. As of September 30, 2011, certain amounts due to the City of Gary remain in dispute and are not scheduled as obligation in this table. See Note 8 to the unaudited condensed consolidated financial statements contained herein.

(2)	Variable rate of 6.75% is calculated as 3.5% plus the prime rate at September 30, 2011 (3.25%).

OFF-BALANCE SHEET ARRANGEMENTS

For the years ended December 31, 2010 and 2009, and the nine months ended September 30, 2011, we had no off-balance sheet arrangements as defined in Item 304 of Regulation S-K.

CRITICAL ACCOUNTING POLICIES

Our consolidated financial statements are prepared in accordance with GAAP, which requires our management to make estimates and assumptions about the effects of matters that are inherently uncertain. We have summarized our significant accounting policies in Note 3 to the audited consolidated financial statements included herein. Of our accounting policies, we believe the following may involve a higher degree of judgment and complexity.

Revenue Recognition — Casino revenue is the net win from gaming activities, which is the difference between the amount wagered by our gaming patrons and the amount paid out to our patrons as a result of those wagers. Hotel, food and beverage and other revenues are recognized at the time the related service is performed. We deduct from our gross revenues the retail value of hotel rooms, food, beverage and merchandise provided to our casino customers on a complimentary basis. We also deduct from our gross revenues the value of certain cash-based promotional activities, including cash earned by customers as part of our slot club programs and cash coupons redeemed by our casino customers.

Downloadable Promotional Credits — Our Majestic Star Properties and Fitzgeralds Tunica provide promotional programs that allow customers to download credits directly to the slot machine being played (“downloadable promotional credits”). The amount of downloadable promotional credits given to a customer is determined at the discretion of management. Management generally makes its decision regarding the amount of downloadable promotional credits provided to a customer based on the customer’s tracked play or as an award or prize. The Majestic Star Properties and Fitzgeralds Tunica do not record the wagering of downloadable promotional credits as slot revenues and corresponding casino and gross revenues as no consideration is provided by the customer to make the wager. Downloadable promotional credits are not redeemable for cash; however, any jackpots won as a result of the wagering of downloadable promotional credits are deducted from slot revenues and corresponding casino and gross revenues. When implemented, the net impact of the implementation of downloadable promotional credits was lower slot coin-in and slot revenues (casino revenues and gross revenues).

With our direct mail cash coupon programs, customers receive cash coupons from us which can be redeemed for cash with the hope that the cash will be wagered at the casinos’ slot machines and table games. Cash coupons are mailed directly to our customers, generally based upon their historical gaming play and other criteria, solely at the discretion of management. Cash coupons, when redeemed, are recorded as promotional allowances, which are deducted from gross revenues when computing net revenues. When the cash is wagered in slot machines, it is recorded as slot coin-in and slot revenues (casino revenues and gross revenues).

Goodwill and Other Intangible Assets — Goodwill represents the excess purchase price over the fair value of net assets acquired for Fitzgeralds Tunica, which was acquired in December 2001. Goodwill is not subject to amortization but is tested for impairment. Indefinite-lived intangible assets represent gaming license rights at Majestic Star II, which are also tested for impairment. Indefinite-lived intangible assets are not amortized.

ASC No. 350, “Intangibles – Goodwill and Other,” requires that goodwill and certain intangible assets be assessed for impairment using fair value measurement techniques. We perform a formal impairment review of our goodwill and indefinite-lived intangible balances on at least an annual basis and between annual tests if events occur or circumstances change that would, more likely than not, reduce the fair value below the amount reflected on the balance sheet. We perform our annual review on December 31 of each year.

The impairment test for goodwill is performed in two steps. The first step, used to identify potential impairment, compares the fair value of a reporting unit with its carrying amount, including goodwill and indefinite-lived intangibles. If the carrying amount of a reporting unit exceeds its fair value, then the second step of the goodwill impairment test is performed to measure the amount of impairment loss, if any. The second step compares the implied fair value of reporting unit goodwill with the carrying amount of that goodwill. The implied fair value of goodwill is determined in the same manner as in a business combination. Indefinite-lived intangible assets are tested for impairment using a discounted cash flow approach.

Estimates of fair value are primarily determined using discounted cash flows and market comparisons. These approaches use significant estimates and assumptions, including projection and timing of future cash flows, discount rates reflecting the risk inherent in future cash flows, perpetual growth rates, determination of appropriate market comparables, and determination of whether a premium or discount should be applied to comparables. It is reasonably possible that the plans and estimates used to value these assets may be incorrect. These estimates and assumptions could have a significant impact on whether or not an impairment charge is recognized and also the magnitude of any such charge. If our actual results, or the plans and estimates used in future impairment analyses, are lower than the original estimates used to assess the recoverability of these assets, we could incur future impairment charges.

Property and Equipment — Property and equipment are stated at cost. Depreciation expense is computed utilizing the straight-line method over the estimated useful lives of the depreciable assets. Costs of major improvements are capitalized; costs of normal repairs and maintenance are charged to expense as incurred. Gains or losses on dispositions of property and equipment are recognized in the consolidated statements of operations when incurred. The estimate of the useful lives is based on the nature of the asset as well as our current operating strategy. Future events, such as property expansions, new competitors and new regulations, could result in a change in the manner in which we are using certain assets which, in turn, could require a change in the estimated useful lives of such assets. In assessing the recoverability of the carrying value of property and equipment, we must make assumptions regarding estimated future cash flows and other factors. If these estimates or the related assumptions change in the future, we may be required to record impairment charges for these assets.

Casino Club Liability — We have accrued for the liability of points earned but not redeemed by our casino club members, less the points of inactive players and points that have expired. The liability is calculated based on an average historical redemption rate on a property by property basis. The increase in the liability is recorded as a reduction of gross revenue in accordance with GAAP for customer loyalty programs.

Self-Insurance Liability — We maintain accruals for self-insured health and workers’ compensation costs, which are classified in payroll and related accrued liabilities on the accompanying consolidated balance sheets. Management determines the estimate of these accruals by periodically evaluating the historical experience and projecting trends related to these accruals, including an accrual for incurred, but not reported, claims. Actual results could differ from these estimates.

Federal And State Income Taxes — We utilize the liability method of accounting for income taxes as set forth in ASC No. 740, “Income Taxes” (“ASC 740”). Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is more likely than not that some of the deferred tax assets will not be realized.

We apply accounting standards for uncertain tax positions under the guidance of ASC No. 740-10, “Accounting for Uncertainty in Income Taxes” (“ASC 740-10”), which provides detailed guidance for the financial statement recognition and measurement of uncertain tax positions recognized in an enterprise’s financial statements. Income tax positions must meet a more-likely-than-not recognition threshold in order to be recognized under ASC 740-10 for all income tax provisions. Tax positions failing to qualify for initial recognition are recognized in the first subsequent interim period that they meet the “more likely than not” standard. If it is subsequently determined that a previously recognized tax position no longer meets the “more likely than not” standard, it is required that the tax position be derecognized. Accounting standards for uncertain tax positions specifically prohibit the use of a valuation allowance as a substitute for derecognizing tax positions. We recognize potential accrued interest and penalties related to unrecognized tax benefits within operations as income tax expense.

Litigation, Claims and Assessments — We also utilize estimates for litigation, claims and assessments. These estimates are based upon our knowledge and experience about past and current events and also upon reasonable future events. Actual results may differ from those estimates.

Fresh Start Reporting — Upon consummation of the Plan on the Effective Date, the accounting for the assets and liabilities to be reported in our subsequent consolidated financial statements materially changed. As of the Effective Date, we adopted the “fresh start” provisions in accordance with accounting guidance, which requires that all assets and liabilities be recorded at their reorganization values and fair values, respectively. Certain of these values differ materially from the values recorded in the accompanying consolidated balance sheet as of December 31, 2010 and the unaudited condensed consolidated balance sheet as of September 30, 2011. Additionally, the successor’s results of operations after the application of fresh start reporting will not be comparable to the historical results of operations.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

Post-Effective Date

We will be exposed to market risk, primarily related to interest rate exposure of our debt obligations that are expected to bear interest based on floating rates. Borrowings under the New Senior Secured Credit Facility bear interest at a rate equal to (a) LIBOR plus 4.75% or (b) 3.50% plus the greater of (i) the Wells Fargo Bank, National Association announced rate, (ii) the federal funds rate plus 0.5% and (iii) LIBOR plus 1%. A hypothetical 100 basis point (1%) change in interest rates would result in an annual interest expense change of up to approximately $580,000 if the New Senior Secured Credit Facility were fully drawn. We currently do not use hedging instruments with respect to such interest rate exposure.

BUSINESS

INTRODUCTION

Majestic was formed on December 8, 1993 as an Indiana limited liability company to provide gaming and related entertainment to the public. Majestic became a wholly owned subsidiary of Majestic Holdco, with both entities being controlled directly or indirectly by Don H. Barden, the deceased Chairman, President and Chief Executive Officer and the sole shareholder of BDI, Majestic Holdco’s parent prior to the Effective Date. As of the Effective Date, our equity owners consisted of former creditors of the Debtors and we are governed by a Board of Managers (with Managers appointed in accordance with the governing documents of Majestic Holdco). The Board intends to appoint a Chief Executive Officer in the near future.

We are a multi-jurisdictional gaming company with operations in three states – Indiana, Mississippi and Colorado. We and our separate and distinct subsidiary limited liability companies and corporations own and operate the following gaming facilities:

•	A dockside casino and land based pavilion located on Lake Michigan in Gary, Indiana;

•	A dockside casino and hotel located on Lake Michigan in Gary, Indiana;

•	A casino-hotel located in Tunica County, Mississippi; and

•	A casino located in Black Hawk, Colorado.

Except where otherwise noted, information regarding the amenities of our properties in “Business” is provided as of October 31, 2011.

Our executive offices are located at 301 Fremont Street, 12th Floor, Las Vegas, Nevada 89101, and our telephone number is (702) 388-2400.

VOLUNTARY REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

Overview

On the Petition Date, the Debtors filed voluntary petitions for relief in Bankruptcy Court under Chapter 11 of the Bankruptcy Code, and from such date to the Effective Date, operated the business as a debtor-in-possession. As a debtor-in-possession, the Debtors were required to get approval of the Bankruptcy Court for any proposed transactions outside the ordinary course of business and the Debtors were not permitted to make any payments on their pre-petition liabilities without prior Bankruptcy Court approval. The Debtors use of cash also was significantly limited by the cash collateral orders benefitting certain secured lenders. See Note 4 to the audited consolidated financial statements and unaudited condensed consolidated financial statements included herein, respectively, for a detailed discussion of the foregoing restrictions.

As a consequence of the bankruptcy filing, most litigation against the Debtors was stayed.

During the Chapter 11 Cases, our senior management was required to spend a significant amount of time and effort dealing with our reorganization instead of focusing exclusively on business operations. Furthermore, we incurred substantial costs for professional fees and other expenses associated with the Chapter 11 Cases. These costs limited our ability to invest in our properties, which further impaired our position relative to competitors in our markets.

On January 6, 2011, the Debtors filed the Plan, which was approved by the Bankruptcy Court on March 10, 2011. Pursuant to the Plan, the Debtors retained and reorganized around our casino gaming properties in Gary, Indiana, Tunica County, Mississippi, and Black Hawk, Colorado.

Settlements

We reached a global settlement on a range of issues with the trustee for the Pre-Petition Senior Secured Notes and note holders holding a substantial majority of the Pre-Petition Senior Secured Notes, as well as the creditors’ committee (the “Settling Parties”). The settlements agreed to among us and the Settling Parties include:

•

Gaming License Settlement. We and the Settling Parties settled all disputes over the value of our gaming licenses and the security interests of the Pre-Petition Senior Secured Notes in the proceeds of such gaming licenses.

•

The Cash Collateral Settlement. We and the Settling Parties settled concerns surrounding the secured creditors’ liens on our deposit accounts and cash. The secured creditors, the creditors’ committee and we agreed that our account at Harris Bank (d/b/a Mercantile National Bank of Indiana), which had a balance of approximately $153,000 as of the Petition Date, is encumbered by the secured creditors’ liens by virtue of such account being subject to a deposit account control agreement. Additionally, the secured creditors asserted perfected liens over all or at least a substantial portion of our other cash and cash equivalents, including our deposit accounts maintained at Wells Fargo Bank, N.A. or its affiliates.

•

The Standing Motion Settlement. We and the Settling Parties agreed to settle all disputes over the claims raised in the creditor committee’s standing motion regarding the perfection of the security interests in our Indiana riverboat casinos held by the Pre-Petition Senior Secured Credit Facility agent and the trustee for the Pre-Petition Senior Secured Notes.

Our Reorganized Business

Our reorganized business consists primarily of the ownership and operation of our gaming facilities located in Gary, Indiana, Tunica County, Mississippi, and Black Hawk, Colorado.

As part of the restructuring, immediately preceding the Effective Date, we transferred approximately 209 acres of real property adjacent to the Majestic Star Properties into a liquidating trust. Other than a warehouse and electrical substation, which are now subject to a lease with the trust, we are not utilizing the 209 acres of real property as part of our core casino business.

Our Reorganized Capital Structure

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New Senior Secured Credit Facility. The New Senior Secured Credit Facility is a $58 million senior secured credit facility with a term of three years expiring on December 1, 2014. Borrowings under the New Senior Secured Credit Facility bear interest at a rate equal to (a) LIBOR plus 4.75% or (b) 3.50% plus the greater of (i) the Wells Fargo Bank, National Association announced rate, (ii) the federal funds rate plus 0.5% and (iii) LIBOR plus 1%. The New Senior Secured Credit Facility amortizes over its term and is secured by a first lien on all of the assets of our reorganized business to the extent permitted by law.

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Notes. $100.6 million aggregate principal amount of 12.5% / 14.5% Second Lien Senior Secured Notes were issued on the Effective Date, mature on December 1, 2016 and are secured by a second lien on all of the assets of our reorganized business to the extent permitted by law. The notes pay interest in cash at 12.5% per annum, or interest-in-kind at 14.5% in accordance with the New Intercreditor Agreement.

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New Intercreditor Agreement. On the Effective Date, the New Senior Secured Credit Facility agent, on behalf of the New Senior Secured Credit Facility lenders, and the notes Trustee, on behalf of the note holders, entered into the New Intercreditor Agreement governing the rights and obligations of such parties.

BUSINESS OVERVIEW

Our operating strategy is to attract mid-level guests who we believe constitute the largest segment of potential gaming customers. We focus on the personal relationships built by our casino hosts and team members while delivering complimentaries, player rewards and cash back incentive programs in a comfortable and welcoming environment. We also target the higher frequency players in the mid-level segments through specific database incentives, hosted activities and events. We believe the following attributes enable us to compete and implement our operating strategy:

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Good Locations in Strong Drive-in Markets. Our properties are located in significant drive-in gaming markets, which allow our casino patrons to reach us in short travel times and to make repeated trips to our gaming facilities.

•	Gaming Brands. We believe our gaming brands, marketing and advertising campaigns, promotions and targeted direct mailings help attract customers and develop customer loyalty.

•	Emphasis on Slot Play. We emphasize slot machine wagering, which we believe is the most stable and most profitable segment of the casino entertainment business.

•	Focus on Quality and Service at an Affordable Price. Our casinos provide a quality casino entertainment experience at affordable and value oriented price points to attract middle market guests.

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Experienced Management. Our property management teams and corporate staff have extensive experience in the gaming industry, with in-depth knowledge and experience regarding the various markets in which we conduct business.

The spending and visitation habits of our casino customers have been negatively impacted by the weakened economy, rising unemployment and instability in the housing market. At this time, we can not predict when the spending or visitation habits of our customers will improve. Further, the costs related to the Chapter 11 Cases limited our ability to invest in our properties, which further impaired our position relative to competitors in our markets.

Majestic Star Properties

The Majestic Star Properties, which opened in June 1996, is a gaming complex located at Buffington Harbor in Gary, Indiana, approximately 23 miles southeast of downtown Chicago, consisting of two gaming riverboats (Majestic Star and Majestic Star II), a hotel and an entertainment pavilion. These properties primarily draw customers from northwest Indiana and the Chicagoland area. The Chicagoland market is the third largest gaming market in the United States, with only Las Vegas and Atlantic City being larger. The Majestic Star Properties also attracts drive-in customers from other areas in Illinois, Indiana and Michigan.

As part of the restructuring, immediately preceding the Effective Date, we transferred approximately 209 acres of real property adjacent to the Majestic Star Properties into a liquidating trust. Other than a warehouse and electrical substation, which are now subject to a lease with the trust, we are not utilizing the 209 acres of real property as part of our core casino business.

One of the riverboats, Majestic Star, is a four-story, 360-foot long gaming vessel, docked at Buffington Harbor, which accommodates approximately 3,000 customers and employees. The vessel houses a Las Vegas-style casino that features approximately 40,800 square feet of gaming space and offers customers a selection of approximately 994 slot machines and 58 table games. The vessel provides live entertainment, a private high-limit table games area and a baccarat room.

The second riverboat, Majestic Star II, is a four-story, 280-foot long vessel, docked at Buffington Harbor, which accommodates approximately 2,700 customers and employees. The vessel houses a Las Vegas-style casino that features approximately 39,500 square feet of gaming space and offers customers a selection of approximately 935 slot machines and 11 table games. The vessel provides live entertainment and a 21-table poker room.

A 300-room hotel (including seven suites) is located adjacent to the riverboats.

The entertainment pavilion is a two-level, 85,000 square foot structure featuring a buffet, steak house, lounge, coffee bar, fast food restaurant, deli, gift shop, banquet and entertainment facilities and two VIP lounges.

The complex also contains a 1,854-space covered parking structure and 3,412 surface parking spaces with valet parking and convenient bus facilities.

Fitzgeralds Tunica

Fitzgeralds Tunica, which opened in June 1994, is located in north Tunica County, Mississippi, approximately 30 miles from downtown Memphis, Tennessee. This property draws its gaming patrons primarily from the Memphis metropolitan area, as well as drive-in customers from northern Mississippi, Little Rock, Arkansas, Missouri and Alabama and regional travelers flying into Memphis.

Fitzgeralds Tunica is located on a 53-acre site in north Tunica County, Mississippi. The site is accessible via Interstate 55 or Interstate 69 and then Highway 61.

Fitzgeralds Tunica features 38,000 square feet of gaming space, offering 1,305 slot machines and 24 table games, live entertainment, a 506-room hotel (including 68 suites) with indoor swimming pool, spa and exercise facility, indoor special events center, two bars, buffet, steak house, snack bar and gift shop. Fitzgeralds Tunica also has a 411-space covered parking structure and 1,264 surface parking spaces with valet parking and convenient bus loading/unloading facilities.

Fitzgeralds Black Hawk

Fitzgeralds Black Hawk, which opened in May 1995, is located adjacent to the entrance to the downtown gaming area of Black Hawk, Colorado. Fitzgeralds Black Hawk is approximately 35 miles from Denver and attracts drive-in or “day trip” customers from the population centers of Denver, Boulder, Colorado Springs and Fort Collins, Colorado, as well as Cheyenne, Wyoming.

Fitzgeralds Black Hawk is located adjacent to the entrance to the downtown gaming area of Black Hawk, Colorado. Fitzgeralds Black Hawk is accessible via Interstate 70 and then Highway 119. We also own 2.45 acres directly behind Fitzgeralds Black Hawk.

Fitzgeralds Black Hawk features a 17,000 square foot casino, offering 665 slot machines and 11 table games, a steak house, coffee shop, three bars and a 392-space all-valet parking garage adjacent to the casino.

FINANCIAL INFORMATION

For financial information regarding our business segments, see Notes 19 and 11 in the audited consolidated financial statements and unaudited condensed consolidated financial statements included herein, respectively.

MARKETING

Our direct mail database programs and our player development initiatives are our strongest marketing tools to retain and increase market share in all of our highly competitive markets. Since we operate regionally, database marketing is a key element in encouraging casino customers to make frequent visits to our properties. Equally important is a comprehensive strategy which incorporates activation, retention and reactivation programs throughout our customer segments. We do this through a combination of promotions, special events, product and entertainment marketing, direct mail, and player development strategies. We also continue to utilize other forms of broad-based marketing to attract customers to our facilities, including television, radio, newspaper, outdoor media and social media.

Through our investment in player tracking technology systems, the use of the Key Rewards customer loyalty cards allows us to track individual or combined play at slot machines, table games, as well as food and beverage and hotel expenditures (available at Fitzgeralds Tunica and the Majestic Star Properties). The systems allow us to identify players and their gaming preferences and practices and to develop a comprehensive customer database for marketing and guest services purposes. Our player tracking programs allow us to target our marketing programs to specific categories of players based on player worth. These include advertising programs, property casino promotions, gaming tournaments, special group and tour packages, direct mail, and other events and incentives designed to promote customer loyalty and increase repeat business. Our player tracking programs also allow us to better tailor our pricing, promotions, slot machine selections, table game selections and other guest services to satisfy our customer preferences. Our player tracking system, at both the Majestic Star Properties and Fitzgeralds Tunica, allows our customers to download the equivalent of their cash coupons (“downloadable promotional credits”) at the slot machine by entering their four-digit PIN, resulting in more time spent on the slot machine and less time at the rewards booth to redeem their cash coupons. It has also resulted in increased play on the machines as the players must play the offer through the machine instead of having a choice to redeem the credits for cash.

Majestic Star. We utilize an integrated marketing campaign to brand Majestic Star in the Chicagoland market to mid-level slot and table games customers as their “Best value” gaming experience. Our messages about Majestic Star have appeared in various media, including radio, print and outdoor advertising which we believe have improved our market awareness among Chicagoland area gaming patrons. We intend to utilize these and other similar brand marketing techniques to continue attracting customers, whom we then identify, evaluate and target for direct marketing programs.

Fitzgeralds. We have developed Fitzgeralds into a brand recognized for its value, exciting entertainment experience and superior guest service. The Fitzgeralds’ brand has also promoted itself as the “Fitz”. The “Fitz” gives the Fitzgeralds’ brand a trendy, more youthful feel to help broaden our market base and target a younger customer in addition to our core market customer. Our messages about Fitzgeralds Tunica have appeared in various media, including television, radio, print, outdoor advertising and direct mail. By communicating our promotions, events, entertainment and value-oriented amenities using these forms of media, we have been able to attract customers whom we then identify, evaluate and target for direct marketing programs. Our messages about Fitzgeralds Black Hawk have focused on marketing events, value oriented gaming, food and beverage, and casino wide promotions through direct mail. Fitzgeralds Black Hawk uses traditional television, radio, billboard and print advertising campaigns on a more limited basis, as our competitors can, and have, spent significantly more than us.

COMPETITION

We face intense competition in each of the markets in which our gaming facilities are located. Many of our competitors have significantly greater name recognition and financial, marketing and other resources than we do. Our competitors have made significant improvements to their facilities inclusive of new slot machines and related gaming equipment. They offer a wide variety of marketing, promotions and entertainment to customers within our markets in competition for the same customer segments. In addition to regional competitors, we compete with gaming facilities nationwide, including land-based casinos in Nevada and Atlantic City. In addition, we compete for qualified employees as jurisdictions or competitors expand. We also compete with other forms of gaming on both a local and national level, including state-sponsored lotteries, internet gaming, on- and off-track wagering, slot parlors, horse and dog racing tracks with slots and table games and card parlors. See “Risk Factors” for further discussion on competition in the markets in which we currently operate.

The recent and continued expansion of legalized casino gaming within existing jurisdictions and into new jurisdictions throughout the United States has significantly increased competition. Further expansion can increase competitive pressure in the future.

SEASONALITY

The gaming operations of our properties are seasonal. At the Majestic Star Properties, Fitzgeralds Tunica and Fitzgeralds Black Hawk, business levels are typically weaker from Thanksgiving through the end of the winter. The properties’ results are affected by inclement weather in relevant markets. For example, because of the climate in the Chicago metropolitan area, the Majestic Star Properties’ operating revenues are expected to be stronger during the period from May through September. Fitzgeralds Black Hawk, located in the Rocky Mountains of Colorado, is subject to snow and icy road conditions during the winter months. Any such severe weather conditions may discourage potential customers from visiting the Fitzgeralds Black Hawk property. Accordingly, our results of operations are expected to fluctuate from quarter to quarter and the results for any fiscal quarter may not be indicative of results for the fiscal year or future fiscal quarters.

CASINO CREDIT

We use casino credit play to enhance table games volume at Fitzgeralds Tunica and the Majestic Star Properties; however, credit play represents a small percentage of our overall table game volumes. We maintain strict control over the issuance of casino credit and pursue collection from those customers who fail to pay in a timely manner. In Mississippi and Indiana, gaming receivables are enforceable by state law. All other states are required to enforce a judgment for gaming receivables entered in Mississippi and Indiana.

EMPLOYEES

As of October 31, 2011, we employed 2,279 persons of whom 16.3% are represented by unions and subject to collective bargaining agreements. A strike, work stoppage or other slowdown could significantly disrupt our operations, which could have a material adverse effect on our operations and financial results.

Our various collective bargaining agreements are in effect for various periods ending between October 2012 and April 2014, and we also have two contracts that have expired and currently are being negotiated. Of our work force, 15.4% are covered by union contracts that have expired or will expire in the next 12 months. Certain of our non-unionized workforce have been the subject of union organizing efforts and other segments of our workforce could become subject to such efforts, which could cause additional labor costs and increase the union related risks we now face.

In recruiting personnel, the Majestic Star Properties is obligated, under the terms of a Development Agreement with the City of Gary, Indiana (“City of Gary”), to have as a goal and endeavor to have an employee base which is comprised of 70% from racial minority groups, 52% females, 67% residents of the City of Gary and 90% residents of Lake County, Indiana. We believe that our recruitment programs are designed to meet this obligation.

TRADE NAMES, TRADEMARKS AND SERVICE MARKS

We own certain registered trademarks that are integral to the business and operation of the Majestic Star Properties, Fitzgeralds Tunica and Fitzgeralds Black Hawk. We utilize a comprehensive integrated marketing campaign to brand the Majestic Star Properties and Fitzgeralds casinos, in the regional markets in which we compete, to attract casino customers from the middle-income segment.

The Fitzgeralds casinos have developed a regional gaming brand. We own proprietary rights in registered and common law trade names, trademarks and service marks used in connection with the business and created to enhance the gaming activities, including the marks Majestic Star®, Fitzgeralds® and Fitz®.

Following the Fitzgeralds’ acquisition, and under a license from us, Fitzgeralds Reno, Inc. (“Fitzgeralds Reno”), a subsidiary of Fitzgeralds Gaming Corporation, which is not an affiliate of ours, had the right to use the name Fitzgeralds and certain other marks in connection with its operation of its existing casino property in Reno, Nevada and in connection with any casino properties it may operate in the future in northern California, northern Nevada, Oregon and Washington. Fitzgeralds Reno assigned the license to DRW Fitzgerald Real Property LLC (“DRW”), the purchaser of the casino in Reno; also not an affiliate of ours. This license terminated December 30, 2008. In connection with the spin-off of Barden Nevada Gaming, LLC (“Barden Nevada”) in 2003, we entered into a license with Barden Nevada to allow Barden Nevada to use the name Fitzgeralds and other marks in connection with its operation of its Las Vegas property. Such license memorialized an oral trademark license that was effective as of December 7, 2001.

ENVIRONMENTAL MATTERS

We are subject to various federal, state and local laws, ordinances and regulations that govern activities or operations that may have adverse environmental effects, such as discharges to air and water, or may impose liability for the costs of cleaning up and certain damages resulting from sites of past spills, disposals or other releases of hazardous or toxic substances or wastes. We endeavor to maintain compliance with environmental laws, but from time to time, current or historical operations on, or adjacent to, our property may have resulted or may result in noncompliance or liability for cleanup pursuant to environmental laws. In that regard, we may incur costs for cleaning up contamination relating to historical uses of certain of our properties. To date, we have made no significant expenditures for environmental remediation.

GOVERNMENT REGULATION AND LICENSING

General

The ownership and operation of our gaming facilities are subject to various state and local laws and regulations in the jurisdictions where they are located. The following is a summary of the provisions of the laws and regulations applicable to our gaming operations and other laws and regulations applicable to us. The summary does not purport to be a full description thereof and is qualified in its entirety by reference to such laws and regulations.

Indiana Gaming Regulation

The ownership and operation of the Majestic Star Properties is subject to regulation by the State of Indiana through the Indiana Gaming Commission (the “IGC”). The IGC is given extensive powers and duties for the purposes of administering, regulating and enforcing riverboat gaming in Indiana. The IGC is authorized to award up to 11 gaming licenses to operate riverboat casinos in the State of Indiana, including five to counties contiguous to Lake Michigan in northern Indiana, five to counties contiguous to the Ohio River in southern Indiana and one to a county contiguous to Patoka Lake in southern Indiana, which was subsequently relocated to French Lick. Referenda required by the Riverboat Gambling Act (the “Act”) to authorize the five licenses to be issued for counties contiguous to Lake Michigan have been conducted and gaming has been authorized for the cities of Hammond, East Chicago, Gary and Michigan City. In the second quarter of 2008, pursuant to legislation enacted in 2007, the two horse tracks located in Anderson and Shelbyville, Indiana each installed 2,000 slot machines. The IGC may authorize the installation of additional slot machines at either of the two horse tracks. In 2011, the IGC authorized an additional 200 slot machines for the Shelbyville property.

The IGC has jurisdiction and supervision over all riverboat gaming operations in Indiana and all persons on riverboats where gaming operations are conducted and is authorized to adopt rules for administering the gaming statute and the conditions under which riverboat gaming in Indiana may be conducted. The IGC may suspend or revoke the license of a licensee or impose civil penalties, in some cases without notice or hearing, for any act in violation of the Act or for any other fraudulent act.

The Act requires extensive disclosure of records and other information concerning an applicant, including disclosure of all directors, officers and persons holding a five percent or more direct or indirect beneficial interest in an applicant.

A Riverboat Owner’s License and Operating Contract entitles the licensee or the Operating Agent to operate one riverboat. In May 2003, the Act was amended to allow a person to hold up to 100% of up to two individual Riverboat Owner’s Licenses. An owner’s initial license may be renewed for one-year periods by the IGC upon satisfaction of certain statutory and regulatory requirements. While the IGC reserves the right to investigate Riverboat Licensees (a “Riverboat Licensee”) at any time it deems necessary, each Riverboat Licensee must undergo a complete reinvestigation every three years. The Majestic Star Properties underwent a complete reinvestigation in 2007. Applications for the required annual license renewals for 2008 and 2009 were submitted and approved. A complete reinvestigation was also conducted in 2010.

The Act places special emphasis on minority and women business enterprise participation in the riverboat industry. Effective January 1, 2008, based on the results of a Statistical Analysis of the Utilization of Minority and Women Business Enterprises by Riverboat Licensees and Operating Agents (“Statistical Analysis”), Riverboat Licensees and Operating Agents must establish goals of expending 10.9 percent of the total dollars spent on construction expenditures with women’s business enterprises. Effective January 1, 2011, Riverboat Licensees and Operating Agents must also establish an additional goal of 23.2% of the total dollars spent on construction expenditures with minority business enterprises. The IGC may suspend, limit or revoke an owner’s gaming license or impose a fine for failure to comply with the goal established as a result of the Statistical Analysis. For the calendar year ended December 31, 2010, we submitted reports to the IGC that we believe met the goals established following the Statistical Analysis. Additionally, the IGC encourages the purchase of goods and services in the following categories from minority and women business enterprises based on the capacity measurement determined by the Statistical Analysis: (i) 4.2% with minority-owned procurement firms; (ii) 2.5% with women-owned procurement firms; (iii) 11.2% with minority-owned professional services firms; (iv) 7.8% with women-owned professional services firms; (v) 2.9% for other expenditures with minority-owned firms; and (vi) 1.8% for other expenditures with women-owned firms.

Indiana state law stipulates a graduated wagering tax with a starting tax rate of 15% and a top rate of 40% for adjusted gross receipts in excess of $600 million. In addition to the wagering tax, an admissions tax of $3 per turnstile count is assessed.

The IGC has also promulgated a rule mandating Riverboat Licensees to maintain a cash reserve to protect patrons against defaults in gaming debts. The cash reserve is to be equal to a Riverboat Licensee’s average payout for a three-day period based on the riverboat’s performance the prior calendar quarter. The cash reserve can consist of cash on hand, cash maintained in Indiana bank accounts and cash equivalents not otherwise committed or obligated.

We and our affiliates are subject to restrictions on the incurrence of debt. A Riverboat Licensee and its affiliates may enter into debt transactions that total $1.0 million or more only with the prior approval of the IGC. Such approval is subject to compliance with requisite procedures and a showing that each person with whom the Riverboat Licensee and its affiliates enters into a debt transaction would be suitable for licensure under the Act. Unless waived, approval of debt transactions requires consideration by the IGC at two business meetings. The IGC, by resolution, has authorized the Executive Director, subject to subsequent ratification by the IGC, to approve debt transactions after a review of the documents and consultation with the Chair and the IGC’s outside financial analyst.

The regulations are subject to amendment and interpretation by the IGC. We believe that our compliance with the licensing procedures and regulatory requirements of the IGC will not affect the marketability of our securities.

Mississippi Gaming Regulation

The ownership and operation of casino gaming facilities in Mississippi are subject to extensive state and local regulations, but primarily the licensing and/or regulatory control of the Mississippi Gaming Commission (the “Mississippi Commission”).

The laws, regulations and supervisory procedures of the Mississippi Commission are based upon declarations of public policy that are concerned with, among other things:

•	the prevention of unsavory or unsuitable persons from having a direct or indirect involvement with gaming at any time or in any capacity;

•	the establishment and maintenance of responsible accounting practices and procedures;

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the maintenance of effective controls over the financial practices of licensees, including the establishment of minimum procedures for internal fiscal affairs and the safeguarding of assets and revenues, providing for reliable record keeping and requiring the filing of periodic reports with the Mississippi Commission;

•	the prevention of cheating and fraudulent practices;

•	providing a source of state and local revenues through taxation and licensing fees; and

•	ensuring that gaming licensees, to the extent practicable, employ Mississippi residents.

The regulations are subject to interpretation by the Mississippi Commission. We believe that our compliance with the licensing procedures and regulatory requirements of the Mississippi Commission will not affect the marketability of our securities. Changes in Mississippi laws or regulations may limit or otherwise materially affect the types of gaming that may be conducted and such changes, if enacted, could have an adverse effect on us and our business, financial condition and results of operations.

The Mississippi Gaming Control Act (“Mississippi Act”) provides for legalized gaming in each of the 14 Mississippi counties that border the Gulf Coast or the Mississippi River, but only if the voters in the county have not voted to prohibit gaming in that county. Currently, gaming is permissible in nine of the 14 eligible counties in the State of Mississippi and gaming operations have commenced in seven counties. Traditionally, Mississippi law required gaming vessels to be located on the Mississippi River or on navigable waters in eligible counties along the Mississippi River, or in the waters lying south of the counties along the Mississippi Gulf Coast. In 2005, however, the Mississippi Legislature amended the Mississippi Act to permit licensees in the three counties along the Gulf Coast to establish land-based casino operations provided the gaming areas do not extend more than 800 feet beyond the nineteen-year mean high water line, except in Harrison County where the 800-foot line can be extended as far as the southern boundary of Highway 90. In recent years, the Mississippi Commission has also permitted licensees in approved river counties to conduct gaming operations on permanent structures, provided that the majority of the gaming floor within any such structure is located on the river side of the “bank full” line of the Mississippi River.

The Mississippi Act permits unlimited stakes gaming on a 24-hour basis and does not restrict the percentage of space which may be utilized for gaming. The Mississippi Act permits substantially all traditional casino games and gaming devices.

We and any subsidiary of ours that operates a casino in Mississippi (a “Gaming Subsidiary”) are subject to the licensing and regulatory control of the Mississippi Commission. Each of Majestic Holdco and Majestic has registered under the Mississippi Act as either a publicly traded corporation (a “Registered Corporation”) or a holding company (a “Registered Holding Company”) of Barden Mississippi Gaming, LLC (“Mississippi LLC”), the owner and operator of Fitzgeralds Tunica and a licensee of the Mississippi Commission, Majestic Holdco and Majestic, as Registered Holding Companies or Registered Corporations within the meaning of the Mississippi Act, and Mississippi LLC, as a gaming licensee, are required periodically to submit detailed financial, operating and other reports to the Mississippi Commission and furnish any other information which the Mississippi Commission may require. No person may become a stockholder of or receive any percentage of profits from a licensed subsidiary of a Registered Holding Company or Registered Corporation without first obtaining licenses and approvals from the Mississippi Commission. We have obtained such approvals in connection with the licensing of Fitzgeralds Tunica.

Mississippi LLC must maintain its gaming license from the Mississippi Commission in order to continue to operate a casino in Mississippi. Such licenses are issued by the Mississippi Commission subject to certain conditions, including continued compliance with all applicable state laws and regulations. There are no limitations on the number of gaming licenses which may be issued in Mississippi. Gaming licenses require the payment of periodic fees and taxes, are not transferable, are issued for a three-year period, may be continued for two additional three-year periods, and must be renewed periodically thereafter. Mississippi LLC’s current gaming license was renewed effective December 7, 2010 and expires December 6, 2013.

Certain management personnel of Majestic, our manager and our parent, and certain management personnel and key employees of Mississippi LLC must be found suitable or be approved by the Mississippi Commission. We believe that we have obtained, applied for or are in the process of applying for all necessary findings of suitability with respect to, Majestic Holdco, Majestic and Mississippi LLC, although the Mississippi Commission, in its discretion, may require additional persons to file applications for findings of suitability. In addition, any person having a material relationship or involvement with us may be required to be found suitable, in which case those persons must pay the costs and fees associated with such investigation. The Mississippi Commission may deny an application for a finding of suitability for any cause that it deems reasonable. Changes in certain licensed positions must be reported to the Mississippi Commission. In addition to its authority to deny an application for a finding of suitability, the Mississippi Commission has jurisdiction to disapprove a change in any corporate position or title and such changes must be reported to the Mississippi Commission. The Mississippi Commission has the power to require us, and our affiliates including Mississippi LLC to suspend or dismiss officers, directors and other key employees or sever relationships with other persons who refuse to file appropriate applications or whom the authorities find unsuitable to act in such capacities. Determination of suitability or questions pertaining to licensing are not subject to judicial review in Mississippi.

At any time, the Mississippi Commission has the power to investigate and require the finding of suitability of any of our record or beneficial equity owners. The Mississippi Act requires any person who acquires more than 5% of any class of voting securities of a Registered Corporation, as reported to the Securities and Exchange Commission, to report the acquisition to the Mississippi Commission, and such person may be required to be found suitable. Also, any person who becomes a beneficial owner of more than 10% of any class of voting securities of a Registered Corporation, as reported to the Securities and Exchange Commission, must apply for a finding of suitability by the Mississippi Commission and must pay the costs and fees that the Mississippi Commission incurs in conducting the investigation. If an equity owner who must be found suitable is a corporation, partnership or trust, it must submit detailed business and financial information, including a list of beneficial owners.

The Mississippi Commission generally has exercised its discretion to require a finding of suitability of any beneficial owner of 5% or more of any class of voting securities of a licensee, a Registered Corporation or a Registered Holding Company. However, under certain circumstances, an “institutional investor,” as defined in the Mississippi Commission’s regulations, which acquires more than 10% but not more than 15% of the voting securities of a Registered Corporation or Registered Holding Company may apply to the Mississippi Commission for a waiver of such finding of suitability if such institutional investor holds the voting securities for investment purposes only. An institutional investor shall not be deemed to hold voting securities for investment purposes unless the voting securities were acquired and are held in the ordinary course of business as an institutional investor and not for the purpose of causing, directly or indirectly, the election of a majority of the members of the board of directors or managers of the licensee, the Registered Corporation or the Registered Holding Company, any change in the corporate charter, bylaws, management, policies or operations of the licensee or any of its gaming affiliates, or any other action which the Mississippi Commission finds to be inconsistent with holding the voting securities for investment purposes only. Activities that are not deemed to be inconsistent with holding voting securities for investment purposes include (1) voting on all matters voted on by equity holders; (2) making financial and other inquiries of management of the type normally made by securities analysts for informational purposes and not to cause a change in the licensee’s, Registered Corporation’s or Registered Holding Company’s management, policies or operations; and (3) such other activities as the Mississippi Commission may determine to be consistent with such investment intent.

Any person who fails or refuses to apply for a finding of suitability or a license within 30 days after being ordered to do so by the Mississippi Commission may be found unsuitable. The same restrictions apply to a record owner of our securities if the record owner, after request, fails to identify the beneficial owner. Any person found unsuitable and who holds, directly or indirectly, any beneficial ownership of our securities beyond such time as the Mississippi Commission prescribes may be guilty of a misdemeanor. We may be subject to disciplinary action if, after receiving notice that a person is unsuitable to be an equity owner or to have any other relationship with us or any Gaming Subsidiary owned by us, the company involved (1) pays the unsuitable person any dividend or other distribution upon such person’s voting securities; (2) recognizes the exercise, directly or indirectly, of any voting rights conferred by securities held by the unsuitable person; (3) pays the unsuitable person any remuneration in any form for services rendered or otherwise, except in certain limited and specific circumstances; or (4) fails to pursue all lawful efforts to require the unsuitable person to divest himself of the securities, including, if necessary, the immediate purchase of the securities for cash at fair market value.

We may be required to disclose to the Mississippi Commission, upon request, the identities of the holders of any of our debt or other securities. In addition, under the Mississippi Act, the Mississippi Commission, in its discretion, may require the holder of any debt security of a Registered Corporation or a Registered Holding Company to file an application, be investigated and be found suitable to own the debt security if the Mississippi Commission has reason to believe that the ownership of the debt security by the holder would be inconsistent with the declared policies of the State.

Although the Mississippi Commission generally does not require the individual holders of obligations, such as notes, to be investigated and found suitable, the Mississippi Commission retains the discretion to do so for any reason, including but not limited to, a default or where the holder of the debt instruments exercises a material influence over the gaming operations of the entity in question. Any holder of debt securities required to apply for a finding of suitability must pay all investigative fees and costs of the Mississippi Commission in connection with such an investigation.

If the Mississippi Commission determines that a person is unsuitable to own a debt security, then the Registered Corporation may be sanctioned, including the loss of its approvals, if without the prior approval of the Mississippi Commission, it:

•	pays to the unsuitable person any dividend, interest, or any distribution whatsoever;

•	recognizes any voting right by the unsuitable person in connection with those securities;

•	pays the unsuitable person remuneration in any form; or

•	makes any payment to the unsuitable person by way of principal, redemption, conversion, exchange, liquidation, or similar transaction.

Each Gaming Subsidiary must maintain in Mississippi a current ledger with respect to the ownership of its equity securities and we must maintain in Mississippi a current list of our equity owners, which must reflect the record ownership of each outstanding unit of any class of our equity securities. The ledger and equity holder lists must be available for inspection by the Mississippi Commission at any time. If any securities are held in trust by an agent or by a nominee, the record holder may be required to disclose the identity of the beneficial owner to the Mississippi Commission. A failure to make such disclosure may be grounds for finding the record holder unsuitable. We must also render maximum assistance in determining the identity of the beneficial owner.

The Mississippi Act requires that the certificates representing our securities bear a legend indicating that the securities are subject to the Mississippi Act and the regulations of the Mississippi Commission. The Mississippi Commission has the power to impose additional restrictions on the holders of our securities at any time.

Substantially all material loans, leases, sales of securities and similar financing transactions by a Registered Corporation, a Registered Holding Company or a Gaming Subsidiary must be reported to or approved by the Mississippi Commission. A Gaming Subsidiary may not make a public offering of its securities but may pledge or mortgage casino facilities. A Registered Corporation may not make a public offering of its securities without the prior approval of the Mississippi Commission if any part of the proceeds of the offering is to be used to finance the construction, acquisition or operation of gaming facilities in Mississippi or to retire or extend obligations incurred for those purposes. Such approval, if given, does not constitute a recommendation or approval of the investment merits of the securities subject to the offering and remains subject to the ability of the Mississippi Commission to issue a stop order with respect to any such securities offering if the Mississippi Commission determines it would be necessary to do so.

Under the regulations of the Mississippi Commission, Mississippi LLC may not guarantee a security issued by us or any other affiliated company pursuant to a public offering or pledge the assets of Mississippi LLC to secure payment or performance of the obligations evidenced by the security issued by us or the affiliated company, without the prior approval of the Mississippi Commission. A pledge of the equity securities of a Gaming Subsidiary and the foreclosure of such a pledge are ineffective without the prior approval of the Mississippi Commission. Moreover, restrictions on the transfer of an equity security issued by a Gaming Subsidiary or its Registered Holding Company and agreements not to encumber such securities are ineffective without the prior approval of the Mississippi Commission. We have obtained approvals from the Mississippi Commission for certain restrictions on the transfer of our equity securities as contained in our amended and restated operating agreement, but we must obtain separate prior approvals from the Mississippi Commission for pledges and stock restrictions in connection with certain financing transactions. Moreover, the regulations of the Mississippi Commission require us to file a loan to licensees report with the Mississippi Commission within 30 days following certain financing transactions and the offering of certain debt securities. If the Mississippi Commission were to deem it appropriate, the Mississippi Commission could order such transactions rescinded.

Moreover, transfers of equity securities of a Registered Holding Company must receive the prior approval of the Mississippi Commission. We have obtained requisite approvals from the Mississippi Commission for transfers of equity securities of Majestic Holdco for one year following the Effective Date, subject to certain conditions including periodic reporting of such transfers to the Mississippi Commission.

None of Majestic Holdco, Majestic or Mississippi LLC may engage in gaming activities in Mississippi while also conducting gaming operations outside of Mississippi without approval from or notification to the Mississippi Commission. The Mississippi Commission may require determinations that, among other things, there are means for the Mississippi Commission to have access to information concerning the out-of-state gaming operations of us and our affiliates. We previously have obtained, or otherwise qualified for, a waiver of foreign gaming approval from the Mississippi Commission for our gaming operations in Indiana and Colorado and of our affiliate in Nevada. We will be required to obtain the approval from the Mississippi Commission if we commence any additional future gaming operations outside of Mississippi; provided, however, that such waiver shall be automatically granted under the Mississippi Commission’s regulations in connection with foreign gaming activities (except for internet gaming activities) conducted (1) within the 50 states or any territory of the United States, (2) on board any cruise ship embarking from a port located therein or (3) in any other jurisdiction in which a casino operator’s license or its equivalent is not required in order to legally conduct gaming operations.

If the Mississippi Commission were to determine that we, Majestic Holdco, or Mississippi LLC violated a gaming law or regulation, the Mississippi Commission could limit, condition, suspend or revoke the approvals of any such company and the license of Mississippi LLC, subject to compliance with certain statutory and regulatory procedures. In addition, we, Majestic Holdco, Mississippi LLC and the persons involved could be subject to substantial fines for each separate violation. Because of such a violation, the Mississippi Commission could attempt to appoint a supervisor to operate the casino facilities. Limitation, conditioning or suspension of any gaming license or approval or the appointment of a supervisor could (and revocation of any gaming license or approval would) materially adversely affect us and our business, financial condition and results of operations.

License fees and taxes, computed in various ways depending on the type of gaming or activity involved, are payable to the State of Mississippi and to the counties and cities in which a Gaming Subsidiary’s operations are conducted. Depending upon the particular fee or tax involved, these fees and taxes are payable either weekly, monthly, quarterly or annually. Gaming taxes are based upon the following:

•	a percentage of the gross gaming revenues received by the casino operation;

•	the number of gaming devices operated by the casino; or

•	the number of table games operated by the casino.

The license fee payable to the State of Mississippi is based upon “gaming receipts” (generally defined as gross receipts less payouts to customers as winnings), and the current maximum rate imposed is eight percent of all gaming receipts in excess of $134,000 per month. The foregoing license fees paid by Mississippi LLC are allowed as a credit against Mississippi LLC’s state income tax liability for the year paid. The gross revenue fee imposed by Tunica County, in which Fitzgeralds Tunica is located, equals approximately four percent of the gaming receipts.

The Mississippi Commission’s regulations require as a condition of licensure or license renewal that an existing licensed gaming establishment’s plan include adequate parking facilities in close proximity to the casino complex and infrastructure facilities, such as hotels, which amount to at least 100% of the casino cost. The Mississippi Commission’s current infrastructure requirement applies to new casinos or acquisitions of closed casinos. Fitzgeralds Tunica was grandfathered under a prior version of that regulation that required the infrastructure investment to equal only 25% of the casino’s cost.

The sale of alcoholic beverages, including beer and wine, at Fitzgeralds Tunica is subject to licensing, control and regulation by both the local jurisdiction and the Alcoholic Beverage Control Division (the “ABC”) of the Mississippi State Tax Commission. Fitzgeralds Tunica is in an area designated as a special resort area, which allows Fitzgeralds Tunica to serve alcoholic beverages on a 24-hour basis. All such licenses are revocable and are non-transferable. If the ABC laws are violated, the ABC has the full power to limit, condition, suspend or revoke any license for the serving of alcoholic beverages or to place such a licensee on probation with or without conditions. Any such disciplinary action could (and revocation would) have a material adverse effect on us and Mississippi LLC’s operations at Fitzgeralds Tunica. Certain of our officers and managers at Fitzgeralds Tunica must be investigated by the ABC in connection with our liquor permits and changes in certain key positions must be approved by the ABC.

Colorado Gaming Regulation

In November 1990, pursuant to a statewide general election, the eligible voters of the State of Colorado approved an amendment to the Colorado Constitution to add Article XVIII, section 9. That amendment provided that limited gaming would become legal on October 1, 1991, in three mountain towns in Colorado, namely Cripple Creek, Black Hawk, and Central City. The amendment additionally provided other guidelines for the conduct of limited gaming in the three mountain towns, including the requirement that limited gaming be conducted subject to the enactment of appropriate legislation by the Colorado General Assembly.

Subsequently, in 1991, the General Assembly enacted the Colorado Limited Gaming Act of 1991 (the “Colorado Act”). The Colorado Act, which has been amended by the legislature repeatedly since its enactment, authorizes limited gaming only in certain designated commercial districts of Central City, Black Hawk and Cripple Creek, Colorado. Limited gaming consists of the games of poker, blackjack, slot machines, roulette, and craps, each with a maximum single bet of $100. Only persons aged 21 or older may participate in limited gaming, and limited gaming is permitted to be offered to and played by customers of licensed casinos for 24 hours per day, seven days per week. Limited gaming is only allowed on premises licensed for that purpose, and the gaming-licensed premises of any building may not exceed 35% of the square footage of the building and no more than 50% of any floor of such building. There is no limitation on the size of any structure or total square footage devoted to limited gaming. However, the gaming-licensed premises of any casino must be physically located within the designated commercial district of one of the three above-referenced cities.

The Colorado Act provides for the oversight and supervision of the limited gaming industry by the Colorado Limited Gaming Control Commission (the “Colorado Commission”). The Colorado Commission is the governmental authority with primary responsibility for the regulation of limited gaming activities in Colorado. The Colorado Commission consists of a five-member board appointed by the Governor. Its members serve at the pleasure of the Governor. The Commission customarily meets once each month on the third Thursday of the month, although, in its discretion, the Commission may meet more frequently. The Commission has plenary authority over gaming, and it is the Commission which promulgates the rules and regulations pursuant to the Colorado Act (collectively, the “Colorado Gaming Regulations”), located at 1 Colorado Code of Regulations, part 207-2. Under the Colorado Act and Gaming Regulations, the ownership and operation of limited gaming facilities in Colorado and all persons in any way associated with such facilities (e.g., as a vendor, principal, lender, or owner) are subject to investigation and extensive regulation by the Colorado Commission in its discretion.

The duties of the Colorado Commission have been delegated, consistent with the Colorado Act, in part to the Colorado Division of Gaming (“Division”). The Division is an agency of state government within the Colorado Department of Revenue. Among its responsibilities the Division performs background investigations for the Colorado Commission, and the Division provides day to day oversight of the industry and is responsible for the enforcement of the laws. The Commission has also delegated to the Division the authority to issue certain approvals and licenses.

Generally, any person or entity offering limited gaming to the public must hold a retail gaming license. Those persons importing, selling, distributing, or manufacturing slot machines must hold a valid manufacturer and distributor gaming license from the Colorado Commission. Licensing as an operator is also required for any person or entity providing goods or services to a casino based or calculated upon a percentage of adjusted gross proceeds (gross gaming revenue) received by that casino. Moreover, persons employed in the Colorado gaming industry must be individually licensed. The Colorado Commission may issue the following gaming licenses: (1) slot machine manufacturer or distributor; (2) operator; (3) retail gaming; (4) support; and (5) key employee. The retail gaming license is required for the operation of a casino, and support and key licenses are issued to individuals working in the gaming industry, as employees and managers, respectively. All these licenses require renewal every two years by the Colorado Commission. Support and key employee licenses only may also be initially issued and renewed by the Director of the Division in his discretion. Prior to initial issuance or renewal of any retail gaming (casino) license, the Colorado Commission or the Division, if applicable, will first determine that: the licensee will operate in compliance with the statutes, rules and regulations governing the conduct of casino gaming in Colorado; the licensee is of good moral character; and the licensee is suitable to participate in the Colorado gaming industry. The Colorado Commission has broad discretion to condition, suspend for up to six months, revoke, limit or restrict a license at any time and also has the authority to impose fines for any violations of the gaming laws. A retail gaming licensee may utilize slot machines on its own premises and is not required to hold an operator license. No person may have an ownership interest in more than three retail licenses. The Colorado Commission has renewed Barden Colorado Gaming, LLC’s operator and retail gaming licenses through October 2012.

The Colorado Act requires that every officer, director, and stockholder of a privately-held corporation–where such corporation is licensed or is an applicant for a license—be of good moral character and be suitable for participation in the gaming industry. The same requirements apply to equivalent office-holders and owners of privately-held, non-corporate applicants. With respect to publicly-traded corporations and entities, all officers and directors (and for limited liability companies, their managers), and all persons holding a 5% or greater beneficial ownership interest directly or indirectly on a pass-through basis, must be persons of good moral character and be suitable. These persons ordinarily must submit to a full background investigation conducted by the Colorado Division and the Colorado Gaming Commission. The cost of the background investigation is borne by the applicant. The Colorado Commission or the Division may additionally require any person having an interest, however limited or indirect, in a license or a licensee to undergo a full background investigation for suitability and pay the cost of investigation in the same manner as an applicant. Limited disclosure forms are customarily required of those persons holding an equity interest under 5% in a non-publicly traded licensee or applicant, or its parent companies.

In addition, all persons loaning monies, goods, or real or personal property directly or indirectly to a licensee or applicant, or having any interest in a licensee or applicant, or entering into any agreement with a licensee or applicant, must provide any information requested by the Division or Colorado Commission, and in the discretion of the Division or the Colorado Commission, these persons must supply all information relevant to a determination of any such person’s suitability for licensure, and must submit to a full background investigation if ordered by the Colorado Commission. Failure to promptly provide all information requested, or to submit to a suitability or background investigation, may result in a finding of unsuitability, the denial of a license application, suspension or revocation of an existing license, termination of any lease, note arrangement, or agreement between the applicant or licensee and the person requested to provide the information, and other sanctions. Investigations for suitability, background, or any other reason may delay a license application or the operation under any agreement with a licensee. All agreements, contracts, leases or arrangements in violation of the Colorado Act or the Colorado Gaming Regulations are void and unenforceable. Additionally, violations of the Colorado Gaming Regulations are criminal acts, and violators are subject to arrest, prosecution, and possible incarceration, as well as the payment of fines and costs.

Persons found unsuitable by the Colorado Commission may be required immediately to terminate any interest in, association or agreement with, or relationship to a licensee—regardless of any negative financial consequences to such persons. A finding of unsuitability with respect to any officer, director, employee, associate, lender or beneficial owner of a licensee or applicant may also jeopardize the licensee’s license or applicant’s license application. Licenses, and their continuing validity, may be conditioned upon termination by a licensee or applicant of any relationship with unsuitable persons.

With limited exceptions applicable to licensees that are publicly traded entities, no person, including persons who may acquire an interest in a licensee pursuant to a foreclosure or through federal bankruptcy proceedings, may sell, lease, purchase, convey or acquire any interest in a retail gaming or operator license or business without the prior approval of the Colorado Gaming Commission.

The Colorado Gaming Regulations, in Rule 4.5 thereof, provide for the licensing of publicly-traded corporations and entities (collectively, “PTCs”). The definition of a PTC for Colorado gaming purposes pursuant to Rule 4.5 may vary from the definition of the term under federal or state securities laws. The Division has determined that indicated that it considers Majestic Holdco to qualify as a PTC pursuant to the Colorado Commission’s interpretation of the PTC provisions in the Colorado Gaming Regulations. This determination allowed for the legal distribution of ownership interests in Majestic Holdco upon the Effective Date and prior to Colorado Commission review and suitability determinations pertaining to the persons acquiring such interests. In contrast to Regulation 420 (requiring prior Colorado Commission approval for transfers of direct or indirect ownership interests in a casino entity), Rule 4.5 permits such transfers; but those transfers are subject to approval by the Colorado Commission after the fact.

According to Regulation 47.1-4.508, any person acquiring 5% of more of the beneficial ownership of a PTC casino licensee or applicant (directly or indirectly) must, along with the applicant or licensee, notify the Division within 10 days of such acquisition. Upon acquisition of 10% or more, such person must file an application for suitability with the Division within 45 days of the acquisition and undergo a comprehensive background investigation at such person’s expense. For institutional investors, as defined in Rule 4.5, the necessity for filing for suitability occurs upon the acquisition of 15% or more of the beneficial ownership, direct or indirect, of the casino licensee. Other persons called forward for a determination of suitability by the Colorado Commission or the Division have the time provided by the applicable agency in which to file their documents.

The State of Colorado has enacted an annual tax on the adjusted gross proceeds (“AGP”) from limited gaming. AGP is generally defined as the amounts wagered minus payments to players. For poker, AGP means those sums wagered on a hand retained by the licensee as compensation. The gaming tax is paid monthly, with licensees required to file returns by the 15th of the following month. Effective July 1 of each year, the Colorado Gaming Commission establishes the gaming tax rates for the following 12 months. The Colorado Gaming Commission may increase the gaming tax rate to as much as 40% of AGP. Currently, the gaming tax rates, which were amended in June 2011, and in effect on July 1, 2011, are: 0.2375% on AGP of up to and including $2 million; 1.9% over $2 million of AGP up to and including $5 million; 8.55% over $5 million up to and including $8 million; 10.45% over $8 million up to and including $10 million; 15.2% over $10 million up to and including $13 million; and 19% over $13 million. A previous amendment to the Colorado Constitution, Amendment 50, limited future maximum gaming taxes to their July 1, 2008, levels, unless any such tax increase is approved by voters voting in a statewide election. Those levels are, for the identical ranges of AGP as set forth above: 0.25%; 2%; 9%; 11%; 16%; and 20% respectively.

The Colorado gaming regulations are subject to amendment and interpretation by the Colorado Gaming Commission.

The City of Black Hawk, Colorado imposes a device fee on each gaming device (e.g., slot machine, blackjack and poker table) in the current maximum amount of $78.84 per month, per device. Black Hawk also imposes taxes and fees on other aspects of the businesses of gaming licensees, such as lodging, sales, parking, liquor licenses and other municipal taxes and fees. The Colorado Commission has authority to assess a state gaming device fee as well, but currently there is not such a fee.

The sale of alcoholic beverages in gaming establishments is subject to strict licensing, control and regulation by state and local authorities. Barden Colorado Gaming, LLC currently holds valid state and local alcoholic beverage licenses for Fitzgeralds Black Hawk. Legal hours for service and sale of alcoholic beverages are from 7:00 a.m. through 2:00 a.m. daily, and no one under age 21 may be served alcohol. Alcoholic beverage licenses are renewable annually, revocable and non-transferable. State and local licensing authorities have full power to limit, condition, suspend or revoke any such licenses. Violation of these state alcoholic beverage laws is a criminal offense, and violators are subject to criminal prosecution, incarceration and fines.

Each retail gaming licensee offering gaming to the public must pay, on a monthly basis, a state gaming tax on the annual adjusted gross proceeds received from gaming as follows:

Adjusted Gross Proceeds	Tax
Up to $2 million	0.2375%
$2 to $5 million	1.9%
$5 to $8 million	8.55%
$8 to $10 million	10.45%
$10 to $13 million	15.2%
Over $13 million	19%

Treasury Department Regulations

The Internal Revenue Code and Treasury Regulations require operators of casinos located in the United States to file information returns for U.S. citizens, including names and addresses of winners for keno and slot machine winnings in excess of prescribed amounts and table game winnings in which the payout is a certain amount greater than the wager. The Internal Revenue Code and Treasury Regulations also require operators to withhold taxes on some keno, bingo, and slot machine winnings of nonresident aliens.

Regulations adopted by the Financial Crimes Enforcement Network of the Treasury Department and the gaming regulatory authorities in some of the domestic jurisdictions in which we operate casinos require the reporting of currency transactions in excess of $10,000 occurring within a gaming day, including identification of the patron by name and social security number. Casinos are required to report suspicious monetary transactions when the casino knows, suspects, or has reason to suspect that the transaction involves funds derived from illegal activity or is otherwise intended to facilitate illegal activity.

Compliance with Other Laws and Regulations

As of October 2010, our Majestic Star Properties’ vessels must comply with the Guide for Alternative Certification of Continuously Moored, Self-Propelled, Riverboat Gaming Vessels in the State of Indiana (“Alternative Certification”). The Alternative Certification is applicable to those boats that are not subject to routine regulatory inspections by the U. S. Coast Guard. Pursuant to the Alternative Certification, the riverboats are subject to vessel specific plan reviews by the American Bureau of Shipping (“ABS”) to assure hull construction, piping and electrical installations are in accordance with prudent marine practice for vessels operating on Great Lakes waters. The standards take into account the Majestic Star Properties’ unique dock site location. The Alternative Certification requires riverboats to maintain the degree of safety for gaming patrons equivalent to the minimum safety requirements set forth in 46 CFR Parts 70 to 199. The Alternative Certification is subject to final approval by the IGC. If the Majestic Star Properties’ vessels fail to maintain their Certificate of Compliance, the vessels cannot be used as casinos.

After receiving the Alternative Certification each riverboat is subject to on-going marine compliance surveys and International Building Code inspections by ABS. The riverboats must undergo either semi-annual or annual inspections, as directed by the ABS, including a normal annual hull survey. Every five (5) years the riverboats must undergo an external underwater hull inspection.

The Alternative Certification standards require riverboat gaming vessels to be capable of getting underway, but do not allow us to carry patrons while underway unless permitted by the U.S. Coast Guard on a case-by-case basis.

Our operations are also subject to extensive state and local regulations in addition to the regulations described above, and, on a periodic bases, we must obtain various other licenses and permits.

LEGAL PROCEEDINGS

See Note 8 to the unaudited condensed consolidated financial statements included herein for information regarding legal proceedings that may individually, or in the aggregate, have a material effect on our financial condition, results of operations and/or cash flows.

Upon the commencement of the Chapter 11 Cases, various legal proceedings that were pending against us were stayed. These proceedings comprised primarily of personal injury and equal employment opportunity claims. Upon the Effective Date, the stay was terminated with respect to all of these cases. We consider all such proceedings, to be routine litigation incidental to our business.

MANAGEMENT

BOARD OF MANAGERS

The following table sets forth the individuals that are Managers of the Board of Managers (the “Board”) of Majestic Holdco and on the board of managers of each of its direct and indirect subsidiaries, including Majestic.

Name	Age	Position
Patrick J. Halloran	51	Manager
Joseph M. Deignan	38	Manager
John W. Risner	52	Manager
Cezar Froelich	65	Manager

The Managers were appointed as of the Effective Date of the Plan to serve an initial term of two years or until their earlier resignation, death or removal. In accordance with the operating agreement of Majestic Holdco, (i) two of the managers, Messrs. Halloran and Deignan, were appointed by Wayzata Investment Partners LLC, the manager of the private equity fund that is, together with its affiliated funds, the largest holder of notes and (ii) two of the managers, Messrs. Risner and Froelich, were appointed by the official committee of unsecured creditors appointed in the Chapter 11 Cases. Following the initial two year terms, the operating agreement of Majestic Holdco governs which parties, if any, shall continue to have such rights.

Manager Biographies and Qualifications

Patrick J. Halloran is the managing partner of Wayzata Investment Partners LLC. Mr. Halloran oversees all Wayzata funds and has managed the group since 1990. From 1986 to 1989, Mr. Halloran was a member of Dean Witter Reynolds’ Corporate Finance Department. Prior thereto, he was a consultant with Arthur Andersen & Co. Mr. Halloran received his M.A. in Accountancy from the University of North Dakota and his B.S. in Business Administration from North Dakota State University. He is a Certified Public Accountant (inactive). Mr. Halloran is a Director/Manager of MCBC Holdings, Inc. and Perkins & Marie Callender’s Holding LLC. He was previously a Director of Aviation Asset Holdings, LLC, Norse Merchant Group Limited, Telex Communications Inc., and Brunner Mond Group PLC.

Mr. Halloran has significant experience in gaming investments and brings a vast amount of corporate finance and business development experience to the Board of Managers. In particular, he has extensive leadership, credit, private equity finance and restructuring expertise acquired through his service with Wayzata, his education in finance and business administration and his previous experience with Dean Witter and Arthur Andersen. He also has acquired a deep knowledge of the Company over the course of its restructuring. Further, he has served on many boards and board committees, from which he has additional expertise in financial reporting, accounting, corporate governance and compensation matters. Based on the foregoing, the Board has determined that Mr. Halloran is a financial expert in accordance with SEC rules.

Joseph M. Deignan is a partner of Wayzata Investment Partners LLC. Mr. Deignan manages distressed and high-yield debt with a focus on control-oriented private equity and special situations investments. He oversees the analyst team at Wayzata and since joining the group in 1997, has been involved in numerous restructurings, including Neff Rental, Perkins & Marie Callender’s, Microcell Telecommunications, Anchor Glass, Portola Packaging, Icon Health and Fitness, and Motient Corporation. Previously, Mr. Deignan was a member of the Wessels, Arnold & Henderson investment banking team in Minneapolis. Mr. Deignan graduated with a B.A. in Economics from St. John’s University and holds an M.B.A. from the Carlson School at the University of Minnesota. He is a Director/Manager of Merisant Company, MCBC Holdings, Inc., Atlantic Express Transportation Corp., Propex Holding, LLC, Neff Holdings LLC, Perkins & Marie Callendar’s Holding LLC, and PATS Aircraft Holdings, LLC.

Mr. Deignan has significant knowledge and expertise in finance, restructuring and management of restructured companies based on his service with Wayzata, investment banking experience and his education in finance and business. He also has acquired a deep knowledge of the Company over the course of its restructuring. Further, he has served on many boards and board committees, from which he has expertise in financial reporting, accounting, corporate governance and compensation matters. Based on the foregoing, the Board has determined that Mr. Deignan is a financial expert in accordance with SEC rules.

John W. Risner most recently served as the president of The Children’s Tumor Foundation from 2004 until 2010, after joining the organization as Treasurer in 2002. From 1997 to 2002, he served as senior vice president, portfolio manager at AIG/SunAmerica Asset Management, a money management firm. Prior to that, Mr. Risner was vice president, senior portfolio manager at Value Line Asset Management, a money management firm, where he worked from 1992 to 1997. Mr. Risner currently serves on the board of directors of Accuride Corporation (since 2010), a manufacturer of commercial vehicle components, and NII Holdings (f/k/a Nextel International) (since 2002), a cellular phone company. He previously served on the board of directors of Airgate PCS, a wireless telecommunications provider, from 2004 to 2005 and UGC Europe Inc., a cable and telecommunications provider, from 2003 to 2004.

Mr. Risner is a chartered financial analyst with experience in investments in high yield bond assets, convertible bonds, mortgage backed securities and distressed assets. He understands the key financial and operating measures used by investors in evaluating investments and has significant experience in the development and structuring of public and private financing transactions. He has experience with financial statement preparation and analysis, tax matters, issues relating to restatements of financial statements and overall GAAP reporting. Mr. Risner also has merger, takeover, restructuring and bankruptcy experience. Mr. Risner has lobbying and government relations experience through work as an executive of a nonprofit organization, and he currently serves on a committee that advises a congressional committee responsible for making allocations of medical research funding. He has public and nonprofit board experience and has experience serving on audit, compensation, finance and special committees. Based on the foregoing, the Board has determined that Mr. Risner is a financial expert in accordance with SEC rules.

Cezar M. Froelich is the chairman and a founding member of Shefsky & Froelich Ltd., a Chicago-based law firm. He devotes a substantial portion of his professional time representing clients in the gaming industry. Prior to founding the firm, Mr. Froelich served as a securities attorney with the SEC. Mr. Froelich previously served on the board of directors of Trump Entertainment Resorts Inc. (April 2005 to September 2008), Harrah’s Jazz Casino Company, LLC (1993 to 1995), Hemmeter Enterprises, Inc. (1993 to 1995), and seven publicly-held real estate entities owned by the Brauvin Group of Companies (1980 to 1992). Mr. Froelich has also served on the board of managers of The Flashpoint Academy of Media Arts and Sciences, LLC, a privately-held media arts college (2007 to 2009). Mr. Froelich received his juris doctor degree and bachelor degree from Loyola University (Chicago).

Mr. Froelich has nearly 40 years’ experience representing clients primarily on corporate, finance and gaming matters. In the gaming industry, Mr. Froelich and his law firm have represented publicly-traded and privately-held gaming companies, gaming executives and management companies, investors in gaming enterprises including institutional investors, hedge funds and private equity funds, gaming vendors and suppliers, Native American tribes and states, municipalities and gaming regulatory bodies. Mr. Froelich also has significant experience representing clients on structuring public and private financing transactions. Mr. Froelich’s legal and financial experience provides the Board and the Company with a critical understanding of legal, financial and regulatory issues affecting the Company.

EXECUTIVE OFFICERS

The following table sets forth the executive officers of Majestic.

Name	Age	Position
Michael Darley	60	Executive Vice President and Chief Operating Officer
Jon S. Bennett	51	Senior Vice President, Chief Financial Officer and Treasurer

Michael Darley has been the Executive Vice President and Chief Operating Officer of The Majestic Star Casino, LLC and its subsidiaries since April 2009, with responsibility for all aspects of the Company’s operating activities. Previously, he served as the Interim Executive Vice President and Chief Operating Officer of Majestic Star Casino LLC and its subsidiaries from September 2008 to April 2009. Mr. Darley also served as Senior Vice President and General Manager of Barden Nevada from May 2002 to April 2009. Mr. Darley has 28 years of gaming experience, including executive level operating positions in the Trump and Harrah’s organizations.

Jon S. Bennett has been the Senior Vice President, Chief Financial Officer and Treasurer of The Majestic Star Casino, LLC since October 2002, with overall responsibility for all aspects of the Company’s financial management, accounting and reporting processes. He has served in a similar capacity for Majestic Holdco, LLC since December 2005. Mr. Bennett is also the Senior Vice President, Chief Financial Officer and Treasurer for Majestic Star Casino II, LLC (f/k/a The Majestic Star Casino II, Inc.), Barden Mississippi Gaming, LLC and Barden Colorado Gaming, LLC. Mr. Bennett was also the Senior Vice President, Chief Financial Officer and Treasurer for Majestic Star Casino Capital Corp. from August 2003 to November 2011 and Majestic Star Casino Capital Corp. II from December 2005 to November 2011. Prior to Mr. Bennett’s appointment as Senior Vice President, Chief Financial Officer and Treasurer, Mr. Bennett was Vice President of Finance and Administration for Barden Mississippi Gaming, LLC from its acquisition in December 2001 to his promotion in October 2002.

EXECUTIVE AND MANAGER COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This section explains how the Company’s 2010 compensation programs were designed and operated with respect to Mr. Barden and the other executive officers named in the Summary Compensation Table (the “named executive officers”).

Mr. Barden, the Company’s Chairman, President and Chief Executive Officer in 2010, and the sole shareholder of BDI, had absolute discretion in annually reviewing and approving all compensation decisions relating to the Company’s executive officers. Following the Petition Date through the Effective Date, all material compensation decisions relating to our named executive officers were reviewed and approved by the Compensation Committee and the Bankruptcy Court.

The decisions relating to 2010 compensation for the Company’s executive officers occurred prior to the Effective Date and the death of Mr. Barden in May 2011. The newly appointed Compensation Committee has not determined what changes, if any, will be made to the existing named executive officer compensation program. See “—Fiscal 2011 Preliminary Program” for a brief discussion of the Company’s 2011 compensation program prior to the Effective Date.

Executive Summary

Overview of Compensation Program

The following is a summary of key aspects of our 2010 named executive officer compensation program.

•

Bankruptcy-focused objectives. The program was subject to the approval of the Bankruptcy Court, and therefore the objectives were to retain and motivate the executives and to maximize the enterprise value of the Debtors’ business.

•

Straightforward compensation program. The primary compensation elements of the program were base salary, incentive cash bonuses (in accordance with the Company’s 2010 Key Employee Incentive Plan (the “2010 KEIP”)) and limited perquisites.

•	No increase in base salary compensation. Base salaries for the named executive officers remained at 2009 levels, with a de minimis increase in the workload adjustment described below.

•	Emphasis on pay-for-performance. Cash bonuses under the 2010 KEIP were earned based on the achievement of a combination of specific bankruptcy and restructuring-focused milestones and financial goals.

•

Limited perquisites. The Company provided executives with very limited perquisites not generally available to all employees. These limited perquisites included group term life insurance premiums, limited medical reimbursements and, with respect to Mr. Barden, a car allowance.

•

No equity-based compensation, defined benefit or nonqualified deferred compensation plans. Historically, the Company has not provided its executives with equity-based compensation, defined benefit or nonqualified deferred compensation plans of any kind.

•

Employment Agreements. Each named executive officer was subject to an employment agreement with the Company (and Messrs. Darley and Bennett remain subject to employment agreements). The employment agreements with Messrs. Darley and Bennett provided for specified termination benefits. In general, cash severance is only payable upon termination by the Company without cause, termination by the executive for good reason, or the failure of the Company to offer the executive a substantially similar employment agreement within 30 days of a change in control. The employment agreements do not provide tax-gross ups.

Compensation Philosophy, Program Objectives and Key Features

As the 100% beneficial owner of the Company, Mr. Barden had the opportunity to benefit from the enhanced value resulting from the Company’s performance. Therefore, Mr. Barden received only a base salary and other limited benefits.

The Company’s compensation program for the other named executive officers was designed to provide total compensation that is both fair and competitive, to attract and retain key executives and to reward the achievement of individual and Company performance goals through cash incentives. Mr. Barden, and those to whom he delegated authority, sought to ensure the foregoing objectives by considering the following in finalizing compensation determinations: individual performance reviews and experience; Company performance on a short-term and long-term basis; internal pay equity; hiring and retention needs; market data of gaming companies of similar size and structure; and other external market information.

Since the Petition Date, the Company has implemented key employee incentive plans (“KEIPs”) designed to retain and motivate certain of our named executive officers and other participants.

The following table sets forth how each element of compensation is intended to satisfy one or more of the Company’s compensation objectives.

Element	Objectives	Key Features
Base Salary	• Provide a minimum, fixed level of cash compensation • Primary factor in retaining and attracting key employees in a competitive marketplace

•      Determinations based on minimum amount set forth in employment agreement, as well as an evaluation of the individual’s experience and current performance

•      2010 workload adjustment in recognition of increased workload relating to the restructuring and turnaround efforts

Incentive Cash Bonus	• Assist in retaining and motivating employees during restructuring process • Reward achievement of restructuring-oriented objectives and financial goals	• 2010 KEIP provided for target cash bonuses based on a percentage of such executive’s annual base salary • Three primary performance components: milestones, earnings and cost savings

Perquisites	• Assist in retaining and attracting employees in competitive marketplace	• Included payment of group term life insurance premiums, reimbursement for certain uninsured medical expenses and, in the case of Mr. Barden, a car allowance

Element	Objectives	Key Features
Employment Agreements	• Retain and attract employees • Ensure continued dedication of employees in case of personal uncertainties or risk of job loss	• All named executive officers had employment agreements • Messrs. Darley and Bennett are entitled to post-termination cash payments in certain circumstances • Do not provide for tax gross ups

Process for Making Compensation Determinations

Compensation Differences Among Named Executive Officers

The Company does not have a fixed internal pay equity scale but rather determines the compensation for each position based upon individual responsibilities and market dynamics. The job responsibilities of the named executive officers in 2010 were and, with respect to Messrs. Darley and Bennett, continue to be as follows. Mr. Barden, Chairman, President and Chief Executive Officer, led the management of the Company, as well as serving as the leader of the Board. Mr. Darley, Executive Vice President and Chief Operating Officer, is primarily responsible for managing the operations of the Company. Mr. Bennett, Senior Vice President and Chief Financial Officer, is primarily responsible for managing the financial and accounting divisions of the Company.

The Role of Management and Third Parties in Determining Executive Compensation

Management and Bankruptcy Court. As noted above, historically, Mr. Barden had absolute discretion in annually reviewing and approving all compensation decisions relating to the Company’s named executive officers, and members of the Compensation Committee and Board served in an advisory role on compensation determinations for named executive officers and handled certain delegated matters. In 2010, however, all compensation decisions relating to the named executive officers were subject to the final approval of the Compensation Committee and Bankruptcy Court.

Third Party Consultants. Towers Watson was engaged in early 2010 to review the terms of the 2009 employee incentive plan, to provide recommendations regarding the terms of the 2010 KEIP, and to provide a declaration in the Chapter 11 Cases regarding such plans. In connection with its engagement, Towers Watson provided three proprietary surveys (from Towers Perrin and Watson Wyatt) and proxy data of similar size companies in the gaming industry. This data was used by the Compensation Committee to obtain a general understanding of current compensation practices among executives for 2010, not to benchmark compensation for the named executive officers.

2010 Compensation Determinations

Base Salary

Each named executive officer received a base salary paid in cash. The employment agreements for each named executive officer established a base salary, subject to increase at the Company’s discretion. Base salaries in 2009 and 2010 were established at the minimum set forth in the respective employment agreements.

Messrs. Darley and Bennett received an additional amount in 2009 and 2010 in recognition of each executive’s increased workload relating to the Company’s restructuring and turnaround efforts. Such amounts were paid for 2009 as part of the non-equity incentive bonus plan. For 2010, the Bankruptcy Court approved such compensation increase as a part of base salary. Notwithstanding such characterization by the Bankruptcy Court, the adjusted base salaries of Messrs. Darley and Bennett in 2010 were generally not taken into account for bonus targets and payouts, as well as potential severance payouts under their employment agreements.

The following table sets forth the base salaries and adjusted base salaries (including the workload adjustment in each period) for the named executive officers in years 2009 and 2010. Overall, base salaries were flat, while adjusted base salaries increased 1% or less.

	2009			2010
Name	Base Salary ($)	Workload Adjustment ($)(1)	Adjusted Base Salary ($)	Base Salary ($)	Workload Adjustment ($)	Adjusted Base Salary ($)
Don H. Barden	750,000	—	750,000	750,000	—	750,000
Michael Darley	400,000	61,372	461,372	400,000	64,000	464,000
Jon S. Bennett	320,000	74,470	394,470	320,000	78,600	398,600

(1)	For 2009, the workload adjustment was part of the non-equity incentive bonus.

Non-Equity Incentive Bonus

The named executive officers other than Mr. Barden participated in the 2010 KEIP, which established an incentive cash bonus plan for participants based upon the achievement of certain milestones and financial performance goals. The following table sets forth the specific target bonus awards (specified as a percentage of base salary) and bonus earned by the named executive officers, which were unchanged from the 2009 EIP target bonus awards.

	Target Bonus Amount
Name	% of Base Salary	$	Bonus Earned ($)
Michael Darley	65%	260,000	208,624
Jon S. Bennett	60%	192,000	158,745

The following table sets forth the specific weighting of the three general components of the 2010 KEIP for the named executive officers:

Name	Milestone Component	Earnings Component	Cost Savings Component
	(% of Target Bonus)
Michael Darley	50	40	10
Jon S. Bennett	60	30	10

The milestone component for Mr. Darley was based on the achievement of certain goals relating to internal controls, restructuring and leadership development and retention. Mr. Bennett’s milestone component was based on goals relating to internal controls, restructuring, and cash collateral compliance. The Compensation Committee determined that each of Messrs. Darley and Bennett earned 96.5% and 97.8% of their milestone bonus targets, respectively.

The earnings component for Messrs. Darley and Bennett was based upon Majestic’s earnings before interest, taxes, depreciation, amortization, restructuring charges and reorganization items and certain other non-cash and/or non-recurring items as the Compensation Committee deemed appropriate (“EBITDAR”). The Committee believed EBITDAR was an important measure of operating performance, focusing on the core operating results by removing the impact of the capital structure (interest expense from outstanding debt), asset base (depreciation and amortization), tax, and consequences of the Company’s bankruptcy. The Committee also determined to neutralize the impact of property taxes in the final calculation of EBTIDAR. The Committee established the performance targets for bonuses between 50% and 150% of the target payout, with the Company’s 2010 budget equating to a 100% payout. The Committee determined that the achievement of EBITDAR of approximately $32.3 million, $35.7 million and $45.2 million would correspond to the threshold, target and maximum payouts, with straight line interpolation between such performance metrics. Majestic’s 2010 EBTIDAR was approximately $32.8 million, which corresponded to an 80% payout of the earnings bonus target after certain adjustments.

The cost savings component for Messrs. Darley and Bennett was based on the sum of various expense categories for Majestic, including promotional allowances, costs of goods sold, payroll, gaming taxes, marketing, admission taxes and cash back coupons, all subject to the reasonable discretion of the Committee. The performance target for this component was the achievement of such expenses, as a percentage of 2010 gross revenues, corresponding to less than 88.2%. At the time such performance metric was established, the 2010 budget was a ratio of 89.3%. The cost savings performance metric was not achieved in 2010 and therefore no payout was made regarding this component.

Perquisites

The Company has maintained a conservative approach to providing perquisites to senior management. Mr. Barden received a car allowance. In addition, the Company provides for reimbursements of up to $5,000 for certain uninsured medical expenses, pays for group term life insurance premiums and provides 401(k) matching contributions for the named executive officers.

Post-Employment Benefits

Mr. Barden’s employment agreement did not provide for severance benefits, as the Committee believed his 100% equity interest in BDI provided sufficient retention incentives. Each of Messrs. Darley and Bennett have an employment agreement with the Company which includes specified severance benefits. In general, cash severance is only paid upon termination by the Company without cause or by the executive for good reason. Termination by the executive for good reason includes a termination by the executive within 60 days of a change in control if the executive is not offered an employment agreement substantially similar to his current agreement within 30 days of such change of control. This change of control protection is designed to reduce the distraction by personal uncertainties and risks created by a pending or threatened change of control.

Additionally, the Company’s 2010 KEIP provided for payment of a pro rata portion of the executive’s award if the executive was terminated without cause. See “Potential Payments upon Termination or Change-in-Control” for further information on post-employment benefits.

Fiscal 2011 Preliminary Program

The Company did not engage a compensation consultant to perform a comprehensive executive compensation review with respect to the 2011 executive compensation program.

Substantially all compensation decisions made prior to the Effective Date relating to our named executive officers were subject to Bankruptcy Court approval. Base salary compensation for Messrs. Darley and Bennett have remained at 2010 levels, although Mr. Darley’s workload adjustment ceased in May 2011. A Pre-Effective Date KEIP, with an emphasis on goals relating to the Company’s emergence from bankruptcy, was approved by the Bankruptcy Court in March 2011.

NAMED EXECUTIVE OFFICER COMPENSATION TABLES

Summary Compensation Table

The following table sets forth the total compensation paid or earned by the named executive officers during the years shown below.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Don H. Barden	2010	750,000	—	—	70,514	(1)	820,514
Former Chairman, President and Chief Executive Officer	2009	750,000	—	—	70,767		820,767
	2008	747,116	—	—	71,116		818,232
Michael Darley	2010	464,000	—	208,624	9,319	(2)	681,943
Executive Vice President and Chief Operating Officer	2009	400,000	61,372	64,000	7,482		532,854
	2008	101,099	—	26,659	2,224		129,982
Jon S. Bennett	2010	398,600	—	158,745	7,676	(3)	565,021
Senior Vice President, Chief Financial Officer and Treasurer	2009	320,000	74,470	38,400	5,600		438,470
	2008	319,616	—	45,167	7,344		372,127

(1)	Includes an auto allowance of $40,796 and group term life insurance premium of $29,718.
(2)	Represents group term life insurance premium.
(3)	Includes a 401(k) match of $3,434 and group term life insurance premium of $4,242.

Narrative Discussion of Summary Compensation Table

Employment Agreements. See “—Potential Payments Upon Termination or Change-in-Control” for a description of the material terms of the employment agreements of the named executive officers.

Salary—Barden Nevada Reimbursements. Historically, Messrs. Barden, Darley and Bennett have performed certain services for Barden Nevada, an affiliated company of BDI. Accordingly, a portion of the named executive officers’ compensation was reimbursed by Barden Nevada. In 2010, reimbursements for services performed for Barden Nevada by Mr. Darley and Mr. Bennett were $17,540 and $415, respectively. The amounts disclosed in this Summary Compensation Table reflect 100% of the compensation costs paid by the Company including the portion reimbursed by Barden Nevada.

2010 KEIP. See “2010 Compensation Determinations — Non-Equity Incentive Bonus” for a description of the Company’s 2010 KEIP. Such incentive bonus was generally paid out in February and March 2011.

2010 Salary/2009 Bonus—Workload Adjustment. In accordance with the 2009 employee incentive plan (“EIP”), Messrs. Darley and Bennett received additional compensation in recognition of each executive’s increased workload relating to the Company’s restructuring and turnaround efforts, which is reflected in the “Bonus” column in 2009. The

Bankruptcy Court approved the Company’s decision to maintain this compensation increase for 2010 as base salary, and therefore such amounts are reflected in the “Salary” column for 2010. The workload adjustment in 2010 for Messrs. Darley and Bennett was $64,000 and $78,600, respectively.

Grants of Plan-Based Awards in 2010

The following table provides information about non-equity awards granted to the named executive officers in 2010 pursuant to the 2010 KEIP.

	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)
Name	Threshold ($)(1)	Target ($)	Maximum ($)(2)
Michael Darley	52,000	260,000	312,000
Jon S. Bennett	28,800	192,000	220,800

(1)	Assumes the achievement of the threshold amount of the earnings component (50% of target payout), and that no other components were achieved.

(2)	Assumes the achievement of the maximum amount of the earnings component (150% of target payout), and that all other components were satisfied at the target payout level.

Potential Payments upon Termination or Change-in-Control

The following section describes potential payments and benefits to the named executive officers under the Company’s compensation and benefit plans and arrangements upon termination of employment or a change in control of the Company.

2010 KEIP

The Company’s 2010 KEIP provided for payment of a pro rata portion of the executive’s award if the executive was terminated without cause.

Employment Agreements

Mr. Barden. Mr. Barden served as our Chairman, President and Chief Executive Officer pursuant to an employment agreement dated January 5, 2005. The agreement provided for a base salary of $600,000, an auto allowance and payment of certain life insurance premiums. Effective January 1, 2008, Mr. Barden’s base compensation was increased to $750,000 per year. Mr. Barden’s employment agreement did not provide for severance benefits.

Mr. Darley. Mr. Darley serves as our Executive Vice President and Chief Operating Officer. Mr. Darley’s employment agreement provided for a base annual salary of $400,000, subject to increases at the discretion of the Company. Under the employment agreement, Mr. Darley is entitled to participate in the Company’s bonus programs, executive medical reimbursement plan and any of the Company’s employee benefits plans generally available to the Company’s senior executives.

Upon termination of Mr. Darley’s employment (i) by the Company for cause or (ii) by Mr. Darley without good reason, Mr. Darley was entitled to unpaid base salary earned up to the date of termination, reimbursable business expenses and limited reimbursable medical expenses.

Upon termination of Mr. Darley’s employment (i) by the Company without cause (upon 30 days’ notice or base salary in lieu thereof) or (ii) by Mr. Darley with good reason, including within 60 days following a change in control of the Company where Mr. Darley has not been offered an employment agreement on similar terms to those described herein, then Mr. Darley will be entitled to unpaid base salary to the date of termination, payment of a lump sum equal to 12 months base salary, unreimbursed business expenses, limited reimbursable medical expenses, accrued and unused vacation and paid COBRA benefits for 12 months following termination.

No payments or benefits were to be provided to Mr. Darley in connection with a termination by the Company without cause or termination by Mr. Darley with good reason until Mr. Darley executed a general release of claims in favor of the Company and such release has become irrevocable.

The employment agreement also contained customary confidentiality terms, as well as provisions for non-solicitation of customers (effective for 12 months following termination) and employees (effective in perpetuity) and non-competition (effective for 12 months following termination). If the executive violated any of the foregoing, the Company’s payment obligations under the employment agreement would cease.

Mr. Bennett. Mr. Bennett serves as our Senior Vice President, Chief Financial Officer and Treasurer. Mr. Bennett’s current employment agreement, effective June 4, 2010, provided for a base annual salary of $320,000, subject to increase at the Company’s discretion. Under the employment agreement, Mr. Bennett was entitled to participate in the Company’s bonus programs, executive medical reimbursement plan and any of the Company’s employee benefits plans generally available to the Company’s senior executives.

Upon termination of Mr. Bennett’s employment (i) by the Company for cause or (ii) by Mr. Bennett without good reason, Mr. Bennett will be entitled to unpaid base salary earned up to the date of termination, reimbursable business expenses and limited reimbursable medical expenses.

Upon termination of Mr. Bennett’s employment (i) by the Company without cause (upon 30 days’ notice or base salary in lieu thereof) or (ii) by Mr. Bennett with good reason, including within 60 days following a change in control of the Company where Mr. Bennett was not offered an employment agreement on similar terms to those described herein, then Mr. Bennett would be entitled to unpaid base salary to the date of termination, payment of a lump sum equal to nine months base salary, unreimbursed business expenses, limited reimbursable medical expenses, accrued and unused vacation and paid COBRA benefits for nine months following termination.

No payments or benefits would be provided to Mr. Bennett in connection with a termination by the Company without cause or termination by Mr. Bennett with good reason until Mr. Bennett has executed a general release of claims in favor of the Company and such release has become irrevocable.

The employment agreement also contains customary confidentiality terms, as well as provisions for non-solicitation of customers (effective for 12 months following termination) and employees (effective in perpetuity) and non-competition (effective for 9 months following termination). If the executive violated any of the foregoing, the Company’s payment obligations under the employment agreement would cease.

Other Medical Benefits

We have paid group term life insurance premiums on behalf of the named executive officers. As of December 31, 2010, the death benefit for Messrs. Barden, Darley and Bennett was $1.5 million each.

Messrs. Darley and Bennett have long-term disability benefits of 60% of base salary, not to exceed $12,500, for the greater of 60 months and the retirement age.

Items Not Reflected in Table

With the exception of the group term life insurance policy maintained on Mr. Barden’s behalf, Mr. Barden was not entitled to any change of control or severance payments. Accordingly, Mr. Barden has been omitted from the table set forth below.

Accrued and unpaid salary, reimbursable business and medical expenses, long-term disability benefits, paid time off and the costs of COBRA payments on behalf of the executive and/or his dependents are not reflected for Messrs. Darley and Bennett in the table set forth below.

Change of Control and Severance Payments Table

The following table estimates the potential payments and benefits to the named executive officers upon termination of employment or a change in control, assuming such event occurred on December 31, 2010. These estimates do not reflect the actual amounts that will be paid to such persons upon such events in the future, if any, the amounts of which would only be known at the time the persons become eligible for payment and would be payable only if the specified event occurs.

Named Executive Officer	Cash Severance ($)(1)	Life Insurance Proceeds ($)	2010 KEIP ($)	Total ($)
Michael Darley
Death	66,667	1,500,000	—	1,566,667
Disability	66,667	—	—	66,667
By Company (for cause)	—	—	—	—
By Executive (without good reason)	—	—	—	—
By Company (without cause)	400,000	—	208,624	608,624
By Executive (for good reason)	400,000	—	—	400,000
Change of Control (with similar agreement)	—	—	—	—
Change of Control (without similar agreement)	400,000	—	—	400,000
Jon S. Bennett
Death	53,334	1,500,000	—	1,553,334
Disability	53,334	—	—	53,334
By Company (for cause)	—	—	—	—
By Executive (without good reason)	—	—	—	—
By Company (without cause)	240,000	—	158,745	398,745
By Executive (for good reason)	240,000	—	—	240,000
Change of Control (with similar agreement)	—	—	—	—
Change of Control (without similar agreement)	240,000	—	—	240,000

(1)	The workload adjustment for 2010 was not considered base salary for purposes of this table.

COMPENSATION OF BOARD OF DIRECTORS

2010 Compensation Program

The compensation program for non-employee directors for 2010 was designed to encourage directors to continue Board service and to attract new directors with outstanding qualifications. Directors who are employees or officers of the Company or BDI do not receive any additional compensation for Board service. All directors are reimbursed for expenses reasonably incurred in connection with Board service. The following table sets forth the 2010 compensation program for non-employee directors:

Monthly retainer:
All	$3,750 per month
Audit Committee chair	$833 per month	(additional)
Compensation Committee chair	$417 per month	(additional)
Meeting fees:
Board	$1,000 per meeting
Committee	$500 per meeting

The following table sets forth the compensation of each non-employee director in 2010:

Name	Fees Earned or Paid in Cash ($)	Total ($)
John O’ Brien	103,000	103,000
Patrick R. Cruzen	108,000	108,000

Messrs. O’Brien and Cruzen ceased to be directors as of the Effective Date.

2011 Compensation Program Through Effective Date

There were no changes in the 2011 compensation program for the Board of Directors compared to 2010 noted above.

Post-Effective Date Compensation Program for Board of Managers

The Board of Managers at Majestic Holdco will receive the compensation set forth below for at least two years following the Effective Date. Managers who are employees or officers of the Company do not receive any additional compensation for Board service. All managers are reimbursed for expenses reasonably incurred in connection with Board service.

Messrs. Halloran and Deignan have assigned their Board compensation to Wayzata Opportunities Fund II, L.P. (89.53% of compensation) and Wayzata Opportunities Fund Offshore II, L.P. (10.47%).

Cash Retainer. Managers received a lump sum of $60,000 on the Effective Date. Beginning with the first anniversary of the Effective Date, Managers continuing to serve on the Board of Managers will receive an annual retainer of $60,000, payable in equal quarterly installments on the last day of each quarter in arrears. If a Manager ceases service during a quarter, he/she shall receive a pro rata portion of the annual retainer payable for such quarter based on the number of days completed in the quarter.

One-Time Class B Unit Issuance. We intend to grant Class B Units of Majestic Holdco to non-employee Managers as part of their Board compensation package. The Class B Units do not have voting rights and may only be issued to managers, officers, employees or consultants of or to Majestic Holdco or any of its subsidiaries pursuant to a management incentive program approved by the Board of Managers of Majestic Holdco. As of December 23, 2011, there are no Class B Units outstanding.

DIRECTOR INDEPENDENCE

The Board utilizes the applicable rules of NASDAQ to determine the independence of its Managers. The independence rules include a series of objective tests, including that the director is not employed by us and has not engaged in various types of business dealings with us. In addition, the Board is required to make a subjective determination whether a Manager has any relationships which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Manager. As of the Effective Date, the Company had four non-employee Managers. The Board affirmatively determined, after considering all of the relevant facts and circumstances, that all of the Managers were independent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

We are a wholly owned subsidiary of Majestic Holdco. The limited liability company interests of Majestic Holdco are represented by Class A Units (the “Class A Units”) and Class B Units (the “Class B Units”). The Class A Units have voting rights. The Class B Units do not have voting rights and may only be issued to managers, officers, employees or consultants of or to Majestic Holdco or any of its subsidiaries pursuant to a management incentive program approved by the Board of Managers of Majestic Holdco.

The following table sets forth information as of the Effective Date regarding the beneficial ownership (as defined in Rule 13d-3 of the Exchange Act) of the Class A Units by (A) each of the managers of the Board of Managers and each named executive officer of Majestic Holdco, (B) all of the managers of the Board of Managers and executive officers of Majestic Holdco as a group, and (C) to our knowledge, each beneficial owner of more than 5% of Class A Units.

Pursuant to the Plan, the Class A Units were issued on the Effective Date to the trustee for the benefit of holders of the Pre-Petition Senior Secured Notes and holders of the Pre-Petition Senior Notes until such time as each such holder signs the limited liability company agreement of Majestic Holdco and obtains from the applicable governmental or regulatory authorities in each of Colorado, Indiana and Mississippi, if required, all requisite licenses, waivers, qualifications or suitability determinations permitting such holder to hold the Class A Units on a final and unconditional basis. As of December 23, 2011, all Class A Units reported below are registered in the name of the trustee for the benefit of each respective beneficial owner. The beneficial ownership percentages below are based on a total of 30,000,000 Class A Units outstanding as of the Effective Date. The failure of a holder of the Pre-Petition Senior Secured Notes and/or the Pre-Petition Senior Notes to execute the limited liability company agreement of Majestic Holdco within one year of the Effective Date results in the forfeiture of such holder’s allocation of Class A Units. After such date, all forfeited Class A Units will revert to Majestic Holdco and the beneficial ownership percentages listed below may increase to reflect any reduction in the number of outstanding Class A Units at that time. As of December 23, 2011, there are no Class B Units outstanding. However, we anticipate issuing Class B Units to certain managers and officers of Majestic Holdco during 2012.

Unless otherwise indicated and subject to applicable community property laws, each beneficial owner has sole voting and investment powers with respect to the securities listed below. Except as otherwise indicated below, our address is the address of each manager, director and executive officer named in the table.

Class A Units
Name of Beneficial Owner	Units Beneficially Owned	Percent
Managers and named executive officers:
Patrick J. Halloran (1)	—	—
Joseph M. Deignan	—	—
John W. Risner	—	—
Cezar Froelich	—	—
Michael Darley	—	—
Jon S. Bennett	—	—
All managers and executive officers as a group (6 persons)	—	—
Holders of more than 5% of the Units of Majestic Holdco:
Wayzata Investment Partners, LLC (1)	14,184,057	47.3%
Brigade Capital Management, LLC (2)	3,496,122	11.7%
GLG Ore Hill LLC (3)	1,892,405	6.3%

(1)	Wayzata Investment Partners LLC (“Investment Manager”) exercises voting and investment control, serving as the manager to Wayzata Opportunities Fund II, L.P. and Wayzata Opportunities Fund Offshore II, L.P. (collectively, “Wayzata Funds”), with respect to the Holdco Units directly owned by the Wayzata Funds. Patrick J. Halloran (“Mr. Halloran”) serves as the manager of the Investment Manager and controls MAP Holdings LLC, which is the majority member of the Investment Manager. Each of Wayzata Investment Partners LLC and Mr. Halloran disclaims beneficial ownership of the Holdco Units owned by the Wayzata Funds except to the extent of their respective pecuniary interests therein. The address of the business office of each of the Investment Manager, each of the Wayzata Funds and Mr. Halloran is 701 East Lake Street, Suite 300, Wayzata, MN 55391.

(2)

Brigade Capital Management, LLC (“Brigade”) is an SEC-registered investment advisor. The Class A Units are directly held by Brigade Leveraged Capital Structures Fund Ltd., a fund managed by Brigade. Donald E. Morgan, III is the managing member of Brigade and may exercise investment control over the securities held by Brigade Leveraged Capital Structures Fund Ltd. The address of the principal executive office of Brigade is 399 Park Avenue, 16th Floor, New York, NY 10022.

(3)

GLG Ore Hill LLC (“Ore Hill”) is an SEC-registered investment adviser and is an indirect, wholly-owned subsidiary of Man Group plc, a U.K. public limited company. Ore Hill does not own any of Majestic’s securities for its own account, but may exercise investment control over securities held by its clients. The address of the business office of Ore Hill is 650 Fifth Avenue, 9th Floor, New York, NY 10019.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review of Related Person Transactions

In recent years, we have not had any material transactions with related persons other than Don H. Barden, the prior Chairman, President and Chief Executive Officer and sole indirect beneficial owner, or entities controlled directly or indirectly by Mr. Barden. Accordingly, we do not have a formal written policy directly related to the review, approval or ratification of related person transactions required to be reported pursuant to Item 404 of Regulation S-K. We have adopted a Code of Ethics applicable to all employees, officers and directors, which includes a conflict of interest provision that requires disclosure of all actual or apparent conflicts of interest. In addition, on an annual basis, executive officers and directors are required to complete questionnaires disclosing any related person transactions with us by the individual or by any immediate family member. Our legal and financial staff reviews all such disclosures to determine whether any transaction is required to be disclosed under the SEC’s rules. In addition, on an informal case-by-case basis, the Board has approved or ratified a related person transaction based on the facts and circumstances of such transaction, including the nature of the related person’s interest in the transaction, the terms of the transaction, the importance of the transaction to us, whether the transaction would impair the judgment of a director or executive officer to act in our best interest, and such other matters that the Board deemed appropriate.

Following the Effective Date, the Board of Managers has not adopted any formal written policy directly related to the review, approval or ratification of related person transactions required to be reported pursuant to Item 404 of Regulation S-K.

Related Person Transactions

In accordance with the operating agreement of Majestic Holdco, the Board of Managers as of the Effective Date includes (i) two managers, Messrs. Halloran and Deignan, appointed by Wayzata Investment Partners LLC, the manager of the private equity fund that is, together with its affiliated funds, the largest holder of notes, and (ii) two managers, Messrs. Risner and Froelich, appointed by the official committee of unsecured creditors appointed in the Chapter 11 Cases. Messrs. Halloran and Deignan each have an economic interest in private investment funds managed by Wayzata Investment Partners LLC. Mr. Risner has an economic interest in private investment funds managed by Brigade Asset Management. Further, all of the entities appointing the Managers were creditors of the Debtors, and therefore such parties received various consideration approved by the Bankruptcy in connection with consummation of the Plan.

Messrs. Halloran and Deignan have assigned their compensation for service on the Board of Managers to Wayzata Opportunities Fund II, L.P. (89.53% of compensation) and Wayzata Opportunities Fund Offshore II, L.P. (10.47%).

See Note 9 to the unaudited condensed consolidated financial statements included herein for information regarding additional related person transactions in 2010 and 2011.

DESCRIPTION OF OTHER INDEBTEDNESS

The following descriptions are only summaries of certain of the material provisions of the agreements summarized and do not purport to be complete and are qualified in their entirety by reference to provisions of the agreements being summarized. We urge you to read the agreements governing each of the facilities and notes described below. Copies of the agreements will be contained in our filings with the SEC and can be obtained as described under the heading “Where You Can Find More Information.”

NEW SENIOR SECURED CREDIT FACILITY

On the Effective Date, Majestic and certain of its subsidiaries entered into a $58,000,000 revolving credit facility (the “New Senior Secured Credit Facility”) with Wells Fargo Capital Finance, Inc., as the arranger and administrative agent (the “Administrative Agent”), pursuant to an Amended and Restated Loan and Security Agreement (the “Loan Agreement”). The New Senior Secured Credit Facility is available to be used for payment of various expenses, fees, costs and to finance ongoing working capital and general corporate needs of us and our subsidiaries, and is scheduled to expire on December 1, 2014. The New Senior Secured Credit Facility allows for swingline advances and up to $5,000,000 available in the form of letters of credit. Majestic and each of its subsidiaries are co-borrowers (collectively, the “Borrowers”). Majestic Holdco, the direct parent of Majestic, will guarantee the New Senior Secured Credit Facility, and any future subsidiaries of the Borrowers are required to guarantee the New Senior Secured Credit Facility.

Borrowings under the New Senior Secured Credit Facility bear interest at a rate equal to (a) LIBOR plus 4.75% or (b) 3.50% plus the greater of (i) the Wells Fargo Bank, National Association announced rate (ii) the federal funds rate plus 0.5% and (iii) LIBOR plus 1%. The Borrowers are required to pay a fee equal to 2.0% of all outstanding but undrawn letters of credit. In addition, there is a monthly unused line fee equal to 0.50%, a facility fee due on the first anniversary of the closing date and each six month period thereafter in the amount of 0.30% times the aggregate commitments, and a quarterly collateral monitoring fee of $10,000. At closing, the Borrowers paid a $75,000 agent fee and a $350,000 closing fee.

Interest payments under the New Senior Secured Credit Facility are due on the first day of each month for any base rate interest, and the Administrative Agent is authorized to charge any such interest to an account we maintain with the Administrative Agent, and any such charged amounts will constitute loan advances under the Loan Agreement. Interest on LIBOR loans are payable on the earliest of the last day of the applicable interest period of one, two or three months the date that any of the obligations accelerated or the termination of the Loan Agreement.

The Borrowers may voluntarily prepay LIBOR loans in whole or in part, subject to the requirement that the Borrowers must cover any funding losses associated with having prepaid such LIBOR loans prior to the end of the applicable interest period suffered by the Administrative Agent and the lenders. The Borrowers may terminate the Loan Agreement upon 10 business days’ prior written notice.

The New Senior Secured Credit Facility contains customary covenants and restrictions on the activities of the Borrowers and the guarantors, including, but not limited to, limitation on the creation or incurrence of additional indebtedness; liens; mergers, consolidations or reorganizations; asset sales; engaging in lines of business not substantially related to the current business; prepayment, defeasance or amendment of other indebtedness; change of control; distributions and dividends; investments; and transactions with affiliates.

Further, the Borrowers are required to achieve certain EBITDA thresholds, are limited in the amount of capital expenditures allowed to be made in each fiscal year, and are required to maintain certain operating liquidity levels.

The New Senior Secured Credit Facility contains customary representations and warranties, affirmative covenants and events of default. Events of default under the New Senior Secured Credit Facility include, but are not limited to failure to pay principal, interest, fees and other amounts due under the New Senior Secured Credit Facility; failure to perform or observe covenants and other terms in the New Senior Secured Credit Facility, subject to certain grace periods; material asset seizure; insolvency events; court order enjoining the conduct of the Borrowers’ business; unsatisfied final judgments over a certain threshold; event of default under the Indenture or default on other indebtedness, subject to certain materiality thresholds; representations or warranties proving to be false or misleading in any material respect; termination of the obligations of any guarantor; failure to keep applicable gaming licenses and registrations in full force and effect; invalidity or impairment of any loan document or security interest; and material adverse change.

The obligations under the New Senior Secured Credit Facility are secured by a first priority lien on substantially all of the assets of the Borrowers and the other guarantors, including, but not limited to, all accounts; equipment and fixtures, inventory, investment property, general intangibles, cash and proceeds of the foregoing.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

On December 1, 2011, Majestic issued $100.6 million aggregate principal amount of old notes in transactions exempt from registration under the Securities Act under Section 4(2) of the Securities Act. The old notes issued under Section 4(2) of the Securities Act may not be reoffered, resold or otherwise transferred in the United States unless so registered or unless an exemption from the Securities Act registration requirements is available. In the exchange offer, we are offering to exchange new 12 1/2% / 14 1/2% Second Lien Senior Secured Notes due 2016 which have been registered under the Securities Act for our currently outstanding 12 1/2% / 14 1/2% Second Lien Senior Secured Notes due 2016, on the terms and subject to the conditions detailed in this prospectus and the accompanying letter of transmittal. The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of old notes in any jurisdiction in which the exchange offer or acceptance of the exchange offer would violate the securities or blue sky laws of that jurisdiction.

The Exchange Offer

Upon the terms and subject to the conditions contained in this prospectus and in the letter of transmittal that accompanies this prospectus, we are offering to exchange outstanding old notes in denominations of $1.00 and integral multiples of $1.00 for an equal principal amount of new notes. The terms of the new notes are substantially identical to the terms of the old notes for which they may be exchanged in the exchange offer, except that:

•	the new notes have been registered under the Securities Act and will be freely transferable, other than as described in this prospectus; and

•	the new notes will not contain any legend restricting their transfer.

The new notes will evidence the same debt as the old notes and will be entitled to the benefits of the indenture. The new notes will be treated as a single class under the indenture with any old notes that remain outstanding.

The exchange offer is not conditioned on any minimum aggregate principal amount of old notes being tendered for exchange.

Any broker-dealer who holds any old notes to be registered pursuant to the exchange offer registration statement that were acquired for its own account as a result of market-making activities or other trading activities (other than any old notes acquired directly from Majestic), may exchange such old notes pursuant to the exchange offer. However, such broker-dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the new notes received by such broker-dealer in the exchange offer, which prospectus delivery requirement may be satisfied by the delivery of this prospectus, as it may be amended or supplemented from time to time. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

As a condition to its participation in the exchange offer, each holder of old notes must furnish, prior to the consummation of the exchange offer, a written representation, which is contained in the letter of transmittal accompanying this prospectus, that: (1) it is not our “affiliate” (as defined in Rule 405 of the Securities Act); (2) any new notes to be received by it shall be acquired in the ordinary course of business; and (3) at the time of the consummation of the exchange offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the new notes.

Any broker-dealer and any holder using the exchange offer to participate in a distribution of the securities to be acquired in the exchange offer (1) cannot under SEC policy rely on the position of the SEC enunciated in Morgan Stanley & Co., Inc., SEC no-action letter (June 5, 1991), Exxon Capital Holdings Corporation, SEC no-action letter (May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

Expiration Date; Extensions; Termination; Amendments

The expiration date of the exchange offer is                     , New York City time, on                     , 2012, unless Majestic in its sole discretion extends the period during which the exchange offer is open. In that case, the expiration date will be the latest time and date to which the exchange offer is extended. We expressly reserve the right to extend the exchange offer at any time and from time to time before the expiration date by giving oral or written notice to Wilmington Trust, National Association, the exchange agent, and by timely public announcement. Unless otherwise required by applicable law or regulation, the public announcement will be made by a release to a national newswire service. During any extension of the exchange offer, all old notes previously tendered will remain subject to the exchange offer unless withdrawal rights are exercised. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly following the expiration or termination of the offer.

The settlement date of the offer will be promptly following the expiration date.

We expressly reserve the right to:

•

terminate the exchange offer and not accept for exchange any old notes for any reason, including if any of the events described below under “—Conditions to the Exchange Offer” shall have occurred and shall not have been waived by us; and

•	amend the terms of the exchange offer in any manner.

If any termination or amendment occurs, we will notify the exchange agent in writing and will either issue a press release or give written notice to the holders of the old notes as promptly as practicable. Unless we terminate the exchange offer prior to                     , New York City time, on the expiration date, we will exchange the new notes for the old notes on the settlement date.

If we waive any material condition to the exchange offer or amend the exchange offer in any other material respect and at the time that notice of waiver or amendment is first published, sent or given to holders of old notes in the manner specified above, the exchange offer is scheduled to expire at any time earlier than the fifth business day from, and including, the date that the notice is first so published, sent or given, then the exchange offer will be extended until that fifth business day.

This prospectus and the letter of transmittal will be mailed or transmitted to holders of the old notes.

How to Tender

The tender to us of old notes by you as set forth below and our acceptance of the old notes will constitute a binding agreement between us and you upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal.

Except as set forth below, to tender old notes for exchange pursuant to the exchange offer, you must transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal or, in the case of a book-entry transfer, an agent’s message in lieu of such letter of transmittal, to Wilmington Trust, National Association, as exchange agent, at the address set forth below under “—Exchange Agent” on or prior to the expiration date. In addition, either:

•	certificates for such old notes must be received by the exchange agent along with the letter of transmittal; or

•

a timely confirmation of a book-entry transfer (a “book-entry confirmation”) of such old notes, if such procedure is available, into the exchange agent’s account at DTC pursuant to the procedure for book-entry transfer must be received by the exchange agent, prior to the expiration date, with the letter of transmittal or an agent’s message in lieu of such letter of transmittal.

The term “agent’s message” means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant stating that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce such letter of transmittal against such participant.

The method of delivery of old notes, letters of transmittal and all other required documents is at your election and risk. If such delivery is by mail, it is recommended that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letter of transmittal or old notes should be sent to us.

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the old notes surrendered for exchange are tendered:

•	by a holder of the old notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible institution (as defined herein).

In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantees must be by a firm which is a member of the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Medallion Program (each such entity being hereinafter referred to as an “eligible institution”). If old notes are registered in the name of a person other than the signer of the letter of transmittal, the old notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as we or the exchange agent determine in our sole discretion, duly executed by the registered holders with the signature thereon guaranteed by an eligible institution.

All questions as to the validity, form, eligibility (including time of receipt) and acceptance of old notes tendered for exchange will be determined by us in our sole discretion, and our determination will be final and binding on all parties. We reserve the absolute right to reject any and all tenders of any particular old note not properly tendered or to not accept any particular old note which acceptance might, in our judgment or our counsel’s, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular old note either before or after the expiration date (including the right to waive the ineligibility of any holder who seeks to tender old notes in the exchange offer). Our or the exchange agent’s interpretation of the terms and conditions of the exchange offer as to any particular old note either before or after the expiration date (including the letter of transmittal and the instructions thereto) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes for exchange must be cured within a reasonable period of time, as we determine. We are not, nor is the exchange agent or any other person, under any duty to notify you of any defect or irregularity with respect to your tender of old notes for exchange, and no one will be liable for failing to provide such notification.

If the letter of transmittal is signed by a person or persons other than the registered holder or holders of old notes, such old notes must be endorsed or accompanied by powers of attorney signed exactly as the name(s) of the registered holder(s) that appear on the old notes.

If the letter of transmittal or any old notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us or the exchange agent, proper evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

By tendering old notes, you represent to us that, among other things, the new notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving such new notes, whether or not such person is the holder, that neither the holder nor such other person has any arrangement or understanding with any person to participate in the distribution of the new notes, and that you are not holding old notes that have, or are reasonably likely to have, the status of an unsold allotment in the initial offering of the old notes. If you are our “affiliate,” as defined under Rule 405 under the Securities Act, and have an arrangement or understanding with any person to participate in a distribution of such new notes to be acquired pursuant to the exchange offer, you or any such other person:

•	cannot rely on the applicable interpretations of the staff of the SEC; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See “Plan of Distribution.” The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Terms and Conditions of the Letter of Transmittal

The letter of transmittal contains, among other things, the following terms and conditions, which are part of the exchange offer.

The party tendering old notes for exchange, or the transferor, exchanges, assigns and transfers the old notes to Majestic and irrevocably constitutes and appoints our exchange agent as its agent and attorney-in-fact to cause the old notes to be assigned, transferred and exchanged. The transferor represents and warrants that:

•	it has full power and authority to tender, exchange, assign and transfer the old notes and to acquire new notes issuable upon the exchange of the tendered old notes; and

•

when the same are accepted for exchange, we will acquire good and unencumbered title to the tendered old notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim.

The transferor also warrants that it will, upon request, execute and deliver any additional documents we deem necessary or desirable to complete the exchange, assignment and transfer of tendered old notes. All authority conferred by the transferor will survive the death or incapacity of the transferor and every obligation of the transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of the transferor.

By tendering old notes, the transferor certifies that:

•	it is not our affiliate (as defined in Rule 405 under the Securities Act);

•	any new notes to be received by it shall be acquired in the ordinary course of business;

•

if it is a broker-dealer that will receive new notes for its own account in exchange for old notes that were acquired as a result of market-making or other trading activities, it will deliver a prospectus in connection with any resale of the new notes; and

•

at the time of the consummation of the exchange offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the new notes.

Each broker-dealer that receives new notes for its own account in the exchange offer acknowledges that it will deliver a prospectus in connection with any resale of those new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Withdrawal Rights

Old notes tendered in the exchange offer may be withdrawn at any time before                     , New York City time, on the expiration date.

For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be timely received by the exchange agent at the address set forth below under “—Exchange Agent.” This notice must specify:

•	the name of the person having tendered the old notes to be withdrawn;

•	the old notes to be withdrawn (including the principal amount of such old notes); and

•	where certificates for old notes have been transmitted, the name in which such old notes are registered, if different from that of the withdrawing holder.

If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution, unless such holder is an eligible institution.

If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of DTC.

All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by us in our sole discretion, and our determination will be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes tendered for exchange but not exchanged for any reason will be returned to the holder without cost to such holder (or, in the case of old notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the book-entry transfer procedures described above, such old notes will be credited to an account maintained with DTC for the old notes as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer). Properly withdrawn old notes may be retendered by following one of the procedures described under “—How to Tender” above at any time on or prior to the expiration date.

Acceptance of Old Notes for Exchange; Delivery of New Notes

Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all old notes properly tendered and will issue the new notes promptly after acceptance of the old notes. See “—Conditions to the Exchange Offer.” For purposes of the exchange offer, we will be deemed to have accepted properly tendered old notes for exchange if and when we give written notice to the exchange agent.

The holder of each old note accepted for exchange will receive a new note in the amount equal to the surrendered old note. Holders of new notes on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date to which interest has been paid on the old notes. Holders of new notes will not receive any payment in respect of accrued interest on old notes otherwise payable on any interest payment date, the record date for which occurs on or after the consummation of the exchange offer.

In all cases, issuance of new notes for old notes that are accepted for exchange will be made only after timely receipt by the exchange agent of:

•	a timely book-entry confirmation of such old notes into the exchange agent’s account at DTC;

•	a properly completed and duly executed letter of transmittal or an agent’s message in lieu thereof; and

•	all other required documents.

If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if old notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged old notes will be returned without expense to the tendering holder (or, in the case of old notes tendered by book entry transfer into the exchange agent’s account at DTC pursuant to the book-entry procedures described below, such non-exchanged old notes will be credited to an account maintained with DTC as promptly as practicable after the expiration or termination of the exchange offer).

Book-Entry Transfers

For purposes of the exchange offer, the exchange agent will request that an account be established with respect to the old notes at DTC within two business days after the date of this prospectus, unless the exchange agent has already established an account with DTC suitable for the exchange offer. Any financial institution that is a participant in DTC may make book-entry delivery of old notes by causing DTC to transfer such old notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. Although delivery of old notes may be effected through book-entry transfer at DTC, the letter of transmittal or facsimile thereof or an agent’s message in lieu thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address set forth under “—Exchange Agent” on or prior to the expiration date.

Conditions to the Exchange Offer

The exchange offer will not be subject to any conditions, other than:

•	that the exchange offer does not violate applicable law or any applicable interpretation of the staff of the SEC;

•

that each holder of old notes exchanged in the exchange offer shall have represented that (A) it is not our affiliate (as defined in Rule 405 under the Securities Act), (B) any new notes to be received by it shall be acquired in the ordinary course of business; (C) if it is a broker-dealer that will receive new notes for its own account in exchange for old notes that were acquired as a result of market-making or other trading activities, it will deliver a prospectus in connection with any resale of the new notes, and (D) at the time of the consummation of the exchange offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the new notes and shall have made such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to render the use of this prospectus under the Securities Act available; and

•

that no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in the Company’s judgment, would reasonably be expected to impair the ability of the Company to proceed with the exchange offer.

The conditions described above are for our sole benefit. We may assert these conditions regarding all or any portion of the exchange offer regardless of the circumstances, including any action or inaction by us, giving rise to the condition. We may waive these conditions in whole or in part at any time or from time to time in our sole discretion. Our failure at any time to exercise any of the rights described above will not be deemed a waiver of any of those rights, and each right will be deemed an ongoing right which may be asserted at any time or from time to time. In addition, we have reserved the right, despite the satisfaction of each of the conditions described above, to terminate or amend the exchange offer.

Any determination by us concerning the fulfillment or nonfulfillment of any conditions will be final and binding upon all parties.

In addition, we will not accept for exchange any old notes tendered and no new notes will be issued in exchange for any old notes, if at that time any stop order is threatened or in effect relating to:

•	the registration statement of which this prospectus constitutes a part; or

•	the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

Exchange Agent

Wilmington Trust, National Association has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at one of the addresses set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent, addressed as follows:

Deliver To:

By Regular Mail, Registered Certified Mail,

Overnight Courier or Hand Delivery:

Wilmington Trust, National Association

c/o Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, DE 19890-1626

By Facsimile Transmission

(eligible institutions only):

(302) 636-4139, Attention: Sam Hamed

For Information or Confirmation by

Telephone:

(302) 636-6181

Solicitation of Tenders; Expenses

We have not retained a dealer-manager or similar agent in connection with the exchange offer and will not make any payments to brokers, dealers or others for soliciting acceptances of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for reasonable, out-of-pocket expenses in connection with its services. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable, out-of-pocket expenses incurred by them in forwarding tenders for their customers. The expenses to be incurred in connection with the exchange offer, including the fees and expenses of the exchange agent and printing, accounting and legal fees, will be paid by us and are estimated at approximately $0.3 million.

Appraisal Rights

Holders of old notes will not have dissenters’ rights or appraisal rights in connection with the exchange offer.

Transfer Taxes

Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange, except that holders who instruct us to register new notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax.

Accounting Treatment

We will record the new notes at the same carrying value of the old notes reflected in our accounting records on the date that the exchange offer is completed. Accordingly, we will not recognize any gain or loss for accounting purposes upon the exchange of new notes for old notes. We will recognize the expenses related to the issuance of the new notes as incurred.

Other

Participation in the exchange offer is voluntary, and holders should carefully consider whether to accept the terms and conditions of this offer. Holders of the old notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

Holders of the old notes who do not tender their notes in the exchange offer will continue to hold those notes and will be entitled to all the rights and limitations applicable to the old notes under the indenture.

All untendered old notes will continue to be subject to the restrictions on transfer set forth in the indenture. The old notes may not be reoffered, resold or otherwise transferred in the U.S. unless registered under the Securities Act or unless an exemption from the Securities Act registration requirements is available.

In addition, any holder of old notes who tenders in the exchange offer for the purpose of participating in a distribution of the new notes may be deemed to have received restricted securities. If so, that holder will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. To the extent that old notes are tendered and accepted in the exchange offer, the trading market, if any, for the old notes could be adversely affected.

We may in the future seek to acquire untendered old notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plan to acquire any old notes that are not tendered in the exchange offer.

DESCRIPTION OF THE NEW NOTES

You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.” In this description, references to “Majestic,” “issuer,” “we, “ “our” and “us “ refer only to The Majestic Star Casino, LLC, and not to its subsidiaries.

General

The new notes will be issued under an existing indenture (the “Indenture”) dated as of December 1, 2011, as amended or supplemented, among Majestic, the Parent, the Subsidiary Guarantors and Wilmington Trust, National Association as trustee (the “Trustee”). On December 1, 2011, $100.6 million in aggregate principal amount of 12.5% / 14.5% Second Lien Senior Secured Notes due 2016 were initially issued by Majestic under the Indenture, referred to as the old notes. The terms of the new notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The following summary of certain provisions of the Indenture, the Security Documents and the Intercreditor Agreement (as defined below) does not purport to be complete and is qualified in its entirety by reference to the Indenture, the Security Documents and the Intercreditor Agreement, including the definitions therein of certain terms used below. The definitions of certain terms used in the following summary are set forth below under “—Certain Definitions.”

The new notes will be senior secured obligations of Majestic and the Note Guarantors and will rank senior in right of payment to all existing and future subordinated Indebtedness of Majestic and the Note Guarantors and equal in right of payment with all existing and future senior Indebtedness of Majestic and the Note Guarantors, including the Credit Facility. However, the new notes will be effectively subordinated to all borrowings under the Credit Facility, which will be secured on a first-priority basis by substantially all of the assets of Majestic and the Note Guarantors. See “Risk Factors—Risks Related to the New Notes—The right to receive proceeds from the sale of the collateral securing the notes will be subject to prior claims (ahead of the notes) of the lenders under the New Senior Secured Credit Facility and any equipment financing or other purchase money indebtedness to the extent of the proceeds of the collateral securing this other debt. The right to exercise remedies with respect to the collateral also will be limited.”

The new notes will be guaranteed on a senior secured basis by the Parent and by each of Majestic’s existing and future Restricted Subsidiaries (the “Guarantees”). As of the Issue Date all of our Subsidiaries will be Restricted Subsidiaries. However, under the circumstances described below under “Certain Definitions—Unrestricted Subsidiary,” Majestic will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture nor will their assets be included in the Collateral (as defined below).

The new notes and the Guarantees will be secured by the Collateral, as set forth below under “—Security.” The new notes will be secured by the Collateral equally and ratably with the old notes. Borrowings under the Credit Facility are also secured by the Collateral. The Liens on the Collateral securing the Notes and the Guarantees are contractually subordinated, pursuant to the Intercreditor Agreement, to the Lien on the Collateral securing the borrowings under the Credit Facility. Pursuant to the terms of the Intercreditor Agreement, the lenders of the Credit Facility, who hold obligations secured by the Collateral on a first-priority basis, will control substantially all matters related to the Collateral.

The Notes will be issued in the form of one or more global notes, without coupons. Subject to the issuance of additional definitive notes (the “PIK Notes”) or the increase in the principal amount of a global note in order to evidence payment-in-kind interest (“PIK Interest”) (which PIK Notes or increased principal amount of a global note shall be in denominations of $1.00 or any integral multiple of $1.00 in excess thereof), the Notes will be issued in denominations of $1.00 and integral multiples of $1.00 in excess thereof .

Principal, Maturity and Interest

The Indenture does not limit the aggregate principal amount of Notes that we may issue under the Indenture and provides that, subject to the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness,” additional Notes may be issued thereunder from time to time (the “Additional Notes”), without the consent of the Holders of previously issued Notes (including the new notes), in an aggregate principal amount to be determined from time to time by Majestic; provided, that Additional Notes may not be issued with original issue discount as determined under section 1271 et seq. of the Internal Revenue Code of 1986, as amended (the “Code”). The new notes, the old notes, any PIK Notes and any Additional Notes will be substantially identical, other than the issuance dates and the dates from which interest will accrue. Any old notes that remain outstanding after completion of the Exchange Offer, together with new notes, any PIK Notes and any Additional Notes, will be treated as a single class of securities under the Indenture. Unless the context otherwise requires, for all purposes of the Indenture and this “Description of the New Notes,” references to the Notes include the new notes, the old notes, any PIK Notes and any Additional Notes actually issued.

The Notes will mature on December 1, 2016.

Interest on the Notes will be due and payable semi-annually on June 1 and December 1 of each year, commencing on June 1, 2012, to Holders of record on the immediately preceding May 15 and November 15, respectively. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Majestic will pay, in cash, interest on the principal amount of the Notes at the rate of 12.5% per annum; provided that, only to the extent Majestic is prohibited from paying any interest due on the Notes in cash by any Credit Facility or the Intercreditor Agreement, Majestic will pay, in PIK Notes, interest on the principal amount of the new notes, at the rate of 14.5% per annum. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Notes will be payable both as to principal and interest at the office or agency of Majestic maintained for such purpose or, at the option of Majestic, payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders. Until otherwise designated by Majestic, Majestic’s office or agency will be the office of the Trustee maintained for such purpose. If a payment date is a Legal Holiday, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

All cash and PIK interest payable on the notes will be treated as original issue discount. U.S. holders may be required to include the original issue discount in gross income (as ordinary income) for U.S. federal income tax purposes in advance of the receipt of cash payments to which the interest is attributable, regardless of a holder’s method of tax accounting. See “Material U.S. Federal Income Tax Considerations—U.S. Holders—Interest (Original Issue Discount).”

Redemption

Optional Redemption. We may redeem the Notes at our option, in whole or in part, at any time, at a price equal to 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest, if any, up to the redemption date.

Regulatory Redemption. The Notes will also be redeemable by us, in whole or in part, at any time upon not less than 20 business days nor more than 60 days’ notice (or such earlier date as may be required by any Gaming Authority) at 100% of the principal amount of the Notes plus accrued and unpaid interest on the Notes (or, if such redemption is required by any Gaming Authority, the Fair Market Value of such Notes, or such other amount as may be required by applicable law or order of such Gaming Authority), pursuant to a Required Regulatory Redemption. In addition, where such redemption is required because the Holder or beneficial owner of Notes is required to be found suitable or to otherwise qualify under any Gaming Laws and is not found suitable or so qualified, we shall have the right to require any such Holder or beneficial owner to dispose of its Notes upon 30 days’ notice (or such earlier date as may be required by the applicable Gaming Authority).

If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed (and such listing is known to the Trustee), or, if the Notes are not so listed, on a pro rata basis or by such other method that most nearly approximates a pro rata selection as the Trustee shall deem fair and appropriate and, in each case with respect to any global notes, the procedures of DTC. Except in the case of a Required Regulatory Redemption requiring less notice, notice of redemption will be mailed by first-class mail (and, to the extent permitted by applicable procedures or regulations, electronically) at least 30 but not more than 60 days before the redemption date to each Holder to be redeemed at such Holder’s registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder of that Note upon cancellation of the original Note. On and after the date of redemption, interest will cease to accrue on Notes or portions thereof called for redemption, unless we default in making such redemption payment.

Consolidated Excess Cash Flow Redemption. If Majestic has Consolidated Excess Cash Flow for any relevant fiscal year, then, upon notice mailed to Holders within 115 days after the end of the relevant fiscal year, Majestic shall be required to make a mandatory redemption (a “Consolidated Excess Cash Flow Redemption”) for Notes in the largest principal amount that is an integral multiple of $1,000 that may be redeemed using 75% of such Consolidated Excess Cash Flow for such period (the “Consolidated Excess Cash Flow Redemption Amount”) at a redemption price of 100%, plus accrued and unpaid interest on the Notes redeemed, to the applicable date of redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date. The notice shall specify that Majestic shall effect the Consolidated Excess Cash Flow Redemption within 30 days of the date of such notice.

Notwithstanding the foregoing, Majestic shall not be required to redeem Notes in connection with a Consolidated Excess Cash Flow Redemption in accordance with the previous paragraph unless the Consolidated Excess Cash Flow Redemption Amount with respect to the applicable period in respect of which such Consolidated Excess Cash Flow Redemption is to be made exceeds $5.0 million (with lesser amounts being carried forward for purposes of determining whether the $5.0 million threshold has been met for any future period). Upon consummation of each Consolidated Excess Cash Flow Redemption, the Consolidated Excess Cash Flow Redemption Amount shall be reset at zero. Majestic shall be entitled to reduce the applicable Consolidated Excess Cash Flow Redemption Amount with respect to any Consolidated Excess Cash Flow Redemption by an amount equal to the aggregate redemption price paid for any Notes theretofore redeemed during the relevant fiscal year pursuant to an optional redemption before making such Consolidated Excess Cash Flow Redemption. Notwithstanding any of the foregoing, in no event shall Majestic be required to redeem Notes in connection with a Consolidated Excess Cash Flow Redemption if (and to the extent that) such redemption would cause the Liquidity of Majestic and its Restricted Subsidiaries, on a consolidated basis, to fall below $35 million as of the last day of the relevant fiscal year for which the Consolidated Excess Cash Flow Redemption Amount is being calculated and giving effect to such redemption as if it had occurred on the last day of such fiscal year.

Mandatory Redemption. The Notes will not be subject to any mandatory redemption (except for a Required Regulatory Redemption or a Consolidated Excess Cash Flow Redemption) or have the benefit of any sinking fund.

Guarantors

The repayment of the Notes will be unconditionally and irrevocably guaranteed, jointly and severally, on a senior secured basis by the Parent and all present and future Restricted Subsidiaries. Such Guarantees will rank equally in right of payment with such Note Guarantor’s guarantee of the Credit Facility. The Indenture provides that so long as any Notes remain outstanding, any future Restricted Subsidiary shall enter into and remain subject to a Guarantee.

In the event of any sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor or any sale or other disposition of the Capital Stock of any Subsidiary Guarantor to a Person (other than the Parent, Majestic or any of its Subsidiaries) in a transaction that complies with the terms of the Indenture, and the Net Proceeds from such Asset Sale are used in accordance with the terms of the covenant described under “—Certain Covenants—Limitation on Asset Sales,” then such Subsidiary Guarantor shall be released and discharged from all of its Obligations under its Guarantee and the Indenture.

The Obligations of each Note Guarantor under its Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Note Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Note Guarantor in respect of the Obligations of such other Note Guarantor under its Guarantee, result in the Obligations of such Note Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law or render a Note Guarantor insolvent.

Security

Pursuant to certain mortgages, security agreements and related agreements, we have assigned and pledged to the Trustee, for the benefit of the Trustee and the Holders, as security for our obligations with respect to the Notes, substantially all of our assets and the assets of the Restricted Subsidiaries, other than the Excluded Assets (the “Collateral”). The Collateral includes, among other things, our Capital Stock, the Capital Stock of the Restricted Subsidiaries, the assets of each of our and the Restricted Subsidiaries’ casinos, all furniture, fixtures and equipment belonging to us and the Restricted Subsidiaries and our and the Restricted Subsidiaries’ rights to the service mark “Majestic Star Casino” and “Fitzgeralds” and other related trademarks. The Trustee’s security interest in the Collateral is subordinated to a lien securing our Credit Facility. See “—Intercreditor Agreement.”

The proceeds of any sale of the Collateral following an Event of Default may not be sufficient to satisfy payments due on the Notes. In addition, the ability of the Holders to realize upon the Collateral may be limited pursuant to applicable laws, including gaming, bankruptcy or securities laws.

If an Event of Default occurs and is continuing, the Collateral Agent, on behalf of the Trustee and the Holders, in addition to any rights or remedies available to it under the Indenture and the Security Documents, may, subject to the Intercreditor Agreement and applicable Gaming Laws, take such action as it deems advisable and as is permitted under the Security Documents, to protect and enforce its rights in the Collateral, including the institution of sale or foreclosure proceedings. The proceeds received by the Collateral Agent from any such sale or foreclosure will, subject to the Intercreditor Agreement, be applied by the Collateral Agent first to pay the expenses of such sale or foreclosure and fees and other amounts then payable to the Trustee under the Indenture, then to pay amounts due and payable with respect to our Credit Facility, and thereafter to pay amounts due and payable with respect to the Notes. Pursuant to the terms of the Intercreditor Agreement, the lenders of the Credit Facility, who hold obligations secured by the Collateral on a first-priority basis, will control substantially all matters related to the Collateral.

The Collateral Agent’s ability to foreclose upon the Collateral also will be limited by relevant Gaming Laws, which generally require that persons who own or operate a casino or own equity securities of a gaming licensee (including capital stock) or purchase, possess or sell gaming equipment hold a valid gaming license. No person can hold a license in the State of Colorado, Mississippi or Indiana unless the person is found qualified or suitable by the relevant Gaming Authorities. The pledge of such an interest in Colorado, while not per se forbidden, does require regulatory approval before the holder of the pledge may obtain the interest contemplated. Such Gaming Authorities have discretionary authority to require the Collateral Agent, the Trustee, any or all of the holders of the Notes or any purchaser of the Collateral to file applications and be investigated in order to be found qualified or suitable as an owner or operator of gaming establishments. Such requirements may limit the number of potential bidders in any foreclosure and may delay any sale, either of which events may have an adverse effect on the sale price of the Collateral. Moreover, the gaming industry could become subject to different or additional regulations during the term of the Notes, which could further adversely affect the practical rights and remedies of the Trustee. Therefore, the practical value of realizing on the Collateral may, without the appropriate approvals, be limited.

Certain Bankruptcy Limitations. The right of the Trustee to repossess and dispose of the Collateral upon the occurrence of an Event of Default is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against us prior to the Trustee having repossessed and disposed of the Collateral. Under the Bankruptcy Code, a secured creditor is generally prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval. Moreover, the Bankruptcy Code permits the debtor in certain circumstances to continue to retain and to use collateral owned as of the date of the bankruptcy filing (and the proceeds, products, offspring, rents or profits of such collateral to the extent provided by the Security Documents and by applicable nonbankruptcy law) even though the debtor is in default under the applicable debt instruments; provided, that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances. In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the Notes could be delayed following commencement of a bankruptcy case, whether or when the Trustee could repossess or dispose of the Collateral or whether or to what extent Holders would be compensated for any delay in payment or loss of value of the Collateral through the requirement of “adequate protection.” Furthermore, if a bankruptcy court determines the value of the Collateral is not sufficient to repay all amounts due on the Notes, the Holders would hold secured claims to the extent of the value of the Collateral to which the Holders are entitled, and would hold unsecured claims with respect to any such shortfall. Applicable Federal bankruptcy laws generally do not permit the payment and/or accrual of post-petition interest, costs and attorneys’ fees during a debtor’s bankruptcy case unless the claims are oversecured or the debtor is solvent at the time of reorganization. In addition, if we become the subject of a bankruptcy case, the bankruptcy court, among other things, may avoid certain transfers made by the entity that is the subject of the bankruptcy filing, including, without limitation, transfers held to be fraudulent conveyances or preferences.

To realize upon collateral, such as the Majestic Star Casino Vessel, the Majestic Star Casino II Vessel and the Tunica Vessel, consisting of vessels documented under the laws of the United States, the Trustee may be required to foreclose through a federal court admiralty proceeding. Such a proceeding would entail compliance with notice and other procedural requirements, and may require a cash deposit to cover the costs of maintaining the vessels during the foreclosure proceeding, which costs could be substantial. In addition, because the Tunica Vessel will be more or less permanently moored and will not be used for transportation of cargo or passengers, it is possible the barges may not be considered vessels for purposes of the ship mortgage which will be placed on them. In such event, the Holders of the Notes would not have the benefit of a Preferred Ship Mortgage on the Tunica Vessel, although they would have the benefit of other security provided in the Security Agreement.

Intercreditor Agreement

Majestic, the Parent and its Restricted Subsidiaries entered into the Credit Facility on the Issue Date, and on the Issue Date the Trustee, the agent under the Credit Facility, Majestic and certain of its affiliates entered into an intercreditor agreement (the “Intercreditor Agreement”). The Intercreditor Agreement provides that the Liens on the Collateral securing the Notes and the Guarantees are subordinated to the Liens securing Indebtedness outstanding under the Credit Facility, and related interest, fees, costs and expenses. Under the Intercreditor Agreement, if the Notes become due and payable prior to the stated maturity thereof for any reason or are not paid in full at the stated maturity thereof at a time during which Indebtedness is outstanding under the Credit Facility, the Collateral Agent will not have the right to foreclose upon the Collateral that secures the obligations under the Indenture unless and until the lenders under the Credit Facility fail to take steps to exercise remedies with respect to or in connection with the Collateral within up to 190 days following notice to such lenders of the occurrence of an Event of Default under the Indenture. The Intercreditor Agreement limits the Collateral Agent and the Holders from pursuing certain remedies with respect to the Collateral in an insolvency proceeding that occurs during such standstill period. In addition, the Intercreditor Agreement provides that if the lenders under the Credit Facility have commenced exercising such remedies with respect to any Collateral prior to the end of such standstill period, the Collateral Agent would not have the right to foreclose on such Collateral until the lenders are no longer pursuing such remedies. The Intercreditor Agreement provides that the net proceeds from the sale of Collateral will first be applied to repay Indebtedness outstanding under the Credit Facility and thereafter to the holders of the Notes.

Repurchase Upon Change of Control

The Indenture provides that, if a Change of Control occurs, we will be required to offer to repurchase all of the Notes then outstanding at a purchase price equal to 100% of the aggregate principal amount of the Notes, plus accrued and unpaid interest on the Notes repurchased, to the date of repurchase. Within 30 days following any Change of Control, we must mail a notice or direct a notice to be mailed to each Holder stating, among other things: (i) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 45 days from the date the notice is mailed; (ii) that any Holder electing to have Notes purchased pursuant to a Change of Control offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the paying agent with respect to the Notes at the address specified in the notice prior to the close of business on the third business day preceding the Change of Control payment date; and (iii) that the Holder will be entitled to withdraw his election if the paying agent receives, not later than the close of business on the second business day preceding the Change of Control payment date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that the Holder is withdrawing his election to have such Notes purchased.

We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations that apply to the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with the “Change of Control” provisions of the Indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the “Change of Control” provisions of the Indenture by virtue thereof.

On the Change of Control payment date, we will, to the extent lawful:

•	accept for payment the Notes or portions of Notes tendered pursuant to the Change of Control offer;

•	deposit with the paying agent an amount equal to the Change of Control payment in respect of all Notes or portions of Notes so tendered and not withdrawn; and

•	deliver or cause to be delivered to the Trustee the Notes so accepted, together with an Officers’ Certificate stating that the Notes or portions of Notes tendered to us are accepted for payment.

The paying agent will promptly deliver to each Holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Trustee will authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, that each such new Note will be in the principal amount of $1.00 and any integral multiple of $1.00 in excess thereof. We will announce the result of the Change of Control offer on or as soon as practicable after the Change of Control payment date.

Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders to require that we repurchase or redeem the Notes in the event of a takeover, recapitalization or similar restructuring.

We cannot assure you that sufficient funds will be available at the time of any Change of Control offer to make required repurchases, or that we will be permitted under the Credit Facility or the Intercreditor Agreement to make required repurchases.

We will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control offer.

The term “all or substantially all” as used in the definition of Change of Control has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. As a consequence, in the event the Holders elect to exercise their rights under the Indenture and we elect to contest such election, there could be no assurance as to how a court would interpret the phrase under New York law, which may have the effect of preventing the Trustee or the Holders from successfully asserting that a Change of Control has occurred.

Certain Covenants

Limitation on Restricted Payments. The Indenture provides that Majestic will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i) declare or pay any dividend or make any distribution on account of any Equity Interests of Majestic or any of its Restricted Subsidiaries (other than (A) dividends or distributions payable in Equity Interests (other than Disqualified Capital Stock) of Majestic or (B) amounts payable to Majestic or any Restricted Subsidiary);

(ii) purchase, redeem or otherwise acquire or retire for value any Equity Interest of Majestic or any Affiliate, including the Parent, (other than any Restricted Subsidiary of Majestic) of Majestic (other than any such Equity Interest owned by Majestic or any Restricted Subsidiary);

(iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness of Majestic or any Subsidiary Guarantor that is subordinated in right of payment to the Notes or such Subsidiary Guarantor’s Subsidiary Guarantee thereof (excluding any intercompany Indebtedness between or among Majestic and any of the Subsidiary Guarantors), as the case may be, prior to any scheduled principal payment, sinking fund payment or other payment at the stated maturity thereof; or

(iv) make any Restricted Investment

(all such payments and other actions set forth in clauses (i) through (iv) above are collectively referred to as “Restricted Payments”), unless, subject to the limitations set forth in the last paragraph of this covenant, at the time of such Restricted Payment:

(a) no Default or Event of Default has occurred and is continuing or would occur as a consequence thereof, and

(b) immediately after giving effect to such Restricted Payment on a pro forma basis, Majestic could incur at least $1.00 of additional Indebtedness under the Interest Coverage Ratio test set forth in the covenant described under “—Limitation on Incurrence of Indebtedness,” and

(c) such Restricted Payment (the value of any such payment, if other than cash, being determined in good faith by the Board of Directors of Majestic and evidenced by a resolution set forth in an Officers’ Certificate delivered to the Trustee), together with the aggregate of all other Restricted Payments made on or after the Issue Date (including Restricted Payments permitted by clauses (ii), (vi), (vii), (viii) of the next following paragraph, and, to the extent Majestic is given credit for such Net Cash Proceeds pursuant to clause (2) of this paragraph, clause (iii) of the next following paragraph and excluding Restricted Payments permitted by clauses (i), (iv) and (v) of the next following paragraph), is less than the sum, without duplication, of

(1) 50% of the Consolidated Net Income of Majestic for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing immediately after the Issue Date to the end of Majestic’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, 100% of such deficit), plus

(2) 100% of the aggregate Net Cash Proceeds received by Majestic from the issuance or sale, other than to a Subsidiary, of Equity Interests of Majestic (other than Disqualified Capital Stock) after the Issue Date and on or prior to the time of such Restricted Payment, plus

(3) 100% of the aggregate Net Cash Proceeds received by Majestic from the issuance or sale, other than to a Subsidiary, of any convertible or exchangeable debt security of Majestic that has been converted or exchanged into Equity Interests of Majestic (other than Disqualified Capital Stock) pursuant to the terms thereof after the Issue Date and on or prior to the time of such Restricted Payment (including any additional net cash proceeds received by Majestic upon such conversion or exchange), plus

(4) the aggregate Return from Unrestricted Subsidiaries after the Issue Date and on or prior to the time of such Restricted Payment (excluding any returns of or from Permitted Investments made pursuant to clause (xi) of the definition of “Permitted Investments”).

Subject to the limitations set forth in the last paragraph of this covenant, the foregoing provisions will not prohibit:

(i) so long as no Default or Event of Default has occurred and is continuing, the sale, distribution or liquidation of a Subsidiary that as of the Issue Date has been designated as an Unrestricted Subsidiary;

(ii) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would not have been prohibited by the provisions of the Indenture;

(iii) the redemption, purchase, retirement or other acquisition of any Equity Interests of Majestic or Indebtedness of Majestic or any Restricted Subsidiary in exchange for, or out of the Net Cash Proceeds of, the substantially concurrent sale (other than to a Subsidiary) of, other Equity Interests of Majestic (other than Disqualified Capital Stock);

(iv) so long as no Default or Event of Default has occurred and is continuing, with respect to each taxable year that Majestic qualifies as a Flow Through Entity, payments or distributions with respect to Permitted Tax Distributions; provided, that (A) prior to any payment of Permitted Tax Distributions Majestic provides an Officers’ Certificate to the effect that Majestic and each Subsidiary in respect of which such distributions are being made, qualify as Flow Through Entities for Federal income tax purposes and (B) at the time of such distribution, the most recent audited financial statements of Majestic provided to the Trustee pursuant to the covenant described under the caption “—Reports,” provide that Majestic and each such Subsidiary were treated as Flow Through Entities for the period of such financial statements, provided that the requirement set forth in this subclause (B) shall not apply to the extent that such Subsidiary that is acquired after the date hereof is not a Flow Through Entity on the date of such acquisition but subsequently becomes a Flow Through Entity after any period covered by such financial statements;

(v) the redemption, repurchase or payoff of any Indebtedness of Majestic or a Restricted Subsidiary with cash proceeds of or in exchange for any Refinancing Indebtedness permitted to be incurred pursuant to clause (h) of the second paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness;”

(vi) repurchases of Capital Stock deemed to occur upon the exercise of stock options or warrants if such Capital Stock represents a portion of the exercise price thereof and repurchases of Capital Stock deemed to occur upon the withholding of a portion of the Capital Stock granted or awarded to an employee to pay for the taxes payable by such employee upon such grant or award;

(vii) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of Majestic;

(viii) the redemption and repurchase of any Equity Interests or Indebtedness of Majestic or any of its Subsidiaries to the extent required by any Gaming Authority or, if determined in the good faith judgment of the Board of Directors of Majestic as evidenced by a resolution of the Board of Directors that has been delivered to the Trustee, to prevent the loss, or to secure the grant or establishment, of any gaming license or other right to conduct lawful gaming operations;

(ix) the retirement of any shares of Disqualified Capital Stock of Majestic by conversion into, or by exchange for, shares of Disqualified Capital Stock of Majestic, or out of the Net Cash Proceeds of the substantially concurrent sale (other than to a Subsidiary of Majestic) of other shares of Disqualified Capital Stock of Majestic;

(x) payments to Affiliates of Majestic and holders of Equity Interests in Majestic in amounts equal to (i) (A) in the event the Parent is not treated as a Flow Through Entity, the amounts required to pay any federal, state or local income taxes to the extent that such income taxes are attributable to the income of Majestic and its Restricted Subsidiaries (but limited in the case of taxes based upon taxable income, to the extent that cumulative taxable net income subsequent to the date of the Indenture is positive) or (B) amounts required to pay any federal, state or local income taxes to the extent such income taxes are related to Indebtedness between or among any of Majestic and any direct or indirect parent entity of Majestic and any of its Restricted Subsidiaries, (ii) customary salary, bonus, severance, indemnification obligations and other benefits payable to officers and employees of any direct or indirect parent entity of Majestic and any payroll, social security or similar taxes thereof to the extent such salary, bonus, severance, indemnification obligations and other benefits are attributable to the ownership or operation of Majestic and its Restricted Subsidiaries, (iii) general corporate operating and overhead costs and expenses of any direct or indirect parent entity of Majestic to the extent such costs and expenses are attributable to the ownership or operation of Majestic and its Restricted Subsidiaries, (iv) fees and expenses related to (A) any equity or debt offering of such parent entity (whether or not successful), (B) any Investment otherwise permitted pursuant to the provisions of this covenant (whether or not successful) and (C) any transaction pursuant to the covenant described under “—Merger, Consolidation or Sale of Substantially All Assets,” (v) cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of Majestic or any of its direct or indirect parent entities, (vi) amounts to finance Investments otherwise permitted to be made directly by Majestic or its Restricted Subsidiaries pursuant to the Indenture; provided, that (A) such payment shall be made substantially concurrent with the closing of such Investment and (B) such direct or indirect parent entity shall, immediately following the closing thereof, cause (i) all property acquired (whether assets or Equity Interests) pursuant to such Investment to be contributed to the capital of Majestic or (ii) the merger of the Person formed or acquired into Majestic or one of its Restricted Subsidiaries (to the extent not prohibited by the covenant described under “—Merger, Consolidation or Sale of Substantially All Assets”) in order to consummate such Investment; provided that such contribution or acquisition does not increase the amounts available for Restricted Payments pursuant to clause (A) of this Section 4.7; (C) such direct or indirect parent entity and its Affiliates (other than Majestic or any of its Restricted Subsidiaries)

receives no consideration or other payment in connection with such transaction; and (D) Majestic and its Restricted Subsidiaries are deemed to have made an Investment pursuant to the relevant provision of the Indenture that would have applied had the Investment been made directly by Majestic or a Restricted Subsidiary, and (vii) reasonable and customary fees payable to any directors of any direct or indirect parent entity of Majestic and reimbursement of reasonable out-of-pocket costs of the directors of any direct or indirect parent entity of Majestic in the ordinary course of business, to the extent attributable to the ownership or operation of Majestic and its Restricted Subsidiaries;

(xi) any Restricted Payment made in connection with the Chapter 11 Cases, the Plan of Reorganization, the Loan Documents, the Notes and the Indenture and the fees and expenses related thereto or owed to Affiliates, in each case to the extent permitted by the covenant described under “—Limitation of Transactions with Affiliates” (other than clause (i) thereof); and

(xi) Permitted Payments to the Liquidating Trust.

Not later than the date of making any Restricted Payment, Majestic will deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this covenant were computed (or, in the case of a Restricted Payment made pursuant to subsection (iv) of the immediately preceding paragraph, a summary of such calculations as reasonably determined or estimated in good faith by Majestic). These calculations may be based upon Majestic’s latest available financial statements; provided, however, the Trustee shall have no duty to verify the calculations or information provided therein. Notwithstanding the foregoing, Majestic shall not be required to deliver an Officers’ Certificate to the Trustee pursuant to this covenant if any action is taken pursuant to subsection (iii) or (v) of the immediately preceding paragraph.

Any provision of the Indenture, any Note or any related document to the contrary notwithstanding, Majestic shall not, and shall not permit any Subsidiary to, pay or reimburse any Person, directly or indirectly, for any matter (including any fee, charge, expense or other imposition imposed by any Gaming Authority or related to any Gaming License) that is restricted or prohibited pursuant to Section 5.6(d) of the Second Amended and Restated Limited Liability Company Agreement of the Parent (as in effect on the Issue Date), or make any Restricted Payment in order to effectuate such payment or reimbursement.

Limitation on Incurrence of Indebtedness. The Indenture provides that Majestic will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, (i) create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable with respect to, contingently or otherwise (collectively, “incur”), any Indebtedness (including, without limitation, Acquired Debt) or (ii) issue any Disqualified Capital Stock; provided, that Majestic and the Subsidiary Guarantors may incur Indebtedness (including, without limitation, Acquired Debt) and Majestic may issue shares of Disqualified Capital Stock if (x) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to such incurrence or issuance, and (y) the Interest Coverage Ratio for Majestic’s most recently ended four full fiscal quarters for which internal financial statements of Majestic are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Capital Stock is issued would have been not less than 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Capital Stock had been issued, as the case may be, at the beginning of such four-quarter period.

The foregoing provisions will not prohibit the incurrence of any of the following items of Indebtedness:

(a) Indebtedness under the Credit Facility (including, without limitation, Bank Product Obligations) in an aggregate principal amount not to exceed, at any time outstanding, the Maximum Priority Debt Amount (as such term is defined in the Intercreditor Agreement);

(b) FF&E Financing in an aggregate principal amount not to exceed, at any time, $10.0 million;

(c) performance bonds, appeal bonds, surety bonds, insurance obligations or bonds and other similar bonds or obligations (including Obligations under letters of credit) incurred in the ordinary course of business, and any guarantees thereof;

(d) Hedging Obligations incurred to fix the interest rate on any variable rate Indebtedness otherwise permitted by the Indenture; provided, that the notional principal amount of each such Hedging Obligation does not exceed the principal amount of the Indebtedness to which such Hedging Obligation relates and that such Hedging Obligations shall not have been incurred for purposes of speculation;

(e)(1) Indebtedness outstanding on the Issue Date (other than Indebtedness under the Credit Facility which shall not be deemed to be outstanding pursuant to this clause (e)), including the Notes or any PIK Notes issued from time to time (or increase in the principal amount of a global note) to pay PIK Interest and the Security Documents, to the extent they constitute Indebtedness outstanding on the Issue Date and (2) any PIK Notes to be issued (or any increase in the principal amount of the global note) from time to time in payment of accrued interest on the Notes;

(f) Indebtedness incurred by Majestic in an aggregate principal amount not to exceed, at any time outstanding pursuant to this clause (f), $10.0 million;

(g) any Subsidiary Guarantee of the Notes or the Indebtedness permitted by clause (f) above; and

(h) Indebtedness issued in exchange for, or the proceeds of which are contemporaneously used to extend, refinance, renew, replace, or refund (collectively, “Refinance”), Indebtedness incurred pursuant to the Interest Coverage Ratio test set forth in the immediately preceding paragraph, clause (e) above or this clause (h) (the “Refinancing Indebtedness”); provided, that (i) the principal amount of such Refinancing Indebtedness does not exceed the principal amount of Indebtedness so Refinanced (including any required premiums and out-of-pocket expenses reasonably incurred in connection therewith), (ii) the Refinancing Indebtedness has a final scheduled maturity that equals or exceeds the final stated maturity, and a Weighted Average Life to Maturity that is equal to or greater than the Weighted Average Life to Maturity, of the Indebtedness being Refinanced, (iii) the Refinancing Indebtedness ranks, in right of payment, no more favorable to the Notes than the Indebtedness being Refinanced, and (iv) such Refinancing Indebtedness shall only be used to refinance outstanding Indebtedness of such Person issuing such Refinancing Indebtedness.

The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness or Disqualified Capital Stock, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of this covenant.

Limitation on Asset Sales. The Indenture provides that Majestic will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless:

(i) Majestic or such Restricted Subsidiary receives consideration at the time of such Asset Sale not less than the Fair Market Value of the assets subject to such Asset Sale;

(ii) at least 75% of the consideration for such Asset Sale is in the form of (A) cash or Cash Equivalents, (B) liabilities of Majestic or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or the Subsidiary Guarantees) that are assumed by the transferee of such assets (provided, that following such Asset Sale there is no further recourse to Majestic or its Restricted Subsidiaries with respect to such liabilities), or (C) fixed assets or property that, in the good faith judgment of the Board of Directors of Majestic, at the time of such Asset Sale will be used in a Related Business of Majestic or its Restricted Subsidiaries; and

(iii) within 270 days of such Asset Sale, the Net Proceeds thereof are (A) invested in fixed assets or property that, in the good faith judgment of the Board of Directors of Majestic, at the time of such Asset Sale will be used in a Related Business of Majestic or its Restricted Subsidiaries, (B) applied to repay Indebtedness under Purchase Money Obligations incurred in connection with the asset so sold, (C) applied to repay Indebtedness under the Credit Facility and permanently reduce the commitment thereunder in the amount of the Indebtedness so repaid or (D) to the extent not used as provided in clauses (A), (B), or (C) applied to make an offer to purchase Notes as described below (an “Excess Proceeds Offer”); provided, that Majestic will not be required to make an Excess Proceeds Offer until the amount of Excess Proceeds is greater than $5,000,000.

The foregoing provisions in (i) or (ii) above shall not apply to an Event of Loss.

Pending the final application of any Net Proceeds, Majestic may temporarily reduce Indebtedness under the Credit Facility or temporarily invest such Net Proceeds in Cash Equivalents.

Net Proceeds not invested or applied as set forth in subclauses (A), (B) or (C) of clause (iii) above constitute “Excess Proceeds.” If Majestic elects, or becomes obligated to make an Excess Proceeds Offer because such Excess Proceeds exceed $5,000,000, we will offer to purchase Notes having an aggregate principal amount equal to the Excess Proceeds (the “Purchase Amount”), at a purchase price equal to 100% of the aggregate principal amount of the Notes, plus accrued and unpaid interest on the Notes to the purchase date. We must consummate an Excess Proceeds Offer not later than 30 days after the expiration of the 270-day period following the Asset Sale that produced such Excess Proceeds. If the aggregate purchase price for the Notes tendered pursuant to the Excess Proceeds Offer is less than the Excess Proceeds, Majestic and its Restricted Subsidiaries may use the portion of the Excess Proceeds remaining after payment of such purchase price for general corporate purposes.

The Indenture provides that each Excess Proceeds Offer will remain open for a period of 20 business days and no longer, unless a longer period is required by law (the “Excess Proceeds Offer Period”). Promptly after the termination of the Excess Proceeds Offer Period (the “Excess Proceeds Payment Date”), we will purchase and mail or deliver payment for the Purchase Amount for the Notes or portions of Notes tendered, on a pro rata basis or by such other method as may be required by law, and, in each case with respect to global notes, the procedures of DTC, and, if less than the Purchase Amount has been tendered, all Notes tendered pursuant to the Excess Proceeds Offer.

We will conduct any Excess Proceeds Offer in compliance with applicable regulations under the federal securities laws, including without limitation Exchange Act Rule 14e-1. To the extent that the provisions of any securities laws or regulations conflict with the “Asset Sale” provisions of the Indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the “Asset Sale” provisions of the Indenture by virtue of such Excess Proceeds Offer.

The Indenture provides that Majestic will not, and will not permit any of its Restricted Subsidiaries to, create or suffer to exist or become effective any restriction that would impair our ability to make an Excess Proceeds Offer upon an Asset Sale or, if such Excess Proceeds Offer is made, to pay for the Notes tendered for purchase.

Limitation on Liens. The Indenture provides that Majestic will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset (including, without limitation, all real, tangible or intangible property) of Majestic or any Restricted Subsidiary, whether now owned or hereafter acquired, or on any income or profits therefrom, or assign or convey any right to receive income therefrom, except Permitted Liens.

Limitation on Restrictions on Subsidiary Dividends. The Indenture provides that Majestic will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

(i) pay dividends or make any other distributions to Majestic or any of its Restricted Subsidiaries (a) on such Restricted Subsidiary’s Capital Stock or (b) with respect to any other interest or participation in, or measured by, such Restricted Subsidiary’s profits, or

(ii) pay any Indebtedness owed to Majestic or any of its Restricted Subsidiaries, or

(iii) make loans or advances to Majestic or any of its Restricted Subsidiaries, or

(iv) transfer any of its assets to Majestic or any of its Restricted Subsidiaries,

except, with respect to clauses (i) through (iv) above, for such encumbrances or restrictions existing under or by reason of:

(1) any Credit Facility containing dividend or other payment restrictions that are not more restrictive than those contained in the documents governing the Credit Facility on the Issue Date, including the Intercreditor Agreement;

(2) the Indenture, the Security Documents and the Notes;

(3) applicable law;

(4) Acquired Debt; provided, that such encumbrances and restrictions are not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(5) customary non-assignment and net worth provisions of any contract, lease or license entered into in the ordinary course of business;

(6) customary restrictions on the transfer of assets subject to a Permitted Lien imposed by the holder of such Lien; and

(7) the agreements governing permitted Refinancing Indebtedness; provided, that such restrictions contained in any agreement governing such Refinancing Indebtedness are no more restrictive than those contained in any agreements governing the Indebtedness being refinanced.

Merger, Consolidation or Sale of Substantially All Assets. The Indenture provides that Majestic may not consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (determined on a consolidated basis for Majestic and its Restricted Subsidiaries) in one or more related transactions to, any other Person, unless:

(i) Majestic is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than Majestic) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;

(ii) the Person formed by or surviving any such consolidation or merger (if other than Majestic) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all of the Obligations of Majestic, pursuant to a supplemental indenture, under the Notes, the Indenture and the Security Documents;

(iii) immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default exists;

(iv) such transaction would not result in the loss or suspension or material impairment of any Gaming License unless a comparable replacement Gaming License is effective prior to or simultaneously with such loss, suspension or material impairment; and

(v) Majestic, or any Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made, will be permitted, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, to incur at least $1.00 of additional Indebtedness pursuant to the Interest Coverage Ratio test set forth in the covenant described under “—Limitation on Incurrence of Indebtedness.”

Notwithstanding the foregoing clause (v), Majestic may reorganize as a corporation or other business entity in accordance with the procedures established in the Indenture, provided that (x) such transaction is solely for the purpose of such reorganization and not for the purpose of evading this provision or any other provision of the Indenture and not in connection with any other transaction, and (y) prior to such reorganization, Majestic has delivered to the Trustee an

Opinion of Counsel confirming that (i) the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of the reorganization and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such reorganization had not occurred, and (ii) Majestic will not incur any material amount of Federal and state taxes as a result of the reorganization.

In the event of any transaction (other than a lease or a transfer of less than all of our assets) described in and complying with the conditions listed in the immediately preceding paragraph in which Majestic is not the surviving Person, such surviving Person or transferee shall succeed to, and be substituted for, and may exercise every right and power of, Majestic under, and Majestic shall be discharged from its Obligations under, the Indenture, the Security Documents, and the Notes.

Limitation on Transactions with Affiliates. The Indenture provides that, subject to the limitations set forth in the last paragraph of the covenant described under “—Limitation on Restricted Payments”, Majestic will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, consummate or suffer to exist any Affiliate Transaction except for:

(i) Affiliate Transactions that, together with all related Affiliate Transactions, have an aggregate value of not more than $2,000,000; provided, that (a) such transactions are conducted in good faith and on terms that are no less favorable to Majestic or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time by Majestic or such Restricted Subsidiary on an arm’s-length basis from a Person that is not an Affiliate of Majestic or such Restricted Subsidiary and (b) Majestic shall have delivered to the Trustee an Officers’ Certificate certifying to such effect;

(ii) Affiliate Transactions that, together with all related Affiliate Transactions, have an aggregate value of not more than $5,000,000; provided, that (i) a majority of the Board of Directors of Majestic that are disinterested in such transaction (or, if none of the directors is disinterested in such transaction, a representative appointed by the Board of Directors of Majestic to make such determination, which representative, in the reasonable good faith judgment of a majority of the Board of Directors of Majestic, is disinterested in the transaction and is qualified to make such determination) determine that such transactions are conducted in good faith and on terms that are no less favorable to Majestic or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time by Majestic or such Restricted Subsidiary on an arm’s-length basis from a Person that is not an Affiliate of Majestic or such Restricted Subsidiary and (ii) prior to entering into such transaction Majestic shall have delivered to the Trustee an Officers’ Certificate certifying to such effect; or

(iii) Affiliate Transactions for which Majestic delivers to the Trustee an opinion as to the fairness to Majestic or such Restricted Subsidiary from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

Notwithstanding the foregoing, subject to the limitations set forth in the last paragraph of the covenant described under “—Limitation on Restricted Payments”, the following will be deemed not to be Affiliate Transactions:

(a) Restricted Payments permitted by the covenant described under “—Limitation on Restricted Payments;”

(b) the non-exclusive licensing of any service mark or other trademarks of Majestic or any Restricted Subsidiary to an Affiliate or Affiliates of Majestic or such Restricted Subsidiary;

(c) transactions between or among Majestic and any Restricted Subsidiary of Majestic;

(d) any stockholders agreement;

(e) reasonable and customary employee benefit arrangements, employee loans and payment or reimbursement of director fees and other expenses;

(f) payment of all fees and expenses related to the Chapter 11 Cases, the Plan of Reorganization, the Loan Documents, the Notes and the Indenture; and

(f) transactions authorized under or contemplated by the Indenture or the Credit Facility.

Restriction on Sale and Issuance of Subsidiary Stock. The Indenture provides that Majestic will not sell, and will not permit any Restricted Subsidiary to issue or sell, any Equity Interests (other than directors’ qualifying shares) of any Restricted Subsidiary to any Person other than Majestic or a Wholly Owned Subsidiary of Majestic; provided, that Majestic and its Restricted Subsidiaries may sell all (but not less than all) of the Capital Stock or assets of (i) a Restricted Subsidiary owned by Majestic and its Restricted Subsidiaries if the Net Proceeds from such Asset Sale are used in accordance with the terms of the covenant described under “—Limitation on Asset Sales” or (ii) Majestic Colorado and its subsidiaries.

Subsidiary Guarantors. The Indenture provides that Majestic will cause each of its present and future Restricted Subsidiaries to:

•

execute and deliver to the Trustee a supplemental Indenture, pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of Majestic’s Obligations under the Notes and the Indenture on the terms set forth in such Indenture;

•

execute a Security Agreement (substantially in the form of the Security Agreement entered into on the Issue Date) and other Security Documents necessary or reasonably requested by the Trustee to grant the Collateral Agent a valid, enforceable, perfected Lien on the Collateral described therein, subject only to Liens permitted by the covenant described under “—Limitation on Liens”; and

•

deliver to the Trustee an opinion of counsel that such supplemental Indenture and Security Agreement has been duly authorized, executed and delivered by such Restricted Subsidiary and that the Indenture and Security Agreement constitute a legal, valid, binding and enforceable obligation, of such Restricted Subsidiary, in each case subject to customary qualifications.

Thereafter, such Restricted Subsidiary shall be a Subsidiary Guarantor for all purposes of the Indenture provided, however, that in the event of any sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor or any sale or other disposition of the Capital Stock of any Subsidiary Guarantor to a Person (other than the Parent, Majestic or any of its Subsidiaries) in a transaction that complies with the terms of the Indenture and the Net Proceeds from such Asset Sale are used in accordance with the covenant described under the caption “— Limitation on Asset Sales,” then such Subsidiary Guarantor will be released and discharged from all of its Obligations under its Subsidiary Guarantee of the Notes and the Indenture.

Additional Collateral. The Indenture provides that Majestic will, and will cause each of the Subsidiary Guarantors to, grant to the Collateral Agent a valid and perfected security interest in all property and assets of Majestic and such Subsidiary Guarantors, other than Excluded Assets, whether owned on the Issue Date or thereafter acquired, and to execute and deliver all documents and opinions and to take all action necessary or desirable to perfect and protect such a security interest in favor of the Collateral Agent, subject only to Permitted Liens.

Line of Business. The Indenture provides that Majestic will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, engage to any substantial extent in any line or lines of business activity other than a Related Business.

Limitation on Sale and Leaseback Transactions. The Indenture provides that Majestic will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction.

Reports. The Indenture provides that, so long as Majestic is subject to reporting requirements under Section 13 or 15(d) of the Exchange Act, and so long as Majestic is required to do so by any Gaming Authority, Majestic will (i) furnish to the Trustee and Holders, within 15 days after Majestic is required to file such with the Commission, (a) all quarterly and annual financial information that is required to be contained in a filing with the Commission on Forms 10-Q and 10-K, including for each a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by Majestic’s independent certified public accountants and (b) all information that is required to be contained in a filing with the Commission on Form 8-K and (ii) file such information with the Commission so long as the Commission will accept such filings.

If Majestic is not subject to reporting requirements under Section 13 or 15(d) of the Exchange Act and is not required by any Gaming Authority to file the information described in Section 4.3(a) with the Commission, so long as any Notes are outstanding, Majestic will furnish to the Trustee and Holders, no later than 120 days after the end of each fiscal year (in the case of annual financial statements) and 45 days after the end of each fiscal quarter other than the last fiscal quarter (in the case of quarterly financial statements), unaudited quarterly and audited annual consolidated financial statements of Majestic and its Subsidiaries (including balance sheets, statements of operations and statements of cash flows that would be required from a Commission registrant on Form 10-K or Form 10-Q, as the case may be) prepared in accordance with GAAP, subject, with respect to quarterly financial statements, to the absence of footnote disclosure and normal year end audit adjustments. All such audited annual consolidated financial statements shall be audited by an internationally recognized independent public accountant.

Majestic will distribute (or cause the Trustee to distribute if distributed through DTC) such information and such reports electronically to:

(i) any Holder of the Notes;

(ii) any beneficial owner of the Notes that provides its email address to Majestic and certifies that it is a beneficial owner of the Notes;

(iii) any prospective investor in the Notes that provides its email address to Majestic and certifies that it is (i) a prospective investor in the Notes and (ii) a Qualified Institutional Buyer (as defined in the Securities Act) or a non-U.S. Person (as defined in Regulation S under the Securities Act);

(iv) any market maker that provides its email address to Majestic and certifies that it is or intends to be a market maker with respect to the Notes; and

(v) any securities analyst that provides its email address to Majestic and certifies that it is a securities analyst.

Any person who requests or receives such financial information from Majestic will be required to represent to Majestic that:

(i) it is a Holder of the Notes, a beneficial owner of the Notes, a prospective investor in the Notes, a market maker or a securities analyst;

(ii) it will not use the information in violation of applicable securities laws or regulations;

(iii) it will not communicate the information to any person; and

(iv) it (a) will not use such information in any manner intended to compete with the business of Majestic and (b) is not a Person (which includes such Person’s Affiliates) that (1) is principally engaged in a business substantially similar to the business of Majestic or (2) derives a significant portion of its revenues from operating, owning a business substantially similar to the business of Majestic.

Notwithstanding the foregoing, Majestic may fulfill the requirement to distribute such financial information by filing the information with the Commission.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including Majestic’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Events of Default and Remedies

The Indenture provides that each of the following constitutes an Event of Default under the Indenture:

(i) default for 30 days in the payment when due and payable of interest on the Notes;

(ii) default in payment of principal (or premium, if any) on any Note when due and payable at maturity, upon redemption, upon required repurchase pursuant to “— Certain Covenants—Limitation on Asset Sales” or “— Certain Covenants —Repurchase Upon Change of Control,” by acceleration or otherwise;

(iii) default in the performance of or breach of the covenants in the Indenture described under “—Certain Covenants— Merger, Consolidation or Sale of Substantially All Assets”;

(iv) failure by us or any Note Guarantor for 60 days after written notice to comply with any other agreements in the Indenture or the Notes;

(v) default under (after giving effect to any applicable grace periods or any extension of any maturity date) any mortgage, indenture, agreement or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by Majestic or any Restricted Subsidiary (or the payment of which is guaranteed by Majestic or any Restricted Subsidiary), whether such Indebtedness or guaranty now exists or is created after the Issue Date, if (A) either (1) such default results from the failure to pay principal of or interest on such Indebtedness or (2) as a result of such default the maturity of such Indebtedness has been accelerated, and (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness with respect to which such a payment default (after the expiration of any applicable grace period or any extension of the maturity date) has occurred, or the maturity of which has been so accelerated, exceeds $5,000,000 in the aggregate;

(vi) failure by us or any Restricted Subsidiary to pay final nonappealable judgments (other than any judgment as to which a reputable insurance company has accepted full liability) entered by a court or courts of competent jurisdiction aggregating in excess of $5,000,000, which judgments are not discharged, bonded or stayed within 60 days after their entry;

(vii) the cessation of a material portion of the gaming operations of Majestic and its Subsidiaries, taken as a whole, for more than 60 days, except as a result of an Event of Loss;

(viii) any revocation, suspension, expiration (without previous or concurrent renewal) or loss of any Gaming License for more than 60 days other than as a result of any Asset Sale made in accordance with the provisions of the Indenture or any voluntary relinquishment that is, in the judgment of the Board of Directors of Majestic, both desirable in the conduct of the business of Majestic and its Subsidiaries, taken as a whole, and not disadvantageous to the Holders in any material respect;

(ix) any failure to comply with (after giving effect to any applicable grace periods) any material agreement or covenant in, or material provision of, any Security Document; and

(x) certain events of bankruptcy or insolvency with respect to Majestic or any of the Subsidiary Guarantors.

Subject to the terms of the Intercreditor Agreement, if any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare by written notice to Majestic and the Trustee all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal of, premium on, if any, and interest, if any.

The Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Trustee, may on behalf of the Holders of all of the Notes (i) waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes or a Default or an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected, and/or (ii) rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

We are required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default and what action we are taking or propose to take with respect thereto.

No Personal Liability of Directors, Members, Managers, Officers, Employees and Stockholders

No director, member, manager, officer, employee, incorporator, stockholder or controlling person of Majestic or any Note Guarantor, as such, will have any liability for any of our obligations or the obligations of any Note Guarantor under the Notes, the Indenture or the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Guarantees. Such waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

We may, at our option and at any time, elect to have all of our obligations discharged with respect to the outstanding Notes (“Legal Defeasance”) except for:

•	the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust referred to below;

•

our obligations concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

•	the rights, powers, trusts, duties and immunities of the Trustee, and our and the Note Guarantors’ obligations in connection therewith; and

•	the Legal Defeasance provisions of the Indenture.

In addition, we may, at our option and at any time, elect to have our obligations released with respect to certain covenants that are described herein (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “—Events of Default and Remedies” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance,

(i) we must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and we must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(ii) in the case of Legal Defeasance, we shall have delivered to the Trustee an Opinion of Counsel confirming that (A) we have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(iii) in the case of Covenant Defeasance, we shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which we or any of the Restricted Subsidiaries is a party or by which we or any of the Restricted Subsidiaries is bound;

(vi) we must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by us with the intent of preferring the Holders over our other creditors with the intent of defeating, hindering, delaying or defrauding our creditors or others; and

(vii) we must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating, subject to certain factual assumptions and bankruptcy and insolvency exceptions, that all conditions precedent provided for in the Indenture relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee will require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and we may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. We will not be required to transfer or exchange any Note selected for redemption. We will not be required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

The registered holder of a Note will be treated as the owner of it for all purposes.

Amendment, Supplement and Waiver

Except as provided in the next three succeeding paragraphs, the Indenture, the Notes and the Intercreditor Agreement may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding and any existing Default or Event of Default (other than a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes or a Default or an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected) or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes. The old notes, new notes and any Additional Notes are treated as a single class under the Indenture, including for purposes of determining whether the required percentage of Holders has given approval, or consent or waiver, or joined in directing the Trustee to take certain actions on behalf of all Holders.

Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

(i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(ii) reduce the principal of, or the premium (including, without limitation, redemption premium) on, or change the fixed maturity of, any Note; alter the provisions with respect to the payment on redemption of the Notes; or alter the price at which repurchases of the Notes may be made pursuant to an Excess Proceeds Offer or Change of Control Offer after the Asset Sale or Change of Control, respectively, has occurred;

(iii) reduce the rate of or change the time for payment of interest on any Note;

(iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(v) make any Note payable in money other than that stated in the Notes;

(vi) make any change in the provisions of the Indenture relating to waivers of past Defaults with respect to, or the rights of Holders to receive, payments of principal of or interest on the Notes;

(vii) waive a redemption payment with respect to any Note;

(viii) adversely affect the contractual ranking of the Notes or Subsidiary Guarantees; or

(ix) make any change in the foregoing amendment and waiver provisions.

Unless otherwise provided in the Indenture, without the consent of the Holders of not less than 50% in aggregate principal amount of the Notes at the time outstanding, Majestic, the Note Guarantors and the Trustee may not amend or supplement the Security Documents, or waive or modify the rights of the Holders thereunder or the provisions of the Indenture relating thereto.

Notwithstanding the foregoing, without the consent of the Holders, Majestic, the Note Guarantors, the Trustee and the Collateral Agent may amend or supplement the Indenture, the Notes, the Security Documents and the Intercreditor Agreement:

(i) to cure any ambiguity, defect or inconsistency;

(ii) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(iii) to provide for the assumption of our or the Subsidiary Guarantors’ obligations to Holders in the case of a merger or consolidation;

(iv) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights of any such Holder under the Indenture or the Notes;

(v) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(vi) to release any Note Guarantee permitted to be released under the terms of the Indenture;

(vii) in the event that PIK Notes are issued in certificated form, to make appropriate amendments to the Indenture to reflect an appropriate minimum denomination of certificated PIK Notes and establish minimum redemption amounts for certificated PIK Notes;

(viii) to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture;

(ix) to allow any Note Guarantor to execute a supplemental indenture and/or a Guarantee with respect to the Notes in accordance with the terms of the Indenture; or

(x) to comply with the requirements of the Trustee and the depositary (including its nominees) with respect to transfers of beneficial interests in the Notes.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the Trustee, should it become one of our creditors, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; provided, that, if the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee, or resign.

The Holders of a majority in aggregate principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default occurs and is continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his or her own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full definition of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means Indebtedness of a Person existing at the time such Person is merged with or into Majestic or a Restricted Subsidiary or becomes a Restricted Subsidiary, other than Indebtedness incurred in connection with, or in contemplation of, such Person merging with or into Majestic or a Restricted Subsidiary or becoming a Restricted Subsidiary.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means (a) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise or (b) beneficial ownership of 10% or more of the voting securities of such Person.

“Affiliate Transaction” means, with respect to any Person, (1) the sale, lease, transfer or other disposition of any of such Person’s properties or assets to, or the purchase of any property or assets from, any Affiliate, and (2) the entering into by such Person, or the suffering to exist by such Person, of any contract, agreement, understanding, loan, advance or guaranty with or for the benefit of any Affiliate of such Person.

“Asset Sale” means any (i) transfer (as defined), other than in the ordinary course of business, of any assets of Majestic or any Restricted Subsidiary; (ii) direct or indirect issuance or sale of any Capital Stock of any Restricted Subsidiary (other than directors’ qualifying shares), in each case to any Person; or (iii) Event of Loss. For purposes of this definition, (a) any series of transactions that are part of a common plan shall be deemed a single Asset Sale and (b) the term “Asset Sale” shall not include (1) any series of transactions that have a Fair Market Value (or result in gross proceeds) of less than $1 million, until the aggregate Fair Market Value and gross proceeds of the transactions excluded from the definition of Asset Sale pursuant to this clause (b)(1) exceed $5.0 million, (2) any disposition of all or substantially all of the assets of Majestic that is governed under and complies with the terms of the covenant described under “—Certain Covenants—Merger, Consolidation or Sale of Substantially All Assets,” (3) the conveyance, sale, transfer, assignment or other disposition of inventory and other assets acquired and held for resale in the ordinary course of business, in each case made in the ordinary course of business, consistent with past practices of Majestic and its Restricted Subsidiaries, (4) the sale or disposition by Majestic or any of its Restricted Subsidiaries of damaged, worn out or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of Majestic’s business or the business of such Restricted Subsidiary, as applicable, (5) the liquidation of Cash Equivalents, (6) the transfer or sale of all of the equity interests in or assets of Majestic Colorado and its subsidiaries, (7) any termination, surrender or waiver of contract rights or termination, settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business or the unwinding of a Hedging Obligation, (8) sales or grants of non-exclusive licenses to use the patents, trade secrets, know-how and other intellectual property of

Majestic or any Restricted Subsidiary to the extent that such licenses are granted in the ordinary course of business, and do not prohibit Majestic or any Restricted Subsidiary from using the technologies licensed and do not require Majestic or any Restricted Subsidiary to pay any fees for any such use, (9) a transfer pursuant to any foreclosure of assets or other remedy provided by applicable law by a creditor of Majestic or any Restricted Subsidiary with a Lien on such assets, if such Lien is permitted under the Indenture, (10) the lease or sublease of any real or personal property in the ordinary course of business, (11) any transfer constituting a taking, condemnation or other eminent domain proceeding for which no proceeds are received, (12) dispositions of accounts receivable in connection with the collection or compromise thereof (13) the sale and leaseback of any assets within 90 days of the acquisition thereof, (14) the granting of Liens not prohibited by the covenants described under “— Certain Covenants —Limitation on Liens”; and (15) the sale or other disposition of equity interests of an Unrestricted Subsidiary. A transfer of assets by Majestic to a Restricted Subsidiary or by a Restricted Subsidiary to Majestic or another Restricted Subsidiary, and an issuance of Equity Interests by a Restricted Subsidiary to Majestic or to another Restricted Subsidiary, shall not be deemed to be an Asset Sale. Any Restricted Payment that is not prohibited by the covenant described under “—Certain Covenants—Limitation on Restricted Payments” or a Permitted Investment will not be deemed to be an Asset Sale.

“Bankruptcy Code” means title 11, U.S. Code, as amended from time to time, and any successor statute, or if the context so requires, any similar Federal or state law for the relief of debtors.

“Bank Product Obligations” shall have the meaning ascribed to such term in the Credit Agreement.

“beneficial owner” has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable.

“BMG” means Barden Mississippi Gaming, LLC, a Mississippi limited liability company.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Broker-Dealer” means any broker or dealer registered with the Commission under the Exchange Act.

“Buffington Harbor Undeveloped Land” means the approximately 222 acres of land located adjacent to the Buffington Harbor gaming complex, which for the avoidance of doubt does not include the Excess Land.

“Cage Cash” means, with respect to any Person as of any date determined, cash on hand at a Casino.

“Capital Contribution” means any contribution to the equity of Majestic from a direct or indirect parent of Majestic for which no consideration other than the issuance of Qualified Capital Stock is given.

“Capital Expenditures” means, for any period, the aggregate amount of all expenditures of Majestic and its Restricted Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures and, without duplication, the aggregate amount of all Capital Lease Obligations of Majestic and its Restricted Subsidiaries incurred during such period.

“Capital Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP, and the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Capital Stock” means, (i) with respect to any Person that is a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (ii) with respect to a limited liability company, any and all membership interests, and (iii) with respect to any other Person, any and all partnership, joint venture or other equity interests of such Person, but, in each case of clauses (i), (ii) and (iii), excluding any debt securities convertible into Capital Stock.

“Cash Equivalent” means (i) any evidence of Indebtedness issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) time deposits and certificates of deposit and commercial paper or bankers acceptance issued by the parent corporation of any domestic commercial bank of recognized standing having combined capital and surplus in excess of $250,000,000 and commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor’s Corporation or at least P-2 or the equivalent thereof by Moody’s Investors Service, Inc. and in each case maturing within one year after the date of acquisition; (iii) investments in money market funds substantially all of whose assets comprise securities of the type described in clauses (i) and (ii) above and (iv) repurchase obligations for underlying securities of the types and with the maturities described above.

“Casino” means a gaming establishment owned by Majestic or any Restricted Subsidiary and any hotel, building, restaurant, theater, amusement park, other entertainment facility, parking facilities, retail shops, land, equipment, and other properties and assets directly ancillary thereto and used or to be used in connection therewith.

“Change of Control” means

(i) any merger or consolidation of Majestic with or into any Person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of Majestic, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), any “person” or “group” (as such terms are used for purposes of Section 13(d) of the Exchange Act, whether or not applicable) (other than an Excluded Person) is or becomes the “beneficial owner,” directly or indirectly, of more than 50% of the total voting power in the aggregate of the Voting Stock of the transferee(s) or surviving entity or entities,

(ii) any “person” or “group” (as such terms are used for purposes of Section 13(d) of the Exchange Act, whether or not applicable) (other than an Excluded Person) is or becomes the “beneficial owner,” directly or indirectly, of more than 50% of the total voting power in the aggregate of the Voting Stock of Majestic, or

(iii) Majestic adopts a plan of liquidation.

“Chapter 11 Cases” means Chapter 11 Case Nos. 09-14135, 09-14136, 09-14137, 09-14139, 09-14140, 09-14141, 09-14142 and 09-14143 commenced on November 23, 2009 by Majestic and certain of its subsidiaries and affiliates, as administratively consolidated and jointly administered at Chapter 11 Case No. 09-14136 (KG).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means any assets of Majestic or any Subsidiary defined as “Collateral” in any of the Security Documents and assets from time to time on which a Lien exists as security for any of the Obligations under the Indenture or under the Notes or the Security Documents; provided that, in no event shall Collateral include Excluded Assets.

“Collateral Agent” means Wilmington Trust, National Association, in its capacity as Collateral Agent under the Security Documents, together with its successors.

“Commission” means the Securities and Exchange Commission and any successor thereto.

“Consolidated Cash Flow” means, with respect to any Person (the referent Person) for any period,

(a) consolidated income (loss) from operations of such Person and its subsidiaries for such period, determined in accordance with GAAP,

(b) plus, to the extent such amounts are deducted in calculating such income (loss) from operations of such Person for such period, and without duplication (i) amortization, depreciation and other non-cash charges (including, without limitation, amortization of goodwill, deferred financing fees, and other intangibles but excluding (x) non-cash charges incurred after the Issue Date that require an accrual of or a reserve for cash charges for any future period and (y) normally recurring accruals such as reserves against accounts receivables); (ii) provision for taxes based on income or profits of such Person and its subsidiaries and Permitted Tax Distributions; and (iii) Pre-Opening Expenses, and

(c) adjusted to exclude (only to the extent included in calculating such income (loss) from operations of such Person for such period, and without duplication), losses from retirement of Indebtedness incurred during Majestic’s fiscal quarter ended December 31, 2011 and nonrecurring items that would be permitted to be excluded in accordance with Item 10 of Regulation S-K under the Securities Act if the Consolidated Cash Flow were included in a filing with the Commission; provided, that (1) the income from operations of any Person that is not a Wholly Owned Subsidiary of the referent Person or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid during such period to the referent Person or a Wholly Owned Subsidiary of the referent Person, (2) the income (loss) from operations of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded, and (3) the income from operations of any Restricted Subsidiary will not be included to the extent that declarations of dividends or similar distributions by that Restricted Subsidiary are not at the time permitted, directly or indirectly, by operation of the terms of its organizational documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its owners.

“Consolidated Excess Cash Flow” means, for any period, EBITDA:

minus,	the sum, without duplication and to the extent such items relate to Majestic and/or any Restricted Subsidiary, of (i) actual Capital Expenditures made during such period (other than any such Capital Expenditures made with the Net Proceeds from an Asset Sale (without giving effect to the threshold set forth in the definition thereof) or insurance proceeds); (ii) the cash interest expense paid during such period; (iii) principal payments paid (other than in connection with a Consolidated Excess Cash Flow Redemption or principal payments made on any Indebtedness which do not represent a permanent reduction in such Indebtedness) during such period in respect of Indebtedness; (iv) all income taxes and franchise taxes paid during such period; (v) Permitted Tax Distributions made during such period; (vi) any increase in “restricted” cash and/or “restricted” Cash Equivalents (as properly characterized in accordance with GAAP) during such period to the extent such increase is not reflected as an expense deducted in the computation of EBITDA for such period; (vii) Restricted Payments made pursuant to the first paragraph of the covenant described under “—Certain Covenants—Limitation on Restricted Payments”; and (viii) the undistributed earnings of any Restricted Subsidiary for such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under the Indenture or related documents) or requirement of law applicable to the Restricted Subsidiary.

plus,	the sum, without duplication and to the extent such items relate to Majestic and/or any Restricted Subsidiary, of (i) any Indebtedness incurred in connection with Capital Expenditures made during such period; (ii) any decrease in “restricted” cash and/or “restricted” Cash Equivalents (as properly characterized in accordance with GAAP) to the extent such decrease (a) is not the result of the payment of such funds to a third party in respect of any liability of Majestic and/or any Restricted Subsidiary, and (b) results in a corresponding increase in “non-restricted” cash and/or “non-restricted” Cash Equivalents; and (iii) cash interest income received by Majestic and/or any Restricted Subsidiary during such period;

provided that, there shall be deemed to be no Consolidated Excess Cash Flow so long as the Discharge of Loan Agreement Secured Obligations (as such term is defined in the Intercreditor Agreement) has not occurred.

“Consolidated Interest Expense” means, with respect to any Person for any period, (a) the consolidated interest expense of such Person and its subsidiaries for such period, whether paid or accrued (including noncash interest payment and the interest component of Capital Lease Obligations), to the extent such expense was deducted in computing Consolidated Net Income of such Person for such period less (b) write-off of deferred financing costs, the amortization of original issue discount and any charge related to any premium or penalty paid, in each case accrued during such period in connection with redeeming or retiring any Indebtedness before its stated maturity, as determined in accordance with GAAP, to the extent such expense, cost or charge was included in the calculation made pursuant to clause (a) above.

“Consolidated Net Income” means, with respect to any Person (the referent Person) for any time within which it is measured, the consolidated net income of such Person determined in accordance with GAAP consistently applied; provided, that in calculating Consolidated Net Income of the referent Person excluded from such calculation shall be the portion of net income (or net loss) allocated to referent Person from any entity (other than a consolidated subsidiary of referent Person) in respect of an ownership interest in such entity, except to the extent that (i) any such income is actually received by referent Person and/or any consolidated subsidiary of referent Person in the form of dividends or similar distributions or (ii) any such loss is actually funded through a cash contribution from referent Person and/or any consolidated subsidiary of referent Person.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Controlled Foreign Corporation” means “controlled foreign corporation” as defined in the Internal Revenue Code.

“Credit Agreement” means (a) the Amended and Restated Loan and Security Agreement, dated as of the Issue Date, between Majestic, certain of its Subsidiaries that are signatories thereto from time to time, the lenders that are signatories thereto from time to time, and the Credit Facility Agent (any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith), and (b) any amendment, restatement, modification, supplement, refunding, refinancing or replacement thereof (including any increase in principal amount whether or not with the same lenders or agents).

“Credit Facility” means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities or indentures, in each case with banks or other institutional lenders or a trustee, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or issuances of notes, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Credit Facility Agent” means Wells Fargo Capital Finance, Inc., in its capacity as arranger and administrative agent under the Credit Agreement or any replacement or successor agent under the Credit Agreement.

“Default” means any event that is, or after notice or the passage of time or both would be, an Event of Default; provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.

“Disqualified Capital Stock” means any Equity Interest that (i) either by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) is or upon the happening of an event would be required to be redeemed or repurchased prior to the final stated maturity of the Notes or is redeemable at the option of the holder thereof at any time prior to such final stated maturity, or (ii) is convertible into or exchangeable at the option of the issuer thereof or any other Person for debt securities. Notwithstanding the preceding sentence, any Equity Interest that would constitute Disqualified Capital Stock solely because the holders of the Equity Interest have the right to require Majestic to repurchase such Equity Interest upon the occurrence of a change of control or an asset sale will not constitute Disqualified Capital Stock if the terms of such Equity Interest provide that Majestic may not repurchase or redeem any such Equity Interest pursuant to such provisions unless such repurchase or redemption complies with the covenant described under the caption “—Limitation on Restricted Payments.”

“DTC” means The Depository Trust Company.

“EBITDA” shall mean with respect to Majestic and its Restricted Subsidiaries for any time within which it is measured, Consolidated Net Income of Majestic and its Restricted Subsidiaries plus, (a) without duplication and to the extent deducted in computing Consolidated Net Income of Majestic and its Restricted Subsidiaries, the sum of (i) any extraordinary, unusual and/or non-recurring loss which does not represent a use of cash; (ii) any loss realized on the disposition of assets (other than through the sale of inventory in the ordinary course) which loss does not represent a use of cash; (iii) any loss resulting from the cumulative effect of a change in accounting principles; (iv) depreciation, amortization, impairment and similar non-cash charges; (v) interest expense; (vi) all fees, expenses and charges incurred under the Loan Documents, the Notes and the Indenture; (vii) restructuring, reorganization and transaction costs, expenses, charges and items incurred (including without limitation costs, expenses, charges and items in connection with the Chapter 11 Cases, the Plan of Reorganization, the Loan Documents, the Notes and the Indenture (including all documentation in connection therewith)) during Majestic’s 2011 fiscal period which are not included in Schedule E-1 to the Indenture, as reflected in Majestic’s and its Restricted Subsidiaries’ consolidated income statement for the relevant fiscal period; (viii) professional fees and legal expenses incurred in connection with adjudicating or otherwise resolving the real property tax disputes with Lake County, Indiana during Majestic’s fiscal periods ending after the Issue Date or which are not included on Schedule E-1 to the Indenture, as reflected in Majestic’s and its Restricted Subsidiaries’ consolidated income statement for the relevant fiscal period; (ix) professional fees, including environmental remediation reports, environmental insurance policies and legal fees, incurred in connection with adjudicating or otherwise achieving the Gary Indiana Settlement during Majestic’s fiscal periods ending after the Issue Date or which are not included on Schedule E-1 to the Indenture, as reflected in Majestic’s and its Restricted Subsidiaries’ consolidated income statement for the relevant fiscal year and (x) income taxes for such fiscal period; minus, (b) without duplication and to the extent included in computing Consolidated Net Income of Majestic and its Restricted Subsidiaries, the sum of (i) any extraordinary, unusual and/or non-recurring gain which does not represent a source of cash; (ii) any gain realized on the disposition of assets (other than through the sale of inventory in the ordinary course) which gain does not represent a source of cash; (iii) any income resulting from the cumulative effect of a change in accounting principles; (iv) interest income; and (v) income tax benefit (if any); provided, however, for the fiscal periods ending prior to the Issue Date and for which EBITDA can be computed as the Issue Date, EBITDA for such fiscal periods set forth on Schedule E-1 to the Indenture shall be deemed to be equal to the amount set forth opposite each such period set forth therein (and the deemed EBITDA set forth on Schedule E-1 to the Indenture shall include, for the avoidance of doubt, an add-back with respect to extraordinary losses as a result of flooding occurring in 2011 with respect to the Casino and operations of Majestic and its Restricted Subsidiaries located in Tunica, Mississippi).

“Equity Holder” means (a) with respect to a corporation, each holder of stock of such corporation, (b) with respect to a limited liability company or similar entity, each member of such limited liability company or similar entity (in each case, which is not disregarded for Federal income tax purposes), (c) with respect to a partnership, each partner of such partnership and (d) with respect to any entity that is disregarded for Federal income tax purposes, the owner of such entity.

“Equity Interests” means Capital Stock or warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“Event of Loss” means, with respect to any property or asset, any (i) loss, destruction or damage of such property or asset or (ii) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

“Excess Land” shall have the meaning ascribed to such term in the Credit Agreement.

“Excluded Assets” means (i) Cage Cash; (ii) cash and cash equivalents to the extent a Lien thereon is prohibited from being perfected through the filing of a UCC-1 financing statement or through the obtaining of “control” (as defined in the Uniform Commercial Code); (iii) assets securing Purchase Money Obligations or Capital Lease Obligations permitted to be incurred pursuant to clause (b) of the second paragraph of the covenant described under the caption “Limitation on Incurrence of Indebtedness;” (iv) all Gaming Licenses and any license, contract or agreement to which Majestic or a Note Guarantor is a party, to the extent, but only to the extent, that a grant of a Lien on such license, contract or agreement is prohibited by law, results in a breach or termination of the terms of, or constitutes a default under or termination of any such license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407 or 9-408 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction) and, in any event, immediately upon the ineffectiveness, lapse or termination of any such terms or default under such license, contract or agreement, the Excluded Assets shall not include, and the applicable Person shall be deemed to have granted a security interest in, all such licenses, contracts or agreements as if such terms or defaults had never been in effect, (v) any of the outstanding capital stock of a Controlled Foreign Corporation in excess of 66% of the voting power of all classes of capital stock of such Controlled Foreign Corporation entitled to vote; provided that immediately upon the amendment of the Code (or regulations thereunder) or issuance of official interpretations thereof allowing the pledge of a greater percentage of the voting power of capital stock in a Controlled Foreign Corporation without adverse tax consequences, the Collateral shall include, and the security interest granted by each grantor shall attach to, such greater percentage of capital stock of each Controlled Foreign Corporation; and (vi) trademark applications filed on an “intent-to-use” basis until such time as a statement of use has been filed with and duly accepted by the United States Patent and Trademark Office; provided that, Excluded Assets described in clauses (iii), (iv), (v) and (vi) of the definition shall not include any and all proceeds of any of such assets; provided, further, that, any agreement, permit, license, or the like qualifying as an Excluded Asset under clause (iv) above no longer shall constitute an Excluded Asset (and instead shall constitute Collateral) from and after such time as the lessor, licensor, or other party to such agreement, permit, license, or the like consents to the grant of a Lien in favor of the Credit Facility Agent or Collateral Agent in such agreement, permit, license, or the like or the prohibition against granting a Lien therein in favor of Credit Facility Agent shall cease to be effective; without limiting the foregoing, Excluded Assets shall include gaming equipment subject to such Purchase Money Obligations or Capital Lease Obligations.

“Excluded Person” means (i) any employee benefit plan of Majestic or any trustee or similar fiduciary holding Capital Stock of Majestic for or pursuant to the terms of any such plan or (ii) the Holders of more than 5% of the total voting power in the aggregate of the Voting Stock of Majestic on the Issue Date.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of Majestic (unless otherwise provided in the Indenture).

“FF&E” means furniture, fixture and equipment acquired by Majestic or a Restricted Subsidiary in the ordinary course of business.

“FF&E Financing” means Purchase Money Obligations or Capital Lease Obligations incurred solely to acquire or lease, respectively, FF&E; provided, that the principal amount of such Indebtedness does not exceed the cost (including sales and excise taxes, installation and delivery charges and other direct costs and expenses) of the FF&E purchased or leased with the proceeds thereof.

“FF&E Lender” means a Person that is not an Affiliate of Majestic and is a lender under FF&E Financing.

“Flow Through Entity” means an entity that (a) constitutes (i) an “S corporation” (as defined in Section 1361(a) of the Code), (ii) a “qualified subchapter S subsidiary” (as defined in Section 1361(b)(3)(B) of the Code), (iii) a “partnership” (within the meaning of Section 7701(a)(2) of the Code) other than a “publicly traded partnership” treated for Federal income tax purposes as a corporation under Section 7704(a) of the Code, (iv) a business entity that is disregarded as an entity separate from its owner under the Code, the Treasury Regulations or any published administrative guidance of the Internal Revenue Service, (v) a trust to the extent its income is includible in the taxable income of the grantor or another person under Sections 671 through 679 of the Code or (vi) any other entity that is treated as a pass- or flow-through entity for Federal income tax purposes in a manner similar to that described in the immediately preceding clauses (i) through (v).

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, and in the rules and regulations of the Commission, as in effect on the date of the Indenture.

“Gaming Authorities” means the Indiana Gaming Commission, the Mississippi Gaming Commission, the Colorado Limited Gaming Control Commission, the Colorado Division of Gaming, and any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or foreign government, any state, province or any city or other political subdivision, whether now or hereafter existing, or any officer or official thereof, including, without limitation, any other agency with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by Majestic or any of its Subsidiaries.

“Gaming Law” means the provisions of any gaming laws or regulations of any state or jurisdiction to which Majestic or any of its Subsidiaries is, or may at any time after the date of the Indenture, be subject.

“Gaming Licenses” means every finding of suitability, registration, license, franchise or other finding of suitability, registration, approval or authorization required to own, lease, operate or otherwise conduct or manage riverboat, dockside or land-based gaming activities in any state or jurisdiction in which Majestic or any of its Subsidiaries conducts business and all applicable liquor licenses.

“Government Securities” means (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

“Governmental Authority” means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States of America or foreign government, any state, province or any city or other political subdivision or otherwise and whether now or hereafter in existence, or any officer or official thereof, and any maritime authority.

“guaranty” or “guarantee,” used as a noun, means any guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other Obligation. “guarantee,” used as a verb, has a correlative meaning.

“Hedging Obligations” means, with respect to any Person, the Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates, currency rates or commodity prices.

“Holder” means the Person in whose name a Note is registered in the register of the Notes.

“Indebtedness” of any Person means (without duplication) (i) all liabilities and obligations, contingent or otherwise, of such Person (A) in respect of borrowed money (regardless of whether the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (B) evidenced by bonds, debentures, notes or other similar instruments, (C) representing the deferred purchase price of property or services (other than trade payables on customary terms incurred in the ordinary course of business), (D) created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (E) representing Capital Lease Obligations, (F) under bankers’ acceptance and letter of credit facilities, (G) to purchase, redeem, retire, defease or otherwise acquire for value any Disqualified Capital Stock, or (H) net obligations in respect of Hedging Obligations; (ii) all Indebtedness of others that is guaranteed by such Person; and (iii) all Indebtedness of others that is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; provided, that the amount of such Indebtedness shall (to the extent such Person has not assumed or become liable for the payment of such Indebtedness) be the lesser of (x) the Fair Market Value of such property at the time of determination and (y) the amount of such Indebtedness. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. Notwithstanding the foregoing, the term Indebtedness shall not include obligations arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, that such obligation is extinguished within two business days of its incurrence. The principal amount outstanding of any Indebtedness issued with original issue discount is the accreted value of such Indebtedness. The term “Indebtedness” shall not include (A) trade payables or other accrued liabilities incurred in the ordinary course of business and payable in accordance with customary practices, (B) deferred tax obligations, (C) minority interest, (D) non-interest bearing installment obligations and accrued liabilities incurred in the ordinary course of business, and (E) obligations of Majestic or any Restricted Subsidiary pursuant to contracts for, or options, puts or similar arrangements relating to, the purchase of raw materials or the sale of Inventory at a time in the future entered into in the ordinary course of business. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness or Disqualified Capital Stock, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of the Indenture.

“Interest Coverage Ratio” means, for any period, the ratio of (i) Consolidated Cash Flow of Majestic for such period, to (ii) Consolidated Interest Expense of Majestic for such period. In calculating the Interest Coverage Ratio for any period: (a) pro forma effect shall be given to the incurrence, assumption, guarantee, repayment, repurchase, redemption or retirement by Majestic or any of its Restricted Subsidiaries of any Indebtedness subsequent to the commencement of the period for which the Interest Coverage Ratio is being calculated, as if the same had occurred at the beginning of the applicable period; (b) acquisitions that have been made by Majestic or any of its Restricted Subsidiaries, including all mergers and consolidations, subsequent to the commencement of such period shall be calculated on a pro forma basis, assuming that all such acquisitions, mergers and consolidations had occurred on the first day of such period, including giving effect to reductions in costs for such period that are directly attributable to the elimination of duplicative functions and expenses (regardless of whether such cost savings could then be reflected in pro forma financial statements under GAAP, Regulation S-X promulgated by the Commission or any other regulation or policy of the Commission) as a result of such acquisition, merger or consolidation, provided that (x) such cost savings were identified and quantified in an Officers’ Certificate delivered to the Trustee at the time of the consummation of such acquisition, merger or consolidation and such Officers’ Certificate states that such officers believe in good faith that actions will be commenced or initiated within 90 days of the consummation of such acquisition, merger or consolidation to effect such cost savings and sets forth the specific steps to be taken within the 90 days after such acquisition, merger or consolidation to accomplish such cost savings, and (y) with respect to each acquisition, merger or consolidation completed prior to the 90th day preceding such date of determination, actions were commenced or initiated by Majestic or any of its Restricted Subsidiaries within 90 days of such acquisition, merger or consolidation to effect the cost savings identified in such Officers’ Certificate (regardless, however, of whether the corresponding cost savings have been achieved); and (c) the financial information of Majestic with respect to any portion of such period that falls before the Issue Date shall be adjusted to give pro forma effect to the issuance of the Notes and the application of the proceeds therefrom as if they had occurred at the beginning of such period.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans, guarantees and other forms of direct and indirect credit support, advances or capital contributions (excluding (i) payroll commission, travel and similar advances to officers and employees of such Person or payment or reimbursement of directors’ fees and other expenses made in the ordinary course of business and (ii) bona fide accounts receivable arising from the sale of goods or services in the ordinary course of business consistent with past practice), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

“Issue Date” means December 1, 2011, the date of issuance of the old notes.

“Land Transfer Transaction” means, collectively, (i) the transfer to a newly-formed liquidating trust, the named beneficiary of which is the Parent, of the Excess Land on or about the Issue Date, (ii) the disposition of the Excess Land pursuant to the governing documents of such liquidating trust for the benefit of the Parent and (iii) the grant, pursuant to the Security Documents, of a first-priority perfected lien in all of the Parent’s right, title to and interest in its rights under the governing documents of such trust (including, without limitation, the right to receive any distributions therefrom), all as more fully described on Schedule T-1 to the Indenture, in each case such amendments or modifications thereto as agreed to by the Credit Facility Agent in its discretion.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York, the city in which the corporate trust office of the Trustee is located or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date in a place of payment is a Legal Holiday, payment shall be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

“Lien” means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, regardless of whether filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

“Liquidating Trust” means the liquidating trust established pursuant to the Land Transfer Transaction.

“Liquidating Trust Agreement” means that certain Liquidating Trust Agreement, dated as of November 30, 2011, by and among Majestic, The Majestic Star Casino II, LLC, the Parent and the trustee of the Liquidating Trust.

“Liquidating Trust Funding Agreement” means the Funding Agreement, dated as of the Issue Date, by and among Majestic, the Parent, Majestic Star Casino II, LLC and Majestic Gary Land Trust, as amended, restated, modified, renewed or replaced.

“Liquidity” means, with respect to any Person as of any date determined, the sum of: (i) Cage Cash; (ii) unrestricted cash and Cash Equivalents; and (iii) unused borrowing capacity (as of such date) under any revolving credit facility which has not matured as of the date of the relevant Consolidated Excess Cash Flow Redemption.

“Liquor Authorities” means the Mississippi Department of Revenue, the State of Mississippi Alcoholic Beverage Control Division of the Mississippi Department of Revenue, the State Licensing Authority of the State of Colorado, City of Black Hawk, the State of Colorado Liquor & Tobacco Enforcement Division, the State of Indiana Alcohol and Tobacco Commission, the Department of the Treasury Bureau of Alcohol, Tobacco and Firearms and any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or foreign government, any state, province or any city or other political subdivision, whether now or hereafter existing, or any officer or official thereof, including without limitation, any other agency with authority to regulate the sale or distribution of alcoholic beverages by Majestic or any of its Subsidiaries.

“Liquor Laws” means the statutes regarding the sale and distribution of alcoholic beverages enforced by the Liquor Authorities and the rules and regulations of the Liquor Authorities.

“Loan Documents” shall have the meaning ascribed to such term in the Credit Agreement.

“Majestic Colorado” means Barden Colorado Gaming, LLC, a Colorado limited liability company.

“Majestic Star Casino Vessel” means that certain vessel named “Majestic Star” which is registered by the United States Coast Guard as Official Number 1057517 and is owned by Majestic.

“Majestic Star Casino Vessel II” means that certain vessel named “Majestic Star II” which is registered by the United States Coast Guard as Official Number 1039617 and is owned by The Majestic Star Casino II, LLC, a Delaware limited liability company.

“Members” means the members of Majestic.

“Mortgages” means (a) that certain Deed of Trust, Security Agreement and Fixture Filing With Financing Statement and Assignment of Leases and Rents by Barden Colorado Gaming, LLC, in favor of The Public Trustee of the County of Gilpin, State of Colorado, for the benefit of the Collateral Agent, (b) that certain Mortgage, Assignment of Rents and Leases and Fixture Filing With Financing Statement from Issuer to the Collateral Agent, and (c) that certain Deed of Trust, Security Agreement and Fixture Filing With Financing Statement and Assignments of Leases and Rents by BMG, d/b/a Fitzgerald’s Casino Hotel, in favor of Ann Corso Taylor, a natural person, for the benefit of the Collateral Agent.

“Net Cash Proceeds” means the aggregate amount of cash or Cash Equivalents received by Majestic in the case of a sale, or Capital Contribution in respect, of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of Majestic that were issued for cash or Cash Equivalents on or after the Issue Date, the amount of cash or Cash Equivalents originally received by Majestic upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions and expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such sale of Qualified Capital Stock or Capital Contribution.

“Net Income” means, with respect to any Person for any period, the net income (loss) of such Person for such period, determined in accordance with GAAP, reduced by the maximum amount of Permitted Tax Distributions for such period, excluding (to the extent included in calculating such net income) (i) any gain or loss, together with any related taxes paid or accrued on such gain or loss, realized in connection with any Asset Sales and dispositions pursuant to sale-leaseback transactions, and (ii) any extraordinary gain or loss, together with any related taxes paid or accrued on such gain or loss.

“Net Proceeds” means the aggregate proceeds received in the form of cash or Cash Equivalents in respect of any Asset Sale (other than an Event of Loss) (including payments in respect of deferred payment obligations and any cash or Cash Equivalents received upon the sale or disposition of any non-cash consideration received in any Asset Sale, in each case when received, and the net proceeds received in the form of cash or Cash Equivalents in respect of any Event of Loss (including insurance or other payments)), net of

(i) the reasonable and customary direct out-of-pocket costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, sales commissions and any relocation expenses),

(ii) taxes required to be paid by Majestic or any of its Subsidiaries in connection with such Asset Sale in the taxable year that such sale is consummated or in the immediately succeeding taxable year or any Permitted Tax Distributions during the taxable year within which such Asset Sale is consummated or in the immediately succeeding taxable year that would not otherwise be permitted to be distributed but for such Asset Sale,

(iii) amounts required to be applied to the permanent repayment of Purchase Money Obligations and Capital Lease Obligations in connection with such Asset Sale, and

(iv) appropriate amounts provided as a reserve by Majestic or any Restricted Subsidiary, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by Majestic or such Restricted Subsidiary, as the case may be, after such Asset Sale (including, without limitation, as applicable, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification arising from such Asset Sale).

“Note Guarantors” means, collectively, the Parent and the Subsidiary Guarantors.

“Notes” means any Notes authenticated and delivered under the Indenture. The old notes, the PIK Notes (or any increase in the principal amount of a global note), the new notes and the Additional Notes shall be treated as a single class for all purposes under the Indenture, and unless the context otherwise requires, all references to the Notes shall include the old notes, the PIK Notes (or any increase in the principal amount of a global note), the new notes and any Additional Notes. For purposes of this Description of the New Notes, all references to “principal amount” of the Notes shall include any PIK Notes issued in respect thereof (and any increase in the principal amount of the Notes) as a result of the payment of PIK Interest.

“Obligation” means any principal, premium, interest, penalty, fee, indemnification, reimbursement, damage and other obligation and liability payable under the documentation governing any liability.

“Officers” means the President, the Chief Executive Officer, the Chief Operating Officer, Chief Financial Officer, the Treasurer, any Assistant Treasurer, Controller, Secretary, any Assistant Secretary, any Vice President of such Person or any other senior executive officer of such Person designated by the Board of Directors of such Person.

“Officers’ Certificate” means a certificate signed on behalf of Majestic or a Note Guarantor, as applicable, by two Officers of such Person, one of whom must be the President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Treasurer, Controller or a Senior Vice President.

“Opinion of Counsel” means an opinion from legal counsel . Such counsel may be an employee of or counsel to Majestic or any Subsidiary of Majestic.

“Parent” means Majestic Holdco, LLC, a Delaware limited liability company.

“Permitted Investments” means

(i) Investments in Majestic or in any Restricted Subsidiary;

(ii) Investments in Cash Equivalents;

(iii) Investments in a Person, if, as a result of such Investment, such Person (A) becomes a Restricted Subsidiary, or (B) is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Majestic or a Note Guarantor;

(iv) Hedging Obligations;

(v) Investments as a result of consideration received in connection with an Asset Sale made in compliance with the covenant described under the caption “— Certain Covenants—Limitation on Asset Sales;”

(vi) Investments existing on the Issue Date;

(vii) Investments paid for solely with Capital Stock (other than Disqualified Capital Stock) of Majestic;

(viii) credit extensions to gaming customers in the ordinary course of business, consistent with industry practice;

(ix) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to Majestic or any Restricted Subsidiary in satisfaction of judgments;

(x) loans or advances to Affiliates or to employees of the Parent, Majestic and its Restricted Subsidiaries in an aggregate amount not to exceed $1.0 million at any one time outstanding pursuant to this clause (x);

(xi) Investments in Unrestricted Subsidiaries or Affiliates, provided, that the aggregate amount of all such Investments outstanding at any time after the Issue Date pursuant to this clause (xi) shall not in the aggregate exceed $5.0 million (measured by the value attributed to the Investment at the time outstanding);

(xii) receivables owing to Majestic or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as Majestic or any such Restricted Subsidiary deems reasonable under the circumstances;

(xiii) Investments consisting of endorsements of negotiable instruments and similar documents, accounts receivables, deposits, prepayments, credits or purchases of inventory, supplies, materials and equipment, deposits to secure lease or utility payments, in each case in the ordinary course of business;

(xiv) additional Investments in an aggregate amount, taken together with all other Investments made pursuant to this clause (xiv) that are at that time outstanding, not to exceed $15.0 million;

(xv) any guarantee of Indebtedness of Majestic or any Restricted Subsidiary permitted to be incurred by the covenant described under the caption “—Certain Covenants—Limitation on Incurrence of Indebtedness”;

(xvi) Advances of payroll payments to employees in the ordinary course of business; and

(xvii) Investments of a Restricted Subsidiary acquired after the Issue Date or of an entity merged into Majestic or merged into or consolidated with a Restricted Subsidiary to the extent such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation.

“Permitted Liens” means:

(i) Liens arising by reason of any judgment, decree or order of any court for an amount and for a period not resulting in an Event of Default with respect thereto, so long as such Lien is being contested in good faith and is adequately bonded, and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order shall not have been finally adversely terminated or the period within which such proceedings may be initiated shall not have expired;

(ii) security for the performance of bids, tenders, trade, contracts (other than contracts for the payment of money) or leases, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business, consistent with industry practice;

(iii) Liens (other than Liens arising under ERISA) for taxes, assessments or other governmental charges not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of Majestic in accordance with GAAP;

(iv) Liens of carriers, warehousemen, mechanics, landlords, materialmen, repairmen or other like Liens arising by operation of law in the ordinary course of business consistent with industry practices (other than Liens arising under ERISA) and Liens on deposits made to obtain the release of such Liens if (a) the underlying obligations are not overdue for a period of more than 30 days or (b) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of Majestic in accordance with GAAP;

(v) Liens arising by virtue of any contractual, statutory, or common law provision relating to bankers’ liens, rights of set-off, or similar rights and remedies regarding deposit accounts or other funds maintained with a creditor depository institution;

(vi) easements, rights of way, zoning and similar restrictions, covenants, conditions and restrictions and other encumbrances or title defects incurred in the ordinary course of business, consistent with industry practices that do not in any case materially detract from the value of the property subject thereto (as such property is used by Majestic or a Subsidiary) or interfere with the ordinary conduct of the business of Majestic or any of its Subsidiaries; provided, that such Liens are not incurred in connection with any borrowing of money or any commitment to loan any money or to extend any credit;

(vii) pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security legislation;

(viii) Liens securing Refinancing Indebtedness incurred in compliance with the Indenture to refinance Indebtedness secured by Liens, provided, (a) such Liens do not extend to any additional property or assets; (b) if the Liens securing the Indebtedness being refinanced were subordinated to or pari passu with the Liens securing the Notes or any intercompany loan, as applicable, such new Liens are subordinated to or pari passu with such Liens to the same extent, and any related subordination or intercreditor agreement is confirmed; and (c) such Liens are no more adverse to the interests of Holders than the Liens replaced or extended thereby;

(ix) Liens that secure Acquired Debt; provided, that such Liens do not extend to or cover any property or assets other than those of the Person being acquired and were not put in place in anticipation of such acquisition;

(x) Liens that secure FF&E Financing permitted to be incurred pursuant to clause (b) of the second paragraph of the covenant described under the caption “—Certain Covenants—Limitation on Incurrence of Indebtedness;” provided, that such Liens do not extend to or cover any property or assets other than those being acquired or developed;

(xi) those matters shown as exceptions to title on the title policies, dated as of the Issue Date, and issued for the benefit of the Trustee;

(xii) Liens securing Obligations under the Indenture, the Notes or any PIK Notes issued from time to time (or increase in the principal amount of a global note) to pay PIK Interest or the Security Documents;

(xiii) Liens on assets of Majestic and the Subsidiaries, and the proceeds of any or all the foregoing, securing Indebtedness under the Credit Facility (including, without limitation, Bank Product Obligations) incurred pursuant to clause (a) of the second paragraph of the covenant described under the caption “—Certain Covenants—Limitation on Incurrence of Indebtedness;”

(xiv) Liens on the assets of a gaming establishment owned by Majestic or a Restricted Subsidiary and containing at least 1,000 gaming devices and securing additional Indebtedness incurred under the Credit Facility, in an amount not to exceed $10.0 million;

(xv) with respect to any vessel included in the Collateral, certain maritime liens, including liens for crew’s wages and salvage;

(xvi) leases or subleases granted in the ordinary course of business not materially interfering with the conduct of the business of Majestic or any of its Restricted Subsidiaries;

(xvii) Liens evidenced by precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by Majestic or any of its Subsidiaries in the ordinary course of business;

(xviii) Liens on the Buffington Harbor Undeveloped Land securing Indebtedness incurred pursuant to the covenant described under the caption “—Certain Covenants—Limitation on Incurrence of Indebtedness” so long as the proceeds of such Indebtedness are used to develop or improve the Buffington Harbor Undeveloped Land in a manner that would constitute, in the good faith of the Board of Directors of Majestic, a Related Business of Majestic or its Restricted Subsidiaries;

(xix) Liens in favor of Majestic or the Restricted Subsidiaries;

(xx) Liens existing on the Issue Date, if any, provided pursuant to the Plan of Reorganization;

(xxi) Liens on assets or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided that such Lien was not incurred in anticipation of or in connection with the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or such Liens do not extend to or cover any property or assets other than those being acquired or developed; and

(xxii) Liens on property existing at the time of acquisition of the property by Majestic or any Restricted Subsidiary; provided that such Liens were not incurred in contemplation of such acquisition or such Liens do not extend to or cover any property or assets other than those being acquired or developed.

“Permitted Payments to Liquidating Trust” means, so long as Liquidating Trust remains in existence, any dividend, distribution or other payment by Majestic to the Liquidating Trust pursuant to the terms and conditions of the Liquidating Trust Funding Agreement in an aggregate amount not to exceed (a) $750,000, $500,000 and $500,000 during the period commencing on the Issue Date and continuing through the first anniversary of the Issue Date, the period commencing on the first anniversary of the Issue Date and continuing through the second anniversary of the Issue Date, and the period commencing on the second anniversary of the Issue Date and continuing through the third anniversary of the Issue Date, respectively (such amounts under this clause (a) to be in addition to permitted payments under clause (b) below), and (b) $550,000 solely with respect to Remediation Expense Payments (as defined in the Liquidating Trust Funding Agreement) so long as any Notes are outstanding, in each case so long as no Default or Event of Default has occurred and is continuing before giving effect to such payment or would result therefrom.

“Permitted Tax Distributions” means,

(i) so long as Parent is a Flow Through Entity, distributions to its Equity Holders on or about the due date for any tax return (including quarterly tax estimates) for each fiscal year of Parent in amounts not to exceed any federal, state and local income tax liability of an Equity Holder for such fiscal year arising as a result of operations of Parent and its Subsidiaries and their interest in Parent, determined by assuming the applicability to each Equity Holder of a combined highest effective marginal federal, state and local income tax rates for an Equity Holder that is an individual who is a citizen of the United States and a resident of the State of New York and the city of New York. For the avoidance of doubt, the parties acknowledge that the actual amount of any distribution made pursuant to the covenant described under the caption “—Limitation on Restricted Payments” may be less than the maximum amount allowable hereunder.

(ii) Estimated tax distributions may be made within thirty days following March 15, May 15, August 15, and November 15 based upon an estimate of the excess of (x) the tax distributions that would be payable for the period beginning on January 1 of such year and ending on March 15, May 15, August 15, and November 15 if such period were a taxable year (computed as provided above) over (y) distributions attributable to all prior periods during such taxable year. The excess of the Permitted Tax Distributions for a taxable year over the amounts previously distributed as estimated tax distributions may be distributed to Equity Holders within thirty days of the date on which Parent has filed its federal income tax return with respect to such taxable years. To the extent that the estimated tax distributions previously paid to an Equity Holder in respect of any taxable year are greater than the Permitted Tax Distributions for such year, such excess shall be treated for all purposes of this Agreement as if distributed as an estimated tax distribution on March 15 of the next succeeding year for the purpose of determining amounts permitted to be distributed in such succeeding taxable year.

(iii) The amount of the Permitted Tax Distributions shall be re-computed promptly after (i) the filing by Parent of its annual tax return, and (ii) the appropriate Federal or state taxing authority finally determines that the amount of the items of taxable income, gain, deduction, or loss of Parent which affected the calculation of the Permitted Tax Distributions for any year should be changed or adjusted, including the determination that Parent or any other entity is not a Flow Through Entity (a “Tax Calculation Event”). In the event of a Tax Calculation Event, the amount by which the Permitted Tax Distributions would have been reduced had they been calculated in accordance with the Tax Calculation Event (an “Overdistribution”) shall offset the amounts permitted to be distributed on each successive date on which a Permitted Tax Distribution or estimated tax distribution is made until the entire Overdistribution is absorbed (and such amounts permitted to be distributed shall be, for purposes of this Agreement, treated as if distributed to Equity Holders and used to repay the Overdistribution). The amount of any Underdistribution shall be distributed to Equity Holders within 90 days of the date of the Tax Calculation Event.

(iv) For purposes of the covenant described under the caption “—Limitation on Restricted Payments”, Permitted Tax Distributions shall include with respect to any year any undistributed Permitted Tax Distributions for all prior years since the date of the Indenture.

“Permitted Vessel Lien” means a Lien on the Majestic Star Casino Vessel or a Lien on the Majestic Star Casino Vessel II that secures FF&E Financing; provided that, (a) the FF&E Lender agrees (i) to release such Lien upon satisfaction of such FF&E Financing, (ii) to release such Lien upon payment (or promise of payment) to such FF&E Lender of that portion of the proceeds of the sale of the Majestic Star Casino Vessel or Majestic Star Casino Vessel II, as applicable, attributable to the related FF&E, and (iii) that such Lien is subordinate and inferior in every respect to the Lien of the Collateral Agent pursuant to the Preferred Ship Mortgage on the hull and other equipment constituting the Majestic Star Casino Vessel or Majestic Star Casino Vessel II, as applicable, (other than the related FF&E), and (b) such Lien shall not have an adverse impact on the Holders.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity.

“Plan of Reorganization” means that certain Debtors’ Second Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code, dated March 7, 2011, as amended or supplemented.

“Preferred Ship Mortgages” means (i) the preferred ship mortgage on the Tunica Vessel, dated as of the Issue Date, by and between BMG and the Collateral Agent, (ii) the preferred ship mortgage on the Majestic Star Casino Vessel, dated as of the Issue Date, by and between Majestic and the Collateral Agent and (iii) the preferred ship mortgage on the Majestic Star Casino Vessel II, dated as of the Issue Date, by and between The Majestic Star Casino II, LLC and the Collateral Agent.

“Pre-Opening Expenses” means all costs of start-up activities in connection with a Related Business that are required to be expensed (and are not capitalized) in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 720-15 “Start-up Costs.”

“Purchase Money Obligations” means Indebtedness representing, or incurred to finance, the cost (i) of acquiring any fixed assets and (ii) of construction or build-out of facilities (including Purchase Money Obligations of any other Person at the time such other Person is merged with or into or is otherwise acquired by Majestic); provided, that (x) the principal amount of such Indebtedness does not exceed the acquisition cost, including construction charges, (y) any Lien securing such Indebtedness does not extend to or cover any other asset or property other than the asset or property being so acquired, constructed or built and (z) such Indebtedness is incurred, and any Liens with respect thereto are granted, within 90 days of the acquisition or commencement of construction or build-out of such property or asset.

“Qualified Capital Stock” means, with respect to any Person, Capital Stock of such Person other than Disqualified Capital Stock.

“Related Business” means the gaming, entertainment and hotel businesses conducted by Majestic and its Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of Majestic are materially related or incidental businesses.

“Required Regulatory Redemption” means a redemption by Majestic of any Holder’s Notes pursuant to, and in accordance with, any order of any Governmental Authority with appropriate jurisdiction and authority relating to a Gaming License, or to the extent necessary in the reasonable, good faith judgment of the Board of Directors of Majestic to prevent the loss, failure to obtain or material impairment or to secure the reinstatement of, any Gaming License, where such redemption or acquisition is required because the Holder or beneficial owner of Notes is required to be found suitable or to otherwise qualify under any Gaming Laws and is not found suitable or so qualified within a reasonable period of time.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means a Subsidiary other than an Unrestricted Subsidiary.

“Return from Unrestricted Subsidiaries” means (a) 50% of the Fair Market Value of any dividends or distributions received by Majestic or a Restricted Subsidiary from an Unrestricted Subsidiary, to the extent that such dividends or distributions were not otherwise included in Consolidated Net Income of Majestic, plus (b) to the extent not otherwise included in Consolidated Net Income of Majestic, an amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from (i) repayments of the principal of loans or advances or other transfers of assets to Majestic or any Restricted Subsidiary from Unrestricted Subsidiaries or (ii) the sale or liquidation of any Unrestricted Subsidiaries (other than the sale, distribution or liquidation of an Unrestricted Subsidiary that as of the Issue Date had been designated as an Unrestricted Subsidiary); plus (c) to the extent that any Unrestricted Subsidiary is designated to be a Restricted Subsidiary, the Fair Market Value of Majestic’s Investment in such Subsidiary on the date of such designation.

“Security Agreement” means that certain Pledge and Security Agreement to encumber substantially all of the assets of Majestic, in favor of the Collateral Agent, for the ratable benefit of the Trustee and the Holders of the Notes, as the same may be amended in accordance with the terms thereof and the Indenture.

“Security Documents” means, collectively, the Mortgages, the Preferred Ship Mortgages, the Security Agreement, the Trademark Security Agreement, the Liquidating Trust Agreement, the Guarantees and any other agreements, instruments, financing statements or other documents that evidence, set forth or limit the Lien of the Collateral Agent in the Collateral.

“subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity (including a limited liability company) of which more than 50% of the total voting power of shares of Voting Stock thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person or a combination thereof and (ii) any partnership in which such Person or any of its subsidiaries is a general partner.

“Subsidiary” means any subsidiary of Majestic.

“Subsidiary Guarantor” means any Restricted Subsidiary that has executed and delivered in accordance with the Indenture an unconditional and irrevocable Guarantee of Majestic’s obligations under the Notes and such Person’s successors and assigns.

“Trademark Security Agreement” means that certain Trademark Security Agreement, dated as of the Issue Date, by and among Majestic, the Note Guarantors and the Collateral Agent, as amended or supplemented from time to time.

“transfer” means, with respect to any asset, any direct or indirect sale, assignment, transfer, lease, conveyance, or other disposition (including, without limitation, by way of merger or consolidation).

“Tunica Vessel” means that certain vessel named “Fitzgeralds Tunica” which is registered by the United States Coast Guard as Official Number 262757 and is owned by BMG.

“Unrestricted Subsidiary” means any Subsidiary that, at or prior to the time of determination, shall have been designated by the Board of Directors of Majestic as an Unrestricted Subsidiary; provided, that such Subsidiary (a) does not hold any Indebtedness or Capital Stock of, or any Lien on any assets of, Majestic or any Restricted Subsidiary; (b) is not party to any agreement, contract, arrangement or understanding with Majestic or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Majestic or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Majestic; (c) is a Person with respect to which neither Majestic nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Majestic or any of its Restricted Subsidiaries. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of such date. The Board of Directors of Majestic may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the Interest Coverage Ratio test set forth in the covenant described under the caption “—Certain Covenants—Limitation on Incurrence of Indebtedness” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation. The Board of Directors of Majestic may designate any Restricted Subsidiary to be an Unrestricted Subsidiary so long as no Default or Event of Default is in existence at the time of such designation or would be in existence following such designation. Majestic shall be deemed to make an Investment in each Subsidiary designated as an Unrestricted Subsidiary immediately following such designation in an amount equal to the Investment in such Subsidiary and its subsidiaries immediately prior to such designation. Any such designation by the Board of Directors of Majestic shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of Majestic giving effect to such designation and an Officers’ Certificate certifying that such designation complies with the foregoing conditions and is permitted by the covenant described under the caption “—Certain Covenants—Limitation on Incurrence of Indebtedness.”

“Voting Stock” means, with respect to any Person, (i) one or more classes of the Capital Stock of such Person having general voting power to elect at least a majority of the Board of Directors, managers or trustees of such Person (regardless of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency) and (ii) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (i) above.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years (rounded to the nearest one-twelfth) obtained by dividing (i) the then outstanding principal amount of such Indebtedness into (ii) the total of the product obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

“Wholly Owned Subsidiary” of any Person means a subsidiary of such Person all the Capital Stock of which (other than directors’ qualifying shares) is owned directly or indirectly by such Person or by a Wholly Owned Subsidiary of such Person; provided, that with respect to Majestic, the term Wholly Owned Subsidiary shall exclude Unrestricted Subsidiaries.

BOOK-ENTRY SYSTEM

The new notes will be initially issued in the form of one or more global securities registered in the name of The Depository Trust Company (“DTC”) or its nominee.

Upon the issuance of a global security, DTC or its nominee will credit the accounts of persons holding through it with the respective principal amounts of the new notes represented by such global security held by such persons. Ownership of beneficial interests in a global security will be limited to persons that have accounts with DTC (“participants”) or persons that may hold interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by DTC (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in such global security other than participants). The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

Payment of principal of and interest on new notes represented by a global security will be made in immediately available funds to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the new notes represented thereby for all purposes under the Indenture. We have been advised by DTC that upon receipt of any payment of principal of or interest on any global security, DTC will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or face amount of such global security as shown on the records of DTC. Payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in “street name” and will be the sole responsibility of such participants.

A global security may not be transferred except as a whole by DTC or a nominee of DTC to a nominee of DTC or to DTC. A global security is exchangeable for certificated new notes only if:

•	DTC notifies us that it is unwilling or unable to continue as a depositary for such global security or if at any time DTC ceases to be a clearing agency registered under the Exchange Act;

•	we, in our discretion at any time, determine not to have all the new notes represented by such global security; or

•	there shall have occurred and be continuing a default or an event of default with respect to the new notes represented by such global security.

Any global security that is exchangeable for certificated new notes pursuant to the preceding sentence will be exchanged for certificated new notes in authorized denominations and registered in such names as DTC or any successor depositary holding such global security may direct. Subject to the foregoing, a global security is not exchangeable, except for a global security of like denomination to be registered in the name of DTC or any successor depositary or its nominee. In the event that a global security becomes exchangeable for certificated new notes,

•	certificated new notes will be issued only in fully registered form in denominations of $1.00 and integral multiples of $1.00;

•

payment of principal of, and premium, if any, and interest on, the certificated new notes will be payable, and the transfer of the certificated new notes will be registerable, at our office or agency maintained for such purposes; and

•

no service charge will be made for any registration of transfer or exchange of the certificated new notes, although we may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith.

So long as DTC or any successor depositary for a global security, or any nominee, is the registered owner of such global security, DTC or such successor depositary or nominee, as the case may be, will be considered the sole owner or holder of the new notes represented by such global security for all purposes under the Indenture and the new notes. Except as set forth above, owners of beneficial interests in a global security will not be entitled to have the new notes represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of certificated new notes in definitive form and will not be considered to be the owners or holders of any new notes under such global security. Accordingly, each Person owning a beneficial interest in a global security must rely on the procedures of DTC or any successor depositary, and, if such Person is not a participant, on the procedures of the participant through which such Person owns its interest, to exercise any rights of a holder under the Indenture. We understand that under existing industry practices, in the event that we request any action of holders or that an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the Indenture, DTC or any successor depositary would authorize the participants holding the relevant beneficial interest to give or take such action and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC has advised us that DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations some of whom (or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in global securities among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal income tax considerations relevant to the exchange of the old notes for the new notes pursuant to this exchange offer and the ownership and disposition of the new notes. This discussion is not a complete analysis of all potential U.S. federal income tax consequences and does not address any tax consequences arising under any state, local or foreign tax laws or any other U.S. federal laws, including estate or gift tax laws. In addition, this summary does not address U.S. federal alternative minimum tax consequences. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”), all as in effect on the date of this prospectus. These authorities are subject to change, possibly retroactively, which may result in tax consequences different from those discussed below. No rulings have been or will be sought from the IRS with respect to the matters discussed below, and there can be no assurance that the IRS will not take a different position concerning the tax consequences of the exchange of the old notes for the new notes pursuant to the exchange offer, or the ownership or disposition of the new notes, or that any such position would not be sustained by a court.

This discussion is limited to holders who hold the notes as “capital assets” within the meaning of Code Section 1221 (generally, property held for investment). This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules under the U.S. federal income tax laws, such as banks, financial institutions, U.S. expatriates, insurance companies, regulated investment companies, real estate investment trusts, “controlled foreign corporations,” “passive foreign investment companies,” dealers in securities or currencies, traders in securities, partnerships or other pass-through entities (or investors in such entities), U.S. holders (as defined below) whose functional currency is not the U.S. dollar, persons subject to the alternative minimum tax, tax-exempt organizations and persons holding the notes as part of a “straddle,” “hedge,” “conversion transaction” or other integrated transaction.

As used in this discussion, “U.S. holder” means a beneficial owner of the notes who or that is treated for U.S. federal income tax purposes as:

•	an individual who is a citizen or resident of the United States;

•

a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust if (i) a U.S. court is able to exercise primary supervision over its administration and one or more U.S. persons have authority to control all its substantial decisions or (ii) the trust was in existence on August 20, 1996, was treated as a U.S. person prior to such date, and validly elected to continue to be so treated.

A “non-U.S. holder” is a beneficial owner of the notes who or that is an individual, corporation, estate or trust for U.S. federal income tax purposes and who is not a U.S. holder.

If a partnership or other entity treated as a partnership for U.S. federal income tax purposes holds the notes, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. Partnerships and their partners should consult their tax advisors as to the tax consequences to them of the exchange of the old notes for the new notes pursuant to this exchange offer and the ownership and disposition of the new notes.

YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO YOU OF THE EXCHANGE OF OLD NOTES FOR NEW NOTES PURSUANT TO THIS EXCHANGE OFFER AND THE OWNERSHIP AND DISPOSITION OF THE NEW NOTES, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS, OR ANY OTHER U.S. FEDERAL TAX LAWS.

Exchange Pursuant to the Exchange Offer

The exchange of the old notes for new notes in the exchange offer will not be treated as an “exchange” for U.S. federal income tax purposes because the new notes will not be considered to differ materially in kind or extent from the old notes. Accordingly, the exchange of the old notes for new notes will not be a taxable event to holders for U.S. federal income tax purposes. Moreover, the new notes will have the same tax attributes and tax consequences as the old notes exchanged therefor, including without limitation, the same issue price, adjusted issue price, adjusted tax basis and holding period.

U.S. Holders

Interest (Original Issue Discount)

We have determined that because of the likelihood that we will be required to pay PIK Interest, interest on the notes will not be considered as unconditionally payable in cash at least annually. As a result, the notes will be treated as being issued with original issue discount (“OID”) for U.S. federal income tax purposes.

PIK Interest will not be treated as a payment of interest on the original note for U.S. federal income tax purposes. Any additional notes issued representing the PIK Interest together with the original note will be treated as a single note for U.S. federal income tax purposes.

The notes will be issued with OID in an amount equal to the excess of the “stated redemption price at maturity” of the notes over the “issue price.” A note’s “stated redemption price at maturity” is defined as the sum of all payments provided by the note other than “qualified stated interest,” which generally is stated interest that is unconditionally payable at least annually in cash or property (other than notes of the issuer) at a single fixed rate over the entire term of the note. Because of the likelihood that PIK Interest may be required to be paid on the notes, none of the interest on the notes (including any cash interest) will be qualified stated interest, and thus all interest will be included in the stated redemption price at maturity of the notes.

The “issue price” of a debt instrument depends on whether such instrument is deemed to be “publicly traded” for purposes of the applicable Treasury Regulations. If, at any time during the 60-day period ending 30 days after the issue date of a debt instrument, a substantial amount of the debt instruments in an issue is “traded on an established market,” then the debt instrument will be treated as publicly traded and the issue price of the debt instrument will generally equal the fair market value of that debt instrument on the date of issuance. In general, a debt instrument will be treated as traded on an established securities market if it is listed on a major securities exchange, appears on a system of general circulation that provides a reasonable basis to determine fair market value or otherwise is, among other things, readily quotable by dealers, brokers or traders. We have determined that the notes should not be treated as “publicly traded” for these purposes. We have also determined that the notes were not issued in exchange for property that is traded on an established market. Thus, the issue price of the notes should, under applicable rules, equal the stated principal amount of the notes and the notes should have OID only to the extent of cash interest and PIK Interest on the notes.

Subject to the rules described below under “—Acquisition Premium” U.S. holders must include OID in gross income (as ordinary income) on a constant yield basis in advance of the receipt of cash attributable to that income irrespective of their method of tax accounting. However, U.S. holders generally will not be required to include separately in income cash payments received on the notes to the extent the payments constitute payments of previously accrued OID.

The amount of OID includible in gross income by a U.S. holder is the sum of the “daily portions” of OID with respect to the note for each day during the taxable year or portion thereof in which the U.S. holder holds the note. The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for a note may be of any length and may vary in length over the term of the note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period, subject to the possible adjustments described below, is an amount equal to the excess, if any, of (i) the product of the note’s “adjusted issue price” at the beginning of the accrual period and its yield to maturity (determined on a constant yield method, compounded at the close of each accrual period and properly adjusted for the length of the accrual period) over (ii) the aggregate amount of all qualified stated interest allocable to the accrual period. OID allocable to the final accrual period is the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price at the beginning of the final accrual period. The “adjusted issue price” of a note at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period and reduced by any payments previously made on the note other than payments of qualified stated interest. The “yield to maturity” of the notes is the discount rate that, when used in computing the present value of all principal and interest payments to be made on the notes, produces an amount equal to the issue price of the notes. Under these rules, a U.S. holder will have to include in income increasingly greater amounts of OID in successive accrual periods.

For purposes of determining the OID required to be included in income by a U.S. holder for U.S. federal income tax purposes, we intend to take the position that the likelihood that we will be required to pay PIK Interest is such that we and each holder will be required to use a payment schedule in which cash interest is assumed to be paid. These assumptions are made solely for such U.S. federal income tax purposes and do not constitute a representation by us regarding the likelihood that PIK Interest will be paid. If the assumptions we and each U.S. holder are required to make are contrary to actual circumstances (i.e., we are required to pay PIK Interest), then solely for the purposes of determining the amount of OID on the notes, the notes will be treated as retired and reissued on the date of the change in circumstances for an amount equal to their adjusted issue price and the yield to maturity on the notes will be redetermined taking into account such change in circumstances.

It is possible that the IRS may challenge our position described in the preceding paragraph and assert that the Treasury Regulations applicable to “contingent payment debt regulations” (the “CPDI Rules”) apply to the notes. If the CPDI Rules apply to the notes, the tax consequences of owning and disposing of the new notes may be materially different than those described herein, including with respect to the character, timing, and amount of income, gain or loss recognized. This disclosure assumes that the CPDI Rules will not apply to the notes, but there an be no assurance in this regard. Holders are urged to consult their own tax advisors with respect to the potential application of the CPDI Rules to the notes.

Market Discount

If a U.S. holder acquires a note at a cost that is less than its revised issue price on the acquisition date, the amount of the difference is treated as “market discount” for U.S. federal income tax purposes, unless the difference is less than 0.0025 multiplied by the note’s stated redemption price at maturity multiplied by the number of complete years to maturity of the note from the date of acquisition (in which case, the difference is “de minimis market discount”). In general, market discount will be treated as accruing ratably over the remaining term of the note or, at the holder’s election, on a constant yield to maturity basis. If a constant yield election is made, it will apply only to the note for which it is made and may not be revoked.

A U.S. holder may elect to include market discount in income currently as it accrues. Once made, this election will apply to all market discount obligations acquired by the U.S. holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS. A U.S. holder’s tax basis in a note will be increased by the amount of market discount included in the holder’s income under the election. If a holder does not elect to include accrued market discount in income over the remaining term of the note, the holder may be required to defer the deduction of a portion of the interest on any indebtedness incurred or continued to purchase or carry the note until maturity or until a taxable disposition of the note.

If a U.S. holder acquires a note at a market discount, the holder will be required to treat any gain on the disposition of the note as ordinary income to the extent of accrued market discount not previously included in income with respect to the note. If a U.S. holder disposes of a note with market discount in certain otherwise nontaxable transactions, the U.S. holder must include accrued market discount in income as ordinary income as if the holder had sold the note at its then fair market value.

Acquisition Premium

If a U.S. holder acquires a note at a cost greater than the note’s adjusted issue price on the acquisition date, the holder will be treated as acquiring the note at an “acquisition premium.” Unless an election is made, the holder generally will reduce the amount of OID otherwise includible in gross income for an accrual period by an amount equal to the amount of OID otherwise includible in gross income multiplied by a fraction, the numerator of which is the excess of the holder’s initial basis in the note over the note’s adjusted issue price on the acquisition date and the denominator of which is the excess of the sum of all amounts payable on the note after the acquisition date amount over the note’s adjusted issue price on the acquisition date. Alternatively, the U.S. holder may elect to compute OID accruals by treating the acquisition of the note as a purchase at original issuance and applying the constant yield method described above.

Election to Treat All Interest as OID

A U.S. holder may elect to treat all interest on a note (including any market discount and de minimis market discount, as adjusted by any acquisition premium) as OID and calculate the amount includible in gross income under the constant yield method described above. This election must be made for the taxable year in which the holder acquires the note, and may not be revoked without the consent of the IRS. If a note was acquired with market discount, this election will result in a deemed election to accrue market discount in income currently with respect to the note and all other market discount obligations acquired by the holder on or after the first day of the taxable year to which the election first applies. U.S. holders should consult their tax advisors about this election.

Sale or Other Taxable Disposition of the Notes

A U.S. holder will recognize gain or loss on the sale, exchange (other than pursuant to a tax-free transaction), redemption, retirement or other taxable disposition of a note equal to the difference between the amount realized upon the disposition and the holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note generally will be the holder’s cost therefor, increased by OID or market discount previously included in gross income with respect to the note and decreased by the amount of any cash payments on the note to the U.S. holder. Although not free from doubt, a U.S. holder’s adjusted tax basis in a note should be allocated between the original note and any additional note issued to pay interest as PIK Interest with respect to such original note in proportion to their relative principal amounts. A U.S. holder’s holding period in any such additional note would likely be identical to its holding period for the original note with respect to which the additional note was received. Other than as described above under “—Market Discount,” this gain or loss generally will be a capital gain or loss, and will be a long-term capital gain or loss if the U.S. holder has held the note for more than one year. Long-term capital gains of non-corporate holders are currently subject to tax at a reduced rate. The deductibility of capital losses is subject to limitations. U.S. holders of notes should consult their tax advisors as to the U.S. federal income tax consequences of disposing of, in separate transactions, the original note and any additional note issued as PIK Interest with respect to such original note.

Information Reporting and Backup Withholding

A U.S. holder may be subject to information reporting and backup withholding (currently at a rate of 28%) with respect to interest (OID) received on the notes and on the proceeds received upon the sale or other disposition (including a retirement or redemption) of the notes. Certain holders generally are not subject to information reporting or backup withholding. A U.S. holder generally will be subject to backup withholding if the holder is not otherwise exempt and:

•	the holder fails to furnish its taxpayer identification number, which, for an individual, is ordinarily his or her social security number;

•	the holder furnishes an incorrect taxpayer identification number;

•	we are notified by the IRS that the holder is subject to backup withholding because it has failed to properly report payments of interest or dividends; or

•

the holder fails to certify, under penalties of perjury, that it has furnished its correct taxpayer identification number and that the IRS has not notified the U.S. holder that it is subject to backup withholding.

U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax. Taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund if they timely provide certain information to the IRS.

3.8% Medicare Tax on “Net Investment Income”

Beginning in 2013, U.S. Holders that are individuals, estates or certain trusts will be subject to an additional 3.8% tax on their “net investment income”. Among other items, “net investment income” would generally include interest income (including OID), less certain deductions. U.S. Holders should consult their tax advisors with respect to the tax consequences of the 3.8% Medicare tax.

Non-U.S. holders

Interest (Original Issue Discount)

Interest (OID) paid to a non-U.S. holder that is not effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business will not be subject to a 30% U.S. federal withholding tax provided the following requirements are met:

•	the holder does not directly, indirectly, actually or constructively own 10% or more of the capital or profits interests in Majestic Holdco, LLC;

•

the holder is not a controlled foreign corporation related to us and is not a bank that received such notes on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•

either (1) the non-U.S. holder certifies in a statement provided to us or our paying agent, under penalties of perjury, that it is not a U.S. person and provides its name and address (which certification may be made on IRS Form W-8BEN, or applicable successor form), (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the notes on behalf of the non-U.S. holder certifies to us or our paying agent under penalties of perjury that it, or the financial institution between it and the non-U.S. holder, has received from the non-U.S. holder a statement, under penalties of perjury, that the holder is not a U.S. person and provides us or our paying agent with a copy of the statement or (3) the non-U.S. holder holds its notes through a “qualified intermediary” and certain conditions are satisfied.

If the requirements described above are not satisfied, the gross amount of any payments of interest (OID) made to the non-U.S. holder generally will be subject to a 30% U.S. federal withholding tax unless the payments are effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business or the non-U.S. holder is entitled to a reduction of or an exemption from, the withholding tax on interest (OID) under an income tax treaty between the United States and the non-U.S. holder’s country of residence. A non-U.S. holder claiming a reduction of, or an exemption from, the 30% withholding tax generally must complete (i) IRS Form W-8ECI, stating that interest paid on a note is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business or (ii) IRS Form W-8BEN, claiming the benefit of an applicable treaty. In some cases, a non-U.S. holder instead may be permitted to provide documentary evidence of its claim of treaty benefits to an intermediary, or a qualified intermediary already may have some or all of the necessary evidence in its files.

The certification requirements described above may require a non-U.S. holder to provide its U.S. taxpayer identification number in order to claim the benefit of an income tax treaty or for other reasons. Special certification requirements apply to intermediaries. Non-U.S. holders should consult their tax advisors regarding the certification requirements discussed above.

Sale or Other Taxable Disposition of the Notes

A non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax on gain recognized on the sale, exchange, redemption, retirement or other disposition of a note unless: (i) the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, in which case, the non-U.S. holder will be taxed as discussed below under “— U.S. Trade or Business” or (ii) the holder is an individual present in the United States for 183 days or more during the taxable year of the disposition and certain other conditions are met, in which case, the holder will be subject to a U.S. federal income tax of 30% (or, if applicable, a lower treaty rate) on the gain, which may be offset by certain U.S. source capital losses.

U.S. Trade or Business

If interest (OID) or gain from a disposition of the notes is effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States and, if an income tax treaty applies, the non-U.S. holder maintains a “permanent establishment” in the United States to which the interest (OID) or gain is attributable, the non-U.S. holder, although exempt from the 30% U.S. federal withholding tax (assuming the appropriate certification is provided) generally will be subject to U.S. federal income tax on the interest (OID) or gain on a net basis in the same manner as if it were a U.S. holder. A foreign corporation that is a holder of a note also may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty. For this purpose, interest (OID) on a note or gain recognized on the disposition of a note will be included in earnings and profits if the interest (OID) or gain is effectively connected with the conduct by the foreign corporation of a trade or business in the United States.

Information Reporting and Backup Withholding

Backup withholding generally will not apply to payments of interest (OID) made by us or our paying agent, in such capacities to a non-U.S. holder of a note if the holder certifies as to its non-U.S. status in the manner described above under “— Non-U.S. Holders—Interest.” However, information reporting on IRS Form 1042-S may still apply with respect to interest payments (OID). In addition, information regarding interest (OID) payments on the notes may be made available to the tax authorities in the country where the non-U.S. holder resides or is established, pursuant to an applicable income tax treaty.

Payments of the proceeds from a disposition (including a redemption or retirement) by a non-U.S. holder of a note made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that information reporting (but generally not backup withholding) may apply to those payments if the broker is:

•	a U.S. person;

•	·a controlled foreign corporation for U.S. federal income tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with a U.S. trade or business for a specified three-year period; or

•

a foreign partnership, if at any time during its tax year, one or more of its partners are U.S. persons who in the aggregate hold more than 50% of the income or capital interest in the partnership, or if at any time during its tax year, the foreign partnership is engaged in a U.S. trade or business.

Payment of the proceeds from a disposition (including a redemption or retirement) by a non-U.S. holder of a note made to or through the U.S. office of a broker generally will be subject to information reporting and backup withholding unless the beneficial owner certifies as to its non-U.S. status or otherwise establishes an exemption from information reporting and backup withholding.

Non-U.S. holders should consult their tax advisors regarding application of withholding and backup withholding in their particular circumstances and the availability of, and the procedure for obtaining an exemption from, withholding, information reporting and backup withholding under current U.S. Treasury Regulations. In this regard, the current U.S. Treasury Regulations provide that a certification may not be relied on if the payer knows or has reason to know that the certification may be false. Backup withholding is not an additional tax. Taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund if they timely provide certain information to the IRS.

YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO YOU OF THE EXCHANGE OFFER AND THE OWNERSHIP AND DISPOSITION OF THE NOTES, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS, OR ANY OTHER U.S. FEDERAL TAX LAWS.

PLAN OF DISTRIBUTION

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making or other trading activities.

We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to the exchange offer and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the new notes and guarantees offered hereby will be passed upon for us by Honigman Miller Schwartz and Cohn LLP, Detroit, Michigan, and certain legal matters in connection therewith will be passed upon for us by Ice Miller, Indianapolis, Indiana, Robinson Waters & O’Dorisio, P.C., Denver, Colorado, and Jones, Walker, Waechter, Poitevent, Carrère & Denègre L.L.P., Jackson, Mississippi.

EXPERTS

The consolidated financial statements of The Majestic Star Casino, LLC and Subsidiaries at December 31, 2010 and 2009, and for each of the three years in the period ended December 31, 2010, included in the Registration Statement of The Majestic Star Casino, LLC, which is referred to and made a part of this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

A.	The Star Casino, LLC Audited Consolidated Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Member of The Majestic Star Casino, LLC and Subsidiaries

We have audited the accompanying consolidated balance sheets of The Majestic Star Casino, LLC and Subsidiaries (the Company) as of December 31, 2010 and 2009, and the related consolidated statements of operations, changes in member’s deficit, and cash flows for each of the three years in the period ended December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Majestic Star Casino, LLC and Subsidiaries at December 31, 2010 and 2009, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2010, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that The Majestic Star Casino, LLC and Subsidiaries will continue as a going concern. As more fully described in Note 2, the Company has incurred recurring operating losses, has a working capital deficiency and member’s deficit. In addition, the Company is in default with certain covenants of the senior secured notes, secured notes, senior secured credit facility, and Holdco discount notes. As a result, substantially all of the Company’s debt is currently due and payable. On November 23, 2009, Majestic Holdco, the Company, and subsidiaries of both, filed voluntary petitions in the Bankruptcy Court seeking reorganization relief under the provisions of the Bankruptcy Code. The Company continues to operate its businesses as a debtor-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. These conditions raise substantial doubt about the Entity’s ability to continue as a going concern. Management’s plans in regard to these matters also are described in Note 2. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ Ernst & Young LLP
Las Vegas, Nevada
March 31, 2011

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

CONSOLIDATED BALANCE SHEETS

	December 31, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$50,849,767	$62,710,985
Restricted cash	17,934,100	11,696,560
Accounts receivable, less allowance for doubtful accounts of $1,264,837 and $974,878 as of December 31, 2010 and 2009, respectively	1,495,095	2,223,068
Inventories	929,819	1,096,028
Prepaid expenses and deposits	3,556,742	3,451,231
Deferred tax assets	294,479	—
Receivable from affiliates	127,119	1,157,637

Total current assets	75,187,121	82,335,509

Property, equipment and improvements, net	235,862,337	249,334,376
Intangible assets, net	37,205,957	39,685,124
Goodwill	3,997,904	3,997,904
Other assets:
Deferred financing costs, net of accumulated amortization of $1,688,307 as of December 31, 2009	—	63,507
Other assets	2,391,789	2,176,241

Total other assets	2,391,789	2,239,748

Total assets	$354,645,108	$377,592,661

LIABILITIES AND MEMBER’S DEFICIT
Current liabilities not subject to compromise:
Accounts payable	$1,070,766	$1,049,547
Current portion of long-term debt	62,513,514	74,367,337
Accrued liabilities:
Payroll and related	10,127,174	9,199,028
Interest	314,161	382,165
Property and franchise taxes	10,513,341	9,971,646
Other accrued liabilities	23,249,628	12,187,985

Total current liabilities not subject to compromise	107,788,584	107,157,708
Deferred tax liabilities - long-term	12,091,465	—

Total liabilities not subject to compromise	119,880,049	107,157,708
Liabilities subject to compromise:
Payable to affiliates	79,457	19,457
Other liabilities	664,732,843	664,931,778

Liabilities subject to compromise	664,812,300	664,951,235

Total liabilities	784,692,349	772,108,943
Member’s deficit	(430,047,241)	(394,516,282)

Total liabilities and member’s deficit	$354,645,108	$377,592,661

The accompanying notes are an integral part of these consolidated financial statements.

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

CONSOLIDATED STATEMENTS OF OPERATIONS

	For The Years Ended December 31,
	2010	2009	2008
OPERATING REVENUES:
Casino	$286,026,458	$298,315,220	$332,953,188
Rooms	11,061,098	10,692,543	11,722,758
Food and beverage	24,665,976	22,553,586	23,427,806
Other	7,187,103	7,518,862	7,985,022

Gross revenues	328,940,635	339,080,211	376,088,774
Less: promotional allowances	46,656,153	42,193,079	45,115,594

Net operating revenues	282,284,482	296,887,132	330,973,180

OPERATING COSTS AND EXPENSES:
Casino	85,014,596	87,762,732	98,203,214
Rooms	1,111,340	1,165,778	1,354,332
Food and beverage	6,149,269	6,409,922	7,034,722
Other	1,112,009	1,175,647	1,328,325
Gaming taxes	70,973,326	69,987,342	79,232,074
Advertising and promotion	21,346,759	21,402,442	22,937,414
General and administrative	49,480,723	47,409,467	56,447,441
Corporate expense	7,880,285	5,936,366	5,818,085
Restructuring fees	—	11,067,411	1,465,998
Economic incentive tax - City of Gary	6,261,423	6,091,870	4,890,868
Depreciation and amortization	30,383,812	31,798,970	33,841,063
Impairment loss on assets	—	13,074,494	105,759,044
Loss on disposal of assets	65,427	486,617	70,289

Total operating costs and expenses	279,778,969	303,769,058	418,382,869

Operating income (loss)	2,505,513	(6,881,926)	(87,409,689)

OTHER INCOME (EXPENSE):
Interest income	91,970	183,674	279,672
Interest expense (contractual interest for the years ended December 31, 2010 and 2009 was $64,911,226 and $60,496,444, respectively)	(4,047,746)	(54,300,052)	(55,226,069)
Interest expense - Majestic Holdco (contractual interest for the years ended December 31, 2010 and 2009 was $10,008,499 and $8,892,839, respectively)	—	(7,888,228)	(7,995,818)
Other non-operating expense	(3,790)	(1,485)	(30,705)

Total other expense	(3,959,566)	(62,006,091)	(62,972,920)

Loss before reorganization items and income taxes	(1,454,053)	(68,888,017)	(150,382,609)

Reorganization items:
Reorganization fees	(19,705,298)	(1,772,431)	—
Loss from rejected executory contracts	(437,221)	—	—
Write-off of debt issuance costs	—	(4,281,025)	—

Total reorganization items	(20,142,519)	(6,053,456)	—

Loss before income tax provision	(21,596,572)	(74,941,473)	(150,382,609)
Income tax provision	(13,934,387)	—	—

Net loss	$(35,530,959)	$(74,941,473)	$(150,382,609)

The accompanying notes are an integral part of these consolidated financial statements.

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBER’S DEFICIT

For the Years Ended December 31, 2010, 2009 and 2008

Member’s Deficit
Balance, December 31, 2007	(167,792,200)
Net loss	(150,382,609)
Distribution to Barden Development, Inc.	(1,400,000)

Balance, December 31, 2008	(319,574,809)
Net loss	(74,941,473)

Balance, December 31, 2009	(394,516,282)
Net loss	(35,530,959)

Balance, December 31, 2010	$(430,047,241)

The accompanying notes are an integral part of these consolidated financial statements.

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For The Years Ended
	December 31,
	2010	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(35,530,959)	$(74,941,473)	$(150,382,609)
Adjustments to reconcile net loss to net cash provided by operating activities:
Impairment loss on assets	—	13,074,494	105,759,044
Depreciation	27,904,645	28,406,925	30,381,896
Amortization	2,479,167	3,392,045	3,459,167
Amortization of deferred financing costs	63,507	3,012,326	3,345,303
Amortization of bond discount on 12 1/2% senior discount notes pushed down from Majestic Holdco	—	—	5,789,771
Amortization of deferred financing costs on 12 1/2% senior discount notes pushed down from Majestic Holdco	—	454,649	508,303
Deferred income taxes	11,796,986	—	—
Loss on disposal of assets	65,427	486,617	70,289
Reorganization items	20,142,519	4,281,025	414,278
Write-off of receivables from affiliates	839,823	—	—
Changes in operating assets and liabilities:
Accounts receivable, net	727,973	772,737	2,784,033
Receivable from affiliates	190,695	(341,388)	(394,191)
Inventories	166,209	(111,994)	104,474
Prepaid expenses and deposits	(441,388)	(777,368)	(82,523)
Other assets	(215,548)	(543,835)	(557,968)
Accounts payable	139,288	(702,440)	122,007
Accrued payroll and related	928,146	16,792	(24,489)
Accrued interest	(68,004)	46,610,597	24,325,904
Accrued interest of Majestic Holdco	—	7,433,579	1,697,743
Other accrued liabilities	8,730,710	(10,029,961)	(1,663,181)
Liabilities subject to compromise	(138,933)	10,754,797	—

Net cash provided by operating activities before reorganization items	37,780,263	31,248,124	25,657,251
Net cash used for reorganization items	(16,826,635)	—	—

Net cash provided by operating activities	20,953,628	31,248,124	25,657,251

CASH FLOWS FROM INVESTING ACTIVITIES:
Increase in restricted cash	(6,132,648)	(5,773,966)	(2,002,951)
Additions to property and equipment	(14,857,211)	(14,844,152)	(18,092,311)
(Increase) decrease in Lakefront Capital Improvement Fund	(104,892)	(253,609)	2,088,005
Proceeds from disposal of equipment	133,727	145,826	67,673

Net cash used in investing activities	(20,961,024)	(20,725,901)	(17,939,584)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from line of credit	4,082,636	5,216,892	45,061,179
Repayment of line of credit	(15,936,458)	(10,185,561)	(22,150,000)
Repayment of debt	—	(592,321)	(695,357)
Tax distributions to Barden Development, Inc.	—	—	(1,400,000)

Net cash (used in) provided by financing activities	(11,853,822)	(5,560,990)	20,815,822

Net (decrease) increase in cash and cash equivalents	(11,861,218)	4,961,233	28,533,489
Cash and cash equivalents, beginning of period	62,710,985	57,749,752	29,216,263

Cash and cash equivalents, end of period	$50,849,767	$62,710,985	$57,749,752

The accompanying notes are an integral part of these consolidated financial statements.

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

	For The Years Ended
	December 31,
	2010	2009	2008
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION AND NON-CASH INVESTING AND FINANCING ACTIVITIES:
Interest paid, net of capitalized interest:	$4,052,243	$4,677,128	$27,554,861
Taxes paid or received	$2,263,657	$—	$—
NON-CASH INVESTING ACTIVITIES:
Capital assets acquired from incurring accounts payable and accrued liabilities	$27,195	$151,301	$185,341
Capital assets transferred to prepaid rent	$—	$—	$577,450
Capital assets acquired from incurring debt	$—	$—	$974,284

The accompanying notes are an integral part of these consolidated financial statements.

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION

The Majestic Star Casino, LLC (the “Company”) is a wholly owned subsidiary of Majestic Holdco, LLC (“Majestic Holdco”) which is a wholly owned subsidiary of Barden Development, Inc. (“BDI”). The Company was formed on December 8, 1993 as an Indiana limited liability company to provide gaming and related entertainment to the public. The Company commenced gaming operations in the City of Gary at Buffington Harbor, located in Lake County, Indiana on June 7, 1996.

The Company is a multi-jurisdictional gaming company with operations in three states - Indiana, Mississippi and Colorado. The Company and its separate and distinct subsidiary limited liability companies and corporations own and operate the following gaming facilities:

•	A dockside casino and land based pavilion located on Lake Michigan in Gary, Indiana (“Majestic Star”);

•	A dockside casino and hotel located on Lake Michigan in Gary, Indiana (“The Majestic Star Casino II, Inc.” or “Majestic Star II” and with Majestic Star, the “Majestic Star properties”);

•	A casino-hotel located in Tunica County, Mississippi ( “Barden Mississippi Gaming, LLC” or “Fitzgeralds Tunica”); and

•	A casino located in Black Hawk, Colorado (“Barden Colorado Gaming, LLC” or “Fitzgeralds Black Hawk”).

The Company and its parent, Majestic Holdco, also have the following subsidiaries, which were formed for the purpose of facilitating financing transactions:

•

The Majestic Star Casino Capital Corp. (“MSCC”) is a co-obligor with the Company for the $300.0 million 9 1/2% Senior Secured Notes due 2010 (the “Senior Secured Notes”). MSCC has no assets or operations;

•	Majestic Star Casino Capital Corp. II (“MSCC II”) is a co-obligor with the Company for the $200.0 million 9 3/4% Senior Notes due 2011 (the “Senior Notes”). MSCC II has no assets or operations; and

•

Majestic Star Holdco, Inc. was formed for the purpose of facilitating the offering of Majestic Holdco’s $63.5 million of 12 1/2% senior discount notes due 2011 (the “Discount Notes”). Majestic Star Holdco, Inc. has no assets or operations. See Note 11 - Debt.

Proceedings under the Bankruptcy Code. On November 23, 2009 (“Petition Date”), Majestic Holdco, LLC, the Company and subsidiaries of Majestic Holdco, LLC and the Company, including The Majestic Star Casino II, Inc, Barden Mississippi Gaming, LLC, Barden Colorado Gaming, LLC, The Majestic Star Casino Capital Corp., Majestic Star Casino Capital Corp. II, and Majestic Star Holdco, Inc. (collectively, the “Debtors”) filed voluntary petitions for relief in bankruptcy court for the District of Delaware (the “Bankruptcy Court”) under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). These Chapter 11 cases are being jointly administered under the caption The Majestic Star Casino, LLC, Case No. 09-14136 (the “Chapter 11 Cases”). The Company continues to operate its businesses as a debtor-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. As a debtor-in-possession, the Company is authorized to continue to operate as an ongoing business, but may not engage in transactions outside the ordinary course of business without approval of the Bankruptcy Court after notice and an opportunity for a hearing. As a consequence of the commencement of the Chapter 11 Cases, certain of the proceedings against the Company have been stayed. See Note 4 - Voluntary Reorganization Under Chapter 11 of the Bankruptcy Code.

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. GOING CONCERN

The Company has experienced declining operating results and a weakening in its financial position due to significant competition and deteriorating economic conditions in each of the markets in which the Company owns and operates casino facilities. The Company has generated net losses of $35.5 million, $74.9 million and $150.4 million for the years ended December 31, 2010, 2009 and 2008, respectively. At December 31, 2010, the Company had unrestricted cash and cash equivalents of $50.8 million, a net working capital deficit of $32.6 million and member’s deficit of $430.0 million.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. On the Petition Date, the Company commenced the Chapter 11 Cases. See Notes 1 - Organization and 4 - Voluntary Reorganization Under Chapter 11 of the Bankruptcy Code.

The conditions and events described above raise a substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is contingent upon, among other things, its ability to (i) maintain compliance with the Amended and Restated Cash Collateral Order (as defined below) and, if necessary, negotiate an extension of the Amended and Restated Cash Collateral Order which expires on September 30, 2011 (as may be extended in accordance with the Amended and Restated Cash Collateral Order through and including no later then December 31, 2011), unless extended by further order of the Bankruptcy Court, (ii) generate sufficient cash flow from operations and (iii) consummate the Debtors’ Second Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code (as may have been or may be subsequently modified, supplemented and amended in accordance with its terms) (the “Plan”) by the Outside Date (as defined below) or such later date established by the Bankruptcy Court. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

NOTE 3. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements include the accounts of The Majestic Star Casino, LLC and its separate and distinct subsidiary limited liability companies and corporations. All inter-company transactions and balances have been eliminated. These financial statements have been prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates incorporated into the Company’s consolidated financial statements include the estimated useful lives of depreciable and amortizable assets, the estimated allowance for doubtful accounts receivable, estimated cash flow in assessing the recoverability of long-lived assets, and estimated liabilities for self-insured medical and workers’ compensation plans, property taxes, slot club point programs and litigation, claims and assessments. Actual results could differ from those estimates.

The Debtors continue to conduct their businesses as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

ACCOUNTING FOR REORGANIZATION - The accounting guidance for financial reporting by entities in reorganization under the Bankruptcy Code, which is applicable to companies in Chapter 11, generally does not change the manner in which financial statements are prepared. The Company’s consolidated financial statements have been prepared on a going-concern basis, which assumes continuity of operations, realization of assets and satisfaction of liabilities in the ordinary course of business. The Chapter 11 Cases create substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not reflect any adjustments relating to (a) the recoverability of assets or the satisfaction of liabilities, (b) the amount that will ultimately be paid to settle liabilities and contingencies that may be allowed, or (c) the effect of changes that may be made in connection with the Company’s capitalization or operations as a result of consummation of the Plan. The Plan, if consummated, will materially change the amounts and classifications reported in the consolidated financial statements which do not give effect to any adjustments to the carrying values of assets or amounts of liabilities that would be necessary as a consequence of consummating the Plan.

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company’s ability to continue as a going concern is contingent upon, among other things, its ability to (i) maintain compliance with the Amended and Restated Cash Collateral Order, and, if necessary, negotiate an extension of the Amended and Restated Cash Collateral Order which expires on September 30, 2011 (as may be extended in accordance with the Amended and Restated Cash Collateral Order through and including no later than December 31, 2011), unless extended by further order of the Bankruptcy Court, (ii) generate sufficient cash flow from operations and (iii) consummate the Plan by the Outside Date or such later date established by Bankruptcy Court order. In the event the Company’s restructuring activities are not successful and it is required to liquidate, the Company will be required to adopt the liquidation basis of accounting. Under the liquidation basis of accounting, assets are stated at their estimated net realizable values and liabilities are stated at their estimated settlement amounts.

The accounting guidance for financial reporting by entities in reorganization under the Bankruptcy Code requires that the financial statements for periods subsequent to the filing of the Chapter 11 Cases distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business. Revenues, expenses, realized gains and losses, and provisions for losses that can be directly associated with the reorganization and restructuring of the business must be reported separately as reorganization items in the consolidated statements of operations beginning on the Petition Date. The balance sheet must distinguish prepetition liabilities subject to compromise from both those prepetition liabilities that are not subject to compromise and from post-petition liabilities. Cash used for reorganization items must be disclosed separately in the statement of cash flows. Effective as of the Petition Date, the Company adopted the accounting guidance for financial reporting by entities in reorganization under the Bankruptcy Code and has segregated those items as outlined above for all reporting periods subsequent to such date.

FACTORS AFFECTING COMPARABILITY - As a result of the filing of the Chapter 11 Cases, the Company is now periodically required to file various documents with, and provide certain information to, the Bankruptcy Court, including statements of financial affairs, schedules of assets and liabilities, and monthly operating reports in forms prescribed by federal bankruptcy law, as well as certain financial information on a consolidated, consolidating and unconsolidated basis. Such documents are prepared according to requirements of federal bankruptcy law. While such reports and documents accurately provide then-current information required under federal bankruptcy law, they are nonetheless unaudited and prepared in a format different from that used in the Company’s audited annual and unaudited quarterly financial statements. Accordingly, the Company believes that the substance and format do not allow meaningful comparison with its regular annual and quarterly financial statements.

PUSH DOWN OF DISCOUNT NOTES FROM MAJESTIC HOLDCO - The Company’s consolidated balance sheets as of December 31, 2010 and 2009 include the Discount Notes. The Discount Notes are solely the obligation of Majestic Holdco and Majestic Star Holdco, Inc. (the co-issuer with Majestic Holdco) and are unsecured. Neither the Company nor any of its subsidiaries guarantees the Discount Notes nor are the equity or assets of the Company or its subsidiaries security for the Discount Notes. The Discount Notes are being pushed down to the Company pursuant to the guidance in Securities and Exchange Commission Staff Accounting Bulletin 73, Topic 5(J) and Accounting Standards Codification (“ASC”) 805-50-S99, “Business Combinations”. Amortization of deferred financing costs was $0.5 million for each of the years ended December 31, 2009 and 2008. The Company ceased amortization of deferred financing costs related to the Discount Notes and wrote off the remaining balance of approximately $1.0 million during the fourth quarter of 2009. Amortization of bond discount was $5.8 million for the year ended December 31, 2008. Bond discount was fully amortized by the end of the 2008 year. The Company recognized accrued interest expense of $7.4 million and $1.7 million for the years ended December 31, 2009 and 2008, respectively. Amortization of deferred financing costs and bond discount are reflected as interest expense on the Company’s consolidated statements of operations. As a result of the Chapter 11 Cases, the Discount Notes became subject to compromise and are reflected as such at December 31, 2010 and 2009. See Note 11 - Debt.

CASH AND CASH EQUIVALENTS - Cash and cash equivalents include cash, cash on hand that comprises the Company’s casino bankrolls and cash in various bank accounts, which depending on federal law, could exceed insured limits.

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

RESTRICTED CASH - At December 31, 2010 and 2009, restricted cash consists of $17.9 million and $11.7 million, respectively, which is held as certificates of deposits and in bank accounts. The Company’s restricted cash serves as security for letters of credit supporting the Company’s self-insured workers’ compensation programs, payment of utilities, maintenance of public improvements related to the Fitzgeralds Black Hawk expansion, various surety bonds and a segregated depository account for economic incentive funds related to the Company’s dispute with the City of Gary, Indiana (“City of Gary”). See Note 16 - Commitments and Contingencies.

CONCENTRATION OF CREDIT RISK - Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of casino accounts receivable. The Company extends unsecured credit to approved casino customers following background checks and investigations of creditworthiness. An estimated allowance for doubtful accounts is maintained to reduce the Company’s receivables to their carrying amount, which approximates fair value. Management believes that as of December 31, 2010, no significant concentrations of credit risk existed for which an allowance had not already been determined and recorded.

ACCOUNTS RECEIVABLE, LESS ALLOWANCE FOR DOUBTFUL ACCOUNTS –

Changes in the allowance for doubtful accounts for the years ended December 31, 2010, 2009 and 2008 were as follows:

	2010	2009	2008
Balance, beginning of year	$974,878	$1,432,009	$1,371,930
Provision	540,766	462,446	893,071
Accounts written-off	(250,807)	(919,577)	(832,992)

Balance, end of year	$1,264,837	$974,878	$1,432,009

INVENTORIES - Inventories, consisting principally of food, beverage, operating supplies, marketing and gift shop items, are stated at the lower of cost or market value. Cost is determined primarily by the weighted-average method.

RECEIVABLE FROM AFFILIATES - At December 31, 2010, amounts reflected in receivable from affiliates include costs incurred and services provided by the Company on behalf of Barden Nevada Gaming, LLC (“Barden Nevada”), wholly owned by Don Barden, BDI’s sole shareholder. The Company recognizes a receivable with an affiliate at the time the Company incurs costs or provides services on behalf of the affiliate. At December 31, 2010, amounts reflected in receivable from affiliates represent costs incurred and services provided by the Company on behalf of Barden Nevada of $0.7 million and BDI of $0.1 million. An allowance has been recorded against the receivable from Barden Nevada in the amount of $0.6 million and BDI in the amount of $0.1 million. A receivable from Majestic Holdco of $0.1 million was written off during 2010 in its entirety. Some of these receivables in both the current and prior year may be interest bearing. See Note 17 - Related Persons Transactions.

PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Depreciation expense is computed utilizing the straight-line method over the estimated useful lives of the depreciable assets. Costs of major improvements are capitalized; costs of normal repairs and maintenance are charged to expense as incurred. Gains or losses on dispositions of property and equipment are recognized in the consolidated statements of operations when incurred. The following lists the estimated useful lives of the Company’s property, plant and equipment by asset category:

Estimated useful life
Vessels, buildings and improvements	25-39 years
Site improvements	9-15 years
Barge and improvements	13-15 years
Leasehold improvements	5-15 years
Furniture, fixtures and equipment	3-10 years

DEFERRED FINANCING COSTS - Deferred financing costs represent underwriters’ and agents’ commissions and fees, closing costs and professional fees incurred in connection with the issuance of debt offerings. Deferred financing costs are amortized over the terms of the related notes and line of credit using the straight-line method, which approximates the effective interest method. As a result of the Chapter 11 Cases, the Company ceased amortization of deferred financing costs related to the Company’s debt obligations that are subject to compromise and wrote off the remaining balance of approximately $4.3 million which is included in reorganization items in the Company’s consolidated statement of operations for the year ended December 31, 2009.

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

GOODWILL AND INDEFINITE-LIVED INTANGIBLE ASSETS - Goodwill represents the excess purchase price over the fair value of net assets acquired for Fitzgeralds Tunica, which was acquired in December 2001. Goodwill is not subject to amortization but is tested for impairment. Indefinite-lived intangible assets represent gaming license rights at Majestic Star II, which are also tested for impairment. Indefinite-lived intangible assets are not amortized.

Accounting Standards Codification (“ASC”) No. 350, “Intangibles – Goodwill and Other”, requires that goodwill and certain intangible assets be assessed for impairment using fair value measurement techniques. The Company performs a formal impairment review of the Company’s goodwill and indefinite-lived intangible balances on at least an annual basis and between annual tests if events occur or circumstances change that would, more likely than not, reduce the fair value below the amount reflected on the balance sheet. The Company performs its annual review on December 31 of each year.

The impairment test for goodwill is performed in two steps. The first step, used to identify potential impairment, compares the fair value of a reporting unit with its carrying amount, including goodwill and indefinite-lived intangibles. If the carrying amount of a reporting unit exceeds its fair value, then the second step of the goodwill impairment test is performed to measure the amount of impairment loss, if any. The second step compares the implied fair value of reporting unit goodwill with the carrying amount of that goodwill. The implied fair value of goodwill is determined in the same manner as in a business combination. Indefinite-lived intangible assets are tested for impairment using a discounted cash flow approach.

Estimates of fair value are primarily determined using discounted cash flows and market comparisons. These approaches use significant estimates and assumptions, including projection and timing of future cash flows, discount rates reflecting the risk inherent in future cash flows, perpetual growth rates, determination of appropriate market comparables, and determination of whether a premium or discount should be applied to comparables. It is reasonably possible that the plans and estimates used to value these assets may be incorrect. These estimates and assumptions could have a significant impact on whether or not an impairment charge is recognized and also the magnitude of any such charge. If the Company’s actual results, or the plans and estimates used in future impairment analyses, are lower than the original estimates used to assess the recoverability of these assets, the Company could incur future impairment charges. See Note 9 - Goodwill and Intangible Assets.

LONG-LIVED AND FINITE-LIVED INTANGIBLE ASSETS - Finite-lived intangible assets represent separately identifiable assets acquired in the Fitzgeralds Acquisition and in the acquisition of Trump Indiana, Inc. (“Trump Indiana”) which was acquired in December 2005 (the “Trump Acquisition”), and are amortized over their estimated useful lives, generally eight to fifteen years. In addition, in accordance with the provisions of ASC 360-10-35, “Property, Plant and Equipment - Subsequent Measurement”, the Company tests long-lived assets for impairment whenever events or changes in circumstances indicate that the assets’ carrying amount may not be recoverable. The carrying value of a long-lived or intangible asset is considered impaired when the anticipated undiscounted cash flow from such asset is less than its carrying value. In that event, an impairment loss is recognized. An impairment loss is recognized for the difference between fair value and the carrying amounts. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair values are reduced for the cost of disposition. Impairment review procedures mandated under GAAP require an annual review of all intangible assets with indefinite lives. See Note 9 - Goodwill and Intangible Assets.

REVENUE RECOGNITION - Casino revenue is the net win from gaming activities, which is the difference between the amount wagered by gaming patrons and the amount paid out to patrons as a result of those wagers. Hotel, food and beverage and other revenues are recognized at the time the related service is performed. The Company deducts from gross revenues the retail value of hotel rooms, food, beverage and merchandise provided to casino customers on a complimentary basis. The Company also deducts from gross revenues the value of certain cash-based promotional activities, including cash earned by customers as part of slot club programs and cash coupons redeemed by casino customers.

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

PROMOTIONAL ALLOWANCES - Cash incentives related to gaming play are recorded as a reduction of gross revenues. In addition, the retail value of accommodations, food and beverage, and other services furnished to hotel/casino guests without charge is included in gross revenue and then deducted as promotional allowances. The estimated departmental cost of providing such promotional allowances is included primarily in casino expenses as follows:

	For The Years Ended December 31,
	2010	2009	2008
Rooms	$5,415,637	$4,974,951	$5,335,090
Food and Beverage	19,573,673	18,782,948	19,601,879
Other	492,787	423,571	509,177

Total	$25,482,097	$24,181,470	$25,446,146

The following schedule lists total cash incentives and the retail cost of hotel, food, beverage, and other, which comprise total promotional allowances.

	For The Years Ended December 31,
	2010	2009	2008
Cash based promotional activities	$9,022,445	$7,081,211	$7,719,872
Slot club	5,742,369	5,207,247	6,884,037
Retail cost of rooms, food, beverage and other	31,891,339	29,904,621	30,511,685

Total	$46,656,153	$42,193,079	$45,115,594

DOWNLOADABLE PROMOTIONAL CREDITS - The Company’s Majestic Star properties and Fitzgeralds Tunica provide promotional programs that allow customers to download credits directly to the slot machine being played (“downloadable promotional credits”). The amount of downloadable promotional credits given to a customer is determined at the discretion of management. Management generally makes its decision regarding the amount of downloadable promotional credits provided to a customer based on the customer’s tracked play or as an award or prize. The Majestic Star properties and Fitzgeralds Tunica do not record the wagering of downloadable promotional credits as slot revenues and corresponding casino and gross revenues as no consideration is provided by the customer to make the wager. Downloadable promotional credits are not redeemable for cash; however, any jackpots won as a result of the wagering of downloadable promotional credits are deducted from slot revenues and corresponding casino and gross revenues. When implemented, the net impact of the implementation of downloadable promotional credits was lower slot coin-in and slot revenues (casino revenues and gross revenues).

With the Company’s direct mail cash coupon programs, customers receive cash coupons from the Company which can be redeemed for cash with the hope that the cash will be wagered at the casinos’ slot machines and table games. Cash coupons are mailed directly to the Company’s customers, generally based upon their historical gaming play and other criteria, solely at the discretion of management. Cash coupons, when redeemed, are recorded as promotional allowances, which are deducted from gross revenues when computing net revenues. When the cash is wagered in slot machines, it is recorded as slot coin-in and slot revenues (casino revenues and gross revenues).

FEDERAL AND STATE INCOME TAXES - The Company utilizes the liability method of accounting for income taxes as set forth in Financial Accounting Standards Board (“FASB”) ASC 740, “Income Taxes” (“ASC 740”). Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is more likely than not that some of the deferred tax assets will not be realized.

The Company applies accounting standards for uncertain tax positions under the guidance of FASB ASC 740-10, “Accounting for Uncertainty in Income Taxes” (“ASC 740-10”), which provides detailed guidance for the financial statement recognition and measurement of uncertain tax positions recognized in an enterprise’s financial statements. Income tax positions must meet a more-likely-than-not recognition threshold in order to be recognized under ASC 740-10 for all income tax provisions. Tax positions failing to qualify for initial recognition are recognized in the first

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

subsequent interim period that they meet the “more likely than not” standard. If it is subsequently determined that a previously recognized tax position no longer meets the “more likely than not” standard, it is required that the tax position be derecognized. Accounting standards for uncertain tax positions specifically prohibit the use of a valuation allowance as a substitute for derecognizing tax positions. The Company recognizes potential accrued interest and penalties related to unrecognized tax benefits within operations as income tax expense. See Notes 15 - Income Taxes and 18 - Pro-Forma Income Taxes (Unaudited).

ADVERTISING COSTS - Costs for advertising are expensed as incurred. Advertising costs included in advertising and promotion expenses were $7.7 million, $5.7 million and $6.4 million for the years ended December 31, 2010, 2009 and 2008, respectively.

CAPITALIZED INTEREST - The Company capitalizes interest costs associated with debt incurred in connection with its construction and remodeling projects. Interest capitalization will cease once the projects are substantially complete or no longer undergoing construction activities. The Company capitalized interest on amounts expended on projects at the Company’s weighted average cost of borrowing on the Senior Secured Credit Facility (as defined in the Plan). No interest was capitalized in 2010. Interest of $0.1 million and $0.9 million was capitalized for the years ended December 31, 2009 and 2008, respectively.

CASINO CLUB LIABILITY - The Company has accrued for the liability of points earned but not redeemed by its casino club members, less the points of inactive players and points that have expired. The liability is calculated based on an average historical redemption rate on a property by property basis. The increase in the liability is recorded as a reduction of gross revenue in accordance with GAAP for customer loyalty programs.

PROGRESSIVE LIABILITY - The Company maintains a number of “progressive” slot machines and table games. As wagers are made by customers on the respective progressive games, there is a corresponding increase in the amount available to win (to be paid out when the progressive jackpots are hit). The Company has recorded its liability for the progressive jackpots as a component of other accrued liabilities. The increase in the liability is recorded as a reduction of gross revenue.

SELF-INSURANCE LIABILITY - The Company maintains accruals for self-insured health and workers’ compensation costs, which are classified in payroll and related accrued liabilities on the accompanying Consolidated Balance Sheets. Management determines the estimate of these accruals by periodically evaluating the historical experience and projecting trends related to these accruals, including an accrual for incurred, but not reported, claims. Actual results could differ from these estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS - The Company believes, based upon current information and the short-term nature of these assets and liabilities, that the carrying value of the Company’s cash and cash equivalents, restricted cash, accounts receivable and accounts payable approximates fair value. The Company’s debt instruments and certain accounts payable and other liabilities incurred prior to the Petition Date have been stayed and are subject to compromise as further discussed in Note 4 - Voluntary Reorganization Under Chapter 11 of the Bankruptcy Code and Note 11 - Debt. As for the Senior Secured Credit Facility (see Note 11), the Company believes that its carrying value approximates fair value as the instrument is fully secured and bears a variable rate of interest paid in accordance with the loan and security agreement to the Senior Secured Credit Facility. The fair value of the Company’s other long-term debt is determined based on quoted market prices for the same or similar issues. See Note 13 - Fair Value of Financial Instruments.

FRESH START REPORTING - Upon consummation of the Plan, the accounting for the assets and liabilities reported in the Company’s subsequent consolidated financial statements may materially change. As of the Effective Date (as defined in the Plan), the Company believes that a successor will be required to adopt the “fresh start” provisions in accordance with accounting guidance, which will require that all assets and liabilities be recorded at their reorganization values and fair values, respectively. Certain of these values may differ materially from the values recorded in the accompanying consolidated balance sheet as of December 31, 2010. Additionally, the successor’s results of operations after the application of fresh start reporting will not be comparable to the Company’s results of operations for current and previous periods. A successor may also choose to make other changes in accounting practices and policies as of or after the Plan’s Effective Date.

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SUBSEQUENT EVENTS - In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through March 31, 2011, the date the financial statements were available to be issued.

NOTE 4. VOLUNTARY REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

Bankruptcy Proceedings. On the Petition Date, Majestic Holdco, LLC, the parent of the Company, the Company and subsidiaries of Majestic Holdco, LLC and the Company, including The Majestic Star Casino II, Inc, Barden Mississippi Gaming, LLC, Barden Colorado Gaming, LLC, The Majestic Star Casino Capital Corp., Majestic Star Casino Capital Corp. II, and Majestic Star Holdco, Inc. (collectively, the “Debtors”) filed voluntary petitions for relief under the Bankruptcy Code in the Bankruptcy Court. The Chapter 11 Cases are being jointly administered under the caption The Majestic Star Casino, LLC, Case No. 09-14136. The Company continues to operate its businesses as a debtor-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. As a debtor-in-possession, the Company is authorized to continue to operate as an ongoing business, but may not engage in transactions outside the ordinary course of business without approval of the Bankruptcy Court after notice and an opportunity for a hearing. As a consequence of the commencement of the Chapter 11 Cases, certain of the proceedings against the Company have been stayed.

Plan of Reorganization and Disclosure Statement. The Company filed the Debtors’ Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code (the “Initial Plan”) and the Disclosure Statement for the Proposed Joint Plan of Reorganization of The Majestic Star Casino, LLC and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code on September 17, 2010. Following several more weeks of rigorous negotiations by and among the Company and its largest creditor constituencies, the Company filed the Debtors’ First Amended Proposed Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code and the Disclosure Statement for Debtors’ First Amended Proposed Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code on November 30, 2010. On January 7, 2011, the Company filed the Debtors’ Second Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code and the Disclosure Statement for the Debtors’ Second Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code. The Company filed refined versions of the Debtors’ Second Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code (as may have been or may be subsequently modified, supplemented and amended in accordance with its terms) and the Disclosure Statement for the Debtors’ Second Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code (as may have been subsequently modified, supplemented and amended) (the “Disclosure Statement”) on January 12, 2011. On or about January 14, 2011, the Bankruptcy Court entered an order approving the adequacy of the Disclosure Statement. Users of the Company’s financial statements are strongly encouraged to read the Plan and Disclosure Statement which can be downloaded free of charge at http://chap11.epiqsystems.com.

The Plan, which is the product of extensive negotiations and discussions and is supported by the Company’s key stakeholders, contemplates that the Company will retain and reorganize around its casino gaming properties in Gary, Indiana, Tunica County, Mississippi and Black Hawk, Colorado, subject, in the case of the Black Hawk, Colorado gaming property, to obtaining all governmental licenses, suitability determinations, and other approvals required for such property on or prior to 240 days following the Confirmation Date (as defined in the Plan). Among other things, the Plan provides for the following distributions: (a) Senior Secured Credit Facility Lenders (as defined in the Plan) will receive their pro rata share of either (i) if no First Lien Alternative Financing (as defined in the Plan) is consummated, a cash payment on the Senior Secured Credit Facility and the New Senior Secured Credit Facility (as defined in the Plan), or (ii) in the event a First Lien Alternative Financing is consummated, cash proceeds equal to the sum of any and all amounts owing on the Senior Secured Credit Facility; (b) holders of the Senior Secured Notes will receive their pro rata share of (i) 58% of the equity in the Company as reorganized pursuant to the Plan (the “Reorganized Company”) and (ii) either (A) if no Second Lien Alternative Financing (as defined in the Plan) is consummated, New Senior Secured Notes (as defined in the Plan) in the initial principal amount of $100.6 million or (B) in the event a Second Lien Alternative Financing is consummated, cash in the amount of $100.6 million from the proceeds of the Second Lien Alternative Financing; (c) holders of the Senior Notes will receive 42% of the equity in the Reorganized Company; (d) holders of

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

general unsecured claims shall receive the lesser of (i) cash in an amount equal to 25 percent of such holder’s allowed general unsecured claim or (ii) such holder’s pro rata share of $1.0 million; (e) equity interests in the Company shall be cancelled, released and extinguished and holders of such interests shall receive no distribution under the Plan; and (f) holders of the Discount Notes shall receive no distribution under the Plan and such notes shall be cancelled, released and extinguished. In addition to providing for the distributions set forth above, the Plan represents a settlement of multiple contested issues, which are described in detail in the Plan and the Disclosure Statement.

Confirmation of Debtors’ Second Amended Proposed Joint Plan of Reorganization. On March 10, 2011, the Bankruptcy Court entered Findings of Fact, Conclusions of Law and Order Confirming Debtors’ Second Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code (“Confirmation Order”).

Pursuant to the Plan, the Effective Date (as defined in the Plan) must occur within 270 days of Confirmation (as defined in the Plan) (the “Outside Date”) or by such later date established by Bankruptcy Court order. The Plan sets forth 13 conditions precedent which must either be satisfied or waived (and consented to by the parties specified in the Plan) by the Outside Date in order for the Plan to become effective. The Company’s management believes that at least four of the conditions precedent to the Effective Date have been satisfied as of March 31, 2011; however, the remaining conditions precedent to the Effective Date have yet to be satisfied, the most significant of which is the requirement to obtain all governmental, regulatory and third party approvals necessary in connection with the transactions contemplated by the Plan, including, without limitation, all required gaming regulatory and other approvals, consents, licenses and findings of suitability issuable by the States in which the Company operates its gaming facilities. For a comprehensive description of the 13 conditions precedent to the Effective Date, see Article XII, Conditions Precedent to Confirmation and to Effective Date, of the Plan.

Upon the consummation of the Plan and subject to the First Lien Alternative Financing and Second Lien Alternative Financing provisions contained therein (see the Exit Financing section of the Disclosure Statement for a comprehensive description of such refinancing provisions), the Reorganized Company will have a capital structure that includes two primary debt tranches consisting of: (i) the New Senior Secured Credit Facility; and (ii) the New Senior Secured Notes. The New Senior Secured Credit Facility is a $58.0 million senior secured credit facility with a term of three years following the Effective Date, with an interest rate per annum equal to (i) the Base Rate plus 3.50% or (ii) the LIBOR Rate plus 4.75%, to be provided by the Senior Secured Credit Facility Agent (as defined in the Plan), which shall be secured by a first lien on all of the Reorganized Company’s assets, except for certain excluded assets. The New Senior Secured Notes consist of $100.6 million in initial principal amount of senior secured 12.5% notes due on the fifth anniversary of the Effective Date, issued pursuant to the New Senior Secured Notes Indenture (as defined in the Plan), which shall be secured by a second lien on all of the Reorganized Company’s assets, except for certain excluded assets.

There is no guarantee that the Company will achieve the conditions precedent to the Plan becoming effective by the Outside Date. Without achieving the conditions precedent to the Effective Date by the Outside Date (or by such later date established by Bankruptcy Court order), or waiving with the consents of the requisite parties those certain conditions precedent to the Effective Date that may be waived, the Company will be precluded from consummating the Plan and emerging from the Chapter 11 Cases pursuant to the terms thereof. If the Effective Date has not occurred by the Outside Date, then upon motion of a party-in-interest made before the Effective Date and a hearing, the Confirmation Order may be vacated by the Bankruptcy Court; provided, however, that notwithstanding the filing of a motion to vacate, the Confirmation Order may not be vacated if the Effective Date occurs before the Bankruptcy Court enters an order granting such motion. If the Confirmation Order is vacated, then except as provided in any order of the Bankruptcy Court vacating the Confirmation Order, the Plan will be null and void in all respects.

Authority to Use Cash Collateral. In the normal course of business, the Company requires the use of Cash Collateral (as defined in section 363(a) of the Bankruptcy Code) to fund working capital requirements, capital expenditures, and for other general corporate purposes (the “Cash Collateral”). The Cash Collateral, however, is subject to the purported liens, claims, and interests of Senior Secured Credit Facility Lenders and the Senior Secured Noteholders (as defined in the Plan) granted pursuant to the Senior Secured Credit Facility and the Senior Secured Notes Indenture (as defined in the Plan), respectively. On December 17, 2009, the Bankruptcy Court entered Final Order (I) Authorizing Consensual Use of the Cash Collateral Pursuant to Section 363 of Bankruptcy Code and (II) Providing Adequate Protection to Prepetition Secured Lenders and Secured Noteholders Pursuant to Sections 361, 362, 363, and 364 of Bankruptcy Code

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(the “Cash Collateral Order”) allowing for the Company’s use of Cash Collateral through and including December 20, 2010, subject to certain terms and conditions set forth therein. The Bankruptcy Court granted an interim extension of the Cash Collateral Order on December 16, 2010 pursuant to which the Company was permitted to use Cash Collateral through January 25, 2011. On January 25, 2011, the Bankruptcy Court entered the Amended and Restated Cash Collateral Order. Subject to certain terms and conditions, the Amended and Restated Cash Collateral Order only authorizes the Company to use Cash Collateral through 11:59 p.m. Pacific Time on September 30, 2011 (as may be extended in accordance with the Amended and Restated Cash Collateral Order through and including no later than December 31, 2011), unless extended by further order of the Bankruptcy Court.

Adequate Protection. Section 363(e) of the Bankruptcy Code requires that a debtor adequately protect a secured creditor’s interest in property against any diminution in value of such interest resulting from a debtor’s use of the property during the pendency of a chapter 11 proceeding. As adequate protection for its secured lenders, the Company is providing the Senior Secured Credit Facility Agent with (i) current cash payment of interest at the rate being charged as of the Petition Date on the obligations outstanding pursuant to the Senior Secured Credit Facility, and the reasonable and documented fees and expenses otherwise required to be paid by the Company pursuant to the terms of the Senior Secured Credit Facility, including, without limitation, the fees and expenses of certain legal and financial professionals; (ii) administrative claims with respect to all adequate protection obligations; and (iii) solely to the extent of diminution in value of the collateral, additional and replacement security interests and liens in and upon all real or personal assets of the Company that would constitute collateral if not for Bankruptcy Code section 552 (a) including all cash and cash equivalents that are not included in the definition of Excluded Assets (as defined in the Senior Secured Credit Facility) (the “Adequate Protection Liens”). As adequate protection for its Senior Secured Noteholders, the Company is providing the Senior Secured Notes Trustee (as defined in the Plan) with (i) the reasonable and documented fees and expenses otherwise required to be paid by the Company pursuant to the terms of the Senior Secured Notes Indenture, including, without limitation, the fees and expenses of certain legal and financial professionals; (ii) administrative claims with respect to all adequate protection obligations, which are subordinated to the administrative claims granted to the Agent; and (iii) Adequate Protection Liens, which are subordinated to the Adequate Protection Liens granted to the Senior Secured Credit Facility Agent (as defined in the Plan).

As additional adequate protection, the Cash Collateral Order and Amended and Restated Cash Collateral Order require certain payments to be made to the Senior Secured Credit Facility Agent to reduce the principal amount of obligations owed and outstanding under Senior Secured Credit Facility. Upon entry of the Cash Collateral Order, the Company made an immediate payment of $5.0 million. In addition, the Company was required to make (i) payment of $1.0 million payable at the end of each fiscal quarter and (ii) to the extent the Company’s ending unrestricted cash balance as of each respective date exceeds $56.0 million, the amount of such excess, payable no later than 30 days following the end of each fiscal quarter. As part of the negotiations to extend the Company’s exclusivity (see Exclusivity below), the Company agreed to accelerate the $1.0 million payment due September 30, 2010 to within five business days after entry of the Order (A) Extending Exclusivity; (B) Modifying the 2010 KEIP (Key Employee Incentive Plan); and (C) Modifying the Cash Collateral Order (“Exclusivity Extension Order”). As a stipulation of the Amended and Restated Cash Collateral Order, entered on January 25, 2011, the Company agreed to (i) pay, to the extent the its ending unrestricted cash balance as of each respective fiscal quarter end exceeds $56.0 million, the amount of such excess, payable no later than 30 days following the end of each fiscal quarter, (ii) reduce the principal amount outstanding under the Senior Secured Credit Facility to $58.0 million, resulting in a principal payment of $4.5 million, and (iii) pay a cash collateral extension fee of $0.2 million. The Company made principal payments to the Senior Secured Credit Facility Agent of $1.0 million on each of March 31, June 30, August 20 and December 30, 2010 and made additional principal payments of $6.0 million on April 30, 2010, $1.8 million on October 29, 2010 and $4.5 million on January 25, 2011. In addition, the Company has been making current interest payments at the interest rate being charged at the Petition Date throughout the pendency of the Chapter 11 Cases and on January 25, 2011 paid the cash collateral extension fee of $0.2 million.

Restrictions on the Use of Cash Collateral. The Cash Collateral Order and Amended and Restated Cash Collateral Order contain various restrictions on the use of Cash Collateral. Specifically, the Amended and Restated Cash Collateral Order only authorizes the Company to use Cash Collateral through 11:59 p.m. Pacific Time on September 30, 2011 (as may be extended in accordance with the Amended and Restated Cash Collateral Order through and including no later than December 31, 2011), unless extended by further order of the Bankruptcy Court. In addition, all use of Cash

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Collateral must be in accordance with a rolling 13-week cash flow forecast (the “Budget”), which reflects the Company’s good faith projections of all weekly cash receipts and disbursements in respect of the ordinary course of operation of the Company’s business. The Company is not permitted to use Cash Collateral (i) to fund any costs and expenses or make any reimbursements or payments, other than expenses incurred in the ordinary course of business, for any non-debtor affiliates, subsidiaries, or related entities, (ii) to make payments, disbursements or distributions post-petition to management and equity owners other than salaries, incentive and other compensation plans (subject to any required approvals by the Bankruptcy Court), and similar payments or any other payments that would have been made prepetition in the ordinary course of business, (iii) to initiate any litigation in the nature of objection to or otherwise in any way attempting to invalidate all or any portion of the secured lenders’ claims and liens under the Prepetition Credit Agreement or the secured note holders’ claims and liens under the Indenture or (iv) to incur or commit to incur capital expenditures for the period January 1, 2011 through September 30, 2011, in excess of $4.4 million at the Majestic Star properties, $2.8 million at Fitzgeralds Tunica, $0.7 million at Fitzgeralds Black Hawk and $0.1 million at the Company’s corporate offices. Capital expenditures are further limited to no more 110% of the projected amount to be spent for each project contained within each property’s 2011 capital expenditure budget, subject to the cumulative maximum amounts referenced above, by property, and certain capital projects needing the consent of certain creditor groups before a property can move forward with the project. On or prior to August 1, 2011, provided that the Effective Date under the Plan has not occurred, the Company shall prepare in good faith consultation with the Company’s financial advisors, and deliver to the Senior Secured Credit Facility Agent, the Senior Secured Notes Trustee and the Creditors Committee (as defined in the Plan), an updated version of the Company’s 2011 capital expenditure budget for the period October 1, 2011 through and including December 31, 2011.

Covenants and Reporting Requirements. The Cash Collateral Order and Amended and Restated Cash Collateral Order contain certain covenants and reporting requirements. Specifically, the Company is required to maintain, on a weekly basis, a minimum cash balance of not less than 80% of the lowest weekly ending cash balance amount for each month as detailed in the Budget, including all updates, less any principal reduction payments made to the Senior Secured Credit Facility Agent. The Company is further required to maintain a minimum cash balance of not less than $39.0 million. Similar to the Cash Collateral Order, the Amended and Restated Cash Collateral Order also contains a net revenue covenant, which requires the Company to report actual quarterly net revenue on a cumulative basis of no less than quarterly net revenue set forth on the Company’s board-approved 2011 Annual Operating Budget, with a permitted negative variance of no greater than 15% of such cumulative net revenue amount. The Company also is required to provide to the Senior Secured Credit Facility Agent, the Senior Secured Notes Trustee and the Creditors’ Committee (as defined in the Plan) (i) any and all reports which it had been previously providing to the Senior Secured Credit Facility Agent, in accordance with the terms of the Senior Secured Credit Facility, and to the Senior Secured Notes Trustee in accordance with the terms of the Senior Secured Notes Indenture, and (ii) certain weekly and monthly operating reports, updated Budgets and variance reports, as set forth in greater detail on Schedule 2 to both the Cash Collateral Order and Amended and Restated Cash Collateral Order. As of December 31, 2010 and March 31, 2011, management believes the Company was in compliance with the covenants contained within the Cash Collateral Order and Amended and Restated Cash Collateral Order, as applicable.

The Company expects to fund its liquidity needs during the pendency of its Chapter 11 Cases from operating cash flow and cash on hand. However, the Company is continuing to fund the legal and financial advisory services for itself and certain creditor groups as part of its reorganization efforts. These costs will be significant and, as a result, the Company will carefully monitor its capital expenditures, and may delay incurring capital expenditures in order to conserve cash. Limitations on the Company’s capital spending could further impact its ability to remain competitive, causing a further decline in financial performance and cash flow. The Company cannot provide assurance that its cash flow will be adequate to meet its liquidity needs. If cash flow is insufficient, the Company would seek to obtain debtor-in-possession financing to support its liquidity needs, which may not be available to the Company on commercially favorable terms or at all.

Liabilities Subject to Compromise. Liabilities subject to compromise represent certain of the liabilities of the Company incurred prior to the Petition Date. In accordance with accounting guidance for financial reporting by entities in reorganization under the Bankruptcy Code, liabilities subject to compromise are recorded at the estimated amount that is expected to be allowed as prepetition claims in the Chapter 11 Cases and are subject to future adjustments. Adjustments may result from negotiations, actions of the Bankruptcy Court, further developments with respect to

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

disputed claims, rejection of executory contracts and unexpired leases, proofs of claim, implementation of the Plan or other events. In some individual instances and in total, claims filed by the creditors are in excess of the amounts recorded by the Company. The Company has recorded on its consolidated balance sheets as of December 31, 2010 and December 31, 2009, an estimate of allowed claims based on the reconciliation work that has been performed. However, given the size and complexity of the Chapter 11 Cases, there is some uncertainty as to the amount that will be allowed in respect of these prepetition claims. The final allowed amount may be significantly higher or lower than management’s current estimate. The Company intends to contest asserted claims against its bankruptcy estates to the extent that they exceed the amounts the Company believes are due and such excess amounts are material.

Under the Bankruptcy Code, certain prepetition causes of action against the Company are stayed pursuant to the automatic stay invoked by section 362 of the Bankruptcy Code. To the extent it is appropriate to accrue contingent liabilities in the Company’s financial statements for such causes of action, such liabilities are reflected as “liabilities subject to compromise” on the accompanying consolidated balance sheets as of December 31, 2010 and 2009. Additional claims may arise throughout the pendency of the Chapter 11 Cases resulting from rejection of executory contracts, including unexpired leases, and from the determination by the Bankruptcy Court, or agreement by the parties in interest, of allowed claims for contingencies and other disputed amounts.

Prepetition Restructuring Fees and Expenses. Prior to the commencement of the Chapter 11 Cases, the Company engaged legal counsel and financial advisors to assist the Company with evaluating strategic alternatives aimed at addressing the Company’s operating results and financial position. In addition, the Senior Secured Credit Facility Agent, Senior Secured Notes Trustee and Creditors’ Committee have each also engaged legal counsel and financial advisors and, with certain limitations, the Company agreed to reimburse their counsel and financial advisors. For the years ended December 31, 2009 and 2008, the Company incurred $11.1 million and $1.5 million, respectively, in restructuring related costs.

Reorganization Items. Reorganization items represent amounts incurred since the Petition Date as a direct result of the Chapter 11 Cases, and are comprised of professional fees, which include financial advisory, legal and other services directly associated with the reorganization process, losses resulting from the rejection in 2010 of an unexpired lease for office space and the write-off of debt issuance costs in 2009. For the years ended December 31, 2010 and 2009, the Company incurred $19.7 million and $1.8 million in reorganization professional fees, respectively. Losses from rejected executory contracts and unexpired leases include the write-off of leasehold improvements and prepaid rent in the year ending December 31, 2010 in the amount of $0.4 million. Potential rejection damages range from $0 to $0.3 million. No amount has been accrued on the Company’s balance sheet as of December 31, 2010 for potential rejection damages. On the Petition Date, in accordance with ASC 852, “Reorganizations”, the Company ceased amortization of debt issuance costs related to debt obligations subject to compromise and wrote off the unamortized balance of all debt issuance costs related to the Senior Secured Notes, Senior Notes and Discount Notes in the amount of $4.3 million in the year ending December 31, 2009.

Exclusivity. Under section 1121(b) of the Bankruptcy Code, for the first 120 days of a Chapter 11 Case, a debtor has the exclusive right to file a plan of reorganization. Section 1121(d) of the Bankruptcy Code authorizes a bankruptcy court to extend, for cause, based upon the relevant facts and circumstances, a debtor’s exclusive right to file a plan of reorganization, by as much as 18 months after the Petition Date. Following extensions granted by the Bankruptcy Court on March 16, June 28, and August 13, 2010, the Company had the exclusive right until September 17, 2010 to file a plan of reorganization, subject to the right to request further extensions. The Company filed the Initial Plan on September 17, 2010, and as a precautionary measure filed a motion on September 14, 2010 with the Bankruptcy Court to further extend its exclusive period to file a Chapter 11 plan of reorganization and solicit votes thereon through and including January 15, 2011 and March 15, 2011, respectively, to allow additional time to pursue reasonable avenues of negotiation to gain unanimous creditor support for the Initial Plan, or a modified version thereof. The hearing to consider the Company’s motion to further extend the exclusivity period was initially scheduled for September 28, 2010, but was continued to November 30, 2010 pursuant to a mutual agreement among the Company and its key creditor constituencies. On November 30, 2010, the Bankruptcy Court extended the Company’s exclusive period to file a Chapter 11 plan of reorganization to January 15, 2011 and to solicit votes for such Chapter 11 plan to March 15, 2011. On February 16, 2011, the Bankruptcy Court entered an order further extending the Company’s exclusive periods to file a Chapter 11 plan of reorganization and solicit votes thereon through and including March 31, 2011 and May 31, 2011, respectively. The Company reserves the right to file subsequent motions to extend its exclusive periods subject to the provisions of section 1121 of the Bankruptcy Code.

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5. RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

The Company has or will be required to adopt the following accounting policies resulting from the following newly issued guidelines.

Effective January 1, 2010, the Company adopted FASB Accounting Standards Update (“ASU”) 2010-06, “Fair Value Measurements and Disclosures” (“Topic 820”), which clarifies ASC 820-10, “Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active”. Topic 820 clarifies and extends the disclosure requirements about recurring and nonrecurring fair value measurements. Adoption did not have a material impact on the Company’s consolidated financial statements.

Effective April 1, 2010, the Company adopted FASB ASU 2010-08, “Technical Correction to Various Topics” which eliminates inconsistencies and outdated provisions in GAAP and provides needed clarifications. Adoption did not have a material impact on the Company’s consolidated financial statements.

Effective April 1, 2010, the Company adopted FASB ASU 2010-09, “Subsequent Events (Topic 855): Amendment to Certain Recognition and Disclosure Requirements” which addresses the interaction of the requirements of Topic 855 with the SEC’s reporting requirements and the intended breadth of the reissuance disclosure provision related to subsequent events. Adoption did not have a material impact on the Company’s consolidated financial statements.

In April 2010, FASB issued ASU 2010-16, “Accruals for Casino Jackpot Liabilities” (“Topic 924”), which provides new guidelines on the recognition of liabilities for casino jackpots. Topic 924 is effective for fiscal years beginning after December 15, 2010. The Company adopted FASB ASU 2010-16 effective January 1, 2011. Adoption resulted in the Company recording a $1.8 million credit to Member’s deficit.

A variety of proposed or otherwise potential accounting standards are currently under consideration by standard-setting organizations and certain regulatory agencies. Because of the tentative and preliminary nature of such proposed standards, the Company has not yet determined the effect, if any, that the implementation of such proposed standards would have on its financial statements.

NOTE 6. CERTIFICATE OF SUITABILITY AND LICENSES

On December 9, 1994, the Indiana Gaming Commission (the “IGC”) awarded the Company a certificate for a riverboat owner’s license for a riverboat casino to be docked in the City of Gary. In December 2005, after the Company completed its acquisition of Trump Indiana, the IGC granted to the Company’s subsidiary, The Majestic Star Casino II, Inc, a license. Currently, a riverboat owner’s license may be renewed for one-year periods by the IGC upon satisfaction of certain statutory and regulatory requirements. While the IGC reserves the right to investigate riverboat licensees at any time it deems necessary, currently, each riverboat licensee must undergo a complete reinvestigation every three years. The Majestic Star properties underwent a complete reinvestigation in 2010 and their licenses were renewed. The Majestic Star properties’ current riverboat owner’s licenses expire in June 2011. There can be no assurance that any subsequent application for a license will be approved.

Pursuant to legislation enacted in 2009, all riverboat licensees must submit to the IGC for approval a proposed power of attorney identifying the person who would temporarily operate the riverboat licensee’s facility on a temporary basis and upon approval of the IGC (“Contingent IN Gaming Trustee”) if one of the following occurs: (i) the IGC revokes the license; (ii) the IGC does not renew a license; (iii) a proposed transferee of a license is denied a license and the licensee is unwilling to retain ownership of the riverboat; or (iv) the licensee agrees, in writing, to relinquish control to a trustee approved by the IGC. If the IGC adopts a resolution authorizing a trustee to temporarily operate a riverboat, the licensee will have 180 days from the date the resolution is adopted to sell the riverboat to a person approved by the IGC. If the

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

riverboat is not sold within 180 days, the trustee may sell the riverboat to a person approved by the IGC. The required proposed power of attorney and Contingent IN Gaming Trustee for the Majestic Star properties were approved on March 4, 2010. The Company currently operates the Majestic Star properties.

The subsidiary that owns Fitzgeralds Tunica and the Company must maintain gaming licenses from the Mississippi Gaming Commission in order to continue to operate a casino in Mississippi. Such licenses are issued by the Mississippi Gaming Commission subject to certain conditions, including continued compliance with all applicable state laws and regulations. Gaming licenses require the payment of periodic fees and taxes, are not transferable, are issued for a three-year period (and may be continued for two additional three-year periods) and must be renewed periodically thereafter. The current gaming license expires in December 2013. There can be no assurance that any subsequent application for a license will be approved.

On October 18, 2001, the Colorado Gaming Commission issued a gaming license to the Company’s subsidiary that is the owner and operator of Fitzgeralds Black Hawk. The current gaming license expires in October 2012. There can be no assurance that any subsequent application for a license will be approved.

NOTE 7. CITY OF GARY, INDIANA DEVELOPMENT OBLIGATION

On October 19, 2005, the City of Gary (“City”) and the Company entered into a development agreement (“Amended Majestic Development Agreement”) which provides that the Company’s obligation to the City for economic incentive payments is equal to 3% of the adjusted gross receipts (as defined by the Riverboat Gaming Act) of Majestic Star and Majestic Star II, but in no event less than $6.0 million per year. Any amount in excess of $6.0 million must be placed in an improvement fund, of which 50% of the fund’s assets are to be used solely to pay for or reimburse the cost of certain development and environmental assessment and remediation obligations of the City, and 50% of the fund’s assets are to be used by the Company for improvements on or for the benefit of the Buffington Harbor area, including its casino operations. The Amended Majestic Development Agreement also requires the Company or its affiliates to (i) make investments totaling $70.0 million (in excess of $50.0 million of investments have been made towards this commitment) and (ii) to establish a private charitable education foundation (“Barden Foundation”) and to fund the Barden Foundation with an annual contribution of $0.1 million (the Company has established and funded the Barden Foundation to date as required by the Amended Majestic Development Agreement). The Company expenses the cost of funding the Barden Foundation. The Company’s obligation to make its investment is contingent on the City’s compliance with its development obligations to the Company in connection with Buffington Harbor which the City has not completed, including obligations with respect to environmental remediation, and the completion of the access roads and freeway interchange. As a result of the City not fulfilling its development obligations, the Company has brought legal action against the City for breach of the Amended Majestic Development Agreement. See Note 16 - Commitments and Contingencies.

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8. PROPERTY AND EQUIPMENT

Property and equipment as of December 31, 2010 and 2009 consist of the following (in thousands):

	December 31, 2010	December 31, 2009
Land	$24,480	$24,480
Land held for future development	22,009	22,008
Vessels, buildings & improvements	194,986	194,370
Site improvements	29,449	29,461
Barge and improvements	22,267	21,554
Leasehold improvements	648	565
Furniture, fixtures and equipment	149,196	143,056
Construction in progress	595	477

	443,629	435,971
Less accumulated depreciation and amortization	(207,767)	(186,637)

Total property and equipment, net	$235,862	$249,334

Substantially all property and equipment are pledged as collateral. See Note 11 - Debt.

NOTE 9. GOODWILL AND INTANGIBLE ASSETS

At December 31, 2010, the Company had $4.0 million of goodwill and $30.3 million of intangible assets deemed to have an indefinite life that originated from the acquisition of its Fitzgeralds Tunica and Majestic Star II casino properties, respectively. As described in Note 3 - Basis of Presentation and Summary of Significant Accounting Policies, ASC 350 requires that goodwill and certain intangible assets be assessed for impairment using fair value measurement techniques. Pursuant to ASC 350, the Company is required to perform a formal impairment review of the Company’s goodwill and indefinite-lived intangible balances on at least an annual basis and between annual tests if events occur or circumstances change that would, more likely than not, reduce the fair value below the amount reflected on the consolidated balance sheets.

As a result of current and future cash flow projections, in conjunction with the preparation of its financial statements for the years ended December 31, 2009 and 2008, the Company recorded an $11.2 million and a $105.8 million non-cash impairment charge at its Majestic Star properties, respectively. The 2008 impairment charge included a $41.5 million non-cash impairment charge for the write-down of all of its goodwill, which was originally recorded from the Trump Acquisition, and a $64.3 million non-cash impairment charge to write-down certain portions of the indefinite-lived intangible assets at Majestic Star II.

As a result of current and future cash flow projections, in conjunction with the preparation of its financial statements for the year ended December 31, 2009, the Company recorded a $1.9 million non-cash impairment charge to write-down all of the goodwill at Fitzgeralds Black Hawk, which was originally recorded from the Fitzgeralds Acquisition, and a $11.2 million non-cash impairment charge to write-down certain portions of the indefinite-lived intangible assets at Majestic Star II.

The Company concluded, based on the annual impairment review performed for the year ended December 31, 2010, that there was no further impairment of its goodwill and intangible assets.

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The gross carrying amount and accumulated amortization of the Company’s intangible assets, other than goodwill, as of December 31, 2010 and 2009 are as follows (in thousands):

As of December 31, 2010	Gross Carrying Amount	Accumulated Amortization	Net Amount December 31, 2010	Expected Life
Intangible assets:
Customer relationship	$24,540	$(18,340)	$6,200	8 yrs
Trade name	3,450	(3,129)	321	10 yrs
Gaming license	30,300	—	30,300	indefinite
Riverboat excursion license	700	(315)	385	15 yrs

Total intangible assets	$58,990	$(21,784)	$37,206

As of December 31, 2009	Gross Carrying Amount	Accumulated Amortization	Net Amount December 31, 2009	Expected Life
Intangible assets:
Customer relationship	$24,540	$(16,253)	$8,287	8 yrs
Trade name	3,450	(2,784)	666	10 yrs
Gaming license	30,300	—	30,300	indefinite
Riverboat excursion license	700	(268)	432	15 yrs

Total intangible assets	$58,990	$(19,305)	$39,685

The amortization expense recorded on the intangible assets subject to amortization for the years ended December 31, 2010, 2009 and 2008 was $2.5 million $3.4 million and $3.5 million, respectively. The estimated amortization expense for all amortized intangible assets for each of the five succeeding fiscal years is as follows (in thousands):

For the years ended December 31,
2011	$2,456
2012	2,134
2013	2,071
2014	47
2015	47
Thereafter	152

Total amortization expense	$6,906

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10. OTHER ACCRUED LIABILITIES

Other accrued liabilities as of December 31, 2010 and 2009 consist of the following (in thousands):

	December 31, 2010	December 31, 2009
Gaming and other taxes	$8,389	$1,510
Progressive jackpots	4,264	3,358
Slot club liability	1,198	1,465
Chip & token liability	282	468
Accrued trade payables	2,468	2,544
Professional fees	6,356	2,512
Other	292	331

	$23,250	$12,188

NOTE 11. DEBT

Debt outstanding as of December 31, 2010 and 2009 consist of the following (in thousands):

	December 31, 2010	December 31, 2009
9 1/2% senior secured notes due 2010	$300,000	$300,000
9 3/4% senior notes due 2011	200,000	200,000
Senior secured credit facility due 2010	62,514	74,367

Debt	562,514	574,367
Current maturities of debt	(62,514)	(74,367)
Long-term debt subject to compromise	(500,000)	(500,000)

Total long-term debt	$—	$—

Certain debt is subject to compromise as a result of the Chapter 11 Cases and is classified as liabilities subject to compromise on the consolidated balance sheets at December 31, 2010 and 2009. See Notes 4 - Voluntary Reorganization under Chapter 11 of the Bankruptcy Code and 12 - Liabilities Subject to Compromise.

SENIOR SECURED CREDIT FACILITY - NOT SUBJECT TO COMPROMISE

The Company has an $80.0 million Senior Secured Credit Facility, which is secured by all of the equity of the Company and its restricted subsidiaries and by its and its restricted subsidiaries’ current and future assets, other than certain excluded assets. The lien on the collateral securing the Senior Secured Credit Facility is senior to the lien on the collateral securing the Senior Secured Notes and the guarantees of the Senior Secured Notes. Borrowings under the Senior Secured Credit Facility bear interest at the agent bank’s base rate (which approximates the prime rate) plus a range of 0.00% to 0.50%. The range is determined based on the Company’s EBITDA (as defined in the loan and security agreement governing the Senior Secured Credit Facility and amendments thereto). Due to the event of default, the Company is required to pay an additional 2% in excess of the rates otherwise applicable under the Senior Secured Credit Facility. At December 31, 2010, the interest rate was 5.75% including the default interest. Full payment of any outstanding balance under the Senior Secured Credit Facility was due upon maturity of the agreement in April 2010. As a result of the bankruptcy filing as discussed in Notes 1 - Organization and 4 - Voluntary Reorganization under Chapter 11 of the Bankruptcy Code, above, claims against the Company related to the Senior Secured Credit Facility have been stayed. The obligations under the Senior Secured Credit Facility are fully secured by all of the equity of the Company

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

and all of its assets, except for certain excluded assets, the Company believes its equity and assets have a value in excess of the outstanding debt and, as a result, the Senior Secured Credit Facility is reflected in current liabilities not subject to compromise on the Company’s consolidated balance sheets as of December 31, 2010 and 2009.

Subsequent to the Petition Date, the Bankruptcy Court authorized the Company to make adequate protection payments that included a principal reduction on the Senior Secured Credit Facility in the amount of $5.0 million upon entry of the Cash Collateral Order and ongoing interest payments on the Senior Secured Credit Facility, which were $4.1 million and $4.7 million during 2010 and 2009, respectively, at the interest rate as described above. In addition, the Company is required to make (i) payment of $1.0 million payable at the end of each fiscal quarter and (ii) to the extent the Company’s unrestricted cash balance as of each respective date exceeds $56.0 million, the amount of such excess, payable no later than 30 days following the end of each fiscal quarter. As part of the negotiations to extend the Company’s exclusivity (see discussion of Exclusivity above), the Company agreed to accelerate the $1.0 million payment due September 30, 2010 to within five business days after entry of the Exclusivity Extension Order. As a stipulation of the Amended and Restated Cash Collateral Order, entered on January 25, 2011, the Company agreed to make a principal payment of $4.5 million. The Company made principal payments to the Senior Secured Credit Facility Agent of $1.0 million on each of March 31, June 30, August 20 and December 30, 2010 and made additional principal payments of $6.0 million on April 30, 2010, $1.8 million on October 29, 2010 and $4.5 million on January 25, 2011. In addition, the Company has been making current interest payments at the interest rate being charged at the Petition Date through the pendency of the Chapter 11 Cases and on January 25, 2011 paid a cash collateral extension fee of $0.2 million.

NOTE 12. LIABILITIES SUBJECT TO COMPROMISE

Under bankruptcy law, actions by creditors to collect upon liabilities of the Debtors incurred prior to the Petition Date are stayed and certain other prepetition contractual obligations may not be enforced against the Debtors without approval of the Bankruptcy Court. In accordance with the accounting guidance for financial reporting by entities in reorganization under the Bankruptcy Code, these liabilities are classified as liabilities subject to compromise on the consolidated balance sheets as of December 31, 2010 and 2009, and are adjusted to the expected amount of the allowed claims. Adjustments to the claims may result from negotiations, payments authorized by the Bankruptcy Court, or other events. It is anticipated that such adjustments, if any, could be material. Any payment terms established for the liabilities subject to compromise will be established pursuant to the Plan. Liabilities subject to compromise are classified separately from long-term obligations and current liabilities.

Liabilities subject to compromise as of December 31, 2010 and 2009 consist of the following (in thousands):

	December 31, 2010	December 31, 2009
9 1/2% senior secured notes due 2010	$300,000	$300,000
9 3/4% senior notes due 2011	200,000	200,000
12 1/2% senior discount notes issued by Majestic Holdco	63,500	63,500
Accrued interest:
9 1/2% senior secured notes due 2010	48,385	48,385
9 3/4% senior notes due 2011	33,150	33,150
12 1/2% senior discount notes issued by Majestic Holdco	9,131	9,131
Accounts payable and other liabilities	10,567	10,766
Payable to affiliate	79	19

Total liabilities subject to compromise	$664,812	$664,951

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

INTEREST EXPENSE - In accordance with the accounting guidance for financial reporting by entities in reorganization under the Bankruptcy Code, interest expense is recognized only to the extent that it will be paid during the bankruptcy proceeding or that it is probable that it will be an allowed claim. Consequently, the Company has not accrued interest on the Senior Secured Notes, Senior Notes and its parent’s Discount Notes subsequent to the Petition Date. As a result, post-petition interest expense is lower than prepetition interest expense. The write-off of deferred debt issue costs related to liabilities subject to compromise also reduces post-petition interest expense as there are no longer any non-cash amortization charges related to these items. If the Company had not commenced the Chapter 11 Cases, interest expense, including default interest on accrued and unpaid interest for 2010 and 2009 would have been $74.9 million and $69.4 million, which includes $10.0 million and $8.9 million for the Discount Notes, respectively. Conversely, $4.3 million of debt issuance costs would not have been written off as reorganization expense in 2009.

SENIOR SECURED NOTES - SUBJECT TO COMPROMISE

The Company issued $300.0 million of Senior Secured Notes, which bear interest at a fixed annual rate of 9 1/2% payable on April 15 and October 15 of each year. Due to the event of default, the Company was required to pay an additional 1% in excess of the rates otherwise applicable under the Senior Secured Notes on the overdue installments of interest. The Senior Secured Notes are guaranteed by all of the Company’s subsidiaries (other than Majestic Star Casino Capital Corp.). The Senior Secured Notes are secured by a pledge of substantially all of the Company’s and its subsidiaries’ current and future assets, other than certain excluded assets. The Senior Secured Notes are also collateralized by the Company’s equity interests held by Majestic Holdco and its equity interests in the subsidiary guarantors.

The Senior Secured Notes matured on October 15, 2010. As a result of the bankruptcy filing discussed in Notes 1 - Organization and 4 -Voluntary Reorganization under Chapter 11 of the Bankruptcy Code, claims against the Company have been stayed and are reflected as liabilities subject to compromise on the Company’s consolidated balance sheets as of December 31, 2010 and 2009.

SENIOR NOTES - SUBJECT TO COMPROMISE

The Company issued $200.0 million of Senior Notes, which bear interest at a fixed annual rate of 9  3/4% payable on April 15 and October 15 of each year. Due to the event of default, the Company was required to pay an additional 1% in excess of the rates otherwise applicable under the Senior Notes on the overdue installments of interest. The Senior Notes are guaranteed by all of the Company’s subsidiaries (other than Majestic Star Casino Capital Corp and Majestic Star Casino Capital Corp II which is a co-issuer). The Senior Notes are senior unsecured obligations of the Company, ranking equally with all of the Company’s and its subsidiaries’ existing and future subordinated indebtedness. The Senior Notes are effectively subordinated to the Senior Secured Notes and the Senior Secured Credit Facility.

The Senior Notes matured on January 15, 2011. As a result of the bankruptcy filing discussed in Notes 1 - Organization and 4 -Voluntary Reorganization under Chapter 11 of the Bankruptcy Code, claims against the Company have been stayed and are reflected as liabilities subject to compromise on the Company’s consolidated balance sheets as of December 31, 2010 and 2009.

DISCOUNT NOTES - SUBJECT TO COMPROMISE

The Discount Notes, with a face value at maturity of $63.5 million, were issued by Majestic Holdco on December 21, 2005, with Majestic Holdco receiving net proceeds. The net proceeds of approximately $45.1 million from the Discount Notes were contributed to the Company to assist in funding the Trump Acquisition and refinancing other debt. The Discount Notes are senior unsecured obligations of Majestic Holdco, ranking equally with all of its existing and future senior obligations and senior to all its future subordinated indebtedness. The Discount Notes are structurally subordinated to all of the Company’s indebtedness, including the Senior Notes, the Senior Secured Notes and the Senior Secured Credit Facility, and are effectively subordinated in respect of the membership interests of the Company pledged to secure the Senior Secured Credit Facility and the Senior Secured Notes. Neither the Company nor any of its subsidiaries is a guarantor of the Discount Notes. Neither the equity nor assets of the Company or any of its subsidiaries secure the Discount Notes. The Discount Notes pay interest, semiannually, on April 15 and October 15 at a rate of 12  1/2%. The Discount Notes paid interest in kind until October 15, 2008. Commencing October 15, 2008, cash interest on the Discount Notes began to accrue which first became payable on April 15, 2009. Majestic Holdco has no operations or the ability to generate cash flow internally.

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Discount Notes mature on October 15, 2011. As a result of the bankruptcy filing discussed in Notes 1 - Organization and 4 - Voluntary Reorganization under Chapter 11 of the Bankruptcy Code, claims against the Company, including those related to the Discount Notes, have been stayed and are reflected as liabilities subject to compromise on the Company’s consolidated balance sheets as of December 31, 2010 and 2009.

NOTE 13. FAIR VALUE OF FINANCIAL INSTRUMENTS

The following table presents the carrying value and estimated fair value as of December 31, 2010 and 2009 of the Company’s financial instruments (in thousands).

	December 31, 2010		December 31, 2009
	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value
Assets:
Cash and equivalents	$50,850	$50,850	$62,711	$62,711

Restricted Cash	$17,934	$17,934	$11,697	$11,697

Liabilities:
Long-term debt
9 1/2% Senior Secured Notes	$300,000	$192,000	$300,000	$196,875
9 3/4% Senior Notes	200,000	29,000	200,000	20,250
Senior Secured Credit Facility	62,514	62,514	74,367	74,367
Capitalized leases and other debt	—	—	—	—

	$562,514	$283,514	$574,367	$291,492

12 1/2% Discount Notes, pushed down from Majestic Holdco	$63,500	$86	$63,500	$199

While the $300.0 million of Senior Secured Notes are not actively traded, the Company believes, based upon information received from investment institutions, that the $300.0 million of Senior Secured Notes were priced at 64.0% and 65.625% of face value for a value of $192.0 million and $196.9 million at December 31, 2010 and 2009, respectively. The $200.0 million of Senior Notes are not actively traded, but the Company believes, based upon information received from investment institutions, that the $200.0 million of Senior Notes were priced at 14.5% and 10.125% of face value for a value of $29.0 million and $20.3 million at December 31, 2010 and 2009, respectively. The Discount Notes of the Company’s parent, Majestic Holdco, are not actively traded, but the Company believes, based upon information received from investment institutions, that Majestic Holdco’s $63.5 million of Discount Notes were priced at 0.136% and 0.313% of face value for a value of $0.1 million and $0.2 million at December 31, 2010 and 2009, respectively.

Effective January 1, 2008, we adopted the authoritative guidance for fair value measurements, which guidance provides companies the option to measure certain financial assets and liabilities at fair value with changes in fair value recognized in earnings each period. We have elected not to measure any financial assets and liabilities at fair value that were not previously required to be measured at fair value.

Fair value is defined in the authoritative guidance as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The guidance also establishes a framework for measuring fair value and expands disclosures about fair value measurements. The fair value framework requires the categorization of assets and liabilities into three levels based upon assumptions (inputs) used to price the assets and liabilities. Level 1 provides the most reliable measure of fair value, whereas Level 3 generally requires significant management judgment. The three levels are defined as follows:

•	Level 1: Quoted market prices in active markets for identical assets or liabilities.

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

•	Level 2: Observable market-based inputs or unobservable inputs that are corroborated by market data.

•	Level 3: Unobservable inputs that are not corroborated by market data.

As of December 31, 2010 and 2009, we had no assets or liabilities measured at fair value on a recurring basis.

NOTE 14. SAVINGS PLAN

The Company contributes to defined contribution plans, which provide for contributions in accordance with the plan documents. The plans are available to full-time employees upon joining the Company. The Company made matching contributions up to a maximum of 3% of an employee’s salary limited to a specified dollar amount as stated in the plan documents. The Company’s contributions to the plans amounted to $0.2 million, $1.3 million and $1.2 million during 2010, 2009 and 2008, respectively. On March 1, 2010, the Company suspended the matching contributions to the plan.

NOTE 15. INCOME TAXES

Components of the Company’s income tax expense are as follows (in thousands):

	Federal	State	Total
Total current tax expense	$—	$2,137	$2,137
Deferred tax expense	4,787	1,495	6,282
Valuation Allowance	5,515	—	5,515

Total tax expense	$10,302	$3,632	$13,934

The reconciliation of income tax computed at the federal statutory rate to the provision for income taxes from continuing operations is as follows (in thousands):

	As of December 31,
	2010	2009	2008
Tax computed at the federal statutory rate	$(7,343)	$—	$—
State tax, net of federal benefit	1,215	—	—
Loss from disregarded entities for tax purposes	12,572	—	—
Corporate allocations	(5,684)	—	—
Restructuring fees	1,715	—	—
Post petition interest expense	(1,813)	—	—
Recognition of deferred tax liabilities due to status change	7,555	—	—
Change in valuation allowance	5,515	—	—
Other	202	—	—

Income tax expense	$13,934	$—	$—

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The tax effects of temporary differences that give rise to significant components of the Company’s deferred tax assets and liabilities as of December 31, 2010 and 2009 are shown below (in thousands):

	As of December 31,
	2010	2009
Deferred tax assets:
Accrued liabilities	$1,167	$—
Indefinite lived intangibles	12,878	—
Net operating loss	679	—
Accrued compensation	205	—
Other, net	7	—

Total deferred tax assets	14,936	—

Valuation allowance for deferred tax assets	(5,515)	—
Deferred tax liabilities:
Property and equipment	(4,167)	—
Long-term accounts receivables	(2,377)	—
Intangible assets	(14,674)	—

Total deferred tax liabilities:	(26,733)	—

Net deferred tax assets/ liabilities	$(11,797)	$—

The Company was not subject to income tax prior to January 1, 2010. As of December 31, 2010, the Company had federal net operating loss carry-forwards of $2.2 million. The federal loss carry-forwards will begin expiring in 2030 unless previously utilized.

As of December 31, 2010, the Company also had federal FICA tax credit carry-forwards of $5,500. The federal tax credit carry-forward will expire commencing in 2030 unless previously utilized.

Utilization of net operating losses and credit carry-forwards may be subject to an annual limitation due to future ownership change limitations provided by the Internal Revenue Code of 1986, as amended, and similar state provisions. The tax benefits related to future utilization of federal and state net operating losses and tax credit carry-forwards may be limited or lost if cumulative changes in ownership exceed 50% within any three-year period.

As of December 31, 2010 the Company has a valuation allowance of $5.5 million against its net deferred tax asset, without consideration of deferred tax liabilities for indefinite lives liabilities. The remaining deferred tax liabilities represent the difference between book and tax basis for indefinite lived intangibles. Based on the available evidence, the Company believes that it is more likely than not that it would be unable to utilize these deferred tax assets in the future. The Company intends to maintain the valuation allowance until sufficient evidence exists to support the reversal of the valuation allowance. The valuation allowance has been established to offset the federal deferred tax assets net of deferred tax liabilities, excluding any deferred tax liabilities related to indefinite lived intangibles.

As of December 31, 2010 the Company did not have any material unrecognized tax benefits and there was no material effect on the Company’s financial condition or results of operations from the application of accounting standards for uncertain tax positions. The Company does not expect unrecognized tax benefits to change significantly over the next twelve months.

The Company files income tax returns in the United States and in Indiana with varying statutes of limitations. The statute of limitations for the assessment of tax for federal and state tax years prior to 2010 is dictated by the individual tax returns of the member and shareholder of the flow-through entities on which the tax results were reported.

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16. COMMITMENTS AND CONTINGENCIES

LEASES

The Company has operating leases for various office and gaming equipment. The following is a schedule by years of future minimum rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of December 31, 2010 (in thousands):

For the years ended December 31,
2011	$841
2012	55
2013	2
2014	2
2015	1
Thereafter	—

$901

Rent expense for the years ended December 31, 2010, 2009 and 2008 was $6.0 million, $7.9 million and $10.5 million, respectively.

Under the Bankruptcy Code, the debtors generally may assume or reject prepetition executory contracts and unexpired leases subject to the approval of the Bankruptcy Court and certain other conditions. In this context, “assumption” means that the debtors agree to perform obligations and cure all existing defaults under the executory contract or unexpired lease, and “rejection” means that the debtors are relieved from obligations to perform further under the executory contract or unexpired lease that is rejected. Rejections of an executory contract or unexpired lease is treated as a breach immediately prior to the Petition Date and may give rise to a prepetition claim for amounts due and owing as of the Petition Date and for damages from the breach of the agreement, subject to certain limitations. Any claim for damages that result from the rejection of an executory contract or unexpired lease is subject to compromise as part of a Plan, to the extent that such claim is unsecured. Unless the Bankruptcy Court orders an earlier deadline, the Company has until the end of the Chapter 11 Cases to assume or reject such contracts and leases, except for non-residential real property leases which must be assumed or rejected within 120 days after the Petition Date, subject to permitted extensions. The Company has rejected a combined total of 13 executory contracts and unexpired leases, including one unexpired lease for office space. The rejection of executory contracts and unexpired leases is effective on the Effective Date. As such, obligations for these contracts continue to be reflected in the above table, if applicable, as if the contracts have been assumed.

LEGAL PROCEEDINGS

Various legal proceedings are pending against the Company but have been stayed because of the commencement of the Chapter 11 Cases. Management considers all such pending proceedings, comprised primarily of personal injury and equal employment opportunity claims, to be routine litigation incidental to the Company’s business. Except as described below, management believes that the resolution of these proceedings will not individually, or in the aggregate, have a material effect on the Company’s financial condition, results of operations or cash flows.

The Majestic Star Casino II, Inc. QSub Termination Litigation. At the Petition Date, the Company’s ultimate parent corporation, BDI had elected to be classified as an “S corporation” under subchapter S of the Internal Revenue Code (an “S Corp.”). Unlike a subchapter C corporation (a “C Corp.”), where income generated by the corporation is taxed both when earned at the corporate level and at the shareholder level when received as part of a dividend or other distribution, the income and losses of an S Corp. are passed through to its shareholders and are reflected in such shareholders’ personal tax returns, while the S Corp. itself is generally exempt from taxes imposed under chapter 1 of the Internal Revenue Code.

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On or around December 21, 2005, the Company acquired Trump Indiana, Inc. (subsequently renamed Majestic Star II and a Debtor in the Chapter 11 Cases). Upon acquiring Majestic Star II in this transaction, BDI elected to treat Majestic Star II as a “qualified subchapter S subsidiary” (a “QSub”). A QSub is classified as a disregarded entity for income tax purposes and all of its income is reported on the tax return of its sole shareholder. As a result, a QSub is not liable to pay tax on such income. A corporation can only qualify as a QSub if its ultimate parent is an S Corp. As of the Petition Date, Majestic Star II maintained its status as a QSub.

After the Petition Date, but at some point prior to March 16, 2010, BDI filed a notice of revocation of its S Corp. status with the Internal Revenue Service (the “Revocation”). The effective date of the Revocation was January 1, 2010. Because of the Revocation, by operation of law, Majestic Star II’s status as a QSub was automatically terminated as of December 31, 2009 and Majestic Star II became a C Corp., liable for corporate income taxes under chapter 1 of the Internal Revenue Code and applicable state tax laws, effective January 1, 2010.

On December 31, 2010, the Company commenced an adversary proceeding in the Bankruptcy Court against BDI, Don Barden (“Barden”), the United States of America on behalf of the Internal Revenue Service (the “IRS”), and the Indiana Department of Revenue (individually a “Defendant”), to restore the QSub status of Majestic Star II, to recover tax payments Majestic Star II was forced to make (approximately $2.26 million) as a result of the unauthorized and improper disposition of estate property (Majestic Star II’s QSub tax status), to avoid any tax-related liabilities Majestic Star II would not owe but for the termination of Majestic Star II’s QSub status, and to recover the monetary damages suffered by Majestic Star II. Defendant Indiana Department of Revenue served an answer and affirmative defense to the adversary proceeding complaint on January 28, 2011; Defendants BDI and Barden jointly served an answer and affirmative defenses on February 4, 2011; and Defendant IRS served a Motion to Dismiss on February 14, 2011. Thereafter, BDI and Barden filed a Motion for Judgment on the Pleadings on February 28, 2011. On March 16, 2011, the Company filed its responses to the two motions and also filed its own Motion for Summary Judgment. The parties are briefing the pending motions and a hearing date has yet to be set. Given the early stage of this action, the Company cannot yet determine the likely outcome: however, the Company believes that the law favors its legal positions.

Insurance Litigation. The Company filed suit against its previous stop-loss health insurance provider (“Insurance Provider”) and the Insurance Provider’s managing general underwriter seeking declaratory relief and damages for unpaid claims totaling approximately $0.7 million, punitive damages and attorneys’ fees. The Insurance Provider has denied that payment on the claims are owing and filed a counter-claim seeking rescission and damages totaling $0.1 million plus prejudgment interest or, in the alternative, unspecified damages believed to total $0.3 million for its alleged losses under the contracts. The parties have completed the discovery phase of the litigation and filed cross-motions for partial summary judgment. The Company’s motion for summary judgment on certain of the Insurance Provider’s counterclaim was granted. The Insurance Provider’s partial motion for summary judgment was granted in part with respect to certain claims related to specified exclusions and with respect to the Company’s breach of fiduciary duty claim. All but one count of the Company’s Amended Complaint remain to be tried against both defendants. The Company intends to vigorously pursue its remaining claims while vigorously defending against the Insurance provider’s counterclaim; however, the Company cannot determine with certainty the outcome of the litigation or the likelihood or the amount of any recovery. On December 9, 2009, the court entered an order staying the litigation pending further order of the Bankruptcy Court. The parties are currently engaged in settlement discussions.

During the course of the Insurance Litigation, the Company learned of various errors and omissions by its former third-party administrator (“TPA”) which administered the Company’s health plans between October 2003 and December 2005. The Company believes some of these errors led to the denial of some of the stop loss insurance claims at issue in the Insurance Litigation. On April 20, 2009, the Company commenced an arbitration proceeding against the TPA before the American Arbitration Association. The Company asserts breach of contract and breach of fiduciary duty claims against the TPA and is seeking recovery of approximately $0.7 million, plus attorneys’ fees and costs. Contractual damages received from the TPA, if any, are likely to offset contractual damages received from the Insurance Provider and its managing general underwriter, if any, in the Insurance Litigation, and vice versa. Should the Company not prevail in the arbitration, the TPA could recover its attorney’s fees and costs from the Company. Discovery in the arbitration has concluded and prehearing briefs have been submitted by both parties. The parties’ informal settlement discussions have not been successful to date. The arbitration is currently scheduled to begin in May 2011. The Company cannot determine with certainty the outcome of the arbitration or the amount of any recovery.

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Majestic Star Income Tax Protest. The Company has been assessed $2.6 million of withholding tax, plus interest, for the fiscal year 1996 and the period January 1, 1998 through June 18, 2001, by the Indiana Department of Revenue (“Department”). The Company timely filed protests of the proposed assessments with the Department for all tax years at issue. The Department held a hearing on April 7, 2006 to consider the Company’s protests over the tax assessments. The Department issued rulings on January 17, 2007. In those rulings, the Department concurred with the position taken by the Company that to the extent it is ultimately determined it had net operating losses for a taxable year, those net operating losses are to be applied to offset any add-back of riverboat wagering tax for income tax purposes. The Department denied the Company’s protest that nonresident withholding taxes did not apply for the fiscal year 1996 and the period January 1, 1998 through June 18, 2001. The Company filed petitions with the Indiana Tax Court on March 19, 2007 appealing the Department’s rulings for the fiscal year 1996 and the period January 1, 1998 through June 18, 2001.

The assessments relate to deductions for gaming taxes paid by the Company, which deductions were taken for Indiana income tax purposes. The Department has taken the position that the Company had an obligation to add back state gaming taxes in determining the Company’s taxable income, and to withhold and remit tax for the nonresident shareholder of BDI. On April 19, 2004, the Indiana Tax Court ruled in a similar case involving another Indiana casino, Aztar Indiana Gaming Corporation (“Aztar”), that the gross wagering tax is a tax based on or measured by income and that it must be added back to the taxable income base for the purpose of determining adjusted gross income for Indiana tax purposes. On September 28, 2004, the Indiana Supreme Court denied Aztar’s request to review the Indiana Tax Court’s decision, and thus, the Indiana Tax Court’s opinion in the Aztar case is controlling precedent on the wagering tax add-back issue. The Company continues to pursue its protest with the Department on the grounds that the assessments contain calculation errors and that its protest sets forth issues not decided in the Aztar case. No liability has been accrued in the Company’s financial statements relating to this matter.

The Department filed a Proof of Claim with the Bankruptcy Court asserting that it has an unsecured priority claim in the amount of approximately $4.0 million for the withholding taxes and interest it claims the Company owes and an unsecured non-priority claim in the amount of approximately $31,500 for penalties. Should the Company ultimately be found liable for additional income taxes, interest and/or penalties to the State of Indiana, such liabilities will be treated in accordance with the Bankruptcy Code and the Company’s Plan.

Majestic Star Property Assessment Appeals. The Calumet Township (County of Lake, Indiana) Assessor increased the assessed valuation of the Company’s real property, including multiple parcels of land and improvements and the Company’s riverboats, for the 2006 through 2009 assessment years, which resulted in increased real property tax bills for calendar years 2007 through 2010. The Company has initiated administrative appeals to challenge the increased assessed valuations for certain of its real property for the 2006 through 2009 assessment years, as the Company believes such increased assessed valuations are unsupportable. The Company has continued to pay its real property taxes based on the assessed valuations in place prior to the increases in assessment while the appeals have been pending.

On November 8, 2010, the County Assessor for Lake County, Indiana (“Lake County”) filed a motion with the Bankruptcy Court pursuant to section 505 of the Bankruptcy Code (the “505 Motion”) [Docket No. 719] requesting that the Bankruptcy Court enter an order upholding Lake County’s assessment value for the parcels of real property in question and deeming Lake County’s claims for over $20 million in taxes and approximately $5.6 million in penalties be allowed in full (collectively, the “Lake County Claims”).

The Company disputes Lake County’s valuation of the Lake County Claims and has opposed the merits of the 505 Motion in the Bankruptcy Court. The Company believes the Lake County Claims are claims which, notwithstanding their asserted status as secured claims, would otherwise meet the description of an unsecured claim of a governmental unit under section 507(a)(8) of the Bankruptcy Code. Pursuant to section 1129(a)(9)(D) of the Bankruptcy Code, allowed secured claims which would otherwise meet the description of an unsecured claim of a governmental unit under section 507(a)(8) of the Bankruptcy Code, but for the secured status of the claim, are entitled to receive on account of such claim, cash payments, in the same manner and over the same period, as unsecured priority tax claims of a kind specified under section 507(a)(8) of the Bankruptcy Code. As a result, the Company believes that if the Lake County Claims are Allowed as defined in the Plan, they should be classified and treated as Allowed secured tax claims pursuant to the Plan.

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Because the Company does not believe the Lake County Claims are required to be paid in full in cash on the Effective Date to the extent they are Allowed, the Company does not believe it is required to place cash into the Disputed Claims Reserve (as defined in the Plan) on or before the Effective Date on account of the Lake County Claims.

On March 10, 2011, the Bankruptcy Court approved the Amended and Restated First Stipulation Regarding Determination of Debtors’ Real Property Tax Liability Pursuant to Section 505 of the Bankruptcy Code (the “Stipulation”). In accordance with the Stipulation, the Bankruptcy Court will determine the assessed values of the Company’s two riverboats for the 2007 and 2010 assessment years. The Company and Lake County have agreed that the assessed values determined by the Bankruptcy Court will be trended pursuant to an agreed-upon formula to determine the assessed values of the riverboats for the 2006, 2008, 2009 and 2011 assessment years; provided, however, that Lake County has agreed that it will not seek to assess values in excess of the original respective assessed values for property tax determination purposes for the 2006 through 2010 assessment years. A hearing on this matter has been scheduled for May 11 through 13, 2011. The 505 Motion has been adjourned as to the other real property parcels that have been appealed by the Company until 21 days after the Bankruptcy Court’s determination of the assessed values of the Company’s two riverboats.

While the Company believes that its arguments will ultimately prevail, it recognizes there are risks associated with litigating these issues. The range of possible outcomes for the 2006 through 2010 assessment years is between $0 and $25.5 million, exclusive of interest, based upon actual bills received for the 2006 through 2009 assessment years and the tentative assessed values for the 2010 assessment year, assuming the 2010 tax rate is the same as the 2009 tax rate.

If the increased assessments are ultimately upheld for the 2006 through 2010 assessment years, the Company will be required to take an additional charge to earnings, net of property taxes already accrued, of $16.8 million, in addition to interest. The Company has based its 2010 property tax accrual on the tax rates imposed for the 2009 tax year.

City of Gary, Indiana Development Obligation. On March 26, 1996, the City of Gary, Indiana (the “City”) and Majestic Star entered into a development agreement (“Majestic Development Agreement”). Trump Indiana also entered into a development agreement with the City (as amended, the “Trump Development Agreement”). In conjunction with the Company’s closing of the Trump Acquisition, the Company, Trump Indiana and the City entered into the Amended Majestic Development Agreement dated October 19, 2005.

The current mayor of the City, who took office on April 7, 2006, claims that the Amended Majestic Development Agreement, signed by the prior mayor on behalf of the City, is not enforceable against it because the prior mayor lacked the authority to bind the City. The Company’s position is that the Amended Majestic Development Agreement is valid and binding. Given that both the Majestic Development Agreement and the Trump Development Agreement contain mandatory arbitration provisions, the Company on February 11, 2008, commenced an arbitration proceeding against the City before the American Arbitration Association entitled The Majestic Star Casino, LLC, The Majestic Star Casino II, Inc., and Gary New Century, LLC (“GNC”) (an affiliate of the Company) vs. City of Gary, Case No. 52 489 Y 00091 08. In this arbitration proceeding, the Company requests that the Amended Majestic Development Agreement be declared to be in full force and effect, and that the City be found to be in material breach of it and that the Company be awarded damages. In the event that the Amended Majestic Development Agreement is deemed not enforceable, the Company alternatively requests that the City be found in breach of the Majestic Development Agreement, the GNC Agreement and the Trump Development Agreement, and that the Company be awarded damages. Simultaneously with the arbitration, the Company also filed an action in Marion County Superior Court entitled The Majestic Star Casino, LLC, et al v. City of Gary, et al, State of Indiana, Marion County Superior Court No. 49D13 08 02 PL 006612. In this action, the Company seeks to bind the Indiana Gaming Commission to the results of the arbitration and to litigate any matters that are not covered by the parties’ arbitration agreement.

The Company filed the arbitration and court action because the City has failed, pursuant to its obligations under either the Amended Majestic Development Agreement or, in the alternative, the earlier agreements, to remediate property owned by the Company, and construct the required access roads and freeway interchange to the Majestic Star properties. If the Amended Majestic Development Agreement were found not to be enforceable, then the Company could be required to pay the City an additional 1% of adjusted gross gaming receipts, retroactive to December 21, 2005, which would be due under the previously terminated Trump Development Agreement. As of December 31, 2010, the additional 1% due to the City attributed to Majestic Star II would equal $5.4 million.

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Effective for the tax period January 2008, the Company began depositing the economic incentive funds payable to the City for 2008 under the Amended Majestic Development Agreement in a segregated bank account. On May 2, 2008, the Marion County Superior Court denied the City’s motion for a preliminary injunction to compel the Company to resume payment to the City of the economic incentive funds pending resolution of the case.

The City appealed the denial of its injunction motion to the Indiana Court of Appeals (No. 49A02-0807-CV-00625), filing its appellate brief on July 30, 2008. After a stay to permit the parties to explore settlement, which expired November 30, 2008 as discussed more fully below, the Company timely filed its appellate brief with the Indiana Court of Appeals on January 20, 2009, as did the Indiana Gaming Commission, which supports the Company’s position on the proper trial court venue for the action, and has remained neutral on the City’s attempt to require the Company to resume payments of the economic incentive funds. On May 14, 2009, the Indiana Court of Appeals issued a decision affirming the trial court’s denial of the City’s motion for a preliminary injunction seeking to compel the Company to resume payment to the City during the pendency of the litigation. The City’s petition for review of this decision was denied by the Indiana Supreme Court on August 20, 2009.

As of December 31, 2010, the balances in the segregated economic incentive fund and the Lakefront Capital Improvement Fund bank accounts were $13.7 million and $1.2 million, respectively. It is too early to determine with certainty the outcome of the arbitration or litigation or the amount or likelihood of any recovery from the City should the matters proceed to resolution. Both proceedings have been stayed pending further order of the Bankruptcy Court.

The City and the Company have been engaged in settlement discussions, which have now led to the execution, effective as of March 10, 2011, of a settlement term sheet among the City, the Company and other interested parties, including certain creditor constituencies in the Chapter 11 Cases. The term sheet provisions will form the basis of a new Development Agreement between the City and the Company, for which the parties are in the process of drafting the definitive documents. The term sheet includes, inter alia, an agreement by the City and the Company to dismiss with prejudice all pending matters related to the old Development Agreements, including the Lake County Lawsuit and the related bankruptcy proceedings described below (see City of Gary, Indiana Economic Incentive Fund Litigation). The term sheet provides, however, that the City shall not be obligated to dismiss any claims it may have asserted against Mr. Don Barden in his individual capacity, as opposed to his capacities as an officer, director and/or employee of the Company. Also, the settlement agreement does not resolve any claims between the City and GNC, which is not a party to the Chapter 11 Cases or to the term sheet.

City of Gary, Indiana Economic Incentive Fund Litigation. On March 11, 2010, the City filed a lawsuit in the Superior Court of Lake County, Indiana (the “Lake County Lawsuit”) naming as defendants eight current and former individual officers, directors, and employees of the Company and its affiliated entities, including Mr. Don Barden (the “Majestic State Court Defendants”). The Lake County Lawsuit alleges two causes of action against the Majestic State Court Defendants for negligence and civil conversion related to and arising out of the segregated economic incentive funds which are the subject of the legal proceeding described above (see City of Gary, Indiana Development Obligation). The City claims to have suffered damages based on those causes of action. On April 15, 2010, a Joint Notice of Removal was filed with the United States District Court for the Northern District of Indiana, Hammond Division removing the Lake County Lawsuit from the Superior Court of Lake County, Indiana to the United States District Court, Northern District of Indiana, Hammond Division. On or about April 19, 2010, the City dismissed its negligence claim against the Majestic State Court Defendants.

The Company believed that continuation of the Lake County Lawsuit against the Majestic State Court Defendants threatened to undermine the protections intended under the automatic stay, to deplete property of the estate, and to disrupt the Company’s reorganization efforts. Accordingly, on March 29, 2010 the Company instituted an adversary proceeding against the City (10-50841) in the Bankruptcy Court and filed a motion to obtain an order, pursuant to 11 U.S.C. §362, extending the automatic stay to the Majestic State Court Defendants with respect to the Lake County Lawsuit, or in the alternative, an order preliminarily enjoining the City from prosecuting the Lake County Lawsuit against the Majestic State Court Defendants. Following submission of pleadings, a hearing on the matter was held on April 27, 2010 and on April 28, 2010, the Bankruptcy Court entered a Memorandum Order granting the Company’s

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

request for the extension of the automatic stay to the Majestic State Court Defendants pending further order of the Bankruptcy Court. On or about May 12, 2010, the City filed a Notice of Appeal in the Bankruptcy Court to appeal the Memorandum Order to the United States District Court for the District of Delaware. On May 25, 2010, the Bankruptcy Court set the pre-trial conference on the Verified Complaint to Extend the Automatic Stay, or in the Alternative, for Injunctive Relief (“Adversarial Complaint”) for May 25, 2010. The parties, by agreement, have extended this pre-trial conference date and all other response deadlines a number of times while they have been engaged in settlement discussions.

Effective March 10, 2011 the City and the Company executed the settlement term sheet described above, pursuant to which the Lake County Lawsuit, the bankruptcy proceedings regarding the Adversarial Complaint, and the appeal of the Memorandum Order would be dismissed (see City of Gary, Indiana Development Obligation). As also noted above, however, the term sheet provides that the City shall not be obligated to dismiss any claims it may have asserted against Mr. Don Barden in his individual capacity, as opposed to his capacities as an officer, director and/or employee of the Company.

GAMING REGULATIONS

The ownership and operation of riverboat gaming operations in Indiana are subject to strict state regulation under the Riverboat Gambling Act (the “Act”) and the administrative rules promulgated thereunder. The Indiana Gaming Commission (“IGC”) is empowered to administer, regulate and enforce the system of riverboat gaming established under the Act and has jurisdiction and supervision over all riverboat gaming operations in Indiana, as well as over all persons on riverboats where gaming operations are conducted. The IGC is empowered to regulate a wide variety of gaming and non-gaming related activities, including the licensing of suppliers to, and employees at, riverboat gaming operations and to approve the form of entity qualifiers and intermediary and holding companies. The IGC has broad rulemaking power, and it is impossible to predict what effect, if any, the amendment of existing rules or the finalization of proposed rules might have on the Company’s operations.

The Indiana state law governing gaming imposes a graduated wagering tax based upon adjusted gross receipts. The graduated wagering tax has a starting rate of 15% with a top rate of 40% for adjusted gross receipts in excess of $600 million. In addition to the wagering tax, an admissions tax of $3 per turnstile count is assessed.

The ownership and operation of casino gaming facilities in Mississippi and Colorado are also subject to various state and local regulations in the jurisdictions where they are located. In Mississippi, gaming operations are subject to the Mississippi Gaming Control Act, and to the licensing and/or regulatory control of the Mississippi Gaming Commission, the Mississippi State Tax Commission and various state and local regulatory agencies, including liquor licensing authorities. In Colorado, gaming operations are subject to the Limited Gaming Act of 1991, which created the Division of Gaming within the Colorado Department of Revenue and the Colorado Limited Gaming Control Commission which is empowered to license, implement, regulate and supervise the conduct of limited gaming. Colorado operations are also subject to the Colorado Liquor Code and the state and local liquor licensing authorities.

RESTRICTED CASH

As part of a self-insured workers’ compensation program, the Company was required to post a letter of credit in the amount of $2.9 million to secure payment of claims. To collateralize the letter of credit, the bank required that the Company purchase a $2.9 million certificate of deposit. The certificate of deposit securing the letter of credit for the Company’s workers’ compensation program is recorded in restricted cash on the Company’s Consolidated Balance Sheets.

The State of Mississippi has required Fitzgeralds Tunica to post security for current and future sales and gaming revenue tax obligations. Fitzgeralds Tunica has five certificates of deposit: a $0.6 million certificate in place with the Mississippi State Tax Commission, a $10,000 certificate with the Mississippi Department of Banking and Consumer Finance and three $5,000 certificates with the Mississippi Alcoholic Beverage Control. These certificates of deposit are recorded in restricted cash on the Company’s Consolidated Balance Sheets.

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company was required to post as security for public improvements related to the Fitzgeralds Black Hawk expansion project a $0.1 million letter of credit which is secured by a certificate of deposit.

NOTE 17. RELATED PERSONS TRANSACTIONS

TRANSACTIONS BY OR WITH AFFILIATES

Pushdown of Majestic Holdco Discount Notes. The Company’s consolidated financial statements as of December 31, 2010 and 2009 include the $63.5 million of Discount Notes, aggregate principal amount at maturity, issued by Majestic Holdco in connection with the Trump Acquisition and other refinancing transactions. The Discount Notes are solely the obligation of Majestic Holdco. See Note 3 - Summary of Significant Accounting Policies and Note 12 - Liabilities Subject to Compromise.

Manager Agreement. Distributions to BDI under the Manager Agreement, dated October 7, 2003, are governed and limited by the terms of the indentures governing the Discount Notes, the Senior Secured Notes and the Senior Notes (collectively, the “Notes”) and by the terms of the Senior Secured Credit Facility. The distributions for each fiscal quarter may not exceed 1% of the Company’s consolidated net operating revenue and 5% of the Company’s consolidated cash flow (as defined in the indentures governing the Notes and the terms of the Senior Secured Credit Facility) for the immediately preceding fiscal quarter. During 2010 and 2009 and as of December 31, 2010, the Company was and is precluded from making distributions to BDI due to the event of default under the Company’s governing debt documents.

Tax Distributions. The Company made distributions of $1.4 million in 2008 for its member’s Indiana state income tax liabilities. The Company made no such distributions in 2010 and 2009.

Barden Nevada Expense Sharing Agreement. The Company has entered into a modified expense sharing agreement effective November 1, 2009, with Barden Nevada. The expense sharing agreement provides for a fee from Barden Nevada to the Company in the amount of certain specified expenses incurred by the Company in connection with providing services to Barden Nevada. The Company charged Barden Nevada $0.2 million, $0.9 million and $1.5 million for the years ended December 31, 2010, 2009 and 2008, respectively, pursuant to the expense sharing agreement. As of December 31, 2010, $0.7 million was owed under the expense sharing agreement.

Barden Nevada Revolving Promissory Note. On October 7, 2007, Barden Nevada entered into a revolving promissory note with the Company, whereby Barden Nevada may request advances from time to time from the Company not to exceed $5.0 million. Interest is calculated based on the prime rate (as published in the Money Section of The Wall Street Journal), plus the margin spread, including 2% default interest, paid by the Company under the Senior Secured Credit Agreement. Interest is paid quarterly, in arrears. The note also evidences amounts outstanding under the expense sharing arrangement described above. Any costs that are funded by the Company and not repaid by Barden Nevada within 30 days will be added to the principal amount outstanding. All amounts outstanding under the promissory note were due and payable on April 15, 2010 along with the accrued and unpaid interest. Barden Nevada did not repay the promissory note and is currently in default. As of December 31, 2010, $0.7 million was owed the Company under this promissory note. The Company has recorded a reserve for doubtful accounts of $0.6 million against this receivable, the difference being that the Company anticipates paying Barden Nevada for the lease of office space through September 30, 2011. The highest amount owed under the note during 2009 was $0.9 million. On May 6, 2010, the Company made demand on Barden Nevada to pay the balance owed on the promissory note.

Other Related Parties. The Company has determined that a receivable from Majestic Holdco in the amount of $0.1 million is uncollectable and has, therefore, written it off during 2010. The Company has a receivable from BDI in the amount of $0.1 million which it has fully reserved as a doubtful account. The receivable relates to the payment of professional services on behalf of BDI, unreimbursed expenses related to benefit and insurance plans in which BDI participates and other miscellaneous expenses.

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 18. PRO-FORMA INCOME TAXES (UNAUDITED)

The pro-forma tax provision has been prepared by combining the separately computed tax provision for Majestic Star II, (a taxable entity) with a tax provision that includes the three disregarded entities, The Majestic Star Casino, LLC, Barden Mississippi Gaming, LLC and Barden Colorado Gaming, LLC (disregarded entities included in BDI’s tax return) “as if” they were taxable entities and filed a separate consolidated tax return (the “Pro-forma Company”). The Company’s historical financial statements do not reflect the tax provision of the Pro-forma Company, which is $0.

Components of the Pro-forma Company’s income tax expense are as follows:

	Federal	State	Total
Total current tax expense	$—	$2,137	$2,137
Deferred tax expense (benefit)	(11,925)	369	(11,556)
Valuation allowance	23,518	1,326	24,844

Total tax expense	$11,593	$3,832	$15,425

The reconciliation of income tax computed at the federal statutory rate to the provision for income taxes from continuing operations is as follows (in thousands):

	As of December 31,
	2010	2009	2008
Tax computed at the federal statutory rate	$(7,343)	$—	$—
State tax, net of federal benefit	(1,014)	—	—
Loss from disregarded entities for tax purposes	—	—	—
Restructuring fees	5,963	—	—
Post petition interest expense	(23,794)	—	—
Recognition of deferred tax liabilities due to status change	16,810	—	—
Change in valuation allowance	24,844	—	—
Other	(41)	—	—

Income tax expense	$15,425	$—	$—

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The tax effects of temporary differences that give rise to significant components of the Company’s deferred tax assets and liabilities as of December 31, 2010 and 2009 are shown below (in thousands):

	As of December 31,
	2010	2009
Deferred tax assets:
Accrued liabilities	$3,022	$—
Net operating loss	26,760	—
Accrued compensation	1,785	—
Other, net	613	—

Total deferred tax assets	32,180	—

Valuation allowance for deferred tax assets	(24,844)	—
Deferred tax liabilities:
Property and equipment	(17,617)	—
Long-term accounts receivables	(2,377)	—
Intangible assets	(630)	—

Total deferred tax liabilities:	(45,468)	—

Net deferred tax assets/ liabilities	$(13,288)	$—

As of December 31, 2010, the Company had federal and state net operating loss carryforwards of approximately $72.4 million and $52.2 million, respectively. The federal and state tax loss carryforwards will begin expiring in 2030, unless previously utilized.

As of December 31, 2010, the Company also had federal FICA tax credit carryforwards of $0.1 million. The federal tax credit carryforwards will expire commencing in 2030 unless previously utilized.

Utilization of net operating losses and credit carryforwards may be subject to an annual limitation due to future ownership change limitations provided by the Internal Revenue Code of 1986, as amended, and similar state provisions. The tax benefits related to future utilization of federal and state net operating losses and tax credit carryforwards may be limited or lost if cumulative changes in ownership exceed 50% within any three-year period.

As of December 31, 2010 a full valuation allowance of $24.8 million was recorded against the deferred tax asset net of deferred tax liabilities, excluding deferred tax liabilities related to indefinite lived intangibles. The remaining deferred tax liabilities represent the difference between book and tax basis for indefinite lived intangibles. Based on the available evidence, we believe that it is more likely than not that we would be unable to utilize these deferred tax assets in the future. We intend to maintain the full valuation allowance until sufficient evidence exists to support the reversal of the valuation allowances.

As of December 31, 2010, the Company did not have any material unrecognized tax benefits and there was no material effect on the Company’s financial condition or results of operation from the application of accounting standards for uncertain tax positions.

The Company and Pro-forma Company do not expect unrecognized tax benefits to change significantly over the next twelve months.

Majestic Star Casino II, Inc. and the Pro-forma Company file income tax returns in the United States and in various state jurisdictions with varying statutes of limitations. The statute of limitations for the assessment of tax for federal and state tax years prior to 2010 is dictated by the individual tax returns of the member and shareholder of the flow-through entities on which the tax results were reported.

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 19. SEGMENT INFORMATION

The Majestic Star Casino, LLC, either directly or indirectly through wholly owned subsidiaries, owns and operates four casino properties as follows: two riverboat casinos and a hotel located in Gary, Indiana; a casino and hotel located in Tunica, Mississippi; and a casino located in Black Hawk, Colorado (collectively, the “Properties”). The Majestic Star properties include Majestic Star and Majestic Star II.

The Company identifies its business in three segments based on geographic location. The Properties, in each of their segments, market primarily to mid-level players. The major products offered in each segment are as follows: casino, hotel rooms (at the Majestic Star properties and Fitzgeralds Tunica), and food and beverage.

The accounting policies of each business segment are the same as those described in the summary of significant accounting policies previously described in Note 3 - Basis of Presentation and Summary of Significant Accounting Policies. There are minimal inter-segment sales.

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A summary of the Properties’ operations by business segment for the years ended December 31, 2010, 2009 and 2008 and a summary of the Properties’ assets and goodwill as of December 31, 2010 and December 31, 2009 are presented below:

	For The Years Ended December 31,
	2010	2009	2008
	(in thousands)
Net revenues:
Majestic Properties	$187,261	$192,152	$220,907
Fitzgeralds Tunica	71,306	75,918	80,396
Fitzgeralds Black Hawk	23,717	28,817	29,670

Total	$282,284	$296,887	$330,973

Operating income (loss):
Majestic Properties (1)	$8,472	$6,623	$(84,595)
Fitzgeralds Tunica	3,559	5,006	2,409
Fitzgeralds Black Hawk (2)	(1,449)	(1,292)	2,282
Corporate (3)	(8,076)	(17,219)	(7,506)

Total	$2,506	$(6,882)	$(87,410)

Segment depreciation and amortization:
Majestic Properties	$15,303	$15,907	$18,675
Fitzgeralds Tunica	10,303	10,929	11,299
Fitzgeralds Black Hawk	4,595	4,748	3,645
Corporate	183	215	222

Total	$30,384	$31,799	$33,841

Expenditures for additions to long-lived assets:
Majestic Properties	$6,748	$7,349	$806
Fitzgeralds Tunica	6,549	6,180	1,237
Fitzgeralds Black Hawk	1,534	1,281	16,001
Corporate	27	34	48

Total	$14,857	$14,844	$18,092

	December 31,	December 31,
	2010	2009
	(in thousands)
Segment assets:
Majestic Properties	$256,194	$239,498
Fitzgeralds Tunica	83,926	79,009
Fitzgeralds Black Hawk	60,697	61,727
Corporate	328,878	325,244

Total	729,695	705,478
Less: Intercompany	(375,050)	(327,885)

Total	$354,645	$377,593

Goodwill:
Fitzgeralds Tunica	$3,998	$3,998

Total	$3,998	$3,998

(1)	Operating income for the year ended December 31, 2009 includes a non-cash impairment loss on assets of $11.2 million. Operating loss for the year ended December 31, 2008 includes a non-cash impairment loss on assets of $105.8 million.
(2)	Operating loss for the year ended December 31, 2009 includes a non-cash impairment loss on assets of $1.9 million.
(3)	Corporate expenses reflect payroll, benefits, travel and other costs associated with the corporate staff, plus restructuring fees of $11.1 million and $1.5 million for the years ended December 31, 2009 and 2008, respectively, and are not allocated to the properties.

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 20. SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION

The Majestic Star Casino, LLC is the co-issuer of $300.0 million of Senior Secured Notes and $200.0 million of Senior Notes. Under the indentures governing the Senior Secured Notes, the Senior Notes and the loan and security agreement for the Senior Secured Credit Facility, Majestic Star II, Fitzgeralds Tunica and Fitzgeralds Black Hawk are guarantor subsidiaries of the $300.0 million of Senior Secured Notes. The guarantor subsidiaries are 100% owned by The Majestic Star Casino, LLC, and the guarantees of the Senior Secured Notes are full and unconditional, and joint and several.

The Company’s supplemental guarantor financial information contains financial information for The Majestic Star Casino, LLC, The Majestic Star Casino Capital Corp (co-issuer of the Senior Secured Notes but an entity with no operations) and the guarantor subsidiaries and the eliminating entries necessary to consolidate such entities.

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATING BALANCE SHEET

As of December 31, 2010

	The Majestic Star Casino, LLC	The Majestic Star Casino Capital Corp.	Guarantor Subsidiaries	Eliminating Entries		Total Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$10,969,940	$—	$39,879,827	$—		$50,849,767
Restricted cash	17,233,172	—	700,928	—		17,934,100
Accounts receivable, net	692,575	—	802,520	—		1,495,095
Inventories	392,360	—	537,459	—		929,819
Prepaid expenses and deposits	1,760,831	—	1,795,911	—		3,556,742
Deferred tax assets	—	—	294,479	—		294,479
Receivable from affiliate	3,091,731	—	3,090	(2,967,702	)(a)	127,119
Investment in subsidiaries	83,820,620	—	—	(83,820,620	)(b)	—

Total current assets	117,961,229	—	44,014,214	(86,788,322)		75,187,121

Property, equipment and improvements, net	118,244,482	—	117,617,855	—		235,862,337
Intangible assets, net	—	—	37,205,957	—		37,205,957
Goodwill	—	—	3,997,904	—		3,997,904
Other assets:
Long-term receivable from affiliates	136,834,863	—	52,117,400	(188,952,263	)(a)	—
Other assets	1,678,328	—	713,461	—		2,391,789

Total other assets	138,513,191	—	52,830,861	(188,952,263)		2,391,789

Total assets	$374,718,902	$—	$255,666,791	$(275,740,585)		$354,645,108

LIABILITIES AND MEMBER’S (DEFICIT ) EQUITY
Current liabilities not subject to compromise:
Accounts payable	$547,110	$—	$523,656	$—		$1,070,766
Current portion of long-term debt	62,513,514	—	—	—		62,513,514
Payable to affiliates	5,375	—	2,962,327	(2,967,702	)(a)	—
Accrued liabilities:
Payroll and related	4,913,247	—	5,213,927	—		10,127,174
Interest	314,161	—	—	—		314,161
Property and franchise taxes	5,589,501	—	4,923,840	—		10,513,341
Other accrued liabilities	14,928,387	—	8,321,241	—		23,249,628

Total current liabilities not subject to compromise	88,811,295	—	21,944,991	(2,967,702)		107,788,584
Due to affiliates	47,999,998	—	7,007,281	(55,007,279	)(a)	—
Deferred tax liabilities - long-term	—	—	12,091,465	—		12,091,465

Total liabilities not subject to compromise	136,811,293	—	41,043,737	(57,974,981)		119,880,049
Liabilities subject to compromise:
Due to affiliates	4,111,462	—	129,912,979	(133,944,984	)(a)	79,457
Other liabilities (c)	663,843,388	300,000,000	889,455	(300,000,000	)(d)	664,732,843

Liabilities subject to compromise	667,954,850	300,000,000	130,802,434	(433,944,984)		664,812,300

Total liabilities	804,766,143	300,000,000	171,846,171	(491,919,965)		784,692,349
Member’s (deficit) equity	(430,047,241)	(300,000,000)	83,820,620	216,179,380	(b)(d)	(430,047,241)

Total liabilities and member’s (deficit) equity	$374,718,902	$—	$255,666,791	$(275,740,585)		$354,645,108

(a)	To eliminate intercompany receivable and payables.
(b)	To eliminate intercompany accounts and investment in subsidiaries.
(c)	Includes the pushdown of Majestic Holdco’s Discount Notes and accrued interest, $63.5 million and $9.1 million, respectively, pursuant to SEC Staff Accounting Bulletin 73 Topic 5(J) (ASC Topic 605).
(d)	The Majestic Star Casino Capital Corp. is a co-obligor of the Senior Secured Notes issued by the Company. Accordingly, such indebtedness has been presented as an obligation of both the issuer and the co-obligor in the above balance sheet.

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATING BALANCE SHEET

As of December 31, 2009

	The Majestic Star Casino, LLC	The Majestic Star Casino Capital Corp.	Guarantor Subsidiaries	Eliminating Entries		Total Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$15,740,848	$—	$46,970,137	$—		$62,710,985
Restricted cash	11,015,906	—	680,654	—		11,696,560
Accounts receivable, net	1,134,899	—	1,088,169	—		2,223,068
Inventories	396,620	—	699,408	—		1,096,028
Prepaid expenses and deposits	1,922,518	—	1,528,713	—		3,451,231
Receivable from affiliate	1,275,005	—	1,399	(118,767	)(a)	1,157,637
Investment in subsidiaries	80,240,800	—	—	(80,240,800	)(b)	—

Total current assets	111,726,596	—	50,968,480	(80,359,567)		82,335,509

Property, equipment and improvements, net	123,340,603	—	125,993,773	—		249,334,376
Intangible assets, net	—	—	39,685,124	—		39,685,124
Goodwill	—	—	3,997,904	—		3,997,904
Other assets:
Deferred financing costs, net	63,507	—	—	—		63,507
Long-term receivable from affiliates	132,405,434	—	10,117,401	(142,522,835	)(a)	—
Other assets	1,533,200	—	643,041	—		2,176,241

Total other assets	134,002,141	—	10,760,442	(142,522,835)		2,239,748

Total assets	$369,069,340	$—	$231,405,723	$(222,882,402)		$377,592,661

LIABILITIES AND MEMBER’S (DEFICIT ) EQUITY
Current liabilities not subject to compromise:
Accounts payable	$541,571	$—	$507,976	$—		$1,049,547
Current portion of long-term debt	74,367,337	—	—	—		74,367,337
Payable to affiliates	—	—	118,767	(118,767	)(a)	—
Accrued liabilities:
Payroll and related	4,147,894	—	5,051,134	—		9,199,028
Interest	382,165	—	—	—		382,165
Property and franchise taxes	5,107,054	—	4,864,592	—		9,971,646
Other accrued liabilities	4,869,249	—	7,318,736	—		12,187,985

Total current liabilities not subject to compromise	89,415,270	—	17,861,205	(118,767)		107,157,708
Due to affiliates	6,000,000	—	2,577,853	(8,577,853	)(a)	—

Total liabilities not subject to compromise	95,415,270	—	20,439,058	(8,696,620)		107,157,708
Liabilities subject to compromise:
Due to affiliates	4,111,461	—	129,852,978	(133,944,982	)(a)	19,457
Other liabilities (c)	664,058,891	300,000,000	872,887	(300,000,000	)(d)	664,931,778

Liabilities subject to compromise	668,170,352	300,000,000	130,725,865	(433,944,982)		664,951,235

Total liabilities	763,585,622	300,000,000	151,164,923	(442,641,602)		772,108,943
Member’s (deficit) equity	(394,516,282)	(300,000,000)	80,240,800	219,759,200	(b)(d)	(394,516,282)

Total liabilities and member’s (deficit) equity	$369,069,340	$—	$231,405,723	$(222,882,402)		$377,592,661

(a)	To eliminate intercompany receivable and payables.
(b)	To eliminate intercompany accounts and investment in subsidiaries.
(c)	Includes the pushdown of Majestic Holdco’s Discount Notes and accrued interest, $63.5 million and $9.1 million, respectively, pursuant to SEC Staff Accounting Bulletin 73 Topic 5(J) (ASC Topic 605).
(d)	The Majestic Star Casino Capital Corp. is a co-obligor of the Senior Secured Notes issued by the Company. Accordingly, such indebtedness has been presented as an obligation of both the issuer and the co-obligor in the above balance sheet.

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATING STATEMENT OF OPERATIONS

For the Year Ended December 31, 2010

	The Majestic Star Casino, LLC	The Majestic Star Casino Capital Corp.	Guarantor Subsidiaries	Eliminating Entries		Total Consolidated
OPERATING REVENUES:
Casino	$100,057,079	$—	$185,969,379	$—		$286,026,458
Rooms	—	—	11,061,098	—		11,061,098
Food and beverage	9,402,957	—	15,263,019	—		24,665,976
Other	3,797,112	—	3,389,991	—		7,187,103

Gross revenues	113,257,148	—	215,683,487	—		328,940,635
Less promotional allowances	15,686,031	—	30,449,311	520,811	(a)	46,656,153

Net operating revenues	97,571,117	—	185,234,176	(520,811)		282,284,482

OPERATING COSTS AND EXPENSES:
Casino	33,675,739	—	51,338,857	—		85,014,596
Rooms	—	—	1,111,340	—		1,111,340
Food and beverage	2,228,109	—	3,921,160	—		6,149,269
Other	430,008	—	682,001	—		1,112,009
Gaming taxes	30,922,146	—	40,051,180	—		70,973,326
Advertising and promotion	6,098,244	—	15,769,326	(520,811	)(a)	21,346,759
General and administrative	18,402,841	—	31,077,882	—		49,480,723
Corporate expense	7,880,285	—	—	—		7,880,285
Economic incentive tax - City of Gary	3,260,424	—	3,000,999	—		6,261,423
Depreciation and amortization	9,684,965	—	20,698,847	—		30,383,812
(Gain) loss on disposal of assets	(27,223)	—	92,650	—		65,427

Total operating costs and expenses	112,555,538	—	167,744,242	(520,811)		279,778,969

Operating (loss) income	(14,984,421)	—	17,489,934	—		2,505,513

OTHER (EXPENSE) INCOME :
Interest income	67,697	—	24,273	—		91,970
Interest expense	(4,047,746)	—	—	—		(4,047,746)
Other non-operating expense	(3,790)	—	—	—		(3,790)
Equity in net income of subsidiaries	3,579,820	—	—	(3,579,820	)(b)	—

Total other income (expense)	(404,019)	—	24,273	(3,579,820)		(3,959,566)

(Loss) income before reorganization items and income taxes	(15,388,440)	—	17,514,207	(3,579,820)		(1,454,053)

Reorganization items:
Reorganization fees	(19,705,298)	—	—	—		(19,705,298)
Loss from rejected executory contracts	(437,221)	—	—	—		(437,221)

Total reorganization items	(20,142,519)	—	—	—		(20,142,519)

(Loss) income before income tax provision	(35,530,959)	—	17,514,207	(3,579,820)		(21,596,572)
Income tax provision	—	—	(13,934,387)	—		(13,934,387)

Net (loss) income	$(35,530,959)	$—	$3,579,820	$(3,579,820)		$(35,530,959)

(a)	To eliminate intercompany transactions.
(b)	To eliminate equity in net income of subsidiaries.

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATING STATEMENT OF OPERATIONS

For the Year Ended December 31, 2009

	The Majestic Star Casino, LLC	The Majestic Star Casino Capital Corp.	Guarantor Subsidiaries	Eliminating Entries		Total Consolidated
OPERATING REVENUES:
Casino	$104,153,529	$—	$194,161,691	$—		$298,315,220
Rooms	—	—	10,692,543	—		10,692,543
Food and beverage	7,642,196	—	14,911,390	—		22,553,586
Other	3,809,523	—	3,709,339	—		7,518,862

Gross revenues	115,605,248	—	223,474,963	—		339,080,211
Less promotional allowances	12,662,373	—	28,959,973	570,733	(a)	42,193,079

Net operating revenues	102,942,875	—	194,514,990	(570,733)		296,887,132

OPERATING COSTS AND EXPENSES:
Casino	32,546,006	—	55,216,726	—		87,762,732
Rooms	—	—	1,165,778	—		1,165,778
Food and beverage	2,545,937	—	3,863,985	—		6,409,922
Other	424,947	—	750,700	—		1,175,647
Gaming taxes	30,501,335	—	39,486,007	—		69,987,342
Advertising and promotion	6,005,903	—	15,967,272	(570,733	)(a)	21,402,442
General and administrative	16,918,009	—	30,491,458	—		47,409,467
Corporate expense	5,936,366	—	—	—		5,936,366
Restructuring fees	11,067,411	—	—	—		11,067,411
Economic incentive tax - City of Gary	3,267,194	—	2,824,676	—		6,091,870
Depreciation and amortization	10,247,948	—	21,551,022	—		31,798,970
Impairment loss on assets	—		13,074,494	—		13,074,494
Loss on disposal of assets	429,644	—	56,973	—		486,617

Total operating costs and expenses	119,890,700	—	184,449,091	(570,733)		303,769,058

Operating (loss) income	(16,947,825)	—	10,065,899	—		(6,881,926)

OTHER (EXPENSE) INCOME :
Interest income	143,920	—	39,754	—		183,674
Interest expense	(54,291,082)	—	(8,970)	—		(54,300,052)
Interest expense - Majestic Holdco (b)	(7,888,228)	—	—	—		(7,888,228)
Other non-operating expense	(1,485)	—	—	—		(1,485)
Equity in net income of subsidiaries	10,096,683	—	—	(10,096,683	)(c)	—

Total other (expense) income	(51,940,192)	—	30,784	(10,096,683)		(62,006,091)

Income (loss) before reorganization items	(68,888,017)	—	10,096,683	(10,096,683)		(68,888,017)

Reorganization items:
Reorganization fees	(1,772,431)	—	—	—		(1,772,431)
Write-off of debt issuance costs	(4,281,025)	—	—	—		(4,281,025)

Total reorganization items	(6,053,456)	—	—	—		(6,053,456)

Net (loss) income	$(74,941,473)	$—	$10,096,683	$(10,096,683)		$(74,941,473)

(a)	To eliminate intercompany transactions.
(b)	Includes amortization of deferred financing costs and interest expense related to the issuance of Majestic Holdco’s Discount Notes pushed down pursuant to SEC Staff Accounting Bulletin 73 Topic 5(J) (ASC Topic 605) and ASC 805-50-S99.
(c)	To eliminate equity in net income of subsidiaries.

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATING STATEMENT OF OPERATIONS

For the Year Ended December 31, 2008

	The Majestic Star Casino, LLC	The Majestic Star Casino Capital Corp.	Guarantor Subsidiaries	Eliminating Entries		Total Consolidated
OPERATING REVENUES:
Casino	$121,162,566	$—	$211,790,622	$—		$332,953,188
Rooms	—	—	11,722,758	—		11,722,758
Food and beverage	8,122,735	—	15,305,071	—		23,427,806
Other	3,588,088	—	4,396,934	—		7,985,022

Gross revenues	132,873,389	—	243,215,385	—		376,088,774
Less promotional allowances	12,950,338	—	31,576,548	588,708	(a)	45,115,594

Net operating revenues	119,923,051	—	211,638,837	(588,708)		330,973,180

OPERATING COSTS AND EXPENSES:
Casino	34,296,922	—	63,906,292	—		98,203,214
Rooms	—	—	1,354,332	—		1,354,332
Food and beverage	2,889,928	—	4,144,794	—		7,034,722
Other	522,013	—	806,312	—		1,328,325
Gaming taxes	35,683,810	—	43,548,264	—		79,232,074
Advertising and promotion	6,743,645	—	16,782,477	(588,708	)(a)	22,937,414
General and administrative	22,507,917	—	33,939,524	—		56,447,441
Corporate expense	5,818,085	—	—	—		5,818,085
Restructuring fees	1,465,998		—			1,465,998
Economic incentive tax - City of Gary, net of refund	2,687,365	—	2,203,503	—		4,890,868
Depreciation and amortization	12,206,257	—	21,634,806	—		33,841,063
Impairment loss on assets	—	—	105,759,044	—		105,759,044
(Gain) loss on disposal of assets	(13,278)	—	83,567	—		70,289

Total operating costs and expenses	124,808,662	—	294,162,915	(588,708)		418,382,869

Operating loss	(4,885,611)	—	(82,524,078)	—		(87,409,689)

OTHER (EXPENSE) INCOME :
Interest income	197,734	—	81,938	—		279,672
Interest expense	(55,192,608)	—	(33,461)	—		(55,226,069)
Interest expense - debt pushed down from Majestic Holdco (b)	(7,995,818)	—	—	—		(7,995,818)
Other non-operating expense	(30,705)	—	—	—		(30,705)
Equity in net income of subsidiaries	(82,475,601)	—	—	82,475,601	(c)	—

Total other (expense) income	(145,496,998)	—	48,477	82,475,601		(62,972,920)

Net loss	$(150,382,609)	$—	$(82,475,601)	$82,475,601		$(150,382,609)

(a)	To eliminate intercompany transactions.
(b)	Includes amortization of deferred financing costs and interest expense related to the issuance of Majestic Holdco’s Discount Notes pushed down pursuant to SEC Staff Accounting Bulletin 73 Topic 5(J) (ASC Topic 605) and ASC 805-50-S99.
(c)	To eliminate equity in net income of subsidiaries.

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATING STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2010

	The Majestic Star Casino, LLC	The Majestic Star Casino Capital Corp.	Guarantor Subsidiaries	Eliminating Entries	Total Consolidated
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES:	$(24,037,816)	$—	$44,991,444	$—	$20,953,628

CASH FLOWS FROM INVESTING ACTIVITIES:
Increase in restricted cash	(6,112,374)	—	(20,274)	—	(6,132,648)
Additions to property and equipment	(4,723,483)	—	(10,133,728)	—	(14,857,211)
Increase in Lakefront Capital Improvement Fund	(104,892)	—	—	—	(104,892)
Proceeds from disposal of equipment	61,479	—	72,248	—	133,727

Net cash used in investing activities	(10,879,270)	—	(10,081,754)	—	(20,961,024)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from line of credit	4,082,636	—	—	—	4,082,636
Repayment of line of credit	(15,936,458)	—	—	—	(15,936,458)
Advances from (to) affiliates	42,000,000	—	(42,000,000)	—	—

Net cash provided by (used in) financing activities	30,146,178	—	(42,000,000)	—	(11,853,822)

Net decrease in cash and cash equivalents	(4,770,908)	—	(7,090,310)	—	(11,861,218)
Cash and cash equivalents, beginning of period	15,740,848	—	46,970,137	—	62,710,985

Cash and cash equivalents, end of period	$10,969,940	$—	$39,879,827	$—	$50,849,767

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATING STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2009

	The Majestic Star Casino, LLC	The Majestic Star Casino Capital Corp.	Guarantor Subsidiaries	Eliminating Entries	Total Consolidated
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES: (a)	$(29,484,794)	$—	$60,732,918	$—	$31,248,124

CASH FLOWS FROM INVESTING ACTIVITIES:
Increase in restricted cash	(5,718,312)	—	(55,654)	—	(5,773,966)
Additions to property and equipment	(4,611,830)	—	(10,232,322)	—	(14,844,152)
Increase in Lakefront Capital Improvement Fund	(253,609)	—	—	—	(253,609)
Proceeds from disposal of equipment	1,500	—	144,326	—	145,826

Net cash used in investing activities	(10,582,251)	—	(10,143,650)	—	(20,725,901)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from line of credit	5,216,892	—	—	—	5,216,892
Repayment of line of credit	(10,185,561)	—	—	—	(10,185,561)
Advances from (to) affiliates	52,825,000	—	(52,825,000)	—	—
Repayment of debt	(93,264)	—	(499,057)	—	(592,321)

Net cash provided by (used in) financing activities	47,763,067	—	(53,324,057)	—	(5,560,990)

Net increase (decrease) in cash and cash equivalents	7,696,022	—	(2,734,789)	—	4,961,233
Cash and cash equivalents, beginning of period	8,044,826	—	49,704,926	—	57,749,752

Cash and cash equivalents, end of period	$15,740,848	$—	$46,970,137	$—	$62,710,985

(a)	Includes interest expense of $7.4 million and amortization of deferred financing costs of $0.5 million related to Majestic Holdco’s Discount Notes.

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATING STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2008

	The Majestic Star Casino, LLC	The Majestic Star Casino Capital Corp.	Guarantor Subsidiaries	Eliminating Entries	Total Consolidated
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES: (a)	$(38,101,007)	$—	$63,758,258	$—	$25,657,251

CASH FLOWS FROM INVESTING ACTIVITIES:
Increase in restricted cash	(1,377,951)	—	(625,000)	—	(2,002,951)
Additions to property and equipment	(761,764)	—	(17,330,547)	—	(18,092,311)
Decrease in Lakefront Capital Improvement Fund	2,088,005	—	—	—	2,088,005
Proceeds from disposal of equipment	25,286	—	42,387	—	67,673

Net cash used in investing activities	(26,424)	—	(17,913,160)	—	(17,939,584)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from line of credit	45,061,179	—	—	—	45,061,179
Repayment of line of credit	(22,150,000)	—	—	—	(22,150,000)
Advances from (to) affiliates	16,775,000	—	(16,775,000)	—	—
Repayment of debt	(169,094)	—	(526,263)	—	(695,357)
Tax distribution to Barden Development, Inc.	(1,400,000)	—	—	—	(1,400,000)

Net cash provided by (used in) financing activities	38,117,085	—	(17,301,263)	—	20,815,822

Net (decrease) increase in cash and cash equivalents	(10,346)	—	28,543,835	—	28,533,489
Cash and cash equivalents, beginning of period	8,055,172	—	21,161,091	—	29,216,263

Cash and cash equivalents, end of period	$8,044,826	$—	$49,704,926	$—	$57,749,752

(a)	Includes interest expense of $7.5 million and deferred financing costs of $0.5 million related to the amortization of bond discount and deferred financing costs of Majestic Holdco’s Discount Notes.

NOTE 21. EVENT (UNAUDITED) SUBSEQUENT TO DATE OF THE REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Emergence from Bankruptcy

The reorganization of the Debtors was consummated and became effective on December 1, 2011, at which time, the Successor acquired the Debtors’ gaming properties and related assets, including the Company.

As part of the restructuring, immediately preceding the Effective Date, the Company transferred approximately 209 acres of real property adjacent to the Majestic Star Properties into a liquidating trust. Other than a warehouse and electrical substation which are now subject to a lease with the trust, the Company was not utilizing the 209 acres of real property as part of its core casino business.

The Plan provided for, among other things:

•

the lenders of the Pre-Petition Senior Secured Credit Facility received various cash payments, as required by the Plan and cash collateral orders, for amounts outstanding thereunder and are lenders under the New Senior Secured Credit Facility, with an initial amount of $58.0 million, of which $53.1 million was drawn on the Effective Date, and expiring on December 1, 2014. The New Senior Secured Credit Facility is secured by a first lien on all of the assets of the reorganized business to the extent permitted by law.

•

holders of the Pre-Petition Senior Secured Notes received their pro rata share of 58% of the equity in Majestic Holdco and are pro rata holders of the notes, with an initial principal amount of $100.6 million, maturing on December 1, 2016, and are secured by a second lien on all of the assets of the reorganized business to the extent permitted by law.

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

•	holders of the Pre-Petition Senior Notes received their pro rata share of 42% of the equity in Majestic Holdco,

•

holders of allowed general unsecured claims will receive the lesser of (i) cash in the amount equal to approximately 25 percent of their allowed general unsecured claims and/or rejection damages claims or (ii) their pro rata share of $1.0 million,

•	BDI received no distribution in connection with the cancellation, release and extinguishment of its equity interests in Majestic Holdco, and

•	the holders of the Holdco Discount Notes received no distribution in connection with their cancellation, release and extinguishment.

In addition, the Company was required to make disbursements to creditors in connection with the Plan, including a sweep payment for the benefit of the lenders under the Pre-Petition Senior Secured Credit Facility in an amount equal to $4.9 million which represented the total unrestricted cash balances held by the Company as of the last day of the calendar month immediately preceding the Effective Date, less $40.0 million.

Upon emergence, the Company will adopt “fresh-start reporting” as of December 1, 2011. The Company’s emergence from Chapter 11 will result in a new reporting entity. Under fresh-start reporting, all assets and liabilities will be recorded at their estimated fair values and the Company’s accumulated deficit will be eliminated. In adopting fresh-start reporting, the Company is required to determine its enterprise value, which represents the fair value of the entity before considering its interest bearing debt. The December 31, 2010 financial statements do not give effect to any adjustments in the carrying value of assets or classification of liabilities that will be recorded upon implementation of fresh-start reporting.

[INTENTIONALLY OMITTED]

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	September 30, 2011	December 31, 2010
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$43,159,203	$50,849,767
Restricted cash	19,242,448	17,934,100
Accounts receivable, less allowance for doubtful accounts of $576,333 and $1,264,837 as of September 30, 2011 and December 2010, respectively	1,470,315	1,495,095
Inventories	860,753	929,819
Prepaid expenses and deposits	4,602,358	3,556,742
Deferred tax assets	294,477	294,479
Receivable from affiliates	490	127,119

Total current assets	69,630,044	75,187,121

Property, equipment and improvements, net	220,497,887	235,862,337
Intangible assets, net	35,346,582	37,205,957
Goodwill	3,997,904	3,997,904
Other assets	2,402,423	2,391,789

Total assets	$331,874,840	$354,645,108

LIABILITIES AND MEMBER’S DEFICIT
Current liabilities not subject to compromise:
Accounts payable	$1,280,119	$1,070,766
Current portion of long-term debt	58,000,000	62,513,514
Accrued liabilities:
Payroll and related	8,288,233	10,127,174
Interest	277,917	314,161
Property and franchise taxes	10,817,328	10,513,341
Other accrued liabilities	19,041,721	23,249,628

Total current liabilities not subject to compromise	97,705,318	107,788,584
Deferred tax liabilities - long-term	11,739,704	12,091,465

Total liabilities not subject to compromise	109,445,022	119,880,049
Liabilities subject to compromise:
Payable to affiliates	79,457	79,457
Other liabilities	664,725,758	664,732,843

Liabilities subject to compromise	664,805,215	664,812,300

Total liabilities	774,250,237	784,692,349
Member’s deficit	(442,375,397)	(430,047,241)

Total liabilities and member’s deficit	$331,874,840	$354,645,108

The accompanying notes are an integral part of these condensed consolidated financial statements.

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	For The Three Months Ended September 30,		For The Nine Months Ended September 30,
	2011	2010	2011	2010
OPERATING REVENUES:
Casino	$64,758,380	$72,315,966	$202,331,717	$218,761,209
Rooms	2,494,029	2,955,700	6,911,033	8,335,367
Food and beverage	6,545,687	6,510,728	18,272,114	18,317,910
Other	2,678,619	1,934,997	10,495,882	5,430,551

Gross revenues	76,476,715	83,717,391	238,010,746	250,845,037
Less: promotional allowances	11,254,858	12,206,796	32,773,392	34,715,325

Net operating revenues	65,221,857	71,510,595	205,237,354	216,129,712

OPERATING COSTS AND EXPENSES:
Casino	19,696,609	21,833,399	59,931,524	63,521,111
Rooms	315,039	330,191	826,285	839,806
Food and beverage	1,311,720	1,607,937	4,293,349	4,626,310
Other	208,262	273,644	724,295	834,771
Gaming taxes	16,427,738	18,027,430	51,446,150	54,481,257
Advertising and promotion	4,756,267	5,508,201	14,505,540	16,330,537
General and administrative	11,430,312	12,543,273	40,676,057	36,298,026
Corporate expense	1,181,390	1,571,177	4,526,642	5,515,072
Economic incentive tax - City of Gary	1,510,306	1,562,369	4,700,853	4,828,476
Depreciation and amortization	6,369,591	7,732,649	19,632,461	22,933,161
Loss (gain) on disposal of assets	22,402	(10,601)	11,647	92,559

Total operating costs and expenses	63,229,636	70,979,669	201,274,803	210,301,086

Operating income	1,992,221	530,926	3,962,551	5,828,626

OTHER INCOME (EXPENSE):
Interest income	11,398	14,878	35,180	79,037
Interest expense (contractual interest for the three and nine months ended September 30, 2011 was $19,450,018 and $57,526,956, including $2,781,177 and $8,187,263 of interest of Majestic Holdco, respectively, and for the three and nine months ended September 30, 2010 was $18,814,318 and $55,746,993, including $2,513,287 and $7,383,591 of	(852,278)	(968,027)	(2,546,444)	(3,106,496)
Other non-operating expense	—	(937)	(1,182)	(1,905)

Total other expense	(840,880)	(954,086)	(2,512,446)	(3,029,364)

Income (loss) before reorganization items and income taxes	1,151,341	(423,160)	1,450,105	2,799,262

Reorganization items:
Reorganization fees	(2,620,349)	(3,940,730)	(15,049,062)	(12,520,150)
Loss from rejected executory contracts	—	—	—	(437,221)

Total reorganization items	(2,620,349)	(3,940,730)	(15,049,062)	(12,957,371)

Loss before income tax provision	(1,469,008)	(4,363,890)	(13,598,957)	(10,158,109)
Income tax provision	(247,854)	(2,515,838)	(529,961)	(7,559,825)

Net loss	$(1,716,862)	$(6,879,728)	$(14,128,918)	$(17,717,934)

The accompanying notes are an integral part of these condensed consolidated financial statements.

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	For The Nine Months Ended September 30,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(14,128,918)	$(17,717,934)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	17,773,086	21,073,786
Amortization	1,859,375	1,859,375
Amortization of deferred financing costs	—	63,507
Deferred income taxes	(351,759)	7,559,825
Loss on disposal of assets	11,647	92,559
Reorganization items	15,049,062	12,957,371
Write-off of receivables from affiliates	—	131,756
Changes in operating assets and liabilities:
Accounts receivable, net	24,780	241,189
Receivable from affiliates	126,629	148,965
Inventories	69,066	120,645
Prepaid expenses and deposits	(1,045,616)	(1,493,292)
Other assets	(10,634)	(254,969)
Accounts payable	211,069	79,884
Accrued payroll and related	(1,838,941)	276,769
Accrued interest	(36,244)	(69,125)
Other accrued liabilities	829,595	7,116,195
Liabilities subject to compromise	(7,085)	(27,988)

Net cash provided by operating activities before reorganization items	18,535,112	32,158,518
Net cash used for reorganization items	(17,981,816)	(10,732,806)

Net cash provided by operating activities	553,296	21,425,712

CASH FLOWS FROM INVESTING ACTIVITIES:
Increase in restricted cash	(1,059,949)	(4,587,096)
Additions to property and equipment	(2,461,475)	(12,708,785)
Increase in Lakefront Capital Improvement Fund	(248,399)	(91,871)
Proceeds from disposal of equipment	39,477	104,877

Net cash used in investing activities	(3,730,346)	(17,282,875)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from line of credit	2,582,688	3,132,506
Repayment of line of credit	(7,096,202)	(12,169,801)

Net cash used in financing activities	(4,513,514)	(9,037,295)

Net decrease in cash and cash equivalents	(7,690,564)	(4,894,458)
Cash and cash equivalents, beginning of period	50,849,767	62,710,985

Cash and cash equivalents, end of period	$43,159,203	$57,816,527

The accompanying notes are an integral part of these condensed consolidated financial statements.

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

(unaudited)

	For The Nine Months Ended September 30,
	2011	2010
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION AND NON-CASH INVESTING AND FINANCING ACTIVITIES:
Interest paid, net of capitalized interest:	$2,582,688	$3,112,113
Taxes paid or received	$869,485	$—
NON-CASH INVESTING ACTIVITIES:
Capital assets acquired from incurring accounts payable and accrued liabilities	$25,479	$112,439

The accompanying notes are an integral part of these condensed consolidated financial statements.

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

NOTE 1. ORGANIZATION

The Majestic Star Casino, LLC and its separate and distinct subsidiary limited liability companies and one corporation ( together the “Company”) is a wholly owned subsidiary of Majestic Holdco, LLC (“Majestic Holdco”) which is a wholly owned subsidiary of Barden Development, Inc. (“BDI”). The Company was formed on December 8, 1993 as an Indiana limited liability company to provide gaming and related entertainment to the public. The Company commenced gaming operations in the City of Gary at Buffington Harbor, located in Lake County, Indiana on June 7, 1996.

The Company is a multi-jurisdictional gaming company with operations in three states - Indiana, Mississippi and Colorado. The Company owns and operates the following gaming facilities:

•	A dockside casino and land based pavilion located on Lake Michigan in Gary, Indiana (“Majestic Star”);

•	A dockside casino and hotel located on Lake Michigan in Gary, Indiana (“The Majestic Star Casino II, Inc.” or “Majestic Star II” and with Majestic Star, the “Majestic Star properties”);

•	A casino-hotel located in Tunica County, Mississippi ( “Barden Mississippi Gaming, LLC” or “Fitzgeralds Tunica”); and

•	A casino located in Black Hawk, Colorado (“Barden Colorado Gaming, LLC” or “Fitzgeralds Black Hawk”).

The Company and its parent, Majestic Holdco, also have the following subsidiaries, which were formed for the purpose of facilitating financing transactions:

•

The Majestic Star Casino Capital Corp. (“MSCC”) is a co-obligor with the Company for the $300.0 million 9 1/2% Senior Secured Notes due 2010 (the “Senior Secured Notes”). MSCC has no assets or operations;

•	Majestic Star Casino Capital Corp. II (“MSCC II”) is a co-obligor with the Company for the $200.0 million 9 3/4% Senior Notes due 2011 (the “Senior Notes”). MSCC II has no assets or operations; and

•

Majestic Star Holdco, Inc. was formed for the purpose of facilitating the offering of Majestic Holdco’s $63.5 million of 12 1/2% senior discount notes due 2011 (the “Discount Notes”). Majestic Star Holdco, Inc. has no assets or operations. See Note 6 - Debt.

Proceedings under the Bankruptcy Code. On November 23, 2009 (the “Petition Date”), Majestic Holdco, and subsidiaries of Majestic Holdco and the Company, including The Majestic Star Casino II, Inc, Barden Mississippi Gaming, LLC, Barden Colorado Gaming, LLC, The Majestic Star Casino Capital Corp., Majestic Star Casino Capital Corp. II, and Majestic Star Holdco, Inc. (collectively, and together with Majestic Holdco and the Company, the “Debtors”) filed voluntary petitions for relief in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”). The Company’s chapter 11 cases are being jointly administered under the caption The Majestic Star Casino, LLC, Case No. 09-14136 (the “Chapter 11 Cases”). The Company continues to operate its businesses as a debtor-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure and the Local Bankruptcy Rules for the United States Bankruptcy Court of the District of Delaware and the orders of the Bankruptcy Court. As a debtor-in-possession, the Company is authorized to continue to operate as an ongoing business, but may not engage in transactions outside the ordinary course of business without approval of the Bankruptcy Court after notice and an opportunity for a hearing. As a consequence of the commencement of the Chapter 11 Cases, certain of the proceedings against the Company have been stayed. See Note 4 - Voluntary Reorganization Under Chapter 11 of the Bankruptcy Code.

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

NOTE 2. GOING CONCERN

The Company has experienced declining operating results and a weakening in its financial position due to significant competition and deteriorating economic conditions in each of the markets in which the Company owns and operates casino facilities. The Company has generated net losses of $35.5 million, $74.9 million and $150.4 million for the years ended December 31, 2010, 2009 and 2008, respectively, and $14.1 million for the nine months ended September 30, 2011. At September 30, 2011, the Company had unrestricted cash and cash equivalents of $43.2 million, a net working capital deficit of $28.1 million and member’s deficit of $442.4 million.

The accompanying condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern. On the Petition Date, the Company commenced the Chapter 11 Cases. See Notes 1 - Organization and 4 - Voluntary Reorganization Under Chapter 11 of the Bankruptcy Code.

The conditions and events described above raise a substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is contingent upon, among other things, its ability to (i) maintain compliance with the Second Amended and Restated Final Order (I) Authorizing Consensual Use of Cash Collateral Pursuant To Section 363 of Bankruptcy Code and (II) Providing Adequate Protection To Prepetition Secured Lenders and Secured Noteholders Pursuant to Sections 361, 362, 363 and 364 of Bankruptcy Code (the “Second Amended and Restated Cash Collateral Order”) (see Note 4 – Voluntary Reorganization Under Chapter 11 of the Bankruptcy Code for a description of the Company’s noncompliance with or breach of certain representations, covenants, restrictions, obligations, terms and/or conditions set forth in the Second Amended and Restated Cash Collateral Order) and maintain compliance with any negotiated amendment to and, if necessary, negotiate an extension and/or further amendment of the Second Amended and Restated Cash Collateral Order which expires on December 31, 2011, unless extended by further order of the Bankruptcy Court, (ii) generate sufficient cash flow from operations to meet the Company’s obligations as they come due and (iii) consummate the Debtors’ Second Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code (as may have been or may be subsequently modified, supplemented and amended in accordance with its terms) (the “Plan”) by the Outside Date (as defined below) or such later date established by the Bankruptcy Court. The accompanying condensed consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

NOTE 3. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying condensed consolidated financial statements include the accounts of the Company and its separate and distinct subsidiary limited liability companies and corporations. All inter-company transactions and balances have been eliminated. These financial statements have been prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates incorporated into the Company’s condensed consolidated financial statements include the estimated useful lives of depreciable and amortizable assets, the estimated allowance for doubtful accounts receivable, estimated cash flow in assessing the recoverability of long-lived assets, and estimated liabilities for self-insured medical and workers’ compensation plans, property taxes, slot club point programs and litigation, claims and assessments. Actual results could differ from those estimates.

The Debtors continue to conduct their businesses as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

ACCOUNTING FOR REORGANIZATION - The accounting guidance for financial reporting by entities in reorganization under the Bankruptcy Code, which is applicable to companies in Chapter 11, generally does not change the manner in which financial statements are prepared. The Company’s condensed consolidated financial statements have been prepared on a going-concern basis, which assumes continuity of operations, realization of assets and satisfaction of liabilities in the ordinary course of business. The Chapter 11 Cases create substantial doubt about the Company’s ability to continue as a going concern. The accompanying condensed consolidated financial statements do not reflect any adjustments relating to (a) the recoverability of assets or the satisfaction of liabilities, (b) the amount that will ultimately be paid to settle liabilities and contingencies that may be allowed or (c) the effect of changes that may be made in connection with the Company’s capitalization or operations as a result of consummation of the Plan. The Plan, if consummated, will materially change the amounts and classifications reported in the condensed consolidated financial statements which do not give effect to any adjustments to the carrying values of assets or amounts of liabilities that would be necessary as a consequence of consummating the Plan.

The Company’s ability to continue as a going concern is contingent upon, among other things, its ability to (i) maintain compliance with the Second Amended and Restated Cash Collateral Order and maintain compliance with any negotiated amendment to and, if necessary, negotiate an extension and/or further amendment of the Second Amended and Restated Cash Collateral Order which expires on December 31, 2011, unless extended by further order of the Bankruptcy Court, (ii) generate sufficient cash flow from operations to meet the Company’s obligations as they become due and (iii) consummate the Plan by the Outside Date or such later date established by Bankruptcy Court order. In the event the Company’s restructuring activities are not successful and it is required to liquidate, the Company will be required to adopt the liquidation basis of accounting. Under the liquidation basis of accounting, assets are stated at their estimated net realizable values and liabilities are stated at their estimated settlement amounts.

The accounting guidance for financial reporting by entities in reorganization under the Bankruptcy Code requires that the financial statements for periods subsequent to the filing of the Chapter 11 Cases distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business. Revenues, expenses, realized gains and losses, and provisions for losses that can be directly associated with the reorganization and restructuring of the business must be reported separately as reorganization items in the condensed consolidated statements of operations beginning on the Petition Date. The balance sheet must distinguish prepetition liabilities subject to compromise from both those prepetition liabilities that are not subject to compromise and from post-petition liabilities. Cash used for reorganization items must be disclosed separately in the statement of cash flows. Effective as of the Petition Date, the Company adopted the accounting guidance for financial reporting by entities in reorganization under the Bankruptcy Code and has segregated those items as outlined above for all reporting periods subsequent to such date.

FACTORS AFFECTING COMPARABILITY - As a result of the filing of the Chapter 11 Cases, the Company is now periodically required to file various documents with, and provide certain information to, the Bankruptcy Court, including, without limitation, quarterly operating reports in forms prescribed by federal bankruptcy law and certain financial information on a consolidated, consolidating and unconsolidated basis. Such documents are prepared according to requirements of federal bankruptcy law. While such reports and documents accurately provide then-current information required under federal bankruptcy law, they are nonetheless unaudited and prepared in a format different from that used in the Company’s audited annual and unaudited quarterly financial statements. Accordingly, the Company believes that the substance and format do not allow meaningful comparison with its regular annual and quarterly financial statements.

PUSH DOWN OF DISCOUNT NOTES FROM MAJESTIC HOLDCO - The Company’s condensed consolidated balance sheets as of September 30, 2011 and December 31, 2010 include the Discount Notes. The Discount Notes are solely the obligation of Majestic Holdco and Majestic Star Holdco, Inc. (the co-issuer with Majestic Holdco) and are unsecured. Neither the Company nor any of its subsidiaries guarantees the Discount Notes nor are the equity or assets of the Company or its subsidiaries security for the Discount Notes. The Discount Notes are being pushed down to the Company pursuant to the guidance in Securities and Exchange Commission Staff Accounting Bulletin 73, Topic 5(J) and Accounting Standards Codification (“ASC”) 805-50-S99, “Business Combinations”. As a result of the Chapter 11 Cases, the Discount Notes became subject to compromise and are reflected as such at September 30, 2011 and December 31, 2010. See Note 6 - Debt.

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

GOODWILL AND INDEFINITE-LIVED INTANGIBLE ASSETS - Goodwill represents the excess purchase price over the fair value of net assets acquired for Fitzgeralds Tunica, which was acquired in December 2001. Goodwill is not subject to amortization but is tested for impairment. Indefinite-lived intangible assets represent gaming license rights at Majestic Star II, which are also tested for impairment. Indefinite-lived intangible assets are not amortized.

ASC No. 350, “Intangibles – Goodwill and Other”, requires that goodwill and certain intangible assets be assessed for impairment using fair value measurement techniques. The Company performs a formal impairment review of the Company’s goodwill and indefinite-lived intangible balances on at least an annual basis and between annual tests if events occur or circumstances change that would, more likely than not, reduce the fair value below the amount reflected on the balance sheet. The Company performs its annual review on December 31 of each year.

LONG-LIVED AND FINITE-LIVED INTANGIBLE ASSETS - Finite-lived intangible assets represent separately identifiable assets acquired in the purchase of Fitzgeralds Tunica and Fitzgeralds Black Hawk and in the acquisition of Trump Indiana, Inc. (“Trump Indiana”) which was acquired in December 2005 (the “Trump Acquisition”), and are amortized over their estimated useful lives, generally eight to fifteen years. In addition, in accordance with the provisions of ASC 360-10-35, “Property, Plant and Equipment - Subsequent Measurement”, the Company tests long-lived assets for impairment whenever events or changes in circumstances indicate that the assets’ carrying amount may not be recoverable. Impairment review procedures mandated under GAAP require an annual review of all intangible assets with indefinite lives.

PROMOTIONAL ALLOWANCES - Cash incentives related to gaming play are recorded as a reduction of gross revenues. In addition, the retail value of accommodations, food and beverage, and other services furnished to hotel/casino guests without charge is included in gross revenue and then deducted as promotional allowances. The estimated departmental cost of providing such promotional allowances is included primarily in casino expenses as follows:

	For The Three Months Ended September 30,		For The Nine Months Ended September 30,
	2011	2010	2011	2010
Rooms	$1,180,213	$1,449,240	$3,694,013	$3,999,070
Food and beverage	5,277,357	5,128,960	14,779,763	14,285,775
Other	103,769	110,145	328,911	351,782

Total	$6,561,339	$6,688,345	$18,802,687	$18,636,627

The following schedule lists total cash incentives and the retail cost of hotel, food, beverage, and other, which comprise total promotional allowances.

	For The Three Months Ended September 30,		For The Nine Months Ended September 30,
	2011	2010	2011	2010
Cash based promotional activities	$2,112,791	$2,391,623	$6,680,229	$6,721,195
Slot club and other	1,061,731	1,412,054	3,656,999	4,383,457
Retail cost of rooms, food, beverage and other	8,080,336	8,403,119	22,436,164	23,610,673

Total	$11,254,858	$12,206,796	$32,773,392	$34,715,325

FEDERAL AND STATE INCOME TAXES - The Company utilizes the liability method of accounting for income taxes as set forth in Financial Accounting Standards Board (“FASB”) ASC 740, “Income Taxes”. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is more likely than not that some of the deferred tax assets will not be realized.

The Company applies accounting standards for uncertain tax positions under the guidance of FASB ASC 740-10, “Accounting for Uncertainty in Income Taxes” (“ASC 740-10”), which provides detailed guidance for the financial statement recognition and measurement of uncertain tax positions recognized in an enterprise’s financial statements. Income tax positions must meet a “more likely than not” recognition threshold in order to be recognized under ASC 740-10. Tax positions failing to qualify for initial recognition are recognized in the first subsequent interim period that they meet the “more likely than not” standard. If it is subsequently determined that a previously recognized tax position no longer meets the “more likely than not” standard, it is required that the tax position be derecognized. Accounting standards for uncertain tax positions specifically prohibit the use of a valuation allowance as a substitute for derecognizing tax positions. The Company recognizes potential accrued interest and penalties related to unrecognized tax benefits within operations as income tax expense.

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

FRESH START REPORTING - Upon consummation of the Plan, the accounting for the assets and liabilities reported in the Company’s subsequent condensed consolidated financial statements may materially change. As of the Effective Date (as defined in the Plan), the Company believes that a successor will be required to adopt the “fresh start” provisions in accordance with accounting guidance, which will require that all assets and liabilities be recorded at their reorganization values and fair values, respectively. Certain of these values may differ materially from the values recorded in the accompanying condensed consolidated balance sheet as of September 30, 2011. Additionally, the successor’s results of operations after the application of fresh start reporting will not be comparable to the Company’s results of operations for current and previous periods. A successor may also choose to make other changes in accounting practices and policies as of or after the Plan’s Effective Date.

SUBSEQUENT EVENTS - In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through November 15, 2011, the date the financial statements were available to be issued.

NOTE 4. VOLUNTARY REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

Bankruptcy Proceedings. On the Petition Date, the Debtors filed voluntary petitions for relief in the Bankruptcy Court under the Bankruptcy Code. The Chapter 11 Cases are being jointly administered under the caption The Majestic Star Casino, LLC, Case No. 09-14136. The Company continues to operate its businesses as a debtor-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. As a debtor-in-possession, the Company is authorized to continue to operate as an ongoing business, but may not engage in transactions outside the ordinary course of business without approval of the Bankruptcy Court after notice and an opportunity for a hearing. As a consequence of the commencement of the Chapter 11 Cases, certain of the proceedings against the Company have been stayed.

Plan of Reorganization and Disclosure Statement. The Company filed the Debtors’ Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code and the Disclosure Statement for the Proposed Joint Plan of Reorganization of The Majestic Star Casino, LLC and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code with the Bankruptcy Court on September 17, 2010. Following several more weeks of rigorous negotiations by and among the Company and its largest creditor constituencies, the Company filed the Debtors’ First Amended Proposed Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code and the Disclosure Statement for Debtors’ First Amended Proposed Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code with the Bankruptcy Court on November 30, 2010. On January 7, 2011, the Company filed the Debtors’ Second Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code and the Disclosure Statement for the Debtors’ Second Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code. The Company filed refined versions of the Debtors’ Second Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code (as may have been or may be subsequently modified, supplemented and amended in accordance with its terms) (the “Plan”) and the Disclosure Statement for the Debtors’ Second Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code (as may

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

have been subsequently modified, supplemented and amended) (the “Disclosure Statement”) with the Bankruptcy Court on January 12, 2011. On or about January 14, 2011, the Bankruptcy Court entered an order approving the adequacy of the Disclosure Statement. The Company filed a further revised version of the Plan on March 7, 2011 reflecting immaterial technical modifications in advance of the hearing to consider confirmation of the Plan. Users of the Company’s financial statements are strongly encouraged to read the Plan and Disclosure Statement which can be downloaded free of charge at http://chap11.epiqsystems.com.

The Plan, which is the product of extensive negotiations and discussions and is supported by the Company’s key stakeholders, contemplates that the Company will retain and reorganize around its casino gaming properties in Gary, Indiana, Tunica County, Mississippi and Black Hawk, Colorado, subject, in the case of the Black Hawk, Colorado gaming property, to obtaining all governmental licenses, suitability determinations, and other approvals required for such property on or prior to 240 days following the Confirmation Date (as defined in the Plan). Among other things, the Plan provides for the following distributions: (a) Senior Secured Credit Facility Lenders (as defined in the Plan) will receive their pro rata share of either (i) if no First Lien Alternative Financing (as defined in the Plan) is consummated, a cash payment (subject to certain conditions) on the Senior Secured Credit Facility (as defined in the Plan) and the New Senior Secured Credit Facility (as defined in the Plan), or (ii) in the event a First Lien Alternative Financing is consummated, cash proceeds equal to the sum of any and all amounts owing on the Senior Secured Credit Facility; (b) holders of the Senior Secured Notes (as defined in the Plan) will receive their pro rata share of (i) 58% of the equity in the Company as reorganized pursuant to the Plan (the “Reorganized Company”) and (ii) either (A) if no Second Lien Alternative Financing (as defined in the Plan) is consummated, New Senior Secured Notes (as defined in the Plan) in the initial principal amount of $100.6 million or (B) in the event a Second Lien Alternative Financing is consummated, cash in the amount of $100.6 million from the proceeds of the Second Lien Alternative Financing; (c) holders of the Senior Notes (as defined in the Plan) will receive their pro rata share of 42% of the equity in the Reorganized Company; (d) holders of general unsecured claims shall receive the lesser of (i) cash in an amount equal to approximately 25 % of such holder’s allowed general unsecured claim or (ii) such holder’s pro rata share of $1.0 million; (e) equity interests in the Company shall be cancelled, released and extinguished and holders of such interests shall receive no distribution under the Plan; and (f) holders of the Discount Notes (as defined in the Plan) shall receive no distribution under the Plan and such notes shall be cancelled, released and extinguished. In addition to providing for the distributions and treatment set forth above, the Plan represents a settlement of multiple contested issues, which are described in detail in the Plan and the Disclosure Statement.

Confirmation of Debtors’ Second Amended Proposed Joint Plan of Reorganization. On March 10, 2011, the Bankruptcy Court approved the plan and entered Findings of Fact, Conclusions of Law and Order Confirming Debtors’ Second Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code (the “Confirmation Order”).

Pursuant to the Plan, the Effective Date (as defined in the Plan) must occur within 270 days of Confirmation (as defined in the Plan) (the “Outside Date”) or by such later date established by Bankruptcy Court order. The Plan sets forth certain conditions precedent which must either be satisfied or waived (and consented to by the parties specified in the Plan) by the Outside Date in order for the Plan to become effective, the most significant of which is the requirement to obtain all governmental, regulatory and third party approvals necessary in connection with the transactions contemplated by the Plan, including, without limitation, all required gaming regulatory and other approvals, consents, licenses and findings of suitability issuable by the states in which the Company operates its gaming facilities. Currently, all required gaming regulatory approvals, consents, licenses and findings of suitability have been received in Indiana and Mississippi. In Colorado, regulators continue with the investigations of certain future equity owners and board members. Pursuant to the application of Colorado Gaming Rule 4.5, Colorado is not requiring approvals of prospective licensees prior to the transfer of equity interests or board members being seated. Colorado will require after the fact approvals, and if equity owners and board members are deemed unsuitable, then those equity owners and board members will be required to disassociate themselves with Fitzgeralds Black Hawk, and in the case of an equity owner, liquidate their equity interests. As of November 15, 2011, the Effective Date has not yet occurred. For a comprehensive description of the conditions precedent to the Effective Date, see Article XII, Conditions Precedent to Confirmation and to Effective Date, of the Plan.

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Upon the consummation of the Plan and subject to the First Lien Alternative Financing and Second Lien Alternative Financing provisions contained therein (see the Exit Financing section of the Disclosure Statement for a comprehensive description of such refinancing provisions), the Reorganized Company will have a capital structure that includes two primary debt tranches consisting of: (i) the New Senior Secured Credit Facility; and (ii) the New Senior Secured Notes. The New Senior Secured Credit Facility, which is to be provided by the Senior Secured Credit Facility Agent (as defined in the Plan), is a $58.0 million senior secured revolving credit facility which shall have a term of three years following the Effective Date, carry an interest rate per annum equal to (i) the Base Rate plus 3.50% or (ii) the LIBOR Rate plus 4.75% and be secured by a first lien on all of the Reorganized Company’s assets, except for certain excluded assets. The New Senior Secured Notes consist of $100.6 million in initial principal amount of senior secured 12.5% notes due on the fifth anniversary of the Effective Date, issued pursuant to the New Senior Secured Notes Indenture (as defined in the Plan), which shall be secured by a second lien on all of the Reorganized Company’s assets, except for certain excluded assets.

There is no guarantee that the Company will achieve the conditions precedent to the Plan becoming effective by the Outside Date. Without achieving the conditions precedent to the Effective Date by the Outside Date (or by such later date established by Bankruptcy Court order), or waiving with the consents of the requisite parties those certain conditions precedent to the Effective Date that may be waived, the Company will be precluded from consummating the Plan and emerging from the Chapter 11 Cases pursuant to the terms thereof. If the Effective Date has not occurred by the Outside Date, then upon motion of a party-in-interest made before the Effective Date and a hearing, the Confirmation Order may be vacated by the Bankruptcy Court; provided, however, that notwithstanding the filing of a motion to vacate, the Confirmation Order may not be vacated if the Effective Date occurs before the Bankruptcy Court enters an order granting such motion. If the Confirmation Order is vacated, then except as provided in any order of the Bankruptcy Court vacating the Confirmation Order, the Plan will be null and void in all respects.

Authority to Use Cash Collateral. In the normal course of business, the Company requires the use of Cash Collateral (as defined in section 363(a) of the Bankruptcy Code) to fund working capital requirements, capital expenditures, and for other general corporate purposes (the “Cash Collateral”). The Cash Collateral, however, is subject to the purported liens, claims, and interests of the Senior Secured Credit Facility Lenders and the Senior Secured Noteholders (as defined in the Plan) granted pursuant to the Senior Secured Credit Facility and the Senior Secured Notes Indenture, respectively. On December 17, 2009, the Bankruptcy Court entered Final Order (I) Authorizing Consensual Use of the Cash Collateral Pursuant to Section 363 of Bankruptcy Code and (II) Providing Adequate Protection to Prepetition Secured Lenders and Secured Noteholders Pursuant to Sections 361, 362, 363, and 364 of Bankruptcy Code (the “Cash Collateral Order”) allowing for the Company’s use of Cash Collateral through and including December 20, 2010, subject to certain terms and conditions set forth therein. The Bankruptcy Court granted an interim extension of the Cash Collateral Order on December 16, 2010 pursuant to which the Company was permitted to use Cash Collateral through January 25, 2011. On January 25, 2011, the Bankruptcy Court entered the Amended and Restated Final Order (I) Authorizing Consensual Use of Cash Collateral Pursuant To Section 363 of Bankruptcy Code and (II) Providing Adequate Protection To Prepetition Secured Lenders and Secured Noteholders Pursuant to Sections 361, 362, 363 and 364 of Bankruptcy Code (“Amended and Restated Cash Collateral Order”). Subject to certain terms and conditions, the Amended and Restated Cash Collateral Order only authorizes the Company to use Cash Collateral through 11:59 p.m. Pacific Time on September 30, 2011 (as may be extended in accordance with the Amended and Restated Cash Collateral Order through and including no later than December 31, 2011), unless extended by further order of the Bankruptcy Court. Due to flooding of the Mississippi River (“Mississippi River Flood”), as discussed below and in Note 10 - Temporary Closure of Fitzgeralds Tunica, the Company requested and the Senior Secured Credit Facility Agent, Senior Secured Notes Trustee and Creditors’ Committee agreed to waive the Company’s noncompliance with or breach of any representation, covenant, restriction, obligation, term and/or condition in the Amended and Restated Cash Collateral Order as a result of the Mississippi River Flood. On September 9, 2011, the Bankruptcy Court entered the Second Amended and Restated Cash Collateral Order to memorialize the waiver, modify certain covenants as contained in the Amended and Restated Cash Collateral Order and provide certain restrictions on the use of Cash Collateral as it pertains to expenses/cash disbursements related to the Mississippi River Flood. The Second Amended and Restated Cash Collateral order provides for an automatic extension to use Cash Collateral through and including 11:59 p.m.

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Pacific Time on December 31, 2011 if all conditions precedent to the Effective Date as set forth in the Plan (other than conditions related to regulatory approvals) have been satisfied or waived in accordance with the Plan. Not all conditions precedent necessary for the automatic extension of the Company’s ability to use Cash Collateral had been satisfied or waived in order to provide for the automatic extension of the Company’s use of Cash Collateral through and including 11:59 p.m. Pacific Time on December 31, 2011. As a result, on September 30, 2011, the Senior Secured Credit Facility Agent, Senior Secured Notes Trustee and Creditors’ Committee granted a waiver of that certain condition precedent to the Plan that the Bankruptcy Court shall have entered a Final Order (as defined in the Plan) resolving all claims and issues raised in the Lake County Property Tax Motion (as defined in the Plan), unless the Bankruptcy Court has approved a settlement of the claims raised therein that had not been satisfied. As a result of the waiver, the Company is authorized to use Cash Collateral through and including 11:59 p.m. Pacific Time on December 31, 2011, unless further extended by the Bankruptcy Court.

Adequate Protection. Section 363(e) of the Bankruptcy Code requires that a debtor adequately protect a secured creditor’s interest in property against any diminution in value of such interest resulting from a debtor’s use of the property during the pendency of a chapter 11 proceeding. As adequate protection for its secured lenders, the Company is providing the Senior Secured Credit Facility Agent with (i) current cash payment of interest at the rate being charged as of the Petition Date on the obligations outstanding pursuant to the Senior Secured Credit Facility, and the reasonable and documented fees and expenses otherwise required to be paid by the Company pursuant to the terms of the Senior Secured Credit Facility, including, without limitation, the fees and expenses of certain legal and financial professionals; (ii) administrative claims with respect to all adequate protection obligations; and (iii) solely to the extent of diminution in value of the collateral, additional and replacement security interests and liens in and upon all real or personal assets of the Company that would constitute collateral if not for Bankruptcy Code section 552 (a) including all cash and cash equivalents that are not included in the definition of Excluded Assets (as defined in the Senior Secured Credit Facility) (the “Adequate Protection Liens”). As adequate protection for its Senior Secured Noteholders, the Company is providing the Senior Secured Notes Trustee (as defined in the Plan) with (i) the reasonable and documented fees and expenses otherwise required to be paid by the Company pursuant to the terms of the Senior Secured Notes Indenture, including, without limitation, the fees and expenses of certain legal and financial professionals; (ii) administrative claims with respect to all adequate protection obligations, which are subordinated to the administrative claims granted to the Senior Secured Credit Facility Agent; and (iii) Adequate Protection Liens, which are subordinated to the Adequate Protection Liens granted to the Senior Secured Credit Facility Agent.

As additional adequate protection, the Cash Collateral Order, the Amended and Restated Cash Collateral Order and Second Amended and Restated Cash Collateral Order required certain payments to be made to the Senior Secured Credit Facility Agent to reduce the principal amount of obligations owed and outstanding under Senior Secured Credit Facility. Upon entry of the Cash Collateral Order, the Company made an immediate payment of $5.0 million. In addition, the Company was required to make (i) payment of $1.0 million payable at the end of each fiscal quarter of 2010 and (ii) to the extent the Company’s ending unrestricted cash balance as of each respective date exceeds $56.0 million, the amount of such excess, payable no later than 30 days following the end of each fiscal quarter. As part of the negotiations to extend the Company’s exclusivity, the Company agreed to accelerate the $1.0 million payment due September 30, 2010 to within five business days after entry of the Order (A) Extending Exclusivity; (B) Modifying the 2010 KEIP (Key Employee Incentive Plan); (C) and Modifying the Cash Collateral Order. As a stipulation of the Amended and Restated Cash Collateral Order, entered on January 25, 2011, the Company agreed to (i) pay, to the extent that its ending unrestricted cash balance as of each respective fiscal quarter end exceeded $56.0 million, the amount of such excess, payable no later than 30 days following the end of each fiscal quarter, (ii) immediately reduce the principal amount outstanding under the Senior Secured Credit Facility to $58.0 million, resulting in a principal payment of $4.5 million, and (iii) pay a cash collateral extension fee of $0.2 million. As a stipulation of the Second Amended and Restated Cash Collateral Order, entered on September 9, 2011, the Company agreed to pay, to the extent that its ending unrestricted cash balance as of each respective fiscal quarter end exceeds $56.0 million, the amount of such excess, payable no later than 30 days following the end of each fiscal quarter. Since the commencement of the Chapter 11 Cases, the Company has made principal payments to the Senior Secured Credit Facility Agent of $1.0 million on each of March 31, June 30, August 20 and December 30, 2010 and made additional principal payments of $5.0 million on December 18, 2009, $6.0 million on April 30, 2010, $1.8

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

million on October 29, 2010 and $4.5 million on January 25, 2011. In addition, the Company has been making current interest payments at the interest rate being charged at the Petition Date throughout the pendency of the Chapter 11 Cases and on January 25, 2011 paid a cash collateral extension fee of $0.2 million.

Restrictions on the Use of Cash Collateral. The Cash Collateral Order, Amended and Restated Cash Collateral Order and Second Amended and Restated Cash Collateral Order contain various restrictions on the use of Cash Collateral. Specifically, as further discussed below, the Second Amended and Restated Cash Collateral Order only authorizes the Company to use Cash Collateral through 11:59 p.m. Pacific Time on December 31, 2011, unless extended by further order of the Bankruptcy Court. In addition, all use of Cash Collateral must be in accordance with a rolling 13-week cash flow forecast (the “Budget”), which reflects the Company’s good faith projections of all weekly cash receipts and disbursements in respect of the ordinary course of operation of the Company’s businesses. The Company is not permitted to use Cash Collateral (i) to fund any costs and expenses or make any reimbursements or payments, other than expenses incurred in the ordinary course of business, for any non-debtor affiliates, subsidiaries, or related entities, (ii) to make payments, disbursements or distributions post-petition to management and equity owners other than salaries, incentive and other compensation plans (subject to any required approvals by the Bankruptcy Court), and similar payments or any other payments that would have been made prepetition in the ordinary course of business, (iii) to initiate any litigation in the nature of objection to or otherwise in any way attempting to invalidate all or any portion of the Senior Secured Credit Facility Lenders’ claims and liens under the Senior Secured Credit Facility or the Senior Secured Noteholders’ claims and liens under the Senior Secured Notes Indenture or (iv) to incur or commit to incur capital expenditures for the period from January 1, 2011 through September 30, 2011, in excess of $4.4 million at the Majestic Star properties, $2.8 million at Fitzgeralds Tunica, $0.7 million at Fitzgeralds Black Hawk and $0.1 million for general corporate purposes. Capital expenditures are further limited to no more than 110% of the projected amount to be spent for each project contained within each property’s 2011 capital expenditure budget, subject to the cumulative maximum amounts referenced above, by property, and a limited number of capital projects referenced therein require the express consent of certain creditor groups before a property can move forward with such projects. In accordance with the Second Amended and Restated Cash Collateral Order, the Company prepared in good faith in consultation with the Company’s financial advisors, and delivered to the financial advisors for each of the Senior Secured Credit Facility Agent, the Senior Secured Notes Trustee and the Creditors Committee (as defined in the Plan), an updated version of the Company’s 2011 capital expenditure budget for the period October 1, 2011 through and including December 31, 2011. The capital expenditure budget for the period October 1, 2011 through and including December 31, 2011 is $0.2 million, $0.1 million and $30,000 at the Majestic Star properties, Fitzgeralds Tunica and Fitzgeralds Black Hawk, respectively. The Company has received the required written approvals from the Senior Secured Notes Trustee and the Creditors’ Committee for the updated version of the capital expenditure budget. The Second Amended and Restated Cash Collateral Order also places restrictions on the Company’s ability to use Cash Collateral to make disbursements related to the Mississippi River Flood at its Fitzgeralds Tunica property (see discussion below and in Note 10 - Temporary Closure of Fitzgeralds Tunica). Specifically, the Second Amended and Restated Cash Collateral Order limits expenses/cash disbursements arising from and/or related to the Mississippi River Flood, including any such expenses/cash disbursements which are required (in accordance with GAAP) to be characterized as capital expenditures, to an amount which, in the Company’s reasonable business judgment, will not exceed $1.5 million for expenses/cash disbursements that may not be recoverable under insurance policies providing coverage for the Mississippi River Flood and in no event can the total of such expenses/cash disbursements exceed $3.5 million, regardless of whether such excess expenses/cash disbursements are recoverable under insurance policies providing coverage for the Mississippi River Flood, unless the Company first obtains the written consent of the Senior Secured Credit Facility Agent, Senior Secured Notes Trustee and the Creditors’ Committee. Further, the Company is required to (i) be responsive to the reasonable requests and questions of the Senior Secured Credit Facility Agent, Senior Secured Notes Trustee and Creditors’ Committee regarding the Mississippi River Flood and recovery under insurance policies providing coverage related thereto and (ii) provide information and documentation to the Senior Secured Credit Facility Agent, Senior Secured Notes Trustee and Creditors’ Committee prior to incurring expenses and/or making cash disbursements totaling in excess of $0.1 million in connection with the repair or replacement of any individual asset damaged or single loss incurred as a result of the Mississippi River Flood.

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Covenants and Reporting Requirements. The Cash Collateral Order, Amended and Restated Cash Collateral Order and Second Amended and Restated Cash Collateral Order contain certain covenants and reporting requirements. Specifically, the Company is required to maintain, on a weekly basis, a minimum cash balance of not less than 80% of the lowest weekly ending cash balance amount for each month as detailed in the Budget, including all updates, less any principal reduction payments made to the Senior Secured Credit Facility Agent in accordance with the Cash Collateral Order, Amended and Restated Cash Collateral Order and Second Amended and Restated Cash Collateral Order, as applicable. The Company is further required to maintain a minimum cash balance of not less than $39.0 million (the “Minimum Cash Balance”). Similar to the Cash Collateral Order and the Amended and Restated Cash Collateral Order, the Second Amended and Restated Cash Collateral Order also contains a net revenue covenant, which requires the Company to report actual quarterly net revenue on a cumulative basis of no less than the quarterly net revenue set forth on the Company’s board-approved 2011 Annual Operating Budget, with a permitted negative variance of no greater than 15% of such cumulative net revenue amount. The Company is also required to provide to the Senior Secured Credit Facility Agent, the Senior Secured Notes Trustee and the Creditors’ Committee (i) any and all reports which it had been previously providing to the Senior Secured Credit Facility Agent, in accordance with the terms of the Senior Secured Credit Facility, and to the Senior Secured Notes Trustee in accordance with the terms of the Senior Secured Notes Indenture, and (ii) certain weekly and monthly operating reports, updated Budgets and variance reports, as set forth in greater detail on Schedule 2 to the Cash Collateral Order, Amended and Restated Cash Collateral Order and Second Amended and Restated Cash Collateral Order.

Due to flooding of the Mississippi River, the nine casinos located in Tunica County, Mississippi, including Fitzgeralds Tunica, were closed temporarily (the “Event”) in order to ensure the safety of visitors and employees and take necessary steps to minimize damage to property, property improvements and equipment. Accordingly, the Company closed Fitzgeralds Tunica on April 30, 2011, and all operations at the property were temporarily suspended until it’s reopening on May 27, 2011. As a result of Fitzgeralds Tunica’s closure, revenues from operating activities were significantly reduced. Fitzgeralds Tunica also incurred significant expenses related to planning and preparing for the flood, including taking necessary steps to protect the property from flood damage, closing the casino and hotel operations and reopening the property. Fitzgeralds Tunica also paid its employees and funded benefits in the ordinary course during the closure period. In addition, due to the inability to timely implement media campaigns and marketing programs aimed at announcing and supporting the reopening of the property, Fitzgeralds Tunica’s operating and financial performance suffered after the reopening on May 27, 2011. For a more detailed discussion of the Event and its impact on Fitzgeralds Tunica, see Note 10 - Temporary Closure of Fitzgeralds Tunica.

Due in large part to the aforementioned impacts of the Event on Fitzgeralds Tunica, the Company was not able to maintain the Minimum Cash Balance as required under the Amended and Restated Cash Collateral Order. Due to its inability to satisfy, at all times, the requirement to maintain the Minimum Cash Balance, and in response to certain other non-compliance issues related to or occurring as a result of the Event, the Company negotiated and entered into a forbearance agreement (the “Forbearance Agreement”) with the Senior Secured Credit Facility Agent, the Senior Secured Notes Trustee and Creditors’ Committee. The Forbearance Agreement, which expired on July 31, 2011, provided that each of the Senior Secured Credit Facility Agent, the Senior Secured Notes Trustee and Creditors’ Committee would forbear from exercising any remedies provided for in the Amended and Restated Cash Collateral Order (including sending a termination notice) as a result of the Company’s noncompliance with or breach of any representation, covenant, restriction, obligation, term and/or condition in the Amended and Restated Cash Collateral Order occurring as a result of the Event. The Forbearance Agreement also provided that the parties would negotiate in good faith waivers and amendments to the Amended and Restated Cash Collateral Order. Prior to execution of the Forbearance Agreement, the Senior Secured Credit Facility Agent sent the Company a “reservation of rights” letter in response to the Company’s failure to maintain the Minimum Cash Balance at all times.

Pursuant to the Forbearance Agreement, the Company, the Senior Secured Credit Facility Agent, the Senior Secured Notes Trustee and Creditors’ Committee negotiated and memorialized a waiver and amendment to the Amended and Restated Cash Collateral Order. On September 9, 2011, the Bankruptcy Court entered the Second Amended and Restated Cash Collateral Order. Among other things, the Second Amended and Restated Cash Collateral Order provides for: i) the temporary reduction of the Minimum Cash Balance from $39.0 million to $37.0

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

million until October 1, 2011, at which time the Minimum Cash Balance reverts to $39.0 million; ii) the waiver of the Company’s noncompliance with or breach of any representation, covenant, restriction, obligation, term and/or condition in the Amended and Restated Cash Collateral Order in any way related to or occurring as a result of the Event; iii) relief from certain requirements and/or restrictions set forth in the Amended and Restated Cash Collateral Order to the extent such requirements and/or restrictions may otherwise be applicable to the Event and/or the effects thereof and have a consequently negative impact on the Company. As of September 30, 2011, the Company was in compliance with the representations, covenants, restrictions, obligations, terms and conditions in the Second Amended and Restated Cash Collateral Order.

The Company expects to fund its liquidity needs during the pendency of its Chapter 11 Cases from operating cash flow and cash on hand. However, the Company is continuing to fund the legal and financial advisory services for itself and certain creditor groups as part of its reorganization efforts. These costs will be significant. In addition, the Company will need to make disbursements to creditors in connection with the Plan, including a sweep payment to the Senior Secured Credit Facility Agent for the benefit of the Lenders (as defined in the Senior Secured Credit Facility) in an amount equal to the greater of (i) the total unrestricted cash balances held by the Company as of the last day of the calendar month immediately preceding the Effective Date, less $40.0 million and (ii) zero. Assuming an Effective Date of November 30, 2011, the Company estimates a sweep payment of approximately $5.1 million. As a result of making the sweep payment, funding of legal and financial advisory services for itself and certain creditor groups and making required disbursements and establishing reserves required by the Plan, the Company may not be able to meet the minimum Operating Liquidity (as defined in the New Senior Secured Credit Agreement) condition precedent to effectiveness of the New Senior Secured Credit Agreement. The Company has yet to start negotiations with the Senior Secured Credit Facility Agent or its other primary creditor constituencies to achieve relief from the minimum Operating Liquidity requirement that is a condition precedent to effectiveness of the New Senior Secured Credit Facility. The Senior Secured Credit Facility Agent could require changes to the terms and conditions of the New Senior Secured Credit Facility, which could have a material financial impact to the Company and could possibly delay the Company’s emergence from bankruptcy. As a result of the Company’s current liquidity position, continued funding of the legal and financial advisory services for itself and certain creditor groups as part of its reorganization efforts, disbursements related to the Plan and the potential for not achieving the minimum Operating Liquidity requirement that is a condition precedent to effectiveness of the New Senior Secured Credit Facility, the Company has limited its capital expenditures to date and may further delay incurring budgeted capital expenditures in order to conserve cash. Limitations on the Company’s capital spending could further impact its ability to remain competitive, causing a further decline in financial performance and cash flow.

Liabilities Subject to Compromise. Liabilities subject to compromise represent certain of the liabilities of the Company incurred prior to the Petition Date. In accordance with accounting guidance for financial reporting by entities in reorganization under the Bankruptcy Code, liabilities subject to compromise are recorded at the estimated amounts that are expected to be allowed as prepetition claims in the Chapter 11 Cases and are subject to future adjustments. Adjustments may result from negotiations, actions of the Bankruptcy Court, further developments with respect to disputed claims, rejection of executory contracts and unexpired leases, the filing, amendment and/or withdrawal of proofs of claim, implementation of the Plan or other events. In some individual instances and in total, claims filed by the creditors are in excess of the amounts recorded by the Company. The Company has recorded on its condensed consolidated balance sheets as of September 30, 2011 and December 31, 2010, an estimate of allowed claims based on the reconciliation work that has been performed. However, given the size and complexity of the Chapter 11 Cases, there is some uncertainty as to the amount that will be allowed in respect of these prepetition claims. The final allowed amounts may be significantly higher or lower than management’s current estimate. The Company intends to contest asserted claims against its bankruptcy estates to the extent that they exceed the amounts the Company believes are due and to the extent such excess amounts are determined by the Company to be material.

Under the Bankruptcy Code, certain prepetition causes of action against the Company are stayed pursuant to the automatic stay invoked by section 362 of the Bankruptcy Code. To the extent it is appropriate to accrue contingent liabilities in the Company’s financial statements for such causes of action, such liabilities are reflected as Liabilities subject to compromise on the accompanying condensed consolidated balance sheets as of September 30, 2011 and December 31, 2010. Additional claims may arise throughout the pendency of the Chapter 11 Cases resulting from rejection of executory contracts, including unexpired leases, and from the determination by the Bankruptcy Court, or agreement by the parties in interest, of allowed claims for contingencies and other disputed amounts.

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Reorganization Items. Reorganization items represent amounts incurred as a direct result of the Chapter 11 Cases and include professional fees, which include financial advisory, legal and other services directly associated with the reorganization process. For the three and nine months ended September 30, 2011 and 2010, the Company incurred $2.6 million and $15.0 million and $3.9 million and $12.5 million in reorganization professional fees, respectively. The Company also recorded a loss of $0.4 million on the rejection of executory contracts in the quarter ended June 30, 2010.

NOTE 5. RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

A variety of proposed or otherwise potential accounting standards are currently under consideration by standard-setting organizations and certain regulatory agencies. Because of the tentative and preliminary nature of such proposed standards, the Company has not yet determined the effect, if any, that the implementation of such proposed standards would have on its financial statements.

In September, 2011, FASB issued ASU 2011-08, “Intangibles - Goodwill and Other (“Topic 350”) - Testing Goodwill for Impairment”, which simplifies how companies test goodwill for impairment. Topic 350 is effective for fiscal year ends beginning after December 15, 2011 and early adoption is permitted. Companies are no longer required to calculate the fair value of a reporting unit unless the entity determines that it is more-likely-than-not that its fair value is less than its carrying amount using a qualitative assessment. The Company anticipates that adoption will not have a material impact on its consolidated financial statements.

In September, 2011, FASB issued ASU 2011-09, “Compensation - Retirement Benefits - Multiemployer Plans (“Subtopic 715-80”) - Disclosures about an Employer’s Participation in a Multiemployer Plan”, which requires that employers provide additional separate disclosures for multiemployer pension plans and multiemployer other postretirement benefit plans. Subtopic 715-80 is effective for fiscal year ends beginning after December 15, 2011 and early adoption is permitted. The Company anticipates that adoption will not have a material impact on its consolidated financial statements.

NOTE 6. DEBT

Debt outstanding as of September 30, 2011 and December 31, 2010 consist of the following (in thousands):

	September 30, 2011	December 31, 2010
9 1/2% senior secured notes due 2010	$300,000	$300,000
9 3/4% senior notes due 2011	200,000	200,000
Senior secured credit facility due 2010	58,000	62,514

Debt	558,000	562,514
Current maturities of debt	(58,000)	(62,514)
Long-term debt subject to compromise	(500,000)	(500,000)

Total long-term debt	$—	$—

Certain debt is subject to compromise as a result of the Chapter 11 Cases and is classified as liabilities subject to compromise on the condensed consolidated balance sheet at September 30, 2011 and December 31, 2010. See Notes 4 - Voluntary Reorganization under Chapter 11 of the Bankruptcy Code and 7 - Liabilities Subject to Compromise.

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

SENIOR SECURED CREDIT FACILITY - NOT SUBJECT TO COMPROMISE

The Company has an $80.0 million Senior Secured Credit Facility, which is secured by all of the equity of the Company and its restricted subsidiaries and by its and its restricted subsidiaries’ current and future assets, other than certain excluded assets. The lien on the collateral securing the Senior Secured Credit Facility is senior to the lien on the collateral securing the Senior Secured Notes and the guarantees of the Senior Secured Notes. Borrowings under the Senior Secured Credit Facility bear interest at the agent bank’s base rate (which approximates the prime rate) plus a range of 0.00% to 0.50%. The range is determined based on the Company’s EBITDA (as defined in the loan and security agreement governing the Senior Secured Credit Facility and amendments thereto). Due to the event of default, the Company is required to pay an additional 2% in excess of the rates otherwise applicable under the Senior Secured Credit Facility. At September 30, 2011, the interest rate was 5.75% including the default interest. Full payment of any outstanding balance under the Senior Secured Credit Facility was due upon maturity of the agreement in April 2010. As a result of the bankruptcy filing as discussed in Notes 1 - Organization and 4 -Voluntary Reorganization under Chapter 11 of the Bankruptcy Code, above, claims against the Company related to the Senior Secured Credit Facility have been stayed. The obligations under the Senior Secured Credit Facility are fully secured by all of the equity of the Company and all of its assets, except for certain excluded assets. The Company believes its equity and assets have a value in excess of the outstanding balance owing on the Senior Secured Credit Facility and, as a result, the Senior Secured Credit Facility is reflected in Current liabilities not subject to compromise on the Company’s condensed consolidated balance sheets as of September 30, 2011 and December 31, 2010.

Subsequent to the Petition Date, the Bankruptcy Court authorized the Company to make adequate protection payments that included a principal reduction on the Senior Secured Credit Facility in the amount of $5.0 million upon entry of the Cash Collateral Order and ongoing interest payments on the Senior Secured Credit Facility. Interest payments for the nine months ending September 30, 2011 and 2010 were $2.6 million and $3.1 million, respectively, at the interest rate as described above. In addition, the Company was required to make (i) payment of $1.0 million payable at the end of each fiscal quarter and (ii) to the extent the Company’s unrestricted cash balance as of each respective date exceeds $56.0 million, the amount of such excess, payable no later than 30 days following the end of each fiscal quarter. As part of the negotiations to extend the Company’s exclusivity, the Company agreed to accelerate the $1.0 million payment due September 30, 2010 to within five business days after entry of the exclusivity extension order. As a stipulation of the Amended and Restated Cash Collateral Order, entered on January 25, 2011, the Company agreed to make a principal payment of $4.5 million. The Company made principal payments to the Senior Secured Credit Facility Agent of $1.0 million on each of March 31, June 30, August 20 and December 30, 2010 and made additional principal payments of $6.0 million on April 30, 2010, $1.8 million on October 29, 2010 and $4.5 million on January 25, 2011. In addition, the Company has been making current interest payments at the interest rate being charged at the Petition Date through the pendency of the Chapter 11 Cases and on January 25, 2011 paid a cash collateral extension fee of $0.2 million. Under the Second Amended and Restated Cash Collateral Order, the Company is still required to pay any unrestricted cash in excess of $56.0 million as of any quarter end within 30 days of that quarter end.

NOTE 7. LIABILITIES SUBJECT TO COMPROMISE

Under bankruptcy law, actions by creditors to collect upon liabilities of the Debtors incurred prior to the Petition Date are stayed and certain other pre-petition contractual obligations may not be enforced against the Debtors without approval of the Bankruptcy Court. In accordance with the accounting guidance for financial reporting by entities in reorganization under the Bankruptcy Code, these liabilities are classified as liabilities subject to compromise on the condensed consolidated balance sheets as of September 30, 2011 and December 31, 2010, and are adjusted to the expected amount of the allowed claims. Adjustments to the claims may result from negotiations, payments authorized by the Bankruptcy Court, or other events. It is anticipated that such adjustments, if any, could be material. Any payment terms established for the liabilities subject to compromise will be pursuant to the Plan. Liabilities subject to compromise are classified separately from long-term obligations and current liabilities.

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Liabilities subject to compromise as of September 30, 2011 and December 31, 2010 consist of the following (in thousands):

	September 30, 2011	December 31, 2010
9 1/2% senior secured notes due 2010	$300,000	$300,000
9 3/4% senior notes due 2011	200,000	200,000
12 1/2% senior discount notes issued by
Majestic Holdco	63,500	63,500
Accrued interest:
9 1/2% senior secured notes due 2010	48,385	48,385
9 3/4% senior notes due 2011	33,150	33,150
12 1/2% senior discount notes issued by
Majestic Holdco	9,131	9,131
Accounts payable and other liabilities	10,560	10,567
Payable to affiliate	79	79

Total liabilities subject to compromise	$664,805	$664,812

INTEREST EXPENSE - In accordance with the accounting guidance for financial reporting by entities in reorganization under the Bankruptcy Code, interest expense is recognized only to the extent that it will be paid during the bankruptcy proceeding or that it is probable that it will be an allowed claim. Consequently, the Company has not accrued interest on the Senior Secured Notes, Senior Notes and its parent’s Discount Notes subsequent to the Petition Date. As a result, post-petition interest expense is lower than pre-petition interest expense. The write-off of deferred debt issue costs related to liabilities subject to compromise also reduces post-petition interest expense as there are no longer any non-cash amortization charges related to these items. If the Company had not commenced the Chapter 11 Cases, interest expense, including default interest on accrued and unpaid interest, for the three and nine months ended September 30, 2011 would have been $19.5 million and $57.5 million, which include $2.8 million and $8.2 million for the Discount Notes, respectively, and for the three and nine months ended September 30, 2010 would have been $18.8 million and $55.7 million, which include $2.5 million and $7.4 million for the Discount Notes, respectively.

NOTE 8. COMMITMENTS AND CONTINGENCIES

LEGAL PROCEEDINGS

Various legal proceedings are pending against the Company but have been stayed because of the commencement of the Chapter 11 Cases. Management considers all such pending proceedings, comprised primarily of personal injury and equal employment opportunity claims, to be routine litigation incidental to the Company’s business. Except as described below, management believes that the resolution of these proceedings will not individually, or in the aggregate, have a material effect on the Company’s financial condition, results of operations or cash flows.

The Majestic Star Casino II, Inc. QSub Termination Litigation. At the Petition Date, the Company’s ultimate parent corporation, BDI had elected to be classified as an “S corporation” under subchapter S of the Internal Revenue Code (an “S Corp.”). Unlike a subchapter C corporation (a “C Corp.”), where income generated by the corporation is taxed both when earned at the corporate level and at the shareholder level when received as part of a dividend or other distribution, the income and losses of an S Corp. are passed through to its shareholders and are reflected in such shareholders’ personal tax returns, while the S Corp. itself is generally exempt from taxes imposed under Chapter 1 of the Internal Revenue Code.

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

On December 21, 2005, the Company acquired Trump Indiana (subsequently renamed Majestic Star II and a Debtor in the Chapter 11 Cases). Upon acquiring Majestic Star II in this transaction, BDI elected to treat Majestic Star II as a “qualified subchapter S subsidiary” (a “QSub”). A QSub is classified as a disregarded entity for income tax purposes and all of its income is reported on the tax return of its sole shareholder. As a result, a QSub is not liable to pay tax on such income. A corporation can only qualify as a QSub if its ultimate parent is an S Corp. As of the Petition Date, Majestic Star II maintained its status as a QSub.

After the Petition Date, but at some point prior to March 16, 2010, BDI filed a notice of revocation of its S Corp. status with the Internal Revenue Service (the “Revocation”). The effective date of the Revocation was January 1, 2010. Because of the Revocation, by operation of law, Majestic Star II’s status as a QSub was automatically terminated as of December 31, 2009 and Majestic Star II became a C Corp., liable for corporate income taxes under Chapter 1 of the Internal Revenue Code and applicable state tax laws, effective January 1, 2010.

On December 31, 2010, the Company commenced an adversary proceeding in the Bankruptcy Court against BDI, Don Barden (“Barden”), the United States of America on behalf of the Internal Revenue Service (the “IRS”), and the Indiana Department of Revenue (individually a “Defendant”), to restore the QSub status of Majestic Star II, to recover tax payments of $3.1 million Majestic Star II was forced to make as a result of the unauthorized and improper disposition of estate property (Majestic Star II’s QSub tax status), to avoid any tax-related liabilities Majestic Star II would not owe but for the termination of Majestic Star II’s QSub status, and to recover the monetary damages suffered by Majestic Star II. Defendant Indiana Department of Revenue served an answer and affirmative defense to the adversary proceeding complaint on January 28, 2011; Defendants BDI and Barden jointly served an answer and affirmative defenses on February 4, 2011; and Defendant IRS served a Motion to Dismiss on February 14, 2011. Thereafter, BDI and Barden filed a Motion for Judgment on the Pleadings on February 28, 2011. On March 16, 2011, the Company filed its responses to the two motions and also filed its own Motion for Summary Judgment. The motions were fully briefed and the Court heard arguments on all pending motions on July 29, 2011. The Court took the matters under advisement and has not yet issued a ruling. Given the early stage of this action, the Company cannot yet determine the likely outcome: however, the Company believes that the law favors its legal positions.

Insurance Litigation. The Company filed suit against its previous stop-loss health insurance provider (“Insurance Provider”) and the Insurance Provider’s managing general underwriter seeking declaratory relief and damages for unpaid claims totaling approximately $0.7 million, punitive damages and attorneys’ fees. The Insurance Provider denied that payment on the claims are owed and filed a counter-claim seeking rescission and damages totaling $0.1 million plus prejudgment interest or, in the alternative, unspecified damages believed to total $0.3 million for its alleged losses under the contracts. The parties have entered into a confidential Release and Settlement Agreement pursuant to which, among other consideration, all claims and counterclaims filed by the parties have been dismissed with prejudice.

During the course of the Insurance Litigation, the Company learned of various errors and omissions by its former third-party administrator (“TPA”) which administered the Company’s health plans between October 2003 and December 2005. The Company believes some of these errors led to the denial of some of the stop loss insurance claims at issue in the Insurance Litigation. On April 20, 2009, the Company commenced an arbitration proceeding against the TPA before the American Arbitration Association. The Company asserts breach of contract and breach of fiduciary duty claims against the TPA and seeks recovery of approximately $0.7 million, plus attorneys’ fees and costs. The parties have negotiated a settlement of their dispute and are in the process of negotiating and drafting the terms of a release and settlement agreement.

Majestic Star Income Tax Protest. The Company has been assessed $2.6 million of withholding tax, plus interest, for the fiscal year 1996 and the period January 1, 1998 through June 18, 2001, by the Indiana Department of Revenue (“Department”). The Company timely filed protests of the proposed assessments with the Department for all tax years at issue. The Department held a hearing on April 7, 2006 to consider the Company’s protests over the tax assessments. The Department issued rulings on January 17, 2007. In those rulings, the Department denied the Company’s protest that nonresident withholding taxes did not apply for the fiscal year 1996 and the period January 1, 1998 through June 18, 2001. The Company filed petitions with the Indiana Tax Court on March 19, 2007 appealing the Department’s rulings for the fiscal year 1996 and the period January 1, 1998 through June 18, 2001.

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

The assessments relate to deductions for gaming taxes paid by the Company, which deductions were taken for Indiana income tax purposes. The Department has taken the position that the Company had an obligation to add back state gaming taxes in determining the Company’s taxable income, and to withhold and remit tax for the nonresident shareholder of BDI. On April 19, 2004, the Indiana Tax Court ruled in a similar case involving another Indiana casino, Aztar Indiana Gaming Corporation (“Aztar”), that the gross wagering tax is a tax based on or measured by income and that it must be added back to the taxable income base for the purpose of determining adjusted gross income for Indiana tax purposes. On September 28, 2004, the Indiana Supreme Court denied Aztar’s request to review the Indiana Tax Court’s decision, and thus, the Indiana Tax Court’s opinion in the Aztar case is controlling precedent on the wagering tax add-back issue. The Company continues to pursue its protest with the Department on the grounds that the assessments contain calculation errors and that its protest sets forth issues not decided in the Aztar case. No liability has been accrued in the Company’s financial statements relating to this matter.

The Department filed a Proof of Claim with the Bankruptcy Court asserting that it has an unsecured priority claim in the amount of approximately $4.0 million for the withholding taxes and interest it claims the Company owes and an unsecured non-priority claim in the amount of approximately $31,500 for penalties. Should the Company ultimately be found liable for additional income taxes, interest and/or penalties to the State of Indiana, such liabilities will be treated in accordance with the Bankruptcy Code and the Company’s Plan.

Majestic Star Property Assessment Appeals. The Calumet Township (County of Lake, Indiana) Assessor increased the assessed valuation of certain of the Company’s real property, including multiple parcels of land and improvements and the Company’s riverboats, for the 2006 through 2010 assessment years, which resulted in increased real property tax bills for calendar years 2007 through 2011. The Company has initiated administrative appeals to challenge the increased assessed valuations for certain of its real property for the 2006 through 2010 assessment years. The Company has continued to pay its real property taxes based on the assessed valuations in place prior to the increases in assessment while the appeals have been pending.

On November 8, 2010, the County Assessor for Lake County, Indiana (“Lake County”) filed a motion with the Bankruptcy Court pursuant to section 505 of the Bankruptcy Code (the “505 Motion”) [Docket No. 719] requesting that the Bankruptcy Court enter an order upholding Lake County’s assessment value for the parcels of real property in question for the 2006 through 2009 assessment years and deeming Lake County’s claims for over $20 million in taxes and approximately $5.6 million in penalties for such years be allowed in full (collectively, the “Lake County Claims”).

The Company disputes Lake County’s valuation of the Lake County Claims. The Company believes the Lake County Claims are claims which, notwithstanding their asserted status as secured claims, would otherwise meet the description of an unsecured claim of a governmental unit under section 507(a)(8) of the Bankruptcy Code. Pursuant to section 1129(a)(9)(D) of the Bankruptcy Code, allowed secured claims which would otherwise meet the description of an unsecured claim of a governmental unit under section 507(a)(8) of the Bankruptcy Code, but for the secured status of the claim, are entitled to receive on account of such claim, cash payments, in the same manner and over the same period, as unsecured priority tax claims of a kind specified under section 507(a)(8) of the Bankruptcy Code. As a result, the Company believes that if the Lake County Claims are Allowed as defined in the Plan, they should be classified and treated as Allowed secured tax claims pursuant to the Plan. Because the Company does not believe the Lake County Claims are required to be paid in full in cash on the Effective Date to the extent they are Allowed, the Company does not believe it is required to place cash into the Disputed Claims Reserve (as defined in the Plan) on or before the Effective Date on account of the Lake County Claims.

On March 10, 2011, the Bankruptcy Court approved the Amended and Restated First Stipulation Regarding Determination of Debtors’ Real Property Tax Liability Pursuant to Section 505 of the Bankruptcy Code (the “Stipulation”). In accordance with the Stipulation, the parties agreed to have the Bankruptcy Court determine the assessed values of the Company’s two riverboats for the 2007 and 2010 assessment years. The Company and Lake County agreed that the assessed values determined by the Bankruptcy Court would be trended pursuant to an agreed-

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

upon formula to determine the assessed values of the riverboats for the 2006, 2008, 2009 and 2011 assessment years; provided, however, that Lake County agreed that it would not seek to assess values in excess of the original respective assessed values for property tax determination purposes for the 2006 through 2010 assessment years. Pursuant to the Stipulation, Lake County’s 505 Motion was adjourned as to the other real property parcels that have been appealed by the Company until 21 days after the Bankruptcy Court’s determination of the assessed values of the Company’s riverboats.

A hearing on the riverboat appeals was held before the Bankruptcy Court on May 11 through 13, 2011. The parties filed post-trial briefs on June 6, 2011 and closing arguments were held on June 13, 2011.

On September 13, 2011, the Bankruptcy Court issued a decision upholding the Company’s position on all counts with respect to the assessed values of the riverboats for the 2007 and 2010 assessment dates (the “Decision”). In connection with the Decision, on September 20, 2011, the Bankruptcy Court entered a Final Order Establishing the Debtors’ Property Tax Liability with Respect to the Vessels (the “Order”). Pursuant to the Order, Lake County is required to refund $6.7 million in taxes plus $0.6 million in interest (computed as of September 16, 2011) to the Company, with interest continuing to accrue until the refund is paid. In addition, the Order provides that the Company has no remaining liability for property taxes payable in 2011 on the riverboats.

On September 26, 2011, Lake County filed a Notice of Appeal with the Bankruptcy Court appealing the Decision and Order to the United States District Court for the District of Delaware. On September 30, 2011, Lake County filed a Notice with the Bankruptcy Court withdrawing its 505 Motion with respect to the other real estate parcels. This withdrawal did not affect Lake County’s proofs of claim that it had previously filed in the Bankruptcy Court with respect to those parcels.

The Company believes that the Decision and Order will ultimately stand, though it recognizes there are risks and costs associated with litigating the District Court appeal and the appeals as to the other real property parcels. If Lake County were to prevail in its appeal of the Decision and Order and the increased assessments for all appealed properties were ultimately upheld for the 2006 through 2010 assessment years, the Company would be required to take an additional charge to earnings, net of property taxes already accrued, of $17.2 million, in addition to interest. The Company has based its 2011 property tax accrual on the actual tax rates for the 2010 pay 2011 tax year.

City of Gary, Indiana Development Obligation. On March 26, 1996, the City of Gary, Indiana (the “City”) and Majestic Star entered into a development agreement (“Majestic Development Agreement”). Trump Indiana also entered into a development agreement with the City (as amended, the “Trump Development Agreement”). In conjunction with the Company’s closing of the Trump Acquisition, the Company, Trump Indiana and the City entered into the Amended Majestic Development Agreement dated October 19, 2005.

The current mayor of the City, who took office on April 7, 2006, claims that the Amended Majestic Development Agreement, signed by the prior mayor on behalf of the City, is not enforceable against it because the prior mayor lacked the authority to bind the City. The Company’s position is that the Amended Majestic Development Agreement is valid and binding. Given that both the Majestic Development Agreement and the Trump Development Agreement contain mandatory arbitration provisions, the Company on February 11, 2008, commenced an arbitration proceeding against the City before the American Arbitration Association entitled The Majestic Star Casino, LLC, The Majestic Star Casino II, Inc., and Gary New Century, LLC (“GNC”) (an affiliate of the Company) vs. City of Gary, Case No. 52 489 Y 00091 08. In this arbitration proceeding, the Company requests that the Amended Majestic Development Agreement be declared to be in full force and effect, and that the City be found to be in material breach of it and that the Company be awarded damages. In the event that the Amended Majestic Development Agreement is deemed not enforceable, the Company alternatively requests that the City be found in breach of the Majestic Development Agreement, the GNC Agreement and the Trump Development Agreement, and that the Company be awarded damages. Simultaneously with the arbitration, the Company also filed an action in Marion County Superior Court entitled The Majestic Star Casino, LLC, et al v. City of Gary, et al, State of Indiana, Marion County Superior Court No. 49D13 08 02 PL 006612. In this action, the Company seeks to bind the Indiana Gaming Commission to the results of the arbitration and to litigate any matters that are not covered by the parties’ arbitration agreement.

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

The Company filed the arbitration and court action because the City has failed, pursuant to its obligations under either the Amended Majestic Development Agreement or, in the alternative, the earlier agreements, to remediate property owned by the Company, and construct the required access roads and freeway interchange to the Majestic Star properties. If the Amended Majestic Development Agreement were found not to be enforceable, then the Company could be required to pay the City an additional 1% of adjusted gross gaming receipts, retroactive to December 21, 2005, which would be due under the previously terminated Trump Development Agreement. As of September 30, 2011, the additional 1% due to the City attributed to Majestic Star II would equal $6.2 million.

Effective for the tax period January 2008, the Company began depositing the economic incentive funds payable to the City for 2008 under the Amended Majestic Development Agreement in a segregated bank account. On May 2, 2008, the Marion County Superior Court denied the City’s motion for a preliminary injunction to compel the Company to resume payment to the City of the economic incentive funds pending resolution of the case. Pursuant to the terms of the settlement term sheet (described below), in April 2011, the Company began paying to the City economic incentive fund payments and will continue to make such payments under the terms and conditions set forth in the settlement term sheet.

The City appealed the denial of its injunction motion to the Indiana Court of Appeals (No. 49A02-0807-CV-00625), filing its appellate brief on July 30, 2008. After a stay to permit the parties to explore settlement, which expired November 30, 2008 as discussed more fully below, the Company timely filed its appellate brief with the Indiana Court of Appeals on January 20, 2009, as did the Indiana Gaming Commission, which supports the Company’s position on the proper trial court venue for the action, and has remained neutral on the City’s attempt to require the Company to resume payments of the economic incentive funds. On May 14, 2009, the Indiana Court of Appeals issued a decision affirming the trial court’s denial of the City’s motion for a preliminary injunction seeking to compel the Company to resume payment to the City during the pendency of the litigation. The City’s petition for review of this decision was denied by the Indiana Supreme Court on August 20, 2009.

As of September 30, 2011, the balances in the segregated economic incentive fund and the Lakefront Capital Improvement Fund bank accounts were $14.7 million and $1.7 million, respectively. It is too early to determine with certainty the outcome of the arbitration or litigation or the amount or likelihood of any recovery from the City should the matters proceed to resolution. Both proceedings have been stayed pending further order of the Bankruptcy Court.

The City and the Company have been engaged in settlement discussions, which have now led to the execution, effective as of March 10, 2011, of a settlement term sheet among the City, the Company and other interested parties, including certain creditor constituencies in the Chapter 11 Cases. The term sheet provisions will form the basis of a new development agreement between the City and the Company, for which the parties are in the process of drafting the definitive documents. The term sheet includes, inter alia, an agreement by the City and the Company to dismiss with prejudice all pending matters related to both the Majestic Development Agreement and the Trump Development Agreement, including the Lake County Lawsuit and the related bankruptcy proceedings described below (see City of Gary, Indiana Economic Incentive Fund Litigation). The term sheet provides, however, that the City shall not be obligated to dismiss any claims it may have asserted against Mr. Don Barden in his individual capacity, as opposed to his capacities as an officer, director and/or employee of the Company. Additionally, the settlement agreement does not resolve any claims between the City and GNC, which is not a party to the Chapter 11 Cases or to the term sheet. On April 26, 2011, the Company filed a motion seeking permission from the Bankruptcy Court to enter into a new development agreement with the City. The motion to enter into a new development agreement will be heard after the parties negotiate and file the final form of the agreement.

City of Gary, Indiana Economic Incentive Fund Litigation. On March 11, 2010, the City filed a lawsuit in the Superior Court of Lake County, Indiana (the “Lake County Lawsuit”) naming as defendants eight current and former individual officers, directors, and employees of the Company and its affiliated entities, including Mr. Don Barden (the “Majestic State Court Defendants”). The Lake County Lawsuit alleges two causes of action against the

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Majestic State Court Defendants for negligence and civil conversion related to and arising out of the segregated economic incentive funds which are the subject of the legal proceeding described above (see City of Gary, Indiana Development Obligation). The City claims to have suffered damages based on those causes of action. On April 15, 2010, a Joint Notice of Removal was filed with the United States District Court for the Northern District of Indiana, Hammond Division removing the Lake County Lawsuit from the Superior Court of Lake County, Indiana to the United States District Court, Northern District of Indiana, Hammond Division. On or about April 19, 2010, the City dismissed its negligence claim against the Majestic State Court Defendants.

The Company believed that continuation of the Lake County Lawsuit against the Majestic State Court Defendants threatened to undermine the protections intended under the automatic stay, to deplete property of the estate, and to disrupt the Company’s reorganization efforts. Accordingly, on March 29, 2010 the Company instituted an adversary proceeding against the City (10-50841) in the Bankruptcy Court and filed a motion to obtain an order, pursuant to 11 U.S.C. §362, extending the automatic stay to the Majestic State Court Defendants with respect to the Lake County Lawsuit, or in the alternative, an order preliminarily enjoining the City from prosecuting the Lake County Lawsuit against the Majestic State Court Defendants. Following submission of pleadings, a hearing on the matter was held on April 27, and April 28, 2010, the Bankruptcy Court entered a Memorandum Order granting the Company’s request for the extension of the automatic stay to the Majestic State Court Defendants pending further order of the Bankruptcy Court. On or about May 12, 2010, the City filed a Notice of Appeal in the Bankruptcy Court to appeal the Memorandum Order to the United States District Court for the District of Delaware. On May 25, 2010, the Bankruptcy Court set the pre-trial conference on the Verified Complaint to Extend the Automatic Stay, or in the Alternative, for Injunctive Relief (“Adversarial Complaint”) for May 25, 2010. The parties, by agreement, have extended this pre-trial conference date and all other response deadlines a number of times while they have been engaged in settlement discussions.

Effective March 10, 2011 the City and the Company executed the settlement term sheet described above, pursuant to which the Lake County Lawsuit, the bankruptcy proceedings regarding the Adversarial Complaint, and the appeal of the Memorandum Order would be dismissed (see City of Gary, Indiana Development Obligation). As also noted above, however, the term sheet provides that the City shall not be obligated to dismiss any claims it may have asserted against Mr. Don Barden in his individual capacity, as opposed to his capacities as an officer, director and/or employee of the Company. The parties are in the process of negotiating and drafting definitive documents based on the settlement term sheet. On April 26, 2011 the Company filed a motion seeking permission from the Bankruptcy Court to enter into a new development agreement with the City. The motion to enter into a new development agreement will be heard after the parties negotiate and file the final form of the agreement.

NOTE 9. RELATED PARTIES TRANSACTIONS

Pushdown of Majestic Holdco Discount Notes. The Company’s condensed consolidated financial statements as of September 30, 2011 and December 31, 2010 include the $63.5 million of Discount Notes, aggregate principal amount at maturity, issued by Majestic Holdco in connection with the Trump Acquisition and other refinancing transactions. The Discount Notes are solely the obligation of Majestic Holdco. See Notes 3 - Basis of Presentation and Summary of Significant Accounting Policies and 7 - Liabilities Subject to Compromise.

Manager Agreement. Distributions to BDI under the Manager Agreement, dated October 7, 2003, are governed and limited by the terms of the indentures governing the Discount Notes, the Senior Secured Notes and the Senior Notes (collectively, the “Notes”) and by the terms of the Senior Secured Credit Facility. The distributions for each fiscal quarter may not exceed 1% of the Company’s consolidated net operating revenue and 5% of the Company’s consolidated cash flow (as defined in the indentures governing the Notes and the terms of the Senior Secured Credit Facility) for the immediately preceding fiscal quarter. During 2011 and 2010 and as of September 30, 2011, the Company was and is precluded from making distributions to BDI due to the event of default under the Company’s governing debt documents.

Tax Distributions. The Company did not make a distribution for income taxes to its member in 2011 or 2010.

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Barden Nevada Expense Sharing Arrangement. The Company has entered into a modified expense sharing agreement dated effective November 1, 2009, with Barden Nevada Gaming, LLC (“Barden Nevada”), wholly owned by Don Barden. The expense sharing agreement provides for a fee from Barden Nevada to the Company in the amount of certain specified expenses incurred by the Company in connection with providing services to Barden Nevada. For the three and nine months ended September 30, 2011 and 2010, the Company charged Barden Nevada $25,000 and $97,000 and $54,000 and $162,000, respectively, pursuant to the expense sharing agreement. As of September 30, 2011, $0.6 million was owed under the expense sharing arrangement.

In October 2011, BDI sold its equity interest in Barden Nevada to a third party. In conjunction with the sale, the purchaser paid to the Company all amounts owed by Barden Nevada to the Company, including amounts owed under the expense sharing agreement. As of October 26, 2011, the expense sharing agreement was terminated.

Barden Nevada Revolving Promissory Note. On October 7, 2007, Barden Nevada entered into a revolving promissory note with the Company, whereby Barden Nevada may request advances from time to time from the Company not to exceed $5.0 million. Interest is calculated based on the prime rate (as published in the Money Section of The Wall Street Journal), plus the margin spread, including 2% default interest, paid by the Company under the Senior Secured Credit Facility. Interest is paid quarterly, in arrears. The note also evidences amounts outstanding under the expense sharing arrangement described above. Pursuant to the Cash Collateral Order and amendments thereto, the Company may only fund costs for Barden Nevada in the ordinary course of business and must be paid or reimbursed, as applicable, on a current basis. All amounts outstanding under the promissory note were due and payable on April 15, 2010 along with the accrued and unpaid interest. Barden Nevada did not repay the promissory note and is currently in default. On May 6, 2010, the Company made demand on Barden Nevada to pay the balance owed on the promissory note. As of September 30, 2011, $0.6 million was owed the Company under this promissory note. The Company has recorded a reserve for doubtful accounts of $0.6 million against this receivable. The highest amount owed under the note during 2011 was $0.7 million.

In October 2011, BDI sold its equity interest in Barden Nevada to a third party. In conjunction with the sale, the purchaser paid to the Company all amounts owed by Barden Nevada to the Company, including amounts owed under the promissory note and the promissory note was cancelled.

Other Related Parties. The Company has a receivable from BDI in the amount of $0.1 million which it has fully reserved as a doubtful account. The receivable relates to the payment of professional services on behalf of BDI, unreimbursed expenses related to benefit and insurance plans in which BDI participates and other miscellaneous expenses.

NOTE 10. TEMPORARY CLOSURE OF FITZGERALDS TUNICA

Due to flooding of the Mississippi River, the nine casinos located in Tunica County, Mississippi, including Fitzgeralds Tunica, were closed temporarily in order to ensure the safety of visitors and employees and take necessary steps to minimize damage to property, property improvements and equipment. Accordingly, the Company closed Fitzgeralds Tunica on April 30, 2011, and all operations at the property were temporarily suspended until it’s reopening on May 27, 2011.

As a result of Fitzgeralds Tunica’s closure, revenues from operating activities were significantly reduced. Fitzgeralds Tunica also incurred significant expenses related to planning and preparing for the flood, including taking necessary steps to protect the property from flood damage, closing the casino and hotel operations and reopening the property. Fitzgeralds Tunica also paid its employees and funded benefits in the ordinary course during the closure period. In addition, due to the inability to timely implement media campaigns and marketing programs aimed at announcing and supporting the reopening of the property, Fitzgeralds Tunica’s operating and financial performance suffered after the reopening on May 27, 2011.

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

The Company is in the process of assessing the amount of property damage and business interruption losses incurred as a result of the temporary closure and flooding, and intends to file both property damage and business interruption claims with its insurance carriers to recover its losses. The Company maintains an aggregate of $15.5 million of flood insurance, including flood-related business interruption coverage. This insurance is comprised of multiple layers of coverage underwritten by four separate carriers. The Company has been preliminary advised by one of its carriers that all or some portion of the damage to the Fitzgeralds Tunica was a result of flooding, and has advanced the Company $5.0 million under its business interruption claim.

The Company recorded the $5.0 million advance on insurance proceeds as Other income in its Condensed Consolidated Statement of Operations. Through September 30, 2011, flood-related expenses of $1.6 million have been incurred and recorded as General and administrative expenses. Also, $0.1 million of capital expenditures have been made for repair or replacement of property, plant and equipment. The Company has recorded $50,000 in impairment losses through September 30, 2011 and continues to evaluate the amount of property and equipment impairment losses incurred. When such determination is made, to the extent necessary, the Company will write down the net book value of such property and equipment. The Company will recognize the insurance recovery proceeds in the period received. The Company is insured for both ongoing expenses and lost profits, but accounting principles do not permit recognition of lost profits until the ultimate resolution of such claims with insurance carriers. No insurance receivables are currently recorded on the Company’s Condensed Consolidated Balance Sheet.

While management believes that insurance coverage will cover certain costs and lost business income incurred as a result of the closure and damage to the property as a result of flooding, coverage may not be adequate to fully cover the loss that will ultimately be realized by the Company and is subject to deductibles and limits on maximum benefits. There can be no assurance that the Company will be able to fully collect on any claims resulting from flood and flood related damage that has occurred as a result of, or in connection with, the Event.

NOTE 11. SEGMENT INFORMATION

The Majestic Star Casino, LLC, either directly or indirectly through wholly owned subsidiaries, owns and operates four casino properties as follows: two riverboat casinos and a hotel located in Gary, Indiana; a casino and hotel located in Tunica County, Mississippi; and a casino located in Black Hawk, Colorado (collectively, the “Properties”). The Majestic Star properties include Majestic Star and Majestic Star II.

The Company identifies its business in three segments based on geographic location. The Properties, in each of their segments, market primarily to mid-level players. The major products offered in each segment are as follows: casino, hotel rooms (at the Majestic Star properties and Fitzgeralds Tunica), and food and beverage.

The accounting policies of each business segment are the same as those described in the summary of significant accounting policies in the Company’s consolidated financial statements for the year ended December 31, 2010. There are minimal inter-segment sales.

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

A summary of the Properties’ operations by business segment for the three and nine months ended September 30, 2011 and 2010 are presented below:

	For The Three Months Ended September 30,		For The Nine Months Ended September 30,
	2011	2010	2011	2010
	(in thousands)		(in thousands)
Net revenues:
Majestic Properties	$41,430	$46,638	$136,229	$143,269
Fitzgeralds Tunica (1)	18,353	18,586	52,372	54,496
Fitzgeralds Black Hawk	5,439	6,287	16,636	18,365

Total	$65,222	$71,511	$205,237	$216,130

Operating income (loss):
Majestic Properties	$1,387	$1,630	$5,218	$8,393
Fitzgeralds Tunica (1)	1,512	896	3,365	3,880
Fitzgeralds Black Hawk	292	(367)	(33)	(765)
Corporate (2)	(1,199)	(1,628)	(4,587)	(5,679)

Total	$1,992	$531	$3,963	$5,829

Segment depreciation and amortization:
Majestic Properties	$3,295	$3,857	$9,964	$11,604
Fitzgeralds Tunica	2,113	2,574	6,542	7,774
Fitzgeralds Black Hawk	944	1,258	3,066	3,403
Corporate	18	44	60	152

Total	$6,370	$7,733	$19,632	$22,933

Expenditures for additions to long-lived assets:
Majestic Properties	$127	$766	$1,050	$5,979
Fitzgeralds Tunica	159	1,088	1,013	5,273
Fitzgeralds Black Hawk	—	388	340	1,449
Corporate	35	—	58	8

Total	$321	$2,242	$2,461	$12,709

(1)	Due to flooding of the M ississippi River, Fitzgeralds Tunica was closed from April 30, 2011 to 4 p.m. on M ay 27, 2011. Due to the closure and associated business interruption, Fitzgeralds Tunica received advances against insurance claims in the amount of $5.0 million which is reflected in Net revenues and Operating income (loss). Fitzgeralds Tunica also incurred $1.6 million of expenses associated with planning and preparing for the flood, protecting the property from damage and cleaning and reopening the property.
Flood related expenses are deducted in determining Operating income (loss).
(2)	Corporate expenses reflect payroll, benefits, travel and other costs associated with the corporate staff and are not allocated to the properties.

NOTE 12. SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION

The Majestic Star Casino, LLC is the co-issuer of $300.0 million of Senior Secured Notes and $200.0 million of Senior Notes. Under the indentures governing the Senior Secured Notes, the Senior Notes and the loan and security agreement for the Senior Secured Credit Facility, Majestic Star II, Fitzgeralds Tunica and Fitzgeralds Black Hawk are guarantor subsidiaries of the $300.0 million of Senior Secured Notes. The guarantor subsidiaries are 100% owned by The Majestic Star Casino, LLC, and the guarantees of the Senior Secured Notes are full and unconditional, and joint and several.

The Company’s supplemental guarantor financial information contains financial information for The Majestic Star Casino, LLC, The Majestic Star Casino Capital Corp (co-issuer of the Senior Secured Notes but an entity with no operations) and the guarantor subsidiaries and the eliminating entries necessary to consolidate such entities.

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

CONSOLIDATING BALANCE SHEET

(unaudited)

As of September 30, 2011

	The Majestic Star Casino, LLC	The Majestic Star Casino Capital Corp.	Guarantor Subsidiaries	Eliminating Entries		Total Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$11,966,062	$—	$31,193,141	$—		$43,159,203
Restricted cash	18,552,428	—	690,020	—		19,242,448
Accounts receivable, net	643,476	—	826,839	—		1,470,315
Inventories	341,535	—	519,218	—		860,753
Prepaid expenses and deposits	2,265,495	—	2,336,863	—		4,602,358
Deferred tax assets	—	—	294,477	—		294,477
Receivable from affiliates	6,119,919	—	773,596	(6,893,025	)(a)	490
Investment in subsidiaries	97,010,258	—	—	(97,010,258	)(b)	—

Total current assets	136,899,173	—	36,634,154	(103,903,283)		69,630,044

Property, equipment and improvements, net	113,217,373	—	107,280,514	—		220,497,887
Intangible assets, net	—	—	35,346,582	—		35,346,582
Goodwill	—	—	3,997,904	—		3,997,904
Other assets:
Long-term receivable from affiliates	137,618,677	—	86,117,400	(223,736,077	)(a)	—
Other assets	1,688,962	—	713,461	—		2,402,423

Total other assets	139,307,639	—	86,830,861	(223,736,077)		2,402,423

Total assets	$389,424,185	$—	$270,090,015	$(327,639,360)		$331,874,840

LIABILITIES AND MEMBER’S (DEFICIT) EQUITY
Current liabilities not subject to compromise:
Accounts payable	$725,796	$—	$554,323	$—		$1,280,119
Current portion of long-term debt	58,000,000	—	—	—		58,000,000
Payable to affiliates	351,272	—	6,541,752	(6,893,024	)(a)	—
Accrued liabilities:
Payroll and related	3,705,937	—	4,582,296	—		8,288,233
Interest	277,917	—	—	—		277,917
Property and franchise taxes	5,984,487	—	4,832,841	—		10,817,328
Other accrued liabilities	12,797,029	—	6,244,692	—		19,041,721

Total current liabilities not subject to compromise	81,842,438	—	22,755,904	(6,893,024)		97,705,318
Payable to affiliates	82,000,000	—	7,791,094	(89,791,094	)(a)	—
Deferred tax liabilities - long-term	—	—	11,739,704	—		11,739,704

Total liabilities not subject to compromise	163,842,438	—	42,286,702	(96,684,118)		109,445,022
Liabilities subject to compromise:
Payable to affiliates	4,111,462	—	129,912,979	(133,944,984	)(a)	79,457
Other liabilities (c)	663,845,682	300,000,000	880,076	(300,000,000	)(d)	664,725,758

Liabilities subject to compromise	667,957,144	300,000,000	130,793,055	(433,944,984)		664,805,215

Total liabilities	831,799,582	300,000,000	173,079,757	(530,629,102)		774,250,237
Member’s (deficit) equity	(442,375,397)	(300,000,000)	97,010,258	202,989,742	(b)(d)	(442,375,397)

Total liabilities and member’s (deficit) equity	$389,424,185	$—	$270,090,015	$(327,639,360)		$331,874,840

(a)	To eliminate intercompany receivable and payables.
(b)	To eliminate intercompany accounts and investment in subsidiaries.
(c)	Includes the pushdown of Majestic Holdco’s Discount Notes and accrued interest, $63.5 million and $9.1 million, respectively, pursuant to SEC Staff Accounting Bulletin 73 Topic 5(J) (ASC Topic 605).
(d)	The Majestic Star Casino Capital Corp. is a co-obligor of the Senior Secured Notes issued by the Company. Accordingly, such indebtedness has been presented as an obligation of both the issuer and the co-obligor in the above balance sheet.

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

CONSOLIDATING BALANCE SHEET

As of December 31, 2010

	The Majestic Star Casino, LLC	The Majestic Star Casino Capital Corp.	Guarantor Subsidiaries	Eliminating Entries		Total Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$10,969,940	$—	$39,879,827	$—		$50,849,767
Restricted cash	17,233,172	—	700,928	—		17,934,100
Accounts receivable, net	692,575	—	802,520	—		1,495,095
Inventories	392,360	—	537,459	—		929,819
Prepaid expenses and deposits	1,760,831	—	1,795,911	—		3,556,742
Deferred tax assets	—	—	294,479	—		294,479
Receivable from affiliates	3,091,731	—	3,090	(2,967,702	)(a)	127,119
Investment in subsidiaries	83,820,620	—	—	(83,820,620	)(b)	—

Total current assets	117,961,229	—	44,014,214	(86,788,322)		75,187,121

Property, equipment and improvements, net	118,244,482	—	117,617,855	—		235,862,337
Intangible assets, net	—	—	37,205,957	—		37,205,957
Goodwill	—	—	3,997,904	—		3,997,904
Other assets:
Long-term receivable from affiliates	136,834,863	—	52,117,400	(188,952,263	)(a)	—
Other assets	1,678,328	—	713,461	—		2,391,789

Total other assets	138,513,191	—	52,830,861	(188,952,263)		2,391,789

Total assets	$374,718,902	$—	$255,666,791	$(275,740,585)		$354,645,108

LIABILITIES AND MEMBER’S (DEFICIT ) EQUITY
Current liabilities not subject to compromise:
Accounts payable	547,110	$—	523,656	$—		$1,070,766
Current portion of long-term debt	62,513,514	—	—	—		62,513,514
Payable to affiliates	5,375	—	2,962,327	(2,967,702	)(a)	—
Accrued liabilities:
Payroll and related	4,913,247	—	5,213,927	—		10,127,174
Interest	314,161	—	—	—		314,161
Property and franchise taxes	5,589,501	—	4,923,840	—		10,513,341
Other accrued liabilities	14,928,387	—	8,321,241	—		23,249,628

Total current liabilities not subject to compromise	88,811,295	—	21,944,991	(2,967,702)		107,788,584
Payable to affiliates	47,999,998	—	7,007,281	(55,007,279	)(a)	—
Deferred tax liabilities - long-term	—	—	12,091,465	—		12,091,465

Total liabilities not subject to compromise	136,811,293	—	41,043,737	(57,974,981)		119,880,049
Liabilities subject to compromise:
Payable to affiliates	4,111,462	—	129,912,979	(133,944,984	)(a)	79,457
Other liabilities (c)	663,843,388	300,000,000	889,455	(300,000,000	)(d)	664,732,843

Liabilities subject to compromise	667,954,850	300,000,000	130,802,434	(433,944,984)		664,812,300

Total liabilities	804,766,143	300,000,000	171,846,171	(491,919,965)		784,692,349
Member’s (deficit) equity	(430,047,241)	(300,000,000)	83,820,620	216,179,380	(b)(d)	(430,047,241)

Total liabilities and member’s (deficit) equity	$374,718,902	$—	$255,666,791	$(275,740,585)		$354,645,108

(a)	To eliminate intercompany receivable and payables.
(b)	To eliminate intercompany accounts and investment in subsidiaries.
(c)	Includes the pushdown of Majestic Holdco’s Discount Notes and accrued interest, $63.5 million and $9.1 million, respectively, pursuant to SEC Staff Accounting Bulletin 73 Topic 5(J) (ASC Topic 605).
(d)	The Majestic Star Casino Capital Corp. is a co-obligor of the Senior Secured Notes issued by the Company. Accordingly, such indebtedness has been presented as an obligation of both the issuer and the co-obligor in the above balance sheet.

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

CONSOLIDATING STATEMENT OF OPERATIONS

(unaudited)

For the Three Months Ended September 30, 2011

	The Majestic Star Casino, LLC	The Majestic Star Casino Capital Corp.	Guarantor Subsidiaries	Eliminating Entries		Total Consolidated
OPERATING REVENUES:
Casino	$23,091,317	$—	$41,667,063	$—		$64,758,380
Rooms	—	—	2,494,029	—		2,494,029
Food and beverage	2,865,453	—	3,680,234	—		6,545,687
Other	840,738	—	1,837,881	—		2,678,619

Gross revenues	26,797,508	—	49,679,207	—		76,476,715
Less promotional allowances	4,002,372	—	7,188,338	64,148	(a)	11,254,858

Net operating revenues	22,795,136	—	42,490,869	(64,148)		65,221,857

OPERATING COSTS AND EXPENSES:
Casino	8,190,560	—	11,506,049	—		19,696,609
Rooms	—	—	315,039	—		315,039
Food and beverage	485,863	—	825,857	—		1,311,720
Other	73,933	—	134,329	—		208,262
Gaming taxes	7,415,229	—	9,012,509	—		16,427,738
Advertising and promotion	1,311,505	—	3,508,910	(64,148	)(a)	4,756,267
General and administrative	3,875,274	—	7,555,038	—		11,430,312
Corporate expense	1,181,390	—	—	—		1,181,390
Economic incentive tax - City of Gary	826,985	—	683,321	—		1,510,306
Depreciation and amortization	1,976,262	—	4,393,329	—		6,369,591
Loss on disposal of assets	—	—	22,402	—		22,402

Total operating costs and expenses	25,337,001	—	37,956,783	(64,148)		63,229,636

Operating (loss) income	(2,541,865)	—	4,534,086	—		1,992,221

OTHER (EXPENSE) INCOME :
Interest income	10,352	—	1,046	—		11,398
Interest expense	(852,278)	—	—	—		(852,278)
Equity in net income of subsidiaries	4,287,278	—	—	(4,287,278	)(b)	—

Total other income (expense)	3,445,352	—	1,046	(4,287,278)		(840,880)

Income before reorganization items and income taxes	903,487	—	4,535,132	(4,287,278)		1,151,341
Reorganization fees	(2,620,349)	—	—	—		(2,620,349)

(Loss) income before income tax provision	(1,716,862)	—	4,535,132	(4,287,278)		(1,469,008)
Income tax provision	—	—	(247,854)	—		(247,854)

Net (loss) income	$(1,716,862)	$—	$4,287,278	$(4,287,278)		$(1,716,862)

(a)	To eliminate intercompany transactions.
(b)	To eliminate equity in net income of subsidiaries.

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

CONSOLIDATING STATEMENT OF OPERATIONS

(unaudited)

For the Nine Months Ended September 30, 2011

	The Majestic Star Casino, LLC	The Majestic Star Casino Capital Corp.	Guarantor Subsidiaries	Eliminating Entries		Total Consolidated
OPERATING REVENUES:
Casino	$75,223,379	$—	$127,108,338	$—		$202,331,717
Rooms	—	—	6,911,033	—		6,911,033
Food and beverage	7,725,365	—	10,546,749	—		18,272,114
Other	2,853,378	—	7,642,504	—		10,495,882

Gross revenues	85,802,122	—	152,208,624	—		238,010,746
Less promotional allowances	11,849,539	—	20,663,504	260,349	(a)	32,773,392

Net operating revenues	73,952,583	—	131,545,120	(260,349)		205,237,354

OPERATING COSTS AND EXPENSES:
Casino	25,054,064	—	34,877,460	—		59,931,524
Rooms	—	—	826,285	—		826,285
Food and beverage	1,545,440	—	2,747,909	—		4,293,349
Other	308,489	—	415,806	—		724,295
Gaming taxes	23,351,573	—	28,094,577	—		51,446,150
Advertising and promotion	3,976,946	—	10,788,943	(260,349	)(a)	14,505,540
General and administrative	14,857,784	—	25,818,273	—		40,676,057
Corporate expense	4,526,642	—	—	—		4,526,642
Economic incentive tax - City of Gary	2,538,696	—	2,162,157	—		4,700,853
Depreciation and amortization	6,015,958	—	13,616,503	—		19,632,461
(Gain) loss on disposal of assets	(6,005)	—	17,652	—		11,647

Total operating costs and expenses	82,169,587	—	119,365,565	(260,349)		201,274,803

Operating (loss) income	(8,217,004)	—	12,179,555	—		3,962,551

OTHER (EXPENSE) INCOME :
Interest income	31,894	—	3,286	—		35,180
Interest expense	(2,546,444)	—	—	—		(2,546,444)
Other non-operating expense	(1,182)	—	—	—		(1,182)
Equity in net income of subsidiaries	11,652,880	—	—	(11,652,880	)(b)	—

Total other income (expense)	9,137,148	—	3,286	(11,652,880)		(2,512,446)

Income before reorganization items and income taxes	920,144	—	12,182,841	(11,652,880)		1,450,105
Reorganization fees	(15,049,062)	—	—	—		(15,049,062)

(Loss) income before income tax provision	(14,128,918)	—	12,182,841	(11,652,880)		(13,598,957)
Income tax provision	—	—	(529,961)	—		(529,961)

Net (loss) income	$(14,128,918)	$—	$11,652,880	$(11,652,880)		$(14,128,918)

(a)	To eliminate intercompany transactions.
(b)	To eliminate equity in net income of subsidiaries.

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

CONSOLIDATING STATEMENT OF OPERATIONS

(unaudited)

For the Three Months Ended September 30, 2010

	The Majestic Star Casino, LLC	The Majestic Star Casino Capital Corp.	Guarantor Subsidiaries	Eliminating Entries		Total Consolidated
OPERATING REVENUES:
Casino	$24,651,568	$—	$47,664,398	$—		$72,315,966
Rooms	—	—	2,955,700	—		2,955,700
Food and beverage	2,383,455	—	4,127,273	—		6,510,728
Other	1,033,049	—	901,948	—		1,934,997

Gross revenues	28,068,072	—	55,649,319	—		83,717,391
Less promotional allowances	4,088,189	—	7,990,077	128,530	(a)	12,206,796

Net operating revenues	23,979,883	—	47,659,242	(128,530)		71,510,595

OPERATING COSTS AND EXPENSES:
Casino	8,378,336	—	13,455,063	—		21,833,399
Rooms	—	—	330,191	—		330,191
Food and beverage	556,613	—	1,051,324	—		1,607,937
Other	96,131	—	177,513	—		273,644
Gaming taxes	7,715,481	—	10,311,949	—		18,027,430
Advertising and promotion	1,501,178	—	4,135,553	(128,530	)(a)	5,508,201
General and administrative	4,815,212	—	7,728,061	—		12,543,273
Corporate expense	1,571,177	—	—	—		1,571,177
Economic incentive tax - City of Gary	802,744	—	759,625	—		1,562,369
Depreciation and amortization	2,435,572	—	5,297,077	—		7,732,649
Loss (gain) on disposal of assets	13,909	—	(24,510)	—		(10,601)

Total operating costs and expenses	27,886,353	—	43,221,846	(128,530)		70,979,669

Operating (loss) income	(3,906,470)	—	4,437,396	—		530,926

OTHER (EXPENSE) INCOME :
Interest income	13,363	—	1,515	—		14,878
Interest expense	(968,027)	—	—	—		(968,027)
Other non-operating expense	(937)	—	—	—		(937)
Equity in net income of subsidiaries	1,923,073	—	—	(1,923,073	)(b)	—

Total other income (expense)	967,472	—	1,515	(1,923,073)		(954,086)

(Loss) Income before reorganization items and income taxes	(2,938,998)	—	4,438,911	(1,923,073)		(423,160)
Reorganization fees	(3,940,730)	—	—	—		(3,940,730)

Total reorganization items	(3,940,730)	—	—	—		(3,940,730)

(Loss) income before income tax provision	(6,879,728)	—	4,438,911	(1,923,073)		(4,363,890)
Income tax provision	—	—	(2,515,838)	—		(2,515,838)

Net (loss) income	$(6,879,728)	$—	$1,923,073	$(1,923,073)		$(6,879,728)

(a)	To eliminate intercompany transactions.
(b)	To eliminate equity in net income of subsidiaries.

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

CONSOLIDATING STATEMENT OF OPERATIONS

(unaudited)

For the Nine Months Ended September 30, 2010

	The Majestic Star Casino, LLC	The Majestic Star Casino Capital Corp.	Guarantor Subsidiaries	Eliminating Entries		Total Consolidated
OPERATING REVENUES:
Casino	$76,401,256	$—	$142,359,953	$—		$218,761,209
Rooms	—	—	8,335,367	—		8,335,367
Food and beverage	6,910,215	—	11,407,695	—		18,317,910
Other	2,805,881	—	2,624,670	—		5,430,551

Gross revenues	86,117,352	—	164,727,685	—		250,845,037
Less promotional allowances	11,539,570	—	22,770,744	405,011	(a)	34,715,325

Net operating revenues	74,577,782	—	141,956,941	(405,011)		216,129,712

OPERATING COSTS AND EXPENSES:
Casino	24,821,098	—	38,700,013	—		63,521,111
Rooms	—	—	839,806	—		839,806
Food and beverage	1,699,349	—	2,926,961	—		4,626,310
Other	302,716	—	532,055	—		834,771
Gaming taxes	23,611,201	—	30,870,056	—		54,481,257
Advertising and promotion	4,707,084	—	12,028,464	(405,011	)(a)	16,330,537
General and administrative	13,783,105	—	22,514,921	—		36,298,026
Corporate expense	5,515,072	—	—	—		5,515,072
Economic incentive tax - City of Gary	2,513,510	—	2,314,966	—		4,828,476
Depreciation and amortization	7,379,030	—	15,554,131	—		22,933,161
(Gain) loss on disposal of assets	(11,724)	—	104,283	—		92,559

Total operating costs and expenses	84,320,441	—	126,385,656	(405,011)		210,301,086

Operating (loss) income	(9,742,659)	—	15,571,285	—		5,828,626

OTHER (EXPENSE) INCOME :
Interest income	55,894	—	23,143	—		79,037
Interest expense	(3,106,496)	—	—	—		(3,106,496)
Other non-operating expense	(1,905)	—	—	—		(1,905)
Equity in net income of subsidiaries	8,034,603	—	—	(8,034,603	)(b)	—

Total other income (expense)	4,982,096	—	23,143	(8,034,603)		(3,029,364)

(Loss ) income before reorganization items and income taxes	(4,760,563)	—	15,594,428	(8,034,603)		2,799,262

Reorganization items:
Reorganization fees	(12,520,150)	—	—	—		(12,520,150)
Loss from rejected executory contracts	(437,221)	—	—	—		(437,221)

Total reorganization items	(12,957,371)	—	—	—		(12,957,371)

(Loss) income before income tax provision	(17,717,934)	—	15,594,428	(8,034,603)		(10,158,109)
Income tax provision	—	—	(7,559,825)	—		(7,559,825)

Net (loss) income	$(17,717,934)	$—	$8,034,603	$(8,034,603)		$(17,717,934)

(a)	To eliminate intercompany transactions.
(b)	To eliminate equity in net income of subsidiaries.

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

CONSOLIDATING STATEMENT OF CASH FLOWS

(unaudited)

For the Nine Months Ended September 30, 2011

	The Majestic Star Casino, LLC	The Majestic Star Casino Capital Corp.	Guarantor Subsidiaries	Eliminating Entries	Total Consolidated
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES:	$(26,596,707)	$—	$27,150,003	$—	$553,296

CASH FLOWS FROM INVEST ING ACTIVITIES:
Increase in restricted cash	(1,070,857)	—	10,908	—	(1,059,949)
Additions to property and equipment	(580,406)	—	(1,881,069)	—	(2,461,475)
Increase in Lakefront Capital Improvement Fund	(248,399)	—	—	—	(248,399)
Proceeds from disposal of equipment	6,005	—	33,472	—	39,477

Net cash used in investing activities	(1,893,657)	—	(1,836,689)	—	(3,730,346)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from line of credit	2,582,688	—	—	—	2,582,688
Repayment of line of credit	(7,096,202)	—	—	—	(7,096,202)
Advances from (to) affiliates	34,000,000	—	(34,000,000)	—	—

Net cash provided by (used in) financing activities	29,486,486	—	(34,000,000)	—	(4,513,514)

Net increase (decrease) in cash and cash equivalents	996,122	—	(8,686,686)	—	(7,690,564)
Cash and cash equivalents, beginning of period	10,969,940	—	39,879,827	—	50,849,767

Cash and cash equivalents, end of period	$11,966,062	$—	$31,193,141	$—	$43,159,203

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

CONSOLIDATING STATEMENT OF CASH FLOWS

(unaudited)

For the Nine Months Ended September 30, 2010

	The Majestic Star Casino, LLC	The Majestic Star Casino Capital Corp.	Guarantor Subsidiaries	Eliminating Entries	Total Consolidated
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES:	$(17,751,142)	$—	$39,176,854	$—	$21,425,712

CASH FLOWS FROM INVEST ING ACTIVITIES:
Increase in restricted cash	(4,566,910)	—	(20,186)	—	(4,587,096)
Additions to property and equipment	(4,269,477)	—	(8,439,308)	—	(12,708,785)
Increase in Lakefront Capital Improvement Fund	(91,871)	—	—	—	(91,871)
Proceeds from disposal of equipment	44,263	—	60,614	—	104,877

Net cash used in investing activities	(8,883,995)	—	(8,398,880)	—	(17,282,875)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from line of credit	3,132,506	—	—	—	3,132,506
Repayment of line of credit	(12,169,801)	—	—	—	(12,169,801)
Advances from (to) affiliates	32,000,000	—	(32,000,000)	—	—

Net cash provided by (used in) financing activities	22,962,705	—	(32,000,000)	—	(9,037,295)

Net decrease in cash and cash equivalents	(3,672,432)	—	(1,222,026)	—	(4,894,458)
Cash and cash equivalents, beginning of period	15,740,848	—	46,970,137	—	62,710,985

Cash and cash equivalents, end of period	$12,068,416	$—	$45,748,111	$—	$57,816,527

THE MAJESTIC STAR CASINO, LLC AND SUBSIDIARIES

(A Wholly Owned Subsidiary of Majestic Holdco, LLC)

(Debtor-in-Possession as of November 23, 2009)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

NOTE 13. SUBSEQUENT EVENT

Emergence from Bankruptcy

The reorganization of the Debtors was consummated and became effective on December 1, 2011, at which time, the Successor acquired the Debtors’ gaming properties and related assets, including the Company.

As part of the restructuring, immediately preceding the Effective Date, the Company transferred approximately 209 acres of real property adjacent to the Majestic Star Properties into a liquidating trust. Other than a warehouse and electrical substation which are now subject to a lease with the trust, the Company was not utilizing the 209 acres of real property as part of its core casino business.

The Plan provided for, among other things:

•

the lenders of the Pre-Petition Senior Secured Credit Facility received various cash payments, as required by the Plan and cash collateral orders, for amounts outstanding thereunder and are lenders under the New Senior Secured Credit Facility, with an initial amount of $58.0 million, of which $53.1 million was drawn on the Effective Date, and expiring on December 1, 2014. The New Senior Secured Credit Facility is secured by a first lien on all of the assets of the reorganized business to the extent permitted by law.

•

holders of the Pre-Petition Senior Secured Notes received their pro rata share of 58% of the equity in Majestic Holdco and are pro rata holders of the notes, with an initial principal amount of $100.6 million, maturing on December 1, 2016, and are secured by a second lien on all of the assets of the reorganized business to the extent permitted by law.

•	holders of the Pre-Petition Senior Notes received their pro rata share of 42% of the equity in Majestic Holdco,

•

holders of allowed general unsecured claims will receive the lesser of (i) cash in the amount equal to approximately 25 percent of their allowed general unsecured claims and/or rejection damages claims or (ii) their pro rata share of $1.0 million,

•	BDI received no distribution in connection with the cancellation, release and extinguishment of its equity interests in Majestic Holdco, and

•	the holders of the Holdco Discount Notes received no distribution in connection with their cancellation, release and extinguishment.

In addition, the Company was required to make disbursements to creditors in connection with the Plan, including a sweep payment for the benefit of the lenders under the Pre-Petition Senior Secured Credit Facility in an amount equal to $4.9 million which represented the total unrestricted cash balances held by the Company as of the last day of the calendar month immediately preceding the Effective Date, less $40.0 million.

Upon emergence, the Company will adopt “fresh-start reporting” as of December 1, 2011. The Company’s emergence from Chapter 11 will result in a new reporting entity. Under fresh-start reporting, all assets and liabilities will be recorded at their estimated fair values and the Company’s accumulated deficit will be eliminated. In adopting fresh-start reporting, the Company is required to determine its enterprise value, which represents the fair value of the entity before considering its interest bearing debt. The December 31, 2010 financial statements do not give effect to any adjustments in the carrying value of assets or classification of liabilities that will be recorded upon implementation of fresh-start reporting.

The Majestic Star Casino, LLC

Exchange Offer

for

12 1/2% / 14 1/2% Second Lien Senior Secured Notes due 2016

PROSPECTUS

                             ,

Until                     ,                     , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters with respect to unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Majestic Star Casino, LLC

The Majestic Star Casino, LLC is a limited liability company organized under the laws of the State of Indiana. Section 23-18-4-4 of the Indiana Code provides that a written operating agreement may provide for indemnification of a member or manager for judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which a person is a party because the person is or was a member or manager.

The Operating Agreement provides that the company will indemnify the member (including its affiliates) and each manager, officer or employee of the company from any damages incurred in connection with a threatened, pending or completed action, suit or proceeding by virtue of the person’s status as a member (or member affiliate), manager, officer or employee of the company or with respect to any action or omission made by such person in connection with such status. A member (or member affiliate) will not be entitled to indemnification, however, for liabilities or losses resulting from its bad faith, willful misconduct or fraud. The Operating Agreement further provides that a manager, officer or employee of the company will only be entitled to indemnification so long as such person (i) acted in good faith, (ii) acted in a manner such person reasonably believed to be in or not opposed to the best interests of the company, (iii) did not believe to be in violation of the terms of the company’s Operating Agreement and (iv) with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Damages suffered by a person entitled to indemnification under the company’s Operating Agreement will be paid by the company from time to time, as incurred and in advance of the final disposition of such matter, so long as such person provides an undertaking to repay such amount if (and to the extent) it is ultimately determined by the company’s Board that such person is not entitled to indemnification.

Majestic Holdco, LLC and The Majestic Star Casino II, LLC (f/k/a/ The Majestic Star Casino II, Inc.)

Section 18-108 of the DLLCA provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The Operating Agreement provides that the company will indemnify the member (including its affiliates) and each manager, officer or employee of the company from any damages incurred in connection with a threatened, pending or completed action, suit or proceeding by virtue of the person’s status as a member (or member affiliate), manager, officer or employee of the company or with respect to any action or omission made by such person in connection with such status. A member (or member affiliate) will not be entitled to indemnification, however, for liabilities or losses resulting from its bad faith, willful misconduct or fraud. The Operating Agreement further provides that a manager, officer or employee of the company will only be entitled to indemnification so long as such person (i) acted in good faith, (ii) acted in a manner such person reasonably believed to be in or not opposed to the best interests of the company, (iii) did not believe to be in violation of the terms of the company’s Operating Agreement and (iv) with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Damages suffered by a person entitled to indemnification under the company’s Operating Agreement will be paid by the company from time to time, as incurred and in advance of the final disposition of such matter, so long as such person provides an undertaking to repay such amount if (and to the extent) it is ultimately determined by the company’s Board that such person is not entitled to indemnification.

Barden Mississippi Gaming, LLC

Barden Mississippi Gaming, LLC is organized under the laws of the State of Mississippi. Section 79-29-123 of the Revised Mississippi Limited Liability Company Act provides that, except as described below, a Mississippi limited liability company may, and shall have the power to, indemnify and hold harmless any member, manager, officer or other person from and against any and all claims and demands whatsoever. However, a limited liability company and an operating agreement shall not indemnify any member, manager, officer or other person from and against any claims or demands in connection with a proceeding by or in the right of the limited liability company in which the member, manager or other person was found to have engaged in (i) acts or omissions that constitute fraudulent conduct and was adjudged liable for claims based on such conduct, or (ii) any of the following actions and was adjudged liable for claims based on such actions:

(a) the receipt of a financial benefit by a member or manager to which the member or manager is not entitled;

(b) an intentional infliction of harm on the limited liability company or the members;

(c) an intentional violation of criminal law;

(d) the amount of a distribution in violation of law or the certificate of formation or the operating agreement of the limited liability company;

(e) the amount of a distribution in violation of law regarding distributions on winding-up of the limited liability company; or

(f) any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing.

A Mississippi limited liability company shall indemnify a member, manager, officer or other person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a member, manager, officer or agent of the limited liability company against reasonable expenses incurred by the member, manager, officer or agent in connection with the proceeding.

Each such indemnity may continue as to a person who has ceased to be a member, manager, officer or agent to whom indemnification is provided or required and may inure to the benefit of the heirs, beneficiaries and personal representatives of such person.

The Operating Agreement provides that the company will indemnify the member (including its affiliates) and each manager, officer or employee of the company from any damages incurred in connection with a threatened, pending or completed action, suit or proceeding by virtue of the person’s status as a member (or member affiliate), manager, officer or employee of the company or with respect to any action or omission made by such person in connection with such status. A member (or member affiliate) will not be entitled to indemnification, however, for liabilities or losses resulting from its bad faith, willful misconduct or fraud. The Operating Agreement further provides that a manager, officer or employee of the company will only be entitled to indemnification so long as such person (i) acted in good faith, (ii) acted in a manner such person reasonably believed to be in or not opposed to the best interests of the company, (iii) did not believe to be in violation of the terms of the company’s Operating Agreement and (iv) with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Damages suffered by a person entitled to indemnification under the company’s Operating Agreement will be paid by the company from time to time, as incurred and in advance of the final disposition of such matter, so long as such person provides an undertaking to repay such amount if (and to the extent) it is ultimately determined by the company’s Board that such person is not entitled to indemnification.

Barden Colorado Gaming, LLC

Majestic Colorado, LLC is organized under the laws of the State of Colorado. Section 7-80-104(1)(k) of the Colorado Limited Liability Company Act permits a limited liability company to indemnify a member or manager or former member or manager of the limited liability company as provided in Section 7-80-407. Under Section 7-80-407, a limited liability company shall reimburse a person who is or was a member or manager for payments made, and indemnify a person who is or was a member or manager for liabilities incurred by the person, in the ordinary course of the business of the limited liability company or for the preservation of its business or property if such payments were made or liabilities incurred without violation of the person’s duties to the limited liability company.

The Operating Agreement provides that the company will indemnify the member (including its affiliates) and each manager, officer or employee of the company from any damages incurred in connection with a threatened, pending or completed action, suit or proceeding by virtue of the person’s status as a member (or member affiliate), manager, officer or employee of the company or with respect to any action or omission made by such person in connection with such status. A member (or member affiliate) will not be entitled to indemnification, however, for liabilities or losses resulting from its bad faith, willful misconduct or fraud. The Operating Agreement further provides that a manager, officer or employee of the company will only be entitled to indemnification so long as such person (i) acted in good faith, (ii) acted in a manner such person reasonably believed to be in or not opposed to the best interests of the company, (iii) did not believe to be in violation of the terms of the company’s Operating Agreement and (iv) with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Damages suffered by a person entitled to indemnification under the company’s Operating Agreement will be paid by the company from time to time, as incurred and in advance of the final disposition of such matter, so long as such person provides an undertaking to repay such amount if (and to the extent) it is ultimately determined by the company’s Board that such person is not entitled to indemnification.

Item 21.	Exhibits and Financial Statement Schedules

(a) The following exhibits are filed with this registration statement:

EXHIBIT NO.	DESCRIPTION OF EXHIBITS

2.1*	Second Amended Joint Plan of Reorganization, approved by the United States Bankruptcy Court for the District of Delaware on March 10, 2011 (Schedules omitted. The Registrant hereby agrees to provide the omitted schedules to the Plan supplementally to the Securities and Exchange Commission upon request.)

3.1*	Amended and Restated Articles of Organization of The Majestic Star Casino, LLC

3.2*	Fifth Amended and Restated Limited Liability Company Agreement of The Majestic Star Casino, LLC, effective as of December 1, 2011

3.3*	Certificate of Formation of Majestic Holdco, LLC

3.4*	Second Amended and Restated Limited Liability Company Agreement of Majestic Holdco, LLC, dated as of December 1, 2011

3.5*	Certificate of Formation of The Majestic Star Casino II, LLC

3.6*	Amended and Restated Limited Liability Company Agreement of The Majestic Star Casino II, LLC, effective as of December 1, 2011

3.7*	Certificate of Formation of Barden Mississippi Gaming, LLC, as amended

3.8*	Second Amended and Restated Limited Liability Company Agreement of Barden Mississippi Gaming, LLC, effective as of December 1, 2011

3.9*	Amended and Restated Articles of Organization of Barden Colorado Gaming, LLC, as amended

3.10*	Amended and Restated Limited Liability Company Agreement of Barden Colorado Gaming, LLC, effective as of December 1, 2011

4.1*	Indenture, dated as of December 1, 2011, by and among The Majestic Star Casino, LLC and the guarantors specified therein, and Wilmington Trust, National Association, as trustee and collateral agent

4.2*	Form of 12 1/2% / 14 1/2% Second Lien Senior Secured Notes due 2016

4.3*	Intercreditor and Lien Subordination Agreement, dated as of December 1, 2011, by and among The Majestic Star Casino, LLC, Wilmington Trust, National Association, as trustee for the 12 1/2% / 14 1/2% Second Lien Senior Secured Notes due 2016, and Wells Fargo Capital Finance, Inc., as agent for the lenders under the Amended and Restated Loan and Security Agreement.

5.1*	Opinion of Honigman Miller Schwartz and Cohn LLP

5.2*	Opinion of Ice Miller

5.3*	Opinion of Jones, Walker, Waechter, Poitevent, Carrère & Denègre L.L.P.

5.4*	Opinion of Robinson Waters & O’Dorisio, P.C.

10.1*	Amended and Restated Loan and Security Agreement, dated as of December 1, 2011, by and among The Majestic Star Casino, LLC, certain guarantors signatory thereto, the lenders signatories thereto and Wells Fargo Capital Finance, Inc., as the arranger and administrative agent

10.2*	Development Agreement, dated March 26, 1996, by and between the Company and the City of Gary, Indiana

10.3*	Amendment Number One to Development Agreement, dated October 19, 2005, by and among the Company, Trump Indiana, Inc. and the City of Gary, Indiana

10.4*/**	The Majestic Star Casino, LLC 2011 Key Employee Incentive Plan

10.5 */**	Employment Agreement, dated June 4, 2010, by and between The Majestic Star Casino, LLC and Michael Darley

10.6 */**	Employment Agreement, dated November 29, 2011, by and between The Majestic Star Casino, LLC and Michael Darley

10.7 */**	Employment Agreement, dated June 4, 2010, by and between The Majestic Star Casino, LLC and Jon Bennett

10.8 */**	Employment Agreement, dated December 19, 2011, by and between The Majestic Star Casino, LLC and Jon Bennett

10.9 */**	Summary of Non-Employee Director Compensation Program

10.10*	Liquidating Trust Agreement, dated November 30, 2011, by and among The Majestic Star Casino, LLC, The Majestic Star Casino II, LLC, Majestic Holdco, LLC and John C. Wheeler, as the liquidating trustee

12*	Computation of Ratio of Earnings to Fixed Charges

21*	List of Subsidiaries

23.1*	Consent of Ernst and Young LLP

23.2*	Consent of Honigman Miller Schwartz and Cohn LLP (contained in their opinion filed as Exhibit 5.1)

23.3*	Consent of Ice Miller (contained in their opinion filed as Exhibit 5.2)

23.4*	Consent of Jones, Walker, Waechter, Poitevent, Carrère & Denègre L.L.P. (contained in their opinion filed as Exhibit 5.3)

23.5*	Consent of Robinson Waters & O’Dorisio, P.C. (contained in their opinion filed as Exhibit 5.4)

24*	Power of Attorney (included on signature page)

25*	Statement of Eligibility of Wilmington Trust, National Association, as trustee, on Form T-1

99*	Form of Letter of Transmittal

*	Filed herewith
**	Identifies current management contracts or compensatory plans or arrangements.

(b) Financial Statement Schedules

All schedules have been omitted because they are not applicable or not required or the required information is included in the financial statements or notes thereto, which are incorporated herein by reference.

Item 22.	Undertakings

(a) Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Each of the undersigned hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) Each of the undersigned hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on this 23rd day of December, 2011.

THE MAJESTIC STAR CASINO, LLC.

By:	/s/ JON S. BENNETT
Name:	Jon S. Bennett
Title:	Senior Vice President, Chief Financial Officer and Treasurer

Each person whose signature appears below appoints Jon S. Bennett and Cara Brown, as his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all additional registration statements (including amendments thereto) pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorney-in fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on December 23, 2011.

Signature	Title

/s/ MICHAEL DARLEY Michael Darley	Executive Vice President and Chief Operating Officer (principal executive officer)

/s/ JON S. BENNETT Jon S. Bennett	Senior Vice President, Chief Financial Officer and Treasurer (principal financial and accounting officer)

/s/ PATRICK J. HALLORAN Patrick J. Halloran	Manager

/s/ JOSEPH M. DEIGNAN Joseph M. Deignan	Manager

/s/ JOHN W. RISNER John W. Risner	Manager

/s/ CEZAR FROELICH Cezar Froelich	Manager

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on this 23rd day of December, 2011.

MAJESTIC HOLDCO, LLC.

By:	/s/ JON S. BENNETT
Name:	Jon S. Bennett
Title:	Senior Vice President, Chief Financial Officer and Treasurer

Each person whose signature appears below appoints Jon S. Bennett and Cara Brown, as his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all additional registration statements (including amendments thereto) pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorney-in fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on December 23, 2011.

Signature	Title

/s/ MICHAEL DARLEY Michael Darley	Executive Vice President and Chief Operating Officer, The Majestic Star Casino, LLC (principal executive officer)

/s/ JON S. BENNETT Jon S. Bennett	Senior Vice President, Chief Financial Officer and Treasurer (principal financial and accounting officer)

/s/ PATRICK J. HALLORAN Patrick J. Halloran	Manager

/s/ JOSEPH M. DEIGNAN Joseph M. Deignan	Manager

/s/ JOHN W. RISNER John W. Risner	Manager

/s/ CEZAR FROELICH Cezar Froelich	Manager

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on this 23rd day of December, 2011.

BARDEN MISSISSIPPI GAMING, LLC.

By:	/s/ JON S. BENNETT
Name:	Jon S. Bennett
Title:	Senior Vice President, Chief Financial Officer and Treasurer

Each person whose signature appears below appoints Jon S. Bennett and Cara Brown, as his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all additional registration statements (including amendments thereto) pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorney-in fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on December 23, 2011.

Signature	Title

/s/ MICHAEL DARLEY Michael Darley	Executive Vice President and Chief Operating Officer (principal executive officer)

/s/ JON S. BENNETT Jon S. Bennett	Senior Vice President, Chief Financial Officer and Treasurer (principal financial and accounting officer)

/s/ PATRICK J. HALLORAN Patrick J. Halloran	Manager

/s/ JOSEPH M. DEIGNAN Joseph M. Deignan	Manager

/s/ JOHN W. RISNER John W. Risner	Manager

/s/ CEZAR FROELICH Cezar Froelich	Manager

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on this 23rd day of December, 2011.

BARDEN COLORADO GAMING, LLC.

By:	/s/ JON S. BENNETT
Name:	Jon S. Bennett
Title:	Senior Vice President, Chief Financial Officer and Treasurer

Each person whose signature appears below appoints Jon S. Bennett and Cara Brown, as his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all additional registration statements (including amendments thereto) pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorney-in fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on December 23, 2011.

Signature	Title

/s/ MICHAEL DARLEY Michael Darley	Executive Vice President and Chief Operating Officer (principal executive officer)

/s/ JON S. BENNETT Jon S. Bennett	Senior Vice President, Chief Financial Officer and Treasurer (principal financial and accounting officer)

/s/ PATRICK J. HALLORAN Patrick J. Halloran	Manager

/s/ JOSEPH M. DEIGNAN Joseph M. Deignan	Manager

/s/ JOHN W. RISNER John W. Risner	Manager

/s/ CEZAR FROELICH Cezar Froelich	Manager

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on this 23rd day of December, 2011.

THE MAJESTIC STAR CASINO II, LLC

By:	/s/ JON S. BENNETT
Name:	Jon S. Bennett
Title:	Senior Vice President, Chief Financial Officer and Treasurer

Each person whose signature appears below appoints Jon S. Bennett and Cara Brown, as his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all additional registration statements (including amendments thereto) pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorney-in fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on December 23, 2011.

Signature	Title

/s/ MICHAEL DARLEY Michael Darley	Executive Vice President and Chief Operating Officer (principal executive officer)

/s/ JON S. BENNETT Jon S. Bennett	Senior Vice President, Chief Financial Officer and Treasurer (principal financial and accounting officer)

/s/ PATRICK J. HALLORAN Patrick J. Halloran	Manager

/s/ JOSEPH M. DEIGNAN Joseph M. Deignan	Manager

/s/ JOHN W. RISNER John W. Risner	Manager

/s/ CEZAR FROELICH Cezar Froelich	Manager

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBITS

2.1*	Second Amended Joint Plan of Reorganization, approved by the United States Bankruptcy Court for the District of Delaware on March 10, 2011 (Schedules omitted. The Registrant hereby agrees to provide the omitted schedules to the Plan supplementally to the Securities and Exchange Commission upon request.)

3.1*	Amended and Restated Articles of Organization of The Majestic Star Casino, LLC

3.2*	Fifth Amended and Restated Limited Liability Company Agreement of The Majestic Star Casino, LLC, effective as of December 1, 2011

3.3*	Certificate of Formation of Majestic Holdco, LLC

3.4*	Second Amended and Restated Limited Liability Company Agreement of Majestic Holdco, LLC, dated as of December 1, 2011

3.5*	Certificate of Formation of The Majestic Star Casino II, LLC

3.6*	Amended and Restated Limited Liability Company Agreement of The Majestic Star Casino II, LLC, effective as of December 1, 2011

3.7*	Certificate of Formation of Barden Mississippi Gaming, LLC, as amended

3.8*	Second Amended and Restated Limited Liability Company Agreement of Barden Mississippi Gaming, LLC, effective as of December 1, 2011

3.9*	Amended and Restated Articles of Organization of Barden Colorado Gaming, LLC, as amended

3.10*	Amended and Restated Limited Liability Company Agreement of Barden Colorado Gaming, LLC, effective as of December 1, 2011

4.1*	Indenture, dated as of December 1, 2011, by and among The Majestic Star Casino, LLC and the guarantors specified therein, and Wilmington Trust, National Association, as trustee and collateral agent

4.2*	Form of 12 1/2% / 14 1/2% Second Lien Senior Secured Notes due 2016

4.3*	Intercreditor and Lien Subordination Agreement, dated as of December 1, 2011, by and among The Majestic Star Casino, LLC, Wilmington Trust, National Association, as trustee for the 12 1/2% / 14 1/2% Second Lien Senior Secured Notes due 2016, and Wells Fargo Capital Finance, Inc., as agent for the lenders under the Amended and Restated Loan and Security Agreement.

5.1*	Opinion of Honigman Miller Schwartz and Cohn LLP

5.2*	Opinion of Ice Miller

5.3*	Opinion of Jones, Walker, Waechter, Poitevent, Carrère & Denègre L.L.P.

5.4*	Opinion of Robinson Waters & O’Dorisio, P.C.

10.1*	Amended and Restated Loan and Security Agreement, dated as of December 1, 2011, by and among The Majestic Star Casino, LLC, certain guarantors signatory thereto, the lenders signatories thereto and Wells Fargo Capital Finance, Inc., as the arranger and administrative agent

10.2*	Development Agreement, dated March 26, 1996, by and between the Company and the City of Gary, Indiana

10.3*	Amendment Number One to Development Agreement, dated October 19, 2005, by and among the Company, Trump Indiana, Inc. and the City of Gary, Indiana

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10.4*/**	The Majestic Star Casino, LLC 2011 Key Employee Incentive Plan

10.5*/**	Employment Agreement, dated June 4, 2010, by and between The Majestic Star Casino, LLC and Michael Darley

10.6*/**	Employment Agreement, dated November 29, 2011, by and between The Majestic Star Casino, LLC and Michael Darley

10.7*/**	Employment Agreement, dated June 4, 2010, by and between The Majestic Star Casino, LLC and Jon Bennett

10.8*/**	Employment Agreement, dated December 19, 2011, by and between The Majestic Star Casino, LLC and Jon Bennett

10.9*/**	Summary of Non-Employee Director Compensation Program

10.10*	Liquidating Trust Agreement, dated November 30, 2011, by and among The Majestic Star Casino, LLC, The Majestic Star Casino II, LLC, Majestic Holdco, LLC and John C. Wheeler, as the liquidating trustee

12*	Computation of Ratio of Earnings to Fixed Charges

21*	List of Subsidiaries

23.1*	Consent of Ernst and Young LLP

23.2*	Consent of Honigman Miller Schwartz and Cohn LLP (contained in their opinion filed as Exhibit 5.1)

23.3*	Consent of Ice Miller (contained in their opinion filed as Exhibit 5.2)

23.4*	Consent of Jones, Walker, Waechter, Poitevent, Carrère & Denègre L.L.P. (contained in their opinion filed as Exhibit 5.3)

23.5*	Consent of Robinson Waters & O’Dorisio, P.C. (contained in their opinion filed as Exhibit 5.4)

24*	Power of Attorney (included on signature page)

25*	Statement of Eligibility of Wilmington Trust, National Association, as trustee, on Form T-1

99*	Form of Letter of Transmittal

*	Filed herewith
**	Identifies current management contracts or compensatory plans or arrangements.

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